Filed Pursuant to Rule 424(B)(5)
Registration Statement No. 333-105077
Prospectus Supplement to Prospectus dated April 17, 2007
Capital Auto Receivables Asset Trust 2007-2
Issuing Entity
$2,549,364,000 Asset Backed Notes, Class A
Capital Auto Receivables LLC
Depositor
GMAC LLC
Sponsor and Servicer
You should consider carefully the risk factors beginning on page S-7 in this prospectus supplement and on page 2 in the prospectus.
The notes represent obligations of the issuing entity only. The notes do not represent obligations of or interests in, and are not guaranteed by, Capital Auto Receivables LLC, GMAC LLC or any of their affiliates.
This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.
The issuing entity is offering the following classes of notes by this prospectus supplement and the prospectus:

	Class A-PT	Class A-2 Notes		Class A-3	Class A-4 Notes
	Notes	A-2a Notes	A-2b Notes	Notes	A-4a Notes	A-4b Notes

Principal Balance	$1,500,000,000	$100,000,000	$340,000,000	$380,000,000	$169,364,000	$60,000,000

Interest Rate	One-Month LIBOR +0.28%	5.31%	One-Month LIBOR +0.23%	One-Month LIBOR +0.30%	5.39%	One-Month LIBOR +0.40%

Initial Distribution Date	September 17, 2007	September 17, 2007	September 17, 2007	September 17, 2007	September 17, 2007	September 17, 2007

Final Scheduled Distribution Date	February 18, 2014	March 15, 2010	March 15, 2010	July 15, 2011	February 18, 2014	February 18, 2014

Distribution Frequency	Monthly	Monthly	Monthly	Monthly	Monthly	Monthly

Price to Public	100.000000%	99.998374%	100.000000%	100.000000%	99.974855%	100.000000%

Underwriting Discount	0.150%	0.125%	0.125%	0.175%	0.250%	0.250%

Proceeds to Depositor	99.850000%	99.873374%	99.875000%	99.825000%	99.724855%	99.750000%

The Class A-2a Notes and the Class A-4a Notes are fixed rate notes. All other offered notes are floating rate notes.
The aggregate principal amount of the securities being offered under this prospectus supplement is $2,549,364,000.
Credit Enhancement and Liquidity

•	Reserve account, with an initial deposit of $15,023,092.21.
•	Overcollateralization in the amount of $7,512,442.41.
•	Class B Asset Backed Notes, with a principal balance of $97,650,000. The Class B Notes are not being offered under this prospectus supplement.
•	Class C Asset Backed Notes, with a principal balance of $45,069,000. The Class C Notes are not being offered under this prospectus supplement.
•	Class D Asset Backed Notes, with a principal balance of $15,023,000. The Class D Notes are not being offered under this prospectus supplement.
•	The Class D Notes are subordinated to the Class A Notes, the Class B Notes and the Class C Notes.
•	The Class C Notes are subordinated to the Class A Notes and the Class B Notes.
•	The Class B Notes are subordinated to the Class A Notes.
•	The issuing entity will enter into an interest rate swap with respect to each class or tranche of floating rate notes, with Citibank, N.A. as the swap counterparty.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Underwriters for the Class A-PT Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes:

Calyon Securities (USA)	Citi	HSBC	JPMorgan
BMO Capital Markets

CIBC World Markets

Comerica Securities

Lloyds TSB Corporate Markets

RBC Capital Markets
The date of this prospectus supplement is August 15, 2007

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS
      We provide information to you about the notes in two separate documents:

•	the prospectus, which provides general information and terms of the notes, some of which may not apply to a particular series of notes, including your series, and

•	this prospectus supplement, which provides information regarding the pool of receivables held by the issuing entity and specifies the terms of your series of notes.
      You should rely only on the information provided in the accompanying prospectus, this prospectus supplement, and any pricing supplement hereto, including the information incorporated by reference in the accompanying prospectus and this prospectus supplement. We have not authorized anyone to provide you with other or different information. We are not offering the notes in any state where the offer is not permitted.
      You can find definitions of the capitalized terms used in this prospectus supplement in the “Glossary of Terms to Prospectus Supplement,” which appears at the end of this prospectus supplement and in the “Glossary of Terms to Prospectus,” which appears at the end of the accompanying prospectus.
      The term “GMAC,” when used in connection with GMAC LLC’s capacity as acquirer of the receivables, seller of the receivables to the depositor or servicer of the receivables, includes any successors or assigns of GMAC LLC in such capacity permitted pursuant to the transaction documents.

i

Prospectus Supplement

SUMMARY
      This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand the material terms of this offering of the notes, carefully read this entire document and the accompanying prospectus.
THE PARTIES
Sponsor
GMAC LLC, or “GMAC.”
Issuing Entity
Capital Auto Receivables Asset Trust 2007-2 will be the issuing entity of the notes and the certificates. In this prospectus supplement and in the accompanying prospectus, we also refer to the issuing entity as the “trust.”
Depositor
Capital Auto Receivables LLC will be the depositor to the issuing entity.
Servicers
GMAC will be the servicer and Semperian LLC will be the sub-servicer providing collection and administrative servicing for GMAC.
Indenture Trustee
The Bank of New York Trust Company, N.A.
Owner Trustee
Deutsche Bank Trust Company Delaware.
THE NOTES
The issuing entity will offer the classes of notes listed on the cover page of this prospectus supplement. The notes will be available for purchase in denominations of $1,000 and integral multiples thereof, and will be available in book-entry form only. We sometimes refer to these notes as the “offered notes.”
The final scheduled distribution dates of the offered notes are listed on the cover page of this prospectus supplement.
The issuing entity will also issue Class A-1a Notes with an initial principal balance of $250,000,000, Class A-1b Notes with an initial principal balance of $40,000,000, Class B Notes with an initial principal balance of $97,650,000, Class C Notes with an initial principal balance of $45,069,000 and Class D Notes with an initial principal balance of $15,023,000. The Class A-1a Notes will have a final scheduled distribution date of August 15, 2008. The Class A-1b Notes will have a final scheduled distribution date of August 15, 2008. The Class B Notes will have a final scheduled distribution date of February 18, 2014. The Class C Notes will have a final scheduled distribution date of February 18, 2014. The Class D Notes will have a final scheduled distribution date of February 18, 2014. The Class A-1 Notes, the Class B Notes, the Class C Notes and the Class D Notes are not being offered under this prospectus supplement. The Class A-1 Notes and the Class D Notes will be sold in one or more private placements and the Class B Notes and the Class C Notes will initially be retained by the depositor. The depositor will retain the right to sell all or a portion of those retained notes at any time.
Interest Payments

•	The interest rate for each class of notes will be a fixed rate, a floating rate or the combination of a fixed rate and a floating rate if that class has both a fixed rate tranche and a floating rate tranche. We refer in this prospectus supplement to notes that bear interest at a floating rate as “floating rate notes,” and to notes that bear interest at a fixed rate as “fixed rate notes.”

•	For each class or tranche of floating rate notes, if any, the issuing entity will enter into a corresponding interest rate swap.

•	Interest will accrue on the notes from and including the closing date.

•	The issuing entity will pay interest on the notes on the fifteenth day of each calendar month, or if that day is not a business day, the next business day, beginning on September 17, 2007. We refer to these dates as “distribution dates.”

•	The issuing entity will pay interest on the fixed rate notes, other than the Class A-1a Notes, on each distribution date based on a 360-day year consisting of twelve 30-day months. The issuing entity will pay interest on the Class A-1a Notes on each distribution date based on the actual days elapsed during the period for which interest is payable and a 360-day year.

•	The issuing entity will pay interest on the floating rate notes on each distribution date based on the actual days elapsed during the period for which interest is payable and a 360-day year.

•	Interest payments on all classes of the Class A Notes will have the same priority.

•	The payment of interest on the Class B Notes is subordinated to the payment of interest on, and in limited circumstances payments of principal of, the Class A Notes, the payment of interest on the Class C Notes is subordinated to the payment of interest on, and in limited circumstances payments of principal of, the Class A Notes and the Class B Notes, and the payment of interest on the Class D Notes is subordinated to the payment of interest on, and in limited circumstances payments of principal of, the Class A Notes, the Class B Notes and the Class C Notes, in each case to the extent described in “Priority of Distributions.” In general, no interest will be paid on the Class B Notes on any distribution date until all interest due and payable on the Class A Notes has been paid in full, no interest will be paid on the Class C Notes on any distribution date until all interest due and payable on the Class A Notes and the Class B Notes has been paid in full, and no interest will be paid on the Class D Notes on any distribution date until all interest due and payable on the Class A Notes, the Class B Notes and the Class C Notes has been paid in full.
Principal Payments

•	The issuing entity will pay principal on the notes monthly on each distribution date.

•	The issuing entity will make principal payments on the notes based on the amount of collections and defaults on the receivables during the prior month.

•	On each distribution date, except as described below under “Priority of Distributions—Acceleration,” the amounts available to make principal payments on the notes will be applied as follows:

(A)	a portion of such amounts, equal to the outstanding principal balance of the Class A-PT Notes divided by the outstanding principal balance of all the Class A Notes, will be applied to the Class A-PT Notes until the Class A-PT Notes are paid in full, and

(B)	the remainder of such amounts will be applied:

(1)	to the Class A-1 Notes, pro rata among the Class A-1a Notes and the Class A-1b Notes, until the Class A-1 Notes are paid in full,

(2)	to the Class A-2 Notes, pro rata among the Class A-2a Notes and the Class A-2b Notes, until the Class A-2 Notes are paid in full,

(3)	to the Class A-3 Notes, until the Class A-3 Notes are paid in full, and

(4)	to the Class A-4 Notes, pro rata among the Class A-4a Notes and the Class A-4b Notes, until the Class A-4 Notes are paid in full.

•	On each distribution date on and after the Class A Notes have been paid in full, the amounts, or the remaining amounts, available to make principal payments on the notes will be applied:

(1)	to the Class B Notes, until the Class B Notes are paid in full,

(2)	to the Class C Notes, until the Class C Notes are paid in full, and

(3)	to the Class D Notes, until the Class D Notes are paid in full.

•	The failure of the issuing entity to pay any class of notes in full on or before its final scheduled distribution date will constitute an event of default.
THE CERTIFICATES
On the closing date, the issuing entity will issue certificates. The certificates will be retained by the depositor and are not being offered under this prospectus supplement. The depositor will retain the right to sell all or a portion of the certificates at any time.
THE RECEIVABLES
Property of the Issuing Entity
The primary assets of the issuing entity will be a pool of fixed rate retail motor vehicle instalment sales contracts and direct purchase money loans used to finance the purchase of new and used cars and light trucks. We refer to the persons who financed their purchases with these contracts and loans as “obligors.” A portion of the contracts and loans sold to the issuing entity on the closing date were acquired or originated by GMAC or its subsidiaries under special incentive rate financing programs, and we refer to those contracts and loans as “subvented receivables.” We refer to the remaining contracts and loans that are not subvented receivables and are sold to the issuing entity on the closing date as “non-subvented receivables.” We use the term “receivables” to mean both subvented receivables and non-subvented receivables. Further, when we use the term “remaining payments” on receivables as of a specific date, we mean all anticipated payments that have not been received prior to that specified date.
The receivables in the issuing entity will be sold on the closing date by GMAC to the depositor, and then by the depositor to the issuing entity. The issuing entity will grant a security interest in the receivables and the other property of the issuing entity to the indenture trustee on behalf of the noteholders. GMAC or the depositor may be required to repurchase receivables from the issuing entity in specified circumstances, as detailed in the accompanying prospectus under “The Servicer— Servicing Procedures.”
The issuing entity’s property will, subject to other specific exceptions described in the prospectus, also include:

•	the remaining payments on the receivables as of a cutoff date of August 1, 2007 and monies received with respect to those remaining payments; we refer to that date as the “cutoff date,”

•	amounts held on deposit in trust accounts maintained for the issuing entity,

•	security interests in the vehicles financed by the receivables,

•	any recourse GMAC has against the dealers from which it purchased the receivables,

•	any proceeds from claims on insurance policies covering the financed vehicles,

•	the interest rate swaps and contingent assignment, if any, described below,

•	specified rights of the depositor under its purchase agreement with GMAC, and

•	all rights of the issuing entity under the related transfer agreement with the depositor.
Receivables Principal Balance
The initial aggregate discounted principal balance of the subvented receivables to be sold to the issuing entity on the closing date, which is the present value of all remaining payments as of the cutoff date, discounted for each receivable, at the greater of 9.30% per annum and the actual annual percentage rate of the receivable, is $2,582,710,319.45. The initial aggregate discounted principal balance of the non-subvented receivables to be sold to the issuing entity on the closing date, which is the present value of all remaining payments as of the cutoff date, discounted for each receivable, at the greater of 9.30% per annum and the actual annual percentage rate of the receivable, is $421,908,122.96. The combined initial aggregate discounted principal balance of all the receivables, as calculated for each type of receivable as set forth above, as of the cutoff date is $3,004,618,442.41. We refer to this initial balance as the “initial aggregate receivables principal balance.” We refer to the aggregate principal balance of all receivables, as calculated for each type of receivable as of any given time, as the “aggregate receivables principal balance.”
As of the cutoff date, the 9.30% discount rate was applied to a receivables balance of $2,928,180,983.06, which is approximately 87.4% of the aggregate amount financed of all receivables of the issuing entity.
Overcollateralization
The initial aggregate receivables principal balance will exceed the aggregate principal balance of the notes on the closing date by approximately 0.25% of the initial aggregate receivables principal balance. We use the term “overcollateralization target amount” to mean 0.25% of the initial aggregate receivables principal balance.
PRIORITY OF DISTRIBUTIONS
The issuing entity will distribute available funds in the following order of priority:

•	basic servicing fee payments to the servicer,

•	if the issuing entity issues floating rate notes, the net amount payable, if any, to the swap counterparty, other than any swap termination amounts,

•	interest on the Class A Notes and any swap termination amounts on interest rate swaps related to the Class A Notes, if any, pro rata,

•	principal on the notes in an amount equal to the excess, if any, of the aggregate principal balance of the Class A Notes over the aggregate receivables principal balance,

•	interest on the Class B Notes,

•	principal on the notes in an amount equal to the excess, if any, of the aggregate principal balance of the Class A Notes and the Class B Notes—reduced by the amount of principal allocated to the notes above—over the aggregate receivables principal balance,

•	interest on the Class C Notes,

•	principal on the notes in an amount equal to the excess, if any, of the aggregate principal balance of the Class A Notes, the Class B Notes and the Class C Notes—reduced by the amounts of principal allocated to the notes above—over the aggregate receivables principal balance,

•	interest on the Class D Notes,

•	principal on the notes in an amount equal to the excess, if any, of the aggregate principal balance of the notes—reduced by the amounts of principal allocated to the notes above—over the aggregate receivables principal balance,

•	deposits into the reserve account, until the amount in the reserve account equals the specified reserve account balance,

•	principal on the notes in an amount equal to the lesser of either the aggregate principal balance of the notes—reduced by the amounts of principal allocated to the notes above, and the excess, if any, of the aggregate principal balance of the notes—reduced by the amounts of principal allocated to the notes above—over an amount equal to the aggregate receivables principal balance minus the overcollateralization target amount, and

•	any remaining amounts, to the certificateholders.
Acceleration
If an event of default occurs and the notes are accelerated, until the time when all events of default have been cured or waived as provided in the indenture, the issuing entity will pay interest and principal first on the Class A Notes, pro rata among the Class A Notes. No interest or principal will be payable on the Class B Notes until all principal of and interest on the Class A Notes have been paid in full, no interest or principal will be payable on the Class C Notes until all principal of and interest on the Class A Notes and the Class B Notes have been paid in full, and no interest or principal will be payable on the Class D Notes until all principal of and interest on the Class A Notes, the Class B Notes and the Class C Notes have been paid in full.
RESERVE ACCOUNT
On the closing date, the depositor will deposit $15,023,092.21 in cash or eligible investments into the reserve account. Collections on the receivables, to the extent available for this purpose, will be added to the reserve account on each distribution date, until the amount in the reserve account equals the specified reserve account balance. See “The Transfer and Servicing Agreements—Reserve Account” in this prospectus supplement for additional information.
To the extent that funds from principal and interest collections on the receivables are not sufficient to pay the basic servicing fee and to pay the amounts that are prior to the deposits into the reserve account as described under “Priority of Distributions” above, the amount previously deposited in the reserve account provides an additional source of funds for those payments.
INTEREST RATE SWAPS
For each tranche of floating rate notes, if any, the issuing entity will enter into an interest rate swap with Citibank, N.A. as the “swap counterparty” with respect to each class or tranche of floating rate notes.
Under each interest rate swap, on the business day prior to each distribution date, the issuing entity will be obligated to pay the swap counterparty an amount based on the notional amount of the related class or tranche of notes and a fixed interest rate and the swap counterparty will be obligated to pay the issuing entity an amount based on the notional amount of the related class or tranche of notes and a floating interest rate of One-Month LIBOR plus an applicable spread. For each swap, the notional amount will equal the outstanding principal balance of the related class or tranche of notes. See “The Transfer and Servicing Agreements—Interest Rate Swaps” in this prospectus supplement for additional information.
SERVICING FEES
The issuing entity will pay monthly to the servicer (i) a basic servicing fee equal to 1% per annum as compensation for servicing the receivables and (ii) a supplemental servicing fee equal to any late fees, prepayment charges and other administrative fees and expenses collected during the month and investment earnings on the trust accounts.
REDEMPTION OF THE NOTES
When the aggregate receivables principal balance declines to 2% or less of the initial aggregate receivables principal balance, the servicer may purchase all of the remaining receivables. If the servicer purchases the receivables, the outstanding notes will be redeemed at a price equal to their remaining principal balance, plus accrued and unpaid interest thereon.
TAX STATUS
Kirkland & Ellis LLP, special tax counsel, has delivered its opinion that:

•	the offered notes will be characterized as indebtedness for federal income tax purposes, and

•	the issuing entity will not be taxable as an association or publicly traded partnership taxable as a corporation.
Each noteholder, by accepting an offered note, will agree to treat the offered notes as indebtedness for federal, state and local income and franchise tax purposes.
ERISA CONSIDERATIONS
Subject to the restrictions and considerations discussed under “ERISA Considerations” in this prospectus supplement and in the prospectus, the offered notes may be purchased by or for the account of (i) an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to the provisions of Title I of ERISA, (ii) a “plan” as described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended or (iii) any entity whose underlying assets include “plan assets” by reason of an employee benefit plan’s or a plan’s investment in the entity. We suggest that any of the foregoing types of entities consult with counsel before purchasing the offered notes. See “ERISA Considerations” in this prospectus supplement and the prospectus for additional information.
RATINGS
We will not issue the notes offered by this prospectus supplement and the prospectus unless:

•	the Class A Notes offered hereby are rated in the highest rating category for long-term (i.e., “AAA”) obligations by at least one nationally recognized rating agency.
RISK FACTORS
Before making an investment decision, you should consider carefully the factors that are set forth in “Risk Factors” beginning on page S-7 of this prospectus supplement and page 2 of the prospectus.

RISK FACTORS
      In addition to the risk factors beginning on page 2 of the prospectus, you should consider the following risk factors in deciding whether to purchase the offered notes.

The Class A Notes are Subject to Risk Because Payments on the Class A Notes are Subordinated to Servicing Fees and Other Payments	The Class A Notes are subject to risk because payments of principal and interest on the Class A Notes are subordinated, as described below, to servicing fees and other payments.

Principal and interest payments on the Class A Notes on each distribution date will be subordinated to the basic servicing fee due to the servicer and all payments owing to the swap counterparty in relation to the interest rate swaps, other than termination payments. Termination payments, if any, owing to the swap counterparty on interest rate swaps related to the Class A Notes will be paid ratably with interest on the Class A Notes in proportion to their respective amounts.

This subordination could result in reduced or delayed payments of principal and interest on the Class A Notes.

Failure by the Swap Counterparty to Make Payments to the Issuing Entity and the Seniority of Payments Owed to the Swap Counterparty Could Reduce or Delay Payments on the Notes	As described further in the “The Transfer and Servicing Agreements—Interest Rate Swaps” in this prospectus supplement, if the issuing entity issues floating rate notes, the issuing entity will enter into a related interest rate swap because the receivables owned by the issuing entity bear interest at a fixed rate while the floating rate notes will bear interest at a floating rate based on One-Month LIBOR plus an applicable spread.

If the floating rate payable by the swap counterparty is substantially greater than the fixed rate payable by the issuing entity, the issuing entity will be more dependent on receiving payments from the swap counterparty in order to make payments on the notes. In addition, the obligations of the swap counterparty under the interest rate swap are unsecured. If the swap counterparty fails to pay the net amount due, you may experience delays or reductions in the interest and principal payments on your notes.

If the floating rate payable by the swap counterparty is less than the fixed rate payable by the issuing entity, the issuing entity will be obligated to make payments to the swap counterparty. The swap counterparty will have a claim on the assets of the issuing entity for the net amount due, if any, to the swap counterparty under the interest rate swap. Except in the case of termination payments, as discussed below, amounts owing to the swap counterparty will be senior to payments on the notes and the certificates. These payments to the swap counterparty could cause a shortage of funds available on any distribution date, in which case you may experience delays or reductions in interest and principal payments on your notes.

In addition, if the interest rate swap terminates as a result of a default by or circumstances with respect to the issuing entity, a termination payment may be due to the swap counterparty. The payment to the swap counterparty would be made by the issuing entity out of funds that would otherwise be available to make payments on the notes and would be paid from available funds, and termination payments on the interest rate swap would be equal in priority to payments of interest on the Class A Notes and senior to all other payments on the notes. The amount of the termination payment will be based on the market value of the interest rate swap at the time of termination. The termination payment could be substantial if market interest rates and other conditions have changed materially since the issuance of the notes and certificates. In that event, you may experience delays or reductions in interest and principal payments on your notes.

The issuing entity will make payments to the swap counterparty out of, and will include receipts from the swap counterparty in, its generally available funds—not solely from funds that are dedicated to the floating rate notes. Therefore, the impact would be to reduce the amounts available for distribution to holders of all securities, not just holders of floating rate notes.

Summary of Transaction Parties*

*	This chart provides only a simplified overview of the relationships among the key parties to the transaction. Refer to this prospectus supplement and the prospectus for a further description.

**	See “Summary—Priority of Distributions” for a description of the relative priorities of each class.

AFFILIATIONS AND RELATIONSHIPS AMONG TRANSACTION PARTIES
      The owner trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the trust or the indenture trustee. However, the owner trustee and one or more of its affiliates may, from time to time, engage in arm’s-length transactions with the depositor, the sponsor, the servicer, the indenture trustee or affiliates of any of them, that are distinct from its role as owner trustee, including transactions both related and unrelated to the securitization of retail motor vehicle instalment sale contracts. The owner trustee and its affiliates, during the past two years, have not engaged in any transactions that are material to this transaction with any of the depositor, the sponsor, the servicer, the trust or the indenture trustee that are outside of the ordinary course of business or that are other than at arm’s length.
      The indenture trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the trust or the owner trustee. However, the indenture trustee and one or more of its affiliates may, from time to time, engage in arm’s-length transactions with the depositor, the sponsor, the servicer, the owner trustee or affiliates of any of them, that are distinct from its role as indenture trustee, including transactions both related and unrelated to the securitization of retail vehicle instalment sale contracts. The indenture trustee and its affiliates, during the past two years, have not engaged in any transactions that are material to this transaction with any of the depositor, the sponsor, the servicer, the trust or the owner trustee that are outside of the ordinary course of business or that are other than at arm’s length.
      In addition, Citibank, N.A. will be the swap counterparty. Citibank, N.A. and Citigroup Global Markets Inc., an underwriter for the offered notes, are affiliates and have engaged in transactions with each other involving securitizations.
      Citigroup Global Markets Inc. and Citibank N.A. are affiliates of Citigroup Inc., which is one of the owners of FIM Holdings LLC, which holds 51% of the common limited liability company interests of GMAC. See “The Sponsor” in the accompanying prospectus.
      The sponsor, the servicer and the depositor are affiliates and also engage in transactions with each other involving securitizations, including public offerings and private placements of asset-backed securities as well as commercial paper conduit financing, of retail vehicle instalment sale contracts, including those described in this prospectus and others. Specifically, the depositor and GMAC have entered into an Intercompany Advance Agreement through which the depositor may borrow funds from GMAC to fund its general operating expenses and, for some securitization transactions in which the depositor acts as the depositor, to pay for a portion of the receivables, the reserve account initial deposit and transaction expenses. Under the Intercompany Advance Agreement, the loans bear a market rate of interest and have documented repayment terms.
      On the closing date, the trust is issuing certificates, not offered hereby. The depositor will initially retain the certificates, which represents the principal equity in the trust. Therefore, the trust is a direct subsidiary of the depositor and an indirect subsidiary of the sponsor and will be included in the consolidated financial statements of the sponsor. The depositor retains the right to sell all or a portion of the certificates at any time. Following any such sale to an unaffiliated third party, the trust may cease to be an affiliate of either the sponsor or the depositor. The trust has not engaged, and will not engage, in any material transactions with the sponsor or the depositor that are outside of the ordinary course of business or that are other than at arm’s length.

Summary of Monthly Deposits to and Withdrawals
From Accounts*

*	This chart provides only a simplified overview of the monthly flow of funds. Refer to this prospectus supplement and the prospectus for a further description.

THE TRUST
      The issuing entity, Capital Auto Receivables Asset Trust 2007-2 is a statutory trust formed under the laws of the State of Delaware with a fiscal year end of December 31. The trust will be established and operated pursuant to a trust agreement dated on or before the closing date of August 23, 2007, which is the date the trust will initially issue the notes and certificates.
      The trust will engage in only the following activities:

•	acquire, hold and manage the receivables and other assets of the trust,

•	issue securities,

•	make payments on the securities, and

•	take any action necessary to fulfill the role of the trust in connection with the notes and the certificates.
      The trust’s principal offices are in Wilmington, Delaware, in care of Deutsche Bank Trust Company Delaware, as owner trustee at the address listed in “The Owner Trustee” below.
Capitalization of the Trust
      The following table illustrates the capitalization of the trust as of August 1, 2007, the cutoff date, as if the issuance of the notes and the certificates had taken place on that date:

Class A-PT Asset Backed Notes	$1,500,000,000
Class A-1a Asset Backed Notes	$250,000,000
Class A-1b Asset Backed Notes	$40,000,000
Class A-2a Asset Backed Notes	$100,000,000
Class A-2b Asset Backed Notes	$340,000,000
Class A-3 Asset Backed Notes	$380,000,000
Class A-4a Asset Backed Notes	$169,364,000
Class A-4b Asset Backed Notes	$60,000,000
Class B Asset Backed Notes	$97,650,000
Class C Asset Backed Notes	$45,069,000
Class D Asset Backed Notes	$15,023,000
Asset Backed Certificates	$7,512,442

Total	$3,004,618,442

      The amount shown for the certificates is the initial level of overcollateralization. The holders of the certificates will be entitled to receive amounts representing the remaining overcollateralization after repayment of amounts owing on the notes. None of the Class A-1a Notes, the Class A-1b Notes, the Class B Notes, the Class C Notes, the Class D Notes or the certificates is being offered by this prospectus supplement or the prospectus. The Class B Notes, the Class C Notes and all of the certificates will initially be retained by the depositor. The depositor will retain the right to sell all or a portion of the Class B Notes, the Class C Notes and the certificates it has retained at any time.

The Owner Trustee
      Deutsche Bank Trust Company Delaware is the owner trustee under the trust agreement. Deutsche Bank Trust Company Delaware is a Delaware banking corporation and an affiliate of Deutsche Bank Trust Company Americas, a New York corporation, which provides support services on its behalf in this transaction. Its principal offices are located at 1011 Centre Road, Suite 200, Wilmington, Delaware 19805.
      Deutsche Bank Trust Company Delaware has acted as owner trustee on numerous asset-backed securities transactions (with Deutsche Bank Trust Company Americas providing administrative support), including acting as owner trustee on various auto loan and auto lease securitization transactions. While the structure of the transactions referred to in the preceding sentence may differ among these transactions, Deutsche Bank Trust Company Delaware, and Deutsche Bank Trust Company Americas on its behalf, is experienced in administering transactions of this kind.
THE SPONSOR
      GMAC is the sponsor of the transaction set forth in this prospectus supplement and in the accompanying prospectus.
      To the date of this prospectus supplement, GMAC has originated approximately 65 securitizations of retail vehicle instalment sale contracts, of which 40 were sold to the public under registered transactions and 25 were privately placed. Through those securitizations, GMAC has issued securities with an aggregate initial principal balance of approximately $113.2 billion. During a period from 2000 to 2004, GMAC’s securitizations consisted entirely of subvented receivables, while before and after that period, GMAC’s securitizations have consisted of a mixture of subvented and nonsubvented receivables. For lease assets, the number of securitizations is 15, of which two were sold to the public and 13 were privately placed, and the aggregate initial principal balance of issued securities is $20.4 billion. In addition to receivables arising from retail automobile instalment sale contracts and leases, GMAC also originates and securitizes the receivables arising from loans to dealers for the financing of dealer inventory. To date, it has originated 16 dealer floorplan securitizations of which 15 were sold to the public and one was privately placed. Through the dealer floorplan securitizations, GMAC has issued securities with an aggregate initial principal balance of approximately $51.3 billion. To date, none of the prior securitizations organized by GMAC have defaulted or experienced an early amortization or other triggering event.
      For further details with respect to GMAC’s prior retail vehicle instalment sale contract securitizations over the prior five years, see “Appendix A—Static Pool Data” in this prospectus supplement.
THE RECEIVABLES POOL
Criteria Applicable to the Selection of Receivables
      The pool of receivables to be sold to the trust was selected from GMAC’s portfolio based on several criteria, including that each receivable:

•	is secured by a new or used car or light truck,

•	is a Simple Interest Receivable,

•	was originated in the United States,

•	provides for level monthly payments that may vary from one another by no more than $5,

•	will amortize the Amount Financed over its original term to maturity,

•	was originated or acquired by GMAC or its subsidiaries in the ordinary course of business,

•	has a first payment due date on or after October 18, 2000,

•	was originated on or after September 18, 2000,

•	has an original term of 6 to 72 months,

•	has a remaining term of not less than 5 months,

•	as of the cutoff date, was not considered past due; that is, the payments due on that receivable in excess of $25 have been received within 30 days of the payment date, and

•	has an APR of not greater than 20.00%.
      The receivables in the pool of receivables on the closing date will be the same receivables that comprised the pool of receivables on the cutoff date.
      The pool of receivables was selected from GMAC’s portfolio of receivables that meet the criteria described above and other administrative criteria utilized by GMAC from time to time. We believe that no selection procedures adverse to the noteholders were utilized in selecting the pool of receivables.
      The following tables describe the pool of receivables as of the cutoff date.
      Each of the percentages and averages in the tables is computed on the basis of the Amount Financed of each receivable as of the cutoff date. The “Weighted Average Original Maturity” in the following table is based on weighting by original undiscounted principal balance of each receivable as of its date of origination. “Loan-to-Value Ratio” with respect to a receivable means the amount financed divided by the estimated vehicle value, multiplied by 100. The estimated vehicle value for a new vehicle is the dealer cost of the vehicle. The estimated vehicle value for a used vehicle is a quote received by GMAC from the dealer based on a market guide, such as the National Automobile Dealers Association or Kelley Bluebook, indicating the value of the vehicle and the source from which that value was determined. “Weighted Average Loan-to-Value Ratio” is based on a weighting by original undiscounted principal balance of each receivable as of its date of origination. A FICO score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. “Weighted Average FICO Score” is based on a weighting by original undiscounted principal balance of each receivable as of the cutoff date and excludes receivables with respect to which the obligor is a business account and receivables for which no FICO Score is available. Of the 18,558 FICO Scores excluded from the Weighted Average FICO Score, 15,808, or 85.18%, are business accounts and the remaining 2,750, or 14.82%, are accounts for which FICO Scores are unavailable. In the table “Distribution of the Receivables Pool by FICO Score,” those excluded accounts make up the “Business Accounts and Unavailable” category.

Composition of the Receivables Pool—(Total: New and Used)

Aggregate Amount Financed	$3,350,089,106.02
Number of Contracts in Pool	159,004
Average Amount Financed	$21,069.21
Weighted Average FICO Score	703.40
Weighted Average Loan-to-Value Ratio	104.28
Weighted Average Annual Percentage Rate of all Receivables in Pool	4.36%
Weighted Average Annual Percentage Rate of Non-Subvented Receivables in Pool	12.18%
Discount Rate Applied to Receivables in Pool with Annual Percentage Rates at or Below 9.30%	9.30%
Weighted Average Original Maturity	61.15 months
Weighted Average Remaining Maturity (Range)	52.13 months (5 to 72 months )
Percentage of Contracts with Original Terms of less than or equal to 60 Months	60.73%
Percentage of Contracts with Original Terms of greater than 60 Months	39.27%
Percentage of New Cars and Light Trucks in Pool	84.78%
Percentage of Used Cars and Light Trucks in Pool	15.22%
Percentage of Subvented Receivables in Pool	87.41%
Percentage of Non-Subvented Receivables in Pool	12.59%
Composition of the Receivables Pool—(New)

Aggregate Amount Financed	$2,840,050,161.15
Number of Contracts in Pool	122,398
Average Amount Financed	$23,203.40
Weighted Average FICO Score	702.84
Weighted Average Loan-to-Value Ratio	103.61
Weighted Average Annual Percentage Rate of all Receivables in Pool	3.84%
Weighted Average Annual Percentage Rate of Non-Subvented Receivables in Pool	11.80%
Discount Rate Applied to Receivables in Pool with Annual Percentage Rates at or Below 9.30%	9.30%
Weighted Average Original Maturity	61.75 months
Weighted Average Remaining Maturity (Range)	52.63 months (5 to 72 months )
Percentage of Contracts with Original Terms of less than or equal to 60 Months	54.72%
Percentage of Contracts with Original Terms of greater than 60 Months	45.28%
Percentage of Subvented Receivables in Pool	91.53%
Percentage of Non-Subvented Receivables in Pool	8.47%

Composition of the Receivables Pool—(Used)

Aggregate Amount Financed	$510,038,944.87
Number of Contracts in Pool	36,606
Average Amount Financed	$13,933.21
Weighted Average FICO Score	706.22
Weighted Average Loan-to-Value Ratio	108.04
Weighted Average Annual Percentage Rate of all Receivables in Pool	7.45%
Weighted Average Annual Percentage of Non- Subvented Receivables in Pool	12.81%
Discount Rate Applied to Receivables in Pool with Annual Percentage Rates at or Below 9.30%	9.30%
Weighted Average Original Maturity	57.82 months
Weighted Average Remaining Maturity (Range)	49.37 months (5 to 70 months )
Percentage of Contracts with Original Terms of less than or equal to 60 Months	94.22%
Percentage of Contracts with Original Terms of greater than 60 Months	5.78%
Percentage of Subvented Receivables in Pool	64.47%
Percentage of Non-Subvented Receivables in Pool	35.53%
Distribution of the Receivables Pool by Annual Percentage Rate—Aggregate

			Percentage of
Annual Percentage	Number of	Aggregate	Aggregate
Rate Range	Contracts	Amount Financed	Amount Financed

0.00% to 1.00%	55,007	$1,330,291,948.71	39.71%
1.01% to 2.00%	1,953	$33,580,507.42	1.00%
2.01% to 3.00%	9,764	$179,629,721.45	5.36%
3.01% to 4.00%	9,261	$182,577,832.64	5.45%
4.01% to 5.00%	15,770	$303,743,113.90	9.07%
5.01% to 6.00%	16,062	$326,912,303.02	9.76%
6.01% to 7.00%	10,269	$249,002,362.35	7.43%
7.01% to 8.00%	7,814	$206,337,323.52	6.16%
8.01% to 9.00%	5,087	$115,764,837.04	3.46%
9.01% to 10.00%	4,961	$81,838,916.92	2.44%
10.01% to 11.00%	4,979	$80,165,945.09	2.39%
11.01% to 12.00%	4,457	$70,181,802.24	2.09%
12.01% to 13.00%	3,850	$59,182,655.21	1.77%
13.01% to 14.00%	3,207	$49,221,516.59	1.47%
14.01% to 15.00%	2,512	$36,450,607.83	1.09%
15.01% to 16.00%	1,572	$19,780,097.93	0.59%
16.01% to 17.00%	778	$7,784,848.90	0.23%
17.01% to 18.00%	808	$9,056,730.62	0.27%
18.01% to 19.00%	496	$4,657,133.40	0.14%
19.01% to 20.00%	397	$3,928,901.24	0.12%

Total	159,004	$3,350,089,106.02	100.00%

Distribution of the Receivables Pool by State
      The pool of receivables includes receivables originated in 50 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounts for more than 4.32% of the Aggregate Amount Financed. Management believes that there are no factors unique to any state or region in which 10% or more of the receivables are located that may materially impact the trust’s ability to pay principal and interest on the notes. The following breakdown by state is based on the billing addresses of the obligors on the receivables:

Percentage of
Aggregate
State	Amount Financed

California	11.09%
Texas	10.65%
Florida	6.11%
Illinois	4.70%
Michigan	4.51%
Distribution of the Receivables Pool by Loan-to-Value Ratio

			Average
	Number of	Average Amount	Estimated	Percentage of
Loan-to-Value Ratio	Contracts	Financed	Vehicle Value	Contracts

Less than 80	24,644	$17,600.54	$28,905.36	15.51%
80-90	17,980	$23,229.47	$27,187.83	11.31%
91-100	26,687	$25,449.53	$26,534.86	16.78%
101-110	36,175	$27,894.24	$26,436.92	22.75%
111-120	26,357	$28,550.30	$24,838.25	16.58%
121-130	14,647	$28,219.13	$22,603.67	9.21%
131-140	7,048	$27,678.92	$20,538.76	4.43%
141-150	3,283	$26,116.73	$18,045.51	2.06%
Greater than 150	2,183	$23,805.55	$14,672.88	1.37%

Total	159,004			100.00%

Distribution of the Receivables Pool by FICO Score

			Percentage of
	Number of	Aggregate Amount	Aggregate
FICO Band	Contracts	Financed	Amount Financed

Business Accounts and Unavailable	18,558	$446,741,929.65	13.34%
Less than 600	12,324	$248,534,067.36	7.42%
600-625	11,018	$229,269,874.78	6.84%
626-650	14,892	$325,047,011.47	9.70%
651-675	16,419	$356,925,692.84	10.65%
676-700	15,333	$332,885,585.90	9.94%
701-725	13,773	$292,669,648.73	8.74%
726-750	11,679	$243,052,435.68	7.26%
751-775	10,417	$215,569,377.65	6.43%
776-800	11,270	$226,242,215.23	6.75%
801-825	13,166	$249,991,384.98	7.46%
826-850	8,231	$148,714,936.86	4.44%
851-875	1,777	$31,828,912.01	0.95%
876-900	147	$2,616,032.88	0.08%

Total	159,004	$3,350,089,106.02	100.00%

THE SERVICER
Delinquencies, Repossessions, Bankruptcies and Net Losses
      For GMAC’s entire U.S. portfolio of new and used retail car and light truck receivables, including receivables sold by GMAC that it continues to service, the table on the following page shows GMAC’s experience for both new and used retail car and light truck receivables on a combined basis for:

•	delinquencies,

•	repossessions,

•	bankruptcies, and

•	net losses.
      Fluctuations in delinquencies, repossessions, bankruptcies and losses generally follow trends in the overall economic environment and may be affected by such factors as:

•	competition for obligors,

•	the supply and demand for both new and used cars and light trucks,

•	consumer debt burden per household, and

•	personal bankruptcies.
      Credit fundamentals in GMAC’s consumer automotive portfolio have deteriorated in recent quarters, with delinquencies in the North American portfolio increasing as compared to 2006. The increase in delinquency trends is the result of the shrinking and aging of the portfolio due to an increase in whole-loan sales activity as compared to the prior year.

      There can be no assurance that the delinquency, repossession, bankruptcy and net loss experience on the receivables will be comparable to that set forth below or that the factors or beliefs described above will remain applicable.

	Six Months
	Ended June 30,		Year Ended December 31,

New and Used Car and Light Truck Contracts	2007	2006	2006	2005	2004

Retail Contracts Outstanding at End of the Period (excluding bankruptcies) (in thousands)
New Vehicles	3,199	3,411	3,334	3,554	4,025
Used Vehicles	710	780	716	829	932
Total	3,909	4,191	4,050	4,383	4,957
Average Daily Delinquency
31-60 Days	2.06%	1.90%	2.02%	1.90%	1.88%
61-90 Days	0.17%	0.15%	0.18%	0.18%	0.20%
91 Days or More	0.01%	0.01%	0.01%	0.02%	0.02%
Repossessions as a Percent of Average Number of Contracts Outstanding	1.69%	1.86%	1.88%	1.77%	1.80%
Net Losses as a Percent of Liquidations	1.33%	1.35%	1.44%	1.30%	1.46%
Net Losses as a Percent of Average Gross Receivables	0.69%	0.71%	0.74%	0.68%	0.76%
Net Losses as a Percent of Average Net Receivables	0.72%	0.79%	0.85%	0.83%	0.91%
Total Retail Contracts Outstanding at End of the Period (including bankruptcies) (in thousands)	3,972	4,276	4,122	4,490	5,043
Bankruptcies as a Percent of Average Number of Contracts Outstanding (including bankruptcies)	1.65%	2.16%	1.98%	1.97%	1.59%
      Subvented receivables enhance portfolio credit quality by attracting obligors with better credit ratings who typically have more favorable financing or cash purchase options than non-subvented rates would have offered. The addition of those obligors enhances overall pool credit quality. For information on GMAC’s past subvented and non-subvented pools, see “Appendix A—Static Pool Data” in this prospectus supplement.
      The servicer’s current practice is generally to write off receivables, other than those with respect to which the related obligor is in bankruptcy, at the point amounts are deemed to be uncollectible, which usually for the servicer is at the point of repossession. The servicer will normally begin repossession activity once the receivable becomes 90 days past due. The “Average Daily Delinquency” percentages shown in the preceding table are each calculated on the basis of the average number of receivables delinquent at any time during a month (excluding receivables where the related obligor is in bankruptcy), divided by the number of receivables outstanding at the end of that month, and averaged for all months in the indicated period. The “Net Losses as a Percent of Liquidations” and the “Net Losses as a Percent of Average Gross Receivables” percentages in the preceding table are based on the gross balance of the receivables, which includes unearned finance charges. Liquidations represent all reductions to the receivables based on cash receipts from all sources as well as charge-offs. The “Net Losses as a Percent of Average Net Receivables” percentages in the preceding table are based on the net balance of the receivables, which is the gross balance of the receivables less unearned finance charges and unearned rate support. Unearned finance charges for a receivable are the portion of the remaining payments on that receivable that are attributed to interest at the stated rate. Unearned rate support applies to subvented receivables only and is the unamortized portion of the discount at which GMAC purchases the receivable from the originating dealer. The “Bankruptcies as a Percent of Average Number of Contracts Outstanding” percentages in the preceding table represent the number of bankruptcies on the last day of each month and averaged for the indicated period divided by the number of receivables outstanding on the last day of each month and averaged for the indicated period.
      The “Repossessions as a Percent of Average Number of Contracts Outstanding,” “Net Losses as a Percent of Average Gross Receivables” and “Net Losses as a Percent of Average Net Receivables” for the six months ended June 30, 2006 and 2007 are reported as annualized rates, which may not reflect the actual annual results.
STATIC POOL INFORMATION
      Information regarding all publicly offered and selected privately offered securitized pools originated within the preceding five years is included in Appendix A of this prospectus supplement.
WEIGHTED AVERAGE LIFE OF THE NOTES
      Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement to present the projected weighted average life of each class of notes, the Absolute Prepayment Model, or “ABS,” assumes a rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are uniform as to size and maturity and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables assumed to originally contain 10,000 uniform receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the receivables owned by the trust.
      As the rate of payment of principal of each class of notes will depend on the rate of payment, including prepayments, of the principal balance of the receivables, final payment of each class of notes could occur significantly earlier than the Final Scheduled Distribution Date for that class of notes. Reinvestment risk associated with early payment of the notes will be borne exclusively by the noteholders.
      The tables under the heading “—Percent of Initial Note Principal Balance Outstanding at Various ABS Percentages” have been prepared on the basis of indicated ABS percentages. The indicated ABS percentages have been applied to the hypothetical pool of receivables consisting of a hypothetical pool of discounted receivables and a hypothetical pool of non-discounted receivables.
      The “hypothetical pool of discounted receivables” is a pool of uniform receivables with aggregate remaining payments in each month, measured as of the cutoff date, equal to those of the subvented and non-subvented receivables owned by the trust on the closing date with annual percentage rates of the receivables less than 9.30%. The table under the heading “—Schedule of Anticipated Payments by Month” sets forth the anticipated payments in each month, measured as of the cutoff date, on the subvented and non-subvented receivables to be owned by the trust on the closing date with annual percentage rates of the receivables less than 9.30%. The initial aggregate present value of these remaining payments, using a discount rate of 9.30% per annum to discount the receivables, is equal to $2,582,710,319.45.
      The “hypothetical pool of non-discounted receivables” is a pool of receivables that have been further disaggregated into twelve smaller hypothetical pools having the characteristics set forth in the table below. The level scheduled monthly payment for each of the hypothetical pools is based on aggregate principal balance, annual percentage rate and remaining term to maturity as of the cutoff date such that each hypothetical pool set forth below will be fully amortized by the end of its remaining term to maturity.

		Annual	Weighted Average
	Aggregate	Percentage	Remaining Term to	Weighted Average
Replines	Principal Balance	Rate	Maturity (in Months)	Age (in Months)

1	$196,580.47	11.991%	6	54
2	$3,264,669.63	12.731%	10	48
3	$6,872,045.98	12.425%	16	40
4	$10,521,706,89	12.740%	22	33
5	$18,654,103.60	12.294%	28	24
6	$21,796,799.59	12.621%	33	23
7	$34,716,210.73	12.499%	40	18
8	$39,941,042.16	12.674%	45	16
9	$99,869,731.41	12.068%	53	8
10	$60,994,628.77	12.361%	56	7
11	$81,808,913.38	11.896%	65	7
12	$43,271,690.35	12.014%	67	5
      In addition, the following assumptions have been used in preparing the tables below:

1.	the receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,

2.	each payment on the receivables is made on the last day of each month and each month has 30 days,

3.	each discounted receivable has been outstanding for nine months,

4.	payments on the notes are made on each distribution date (and each distribution date is assumed to be the 15th day of each applicable month), commencing September 15, 2007,

5.	except as indicated in the following tables, the servicer does not exercise its 2% clean-up call option to purchase the receivables,

6.	the basic servicing fee is paid monthly and equals 1% per annum,

7.	the closing date occurs on August 23, 2007,

8.	no event of default occurs, and

9.	there are no amounts paid under the interest rate swaps to the swap counterparty.

      The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the following tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.
      It is very unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of receivables will prepay at the same level of ABS. Any difference between each of those assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the notes.
      The following tables indicate the projected weighted average life of each class of notes and set forth the percent of the initial principal balance of each class of notes that is projected to be outstanding after each of the distribution dates shown at various constant ABS percentages.
      Additional information on the effect of prepayment on the notes can be found under “Weighted Average Life of the Securities” in the prospectus.
Percent of Initial Note Principal Balance Outstanding at Various ABS Percentages
      The weighted average life of a class of notes as set forth in each of the tables below is determined by (a) multiplying the amount of each principal payment on a note of that class by the number of years from the date of the issuance of the related note to the related distribution date, (b) adding the results, and (c) dividing the sum by the related initial principal balance of the note. The calculation in the row in each of the tables below labeled “Weighted Average Life (Years) to Call” assumes that the servicer exercises its 2% clean-up call option to purchase the receivables on the earliest permissible date. The calculation in the row in each of the tables listed below labeled “Weighted Average Life (Years) to Maturity” assumes that the servicer does not exercise its 2% clean-up call option. If the servicer were to exercise its 2% clean-up call option, securityholders would receive all unpaid principal on their notes at the time of the call and the notes would cease to be outstanding.

Percent of the Initial Note Principal Balance Outstanding — Class A-PT Notes

Distribution Date	0.00%	0.50%	1.20%	1.40%	1.60%	1.80%

Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
9/15/2007	98.15%	97.61%	96.74%	96.47%	96.18%	95.87%
10/15/2007	96.29%	95.22%	93.52%	92.98%	92.42%	91.81%
11/15/2007	94.41%	92.83%	90.33%	89.54%	88.71%	87.82%
12/15/2007	92.51%	90.45%	87.18%	86.15%	85.07%	83.91%
1/15/2008	90.60%	88.07%	84.07%	82.81%	81.48%	80.07%
2/15/2008	88.68%	85.70%	81.00%	79.52%	77.96%	76.31%
3/15/2008	86.75%	83.35%	77.98%	76.29%	74.51%	72.63%
4/15/2008	84.82%	81.02%	75.01%	73.12%	71.13%	69.04%
5/15/2008	82.89%	78.70%	72.09%	70.01%	67.82%	65.53%
6/15/2008	80.94%	76.39%	69.21%	66.95%	64.59%	62.10%
7/15/2008	79.00%	74.11%	66.39%	63.96%	61.42%	58.75%
8/15/2008	77.05%	71.84%	63.61%	61.03%	58.32%	55.48%
9/15/2008	75.09%	69.57%	60.88%	58.15%	55.29%	52.29%
10/15/2008	73.11%	67.32%	58.19%	55.32%	52.32%	49.18%
11/15/2008	71.12%	65.07%	55.54%	52.55%	49.42%	46.15%
12/15/2008	69.12%	62.84%	52.94%	49.84%	46.59%	43.20%
1/15/2009	67.12%	60.63%	50.39%	47.19%	43.83%	40.33%
2/15/2009	65.12%	58.42%	47.89%	44.59%	41.14%	37.54%
3/15/2009	63.09%	56.23%	45.44%	42.05%	38.52%	34.83%
4/15/2009	61.06%	54.06%	43.03%	39.58%	35.97%	32.20%
5/15/2009	59.03%	51.89%	40.67%	37.16%	33.50%	29.66%
6/15/2009	56.99%	49.75%	38.37%	34.81%	31.10%	27.21%
7/15/2009	54.97%	47.64%	36.13%	32.53%	28.78%	24.85%
8/15/2009	52.94%	45.56%	33.95%	30.32%	26.53%	22.58%
9/15/2009	50.92%	43.49%	31.82%	28.17%	24.37%	20.39%
10/15/2009	48.90%	41.45%	29.75%	26.09%	22.28%	18.29%
11/15/2009	46.88%	39.43%	27.73%	24.08%	20.26%	16.29%
12/15/2009	44.85%	37.43%	25.77%	22.13%	18.33%	14.36%
1/15/2010	42.85%	35.46%	23.87%	20.25%	16.47%	12.53%
2/15/2010	40.85%	33.52%	22.02%	18.43%	14.69%	10.79%
3/15/2010	38.84%	31.60%	20.23%	16.68%	12.99%	9.13%
4/15/2010	36.87%	29.72%	18.51%	15.01%	11.37%	7.57%
5/15/2010	35.00%	27.95%	16.90%	13.46%	9.87%	6.12%
6/15/2010	33.25%	26.30%	15.41%	12.01%	8.47%	4.78%
7/15/2010	31.52%	24.68%	13.97%	10.63%	7.15%	3.52%
8/15/2010	29.78%	23.08%	12.57%	9.30%	5.89%	2.33%
9/15/2010	28.04%	21.49%	11.22%	8.02%	4.69%	1.22%
10/15/2010	26.30%	19.92%	9.92%	6.80%	3.56%	0.18%
11/15/2010	24.56%	18.36%	8.66%	5.64%	2.49%	0.00%

Distribution Date	0.00%	0.50%	1.20%	1.40%	1.60%	1.80%

12/15/2010	22.82%	16.83%	7.45%	4.53%	1.49%	0.00%
1/15/2011	21.11%	15.34%	6.30%	3.49%	0.56%	0.00%
2/15/2011	19.41%	13.87%	5.20%	2.50%	0.00%	0.00%
3/15/2011	17.72%	12.43%	4.15%	1.57%	0.00%	0.00%
4/15/2011	16.04%	11.01%	3.15%	0.70%	0.00%	0.00%
5/15/2011	14.38%	9.63%	2.20%	0.00%	0.00%	0.00%
6/15/2011	12.79%	8.32%	1.32%	0.00%	0.00%	0.00%
7/15/2011	11.23%	7.04%	0.50%	0.00%	0.00%	0.00%
8/15/2011	9.69%	5.80%	0.00%	0.00%	0.00%	0.00%
9/15/2011	8.19%	4.60%	0.00%	0.00%	0.00%	0.00%
10/15/2011	6.73%	3.45%	0.00%	0.00%	0.00%	0.00%
11/15/2011	5.31%	2.34%	0.00%	0.00%	0.00%	0.00%
12/15/2011	3.90%	1.26%	0.00%	0.00%	0.00%	0.00%
1/15/2012	2.53%	0.22%	0.00%	0.00%	0.00%	0.00%
2/15/2012	1.27%	0.00%	0.00%	0.00%	0.00%	0.00%
3/15/2012	0.06%	0.00%	0.00%	0.00%	0.00%	0.00%
4/15/2012	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life (Years) to Call	2.19	1.95	1.59	1.49	1.38	1.28
Weighted Average Life (Years) to Maturity	2.19	1.95	1.59	1.49	1.38	1.28

Percent of the Initial Note Principal Balance Outstanding—Class A-1 Notes

Distribution Date	0.00%	0.50%	1.20%	1.40%	1.60%	1.80%

Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
9/15/2007	91.46%	88.94%	84.95%	83.68%	82.35%	80.92%
10/15/2007	82.85%	77.90%	70.06%	67.58%	64.97%	62.17%
11/15/2007	74.17%	66.88%	55.35%	51.70%	47.86%	43.77%
12/15/2007	65.42%	55.89%	40.81%	36.04%	31.03%	25.70%
1/15/2008	56.60%	44.92%	26.44%	20.61%	14.47%	7.96%
2/15/2008	47.71%	33.98%	12.25%	5.40%	0.00%	0.00%
3/15/2008	38.82%	23.12%	0.00%	0.00%	0.00%	0.00%
4/15/2008	29.90%	12.34%	0.00%	0.00%	0.00%	0.00%
5/15/2008	20.96%	1.62%	0.00%	0.00%	0.00%	0.00%
6/15/2008	11.98%	0.00%	0.00%	0.00%	0.00%	0.00%
7/15/2008	3.01%	0.00%	0.00%	0.00%	0.00%	0.00%
8/15/2008	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life (Years) to Call	0.50	0.40	0.30	0.28	0.26	0.24
Weighted Average Life (Years) to Maturity	0.50	0.40	0.30	0.28	0.26	0.24

Percent of the Initial Note Principal Balance Outstanding—Class A-2 Notes

Distribution Date	0.00%	0.50%	1.20%	1.40%	1.60%	1.80%

Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
9/15/2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
2/15/2008	100.00%	100.00%	100.00%	100.00%	98.82%	93.79%
3/15/2008	100.00%	100.00%	98.89%	93.73%	88.32%	82.60%
4/15/2008	100.00%	100.00%	89.84%	84.08%	78.03%	71.66%
5/15/2008	100.00%	100.00%	80.94%	74.61%	67.97%	60.98%
6/15/2008	100.00%	94.05%	72.18%	65.31%	58.11%	50.54%
7/15/2008	100.00%	87.10%	63.60%	56.21%	48.47%	40.35%
8/15/2008	96.05%	80.18%	55.14%	47.28%	39.04%	30.40%
9/15/2008	90.07%	73.29%	46.82%	38.51%	29.81%	20.69%
10/15/2008	84.06%	66.43%	38.63%	29.91%	20.78%	11.22%
11/15/2008	78.01%	59.60%	30.58%	21.48%	11.96%	1.99%
12/15/2008	71.91%	52.79%	22.66%	13.21%	3.34%	0.00%
1/15/2009	65.83%	46.05%	14.90%	5.14%	0.00%	0.00%
2/15/2009	59.72%	39.35%	7.29%	0.00%	0.00%	0.00%
3/15/2009	53.57%	32.69%	0.00%	0.00%	0.00%	0.00%
4/15/2009	47.39%	26.05%	0.00%	0.00%	0.00%	0.00%
5/15/2009	41.19%	19.48%	0.00%	0.00%	0.00%	0.00%
6/15/2009	34.98%	12.95%	0.00%	0.00%	0.00%	0.00%
7/15/2009	28.83%	6.54%	0.00%	0.00%	0.00%	0.00%
8/15/2009	22.66%	0.18%	0.00%	0.00%	0.00%	0.00%
9/15/2009	16.51%	0.00%	0.00%	0.00%	0.00%	0.00%
10/15/2009	10.35%	0.00%	0.00%	0.00%	0.00%	0.00%
11/15/2009	4.20%	0.00%	0.00%	0.00%	0.00%	0.00%
12/15/2009	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life (Years) to Call	1.65	1.39	1.08	1.00	0.93	0.86
Weighted Average Life (Years) to Maturity	1.65	1.39	1.08	1.00	0.93	0.86

Percent of the Initial Note Principal Balance Outstanding—Class A-3 Notes

Distribution Date	0.00%	0.50%	1.20%	1.40%	1.60%	1.80%

Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
9/15/2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
2/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
3/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
4/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
5/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
6/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
7/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
8/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
9/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	91.90%
1/15/2009	100.00%	100.00%	100.00%	100.00%	94.14%	81.78%
2/15/2009	100.00%	100.00%	100.00%	96.81%	84.66%	71.94%
3/15/2009	100.00%	100.00%	99.79%	87.87%	75.42%	62.39%
4/15/2009	100.00%	100.00%	91.31%	79.14%	66.43%	53.14%
5/15/2009	100.00%	100.00%	83.01%	70.63%	57.70%	44.19%
6/15/2009	100.00%	100.00%	74.89%	62.34%	49.24%	35.56%
7/15/2009	100.00%	100.00%	67.00%	54.31%	41.07%	27.23%
8/15/2009	100.00%	100.00%	59.30%	46.51%	33.16%	19.21%
9/15/2009	100.00%	92.93%	51.80%	38.94%	25.52%	11.51%
10/15/2009	100.00%	85.73%	44.49%	31.60%	18.16%	4.12%
11/15/2009	100.00%	78.61%	37.38%	24.50%	11.07%	0.00%
12/15/2009	97.73%	71.55%	30.46%	17.62%	4.24%	0.00%
1/15/2010	90.68%	64.64%	23.77%	11.01%	0.00%	0.00%
2/15/2010	83.62%	57.79%	17.27%	4.61%	0.00%	0.00%
3/15/2010	76.55%	51.01%	10.95%	0.00%	0.00%	0.00%
4/15/2010	69.60%	44.40%	4.89%	0.00%	0.00%	0.00%
5/15/2010	63.01%	38.17%	0.00%	0.00%	0.00%	0.00%
6/15/2010	56.83%	32.34%	0.00%	0.00%	0.00%	0.00%
7/15/2010	50.73%	26.63%	0.00%	0.00%	0.00%	0.00%
8/15/2010	44.61%	20.98%	0.00%	0.00%	0.00%	0.00%
9/15/2010	38.49%	15.39%	0.00%	0.00%	0.00%	0.00%
10/15/2010	32.35%	9.85%	0.00%	0.00%	0.00%	0.00%
11/15/2010	26.21%	4.37%	0.00%	0.00%	0.00%	0.00%
12/15/2010	20.06%	0.00%	0.00%	0.00%	0.00%	0.00%
1/15/2011	14.06%	0.00%	0.00%	0.00%	0.00%	0.00%
2/15/2011	8.07%	0.00%	0.00%	0.00%	0.00%	0.00%
3/15/2011	2.10%	0.00%	0.00%	0.00%	0.00%	0.00%
4/15/2011	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life (Years) to Call	2.96	2.64	2.14	2.00	1.86	1.73
Weighted Average Life (Years) to Maturity	2.96	2.64	2.14	2.00	1.86	1.73

Percent of the Initial Note Principal Balance Outstanding—Class A-4 Notes

Distribution Date	0.00%	0.50%	1.20%	1.40%	1.60%	1.80%

Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
9/15/2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
2/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
3/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
4/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
5/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
6/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
7/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
8/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
9/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1/15/2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
2/15/2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
3/15/2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
4/15/2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
5/15/2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
6/15/2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
7/15/2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
8/15/2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
9/15/2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/2009	100.00%	100.00%	100.00%	100.00%	100.00%	95.10%
12/15/2009	100.00%	100.00%	100.00%	100.00%	100.00%	83.88%
1/15/2010	100.00%	100.00%	100.00%	100.00%	96.19%	73.19%
2/15/2010	100.00%	100.00%	100.00%	100.00%	85.79%	62.99%
3/15/2010	100.00%	100.00%	100.00%	97.43%	75.83%	53.30%
4/15/2010	100.00%	100.00%	100.00%	87.67%	66.38%	44.18%
5/15/2010	100.00%	100.00%	98.71%	78.58%	57.61%	35.73%
6/15/2010	100.00%	100.00%	89.97%	70.12%	49.45%	27.90%
7/15/2010	100.00%	100.00%	81.56%	62.05%	41.72%	20.53%
8/15/2010	100.00%	100.00%	73.42%	54.29%	34.37%	13.60%
9/15/2010	100.00%	100.00%	65.55%	46.86%	27.39%	7.10%
10/15/2010	100.00%	100.00%	57.93%	39.74%	20.79%	1.04%
11/15/2010	100.00%	100.00%	50.59%	32.94%	14.56%	0.00%
12/15/2010	100.00%	98.26%	43.52%	26.47%	8.72%	0.00%
1/15/2011	100.00%	89.57%	36.82%	20.38%	3.28%	0.00%
2/15/2011	100.00%	81.01%	30.39%	14.62%	0.00%	0.00%
3/15/2011	100.00%	72.58%	24.24%	9.19%	0.00%	0.00%
4/15/2011	93.64%	64.29%	18.38%	4.09%	0.00%	0.00%
5/15/2011	83.95%	56.21%	12.84%	0.00%	0.00%	0.00%
6/15/2011	74.69%	48.56%	7.72%	0.00%	0.00%	0.00%
7/15/2011	65.59%	41.13%	2.90%	0.00%	0.00%	0.00%
8/15/2011	56.61%	33.88%	0.00%	0.00%	0.00%	0.00%
9/15/2011	47.84%	26.88%	0.00%	0.00%	0.00%	0.00%
10/15/2011	39.30%	20.15%	0.00%	0.00%	0.00%	0.00%
11/15/2011	30.98%	13.67%	0.00%	0.00%	0.00%	0.00%
12/15/2011	22.80%	7.37%	0.00%	0.00%	0.00%	0.00%
1/15/2012	14.75%	1.26%	0.00%	0.00%	0.00%	0.00%
2/15/2012	7.42%	0.00%	0.00%	0.00%	0.00%	0.00%
3/15/2012	0.34%	0.00%	0.00%	0.00%	0.00%	0.00%
4/15/2012	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life (Years) to Call	4.09	3.86	3.31	3.10	2.88	2.66
Weighted Average Life (Years) to Maturity	4.09	3.86	3.31	3.10	2.88	2.66

Schedule of Anticipated Payments by Month:
Receivables Requiring Discounting

Collection Period	Scheduled Payments

August 2007	$65,211,973.47
September 2007	$65,211,973.47
October 2007	$65,211,973.47
November 2007	$65,211,973.47
December 2007	$65,211,399.68
January 2008	$65,172,419.65
February 2008	$64,803,512.17
March 2008	$64,532,184.90
April 2008	$64,241,444.08
May 2008	$64,016,203.29
June 2008	$63,798,311.67
July 2008	$63,644,573.33
August 2008	$63,533,481.95
September 2008	$63,433,698.61
October 2008	$63,361,500.31
November 2008	$63,283,382.91
December 2008	$63,163,416.73
January 2009	$63,032,485.82
February 2009	$62,908,055.57
March 2009	$62,722,316.28
April 2009	$62,381,293.88
May 2009	$62,029,121.95
June 2009	$61,643,240.83
July 2009	$61,221,563.17
August 2009	$60,705,700.85
September 2009	$60,216,501.82
October 2009	$59,693,877.94
November 2009	$59,334,785.54
December 2009	$58,977,515.43
January 2010	$58,620,937.27
February 2010	$58,173,832.18
March 2010	$56,849,912.84
April 2010	$53,408,658.81
May 2010	$50,474,595.06
June 2010	$49,488,294.72
July 2010	$49,151,635.01
August 2010	$48,838,138.85
September 2010	$48,539,563.08
October 2010	$48,186,891.12
November 2010	$47,808,331.80
December 2010	$47,359,564.62
January 2011	$46,816,152.12
February 2011	$46,253,595.50
March 2011	$45,645,921.05
April 2011	$44,560,766.55
May 2011	$43,176,571.68

Collection Period	Scheduled Payments

June 2011	$42,014,507.47
July 2011	$41,087,522.10
August 2011	$39,736,020.96
September 2011	$38,273,635.87
October 2011	$36,825,582.82
November 2011	$35,869,794.25
December 2011	$34,866,767.77
January 2012	$33,551,688.15
February 2012	$32,014,622.32
March 2012	$28,510,281.70
April 2012	$22,772,155.83
May 2012	$19,156,547.16
June 2012	$15,731,159.67
July 2012	$13,818,796.08
August 2012	$8,265,230.89
September 2012	$6,850,643.23
October 2012	$5,780,271.86
November 2012	$5,122,765.18
December 2012	$4,505,053.51
January 2013	$3,909,613.85
February 2013	$3,441,947.99
March 2013	$2,919,034.21
April 2013	$2,143,084.14
May 2013	$1,096,988.66
June 2013	$200,030.21
July 2013	$25,149.79
August 2013 and thereafter	—

THE NOTES
      The notes will be issued pursuant to the terms of an indenture, which may be amended and supplemented from time to time, to be dated as of the closing date between the trust and the indenture trustee. A form of indenture was filed as an exhibit to the registration statement of which this prospectus supplement forms a part, but the form of indenture does not describe the specific terms of the notes. A copy of the final indenture under which the notes are issued will be available to noteholders from the depositor upon request and will be filed with the SEC following the initial issuance of the notes. The following summary, when read in conjunction with the section titled “The Notes” in the prospectus, describes the material terms of the notes and the indenture. Where particular provisions or terms used in the indenture are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of the summary.
      The indenture trustee is The Bank of New York Trust Company, N.A. The Bank of New York Trust Company, N.A. is a national banking association organized under the laws of the United States. The Bank of New York Trust Company, N.A. has been, and currently is, acting as indenture trustee and trustee for numerous transactions and programs involving pools of auto receivables.
      All payments required to be made on the notes will be made monthly on each distribution date.
      The principal amount, interest rate and the Final Scheduled Distribution Date for the offered notes are as set forth on the cover page of this prospectus supplement. The corresponding information for the Class A-1a Notes, the Class A-1b Notes, the Class B Notes, the Class C Notes and the Class D Notes is set forth in the following table:

	Class A-1a Notes	Class A-1b Notes	Class B Notes	Class C Notes	Class D Notes

Principal Amount	$250,000,000	$40,000,000	$97,650,000	$45,069,000	$15,023,000
Interest Rate	5.60493%	One-Month LIBOR +0.10%	5.76%	6.51%	8.30%
Final Scheduled Distribution Date	August 15, 2008	August 15, 2008	February 18, 2014	February 18, 2014	February 18, 2014
LIBOR
      The interest rates for the floating rate notes and the floating rate payments received by the trust on the related interest rate swap will be based on One-Month LIBOR plus an applicable spread. “One-Month LIBOR” will be the rate for deposits in U.S. Dollars for a period of one month which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the preceding distribution date or, in the case of the initial distribution date, on the day that is two LIBOR Business Days prior to the closing date. If that rate does not appear on the Reuters Screen LIBOR01 Page—or any other page as may replace that page on that service, or if that service is no longer offered, any other service for displaying One-Month LIBOR or comparable rates as may be selected by the indenture trustee after consultation with the depositor—then One-Month LIBOR will be the Reference Bank Rate.

Payments of Interest
      Interest on the unpaid principal balance of each class of notes will accrue at the applicable interest rate and will be paid monthly on each distribution date.
      Each distribution date will be a payment date as described in the prospectus. Interest will accrue on the offered notes from and including the closing date. For each class of notes, interest will be payable on each distribution date in an amount equal to the Note Class Interest Distributable Amount for that distribution date. The interest rate for each class of notes will be a fixed rate, a floating rate or the combination of a fixed rate and a floating rate if that class has both a fixed rate tranche and a floating rate tranche. Interest on floating rate notes will be calculated on the basis of actual days elapsed during the period for which interest is payable and a 360-day year. Interest on the fixed rate notes, other than the Class A-1a Notes, will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Class A-1a Notes will be calculated on the basis of actual days elapsed during the period for which interest is payable and a 360-day year.
      Interest payments on the Class A-PT Notes, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will have the same priority. Under some circumstances, the amount available to make these payments could be less than the amount of interest payable on the Class A Notes on any distribution date, in which case each class of noteholders will receive its ratable share of the aggregate amount available to be distributed in respect of interest on the Class A Notes. Each class’s ratable share of the aggregate amount available will be based upon the aggregate amount of interest due to that class of noteholders on that distribution date. See “The Transfer and Servicing Agreements— Distributions”and “—Reserve Account” in this prospectus supplement. No interest will be paid on the Class B Notes on any distribution date until all interest due and payable on the Class A Notes has been paid in full, no interest will be paid on the Class C Notes on any distribution date until all interest due and payable on the Class A Notes and the Class B Notes has been paid in full, and no interest will be paid on the Class D Notes on any distribution date until all interest due and payable on the Class A Notes, the Class B Notes and the Class C Notes has been paid in full. The payment of interest on the Class B Notes is also subordinated in limited circumstances to payments of principal of the Class A Notes, the payment of interest on the Class C Notes is subordinated in limited circumstances to payments of principal of the Class A Notes and the Class B Notes, and the payment of interest on the Class D Notes is subordinated in limited circumstances to payments of principal of the Class A Notes, the Class B Notes and the Class C Notes. These limited circumstances arise only if a payment of First Priority Principal Distributable Amount, Second Priority Principal Distributable Amount or Third Priority Principal Distributable Amount must, respectively, be made as described in “The Transfer and Servicing Agreements— Distributions— Priorities for Applications” to the extent the payment reduces available funds below the respective interest distributable amount.
      Failure to pay the full Note Class Interest Distributable Amount for the Controlling Class on any distribution date will constitute an Event of Default under the indenture after a five-day grace period. While any of the Class A Notes remain outstanding, failure to pay interest due on the Class B Notes, the Class C Notes and the Class D Notes, while any of the Class B Notes remain outstanding, failure to pay interest on the Class C Notes and the Class D Notes, and while any of the Class C Notes remain outstanding, failure to pay interest on the Class D Notes, in each case, after a five-day grace period, will not be an Event of Default. See “The Notes— The Indenture— Events of Default; Rights Upon Event of Default” in the prospectus.

      If an Event of Default occurs and the notes are accelerated, until the time when all events of default have been cured or waived as provided in the indenture, the trust will pay principal first on the Class A Notes, pro rata among the classes or tranches of the Class A Notes based on their respective unpaid principal balances, and no interest will be payable on the Class B Notes until all principal of and interest on the Class A Notes have been paid in full, no interest will be payable on the Class C Notes until all principal of and interest on the Class A Notes and the Class B Notes have been paid in full, and no interest will be payable on the Class D Notes until all principal of and interest on the Class A Notes, the Class B Notes and the Class C Notes have been paid in full.
Payments of Principal
      On each distribution date, the Aggregate Noteholders’ Principal Distributable Amount will be applied to make principal payments on the notes.
      On each distribution date, the Aggregate Noteholders’ Principal Distributable Amount will be applied as follows:
      (1) a portion of such amount, equal to the result obtained by multiplying the Aggregate Noteholders’ Principal Distributable Amount by a fraction, the numerator of which is the outstanding principal balance of the Class A-PT Notes and the denominator of which is the outstanding principal balance of all the Class A Notes, will be applied to the Class A-PT Notes until the Class A-PT Notes are paid in full, and
      (2) the remainder of such amounts will be applied:

•	First, to the Class A-1 Notes, pro rata among the Class A-1a Notes and the Class A-1b Notes, until the Class A-1 Notes are paid in full,

•	Second, to the Class A-2 Notes, pro rata among the Class A-2a Notes and the Class A-2b Notes, until the Class A-2 Notes are paid in full,

•	Third, to the Class A-3 Notes, until the Class A-3 Notes are paid in full, and

•	Fourth, to the Class A-4 Notes, pro rata among the Class A-4a Notes and the Class A-4b Notes, until the Class A-4 Notes are paid in full.
      On each distribution date on or after the Class A Notes have been paid in full, the Aggregate Noteholders’ Principal Distributable Amount, or the remaining portion thereof, will be applied:

•	First, to the Class B Notes, until the Class B Notes are paid in full,

•	Second, to the Class C Notes, until the Class C Notes are paid in full, and

•	Third, to the Class D Notes, until the Class D Notes are paid in full.
      At any time that the principal balances of the notes have been declared due and payable following the occurrence of an Event of Default, until the time when all events of default have been cured or waived as provided in the indenture, principal payments payable on the notes will be made, first on the Class A Notes, pro rata among the classes or tranches based on their respective unpaid principal balances until those notes have been paid in full, and then in the order set forth above for the Class B Notes, the Class C Notes and the Class D Notes.
      The remaining outstanding principal balance of each class of notes will be due on the related Final Scheduled Distribution Date. Failure to pay the full principal amount of a class of notes on or before the applicable Final Scheduled Distribution Date will constitute an Event of Default.

Redemption
      If the servicer exercises its option to purchase the receivables when the aggregate receivables principal balance on the last day of any monthly period has declined to 2% or less of the initial aggregate receivables principal balance, then the outstanding notes will be redeemed in whole, but not in part, on the distribution date on which the servicer exercises of the initial aggregate receivables principal balance, then the outstanding notes will be redeemed in whole, but not in part, on the distribution date on which the servicer exercises this option. The servicer’s option is described in the prospectus under “The Transfer and Servicing Agreements— Termination.” The redemption price will be equal to the unpaid principal amount of the notes, plus accrued and unpaid interest thereon.
Delivery of Notes
      The offered notes will be issued on or about the closing date in book entry form through the facilities of DTC, Clearstream and Euroclear against payment in immediately available funds.
Controlling Class
      For purposes of the Transfer and Servicing Agreements, the “Controlling Class” will be (a) so long as the Class A Notes are outstanding, the Class A Notes, (b) if the Class A Notes are no longer outstanding but the Class B Notes are outstanding, the Class B Notes, (c) if the Class A Notes and the Class B Notes are no longer outstanding but the Class C Notes are outstanding, the Class C Notes, and (d) if the Class A Notes, the Class B Notes and the Class C Notes are no longer outstanding but the Class D Notes are outstanding, the Class D Notes. During an Event of Default, the holders of a majority of the principal amount of the Controlling Class have the right to direct the indenture trustee to take one or more of the other actions specified in the indenture relating to the property of the trust, including a sale of the receivables. See “The Notes— The Indenture— Events of Default; Rights Upon Event of Default” in the prospectus. Furthermore, the holders of a majority of the principal amount of the Controlling Class, under certain circumstances, have the right to waive Servicer Defaults or to terminate the servicer as the servicer of the receivables. See “The Transfer and Servicing Agreements— Rights upon Servicer Defaults” in the prospectus.
THE TRANSFER AND SERVICING AGREEMENTS
      The parties will enter into the Transfer and Servicing Agreements, which may be amended and supplemented from time to time, to be dated as of the closing date. See “The Transfer and Servicing Agreements” in the prospectus. The depositor has filed forms of the Transfer and Servicing Agreements as exhibits to the registration statement of which this prospectus supplement forms a part, but the forms of agreements do not describe the specific terms of the notes. A copy of the final Transfer and Servicing Agreements for the notes will be available to noteholders from the depositor upon request and will be filed with the SEC following the issuance of the notes. The following summary, when read in conjunction with the section titled “The Transfer and Servicing Agreements” in the prospectus, describes the material terms of the Transfer and Servicing Agreements. Where particular provisions or terms used in the Transfer and Servicing Agreements are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of the summary.

Servicing Compensation and Payment of Expenses
      On each distribution date, to the extent of available funds, the servicer will be entitled to receive the basic servicing fee as described in the prospectus under “The Servicer— Servicing Compensation and Payment of Expenses.” The Basic Servicing Fee Rate will be 1.00% per annum. In addition, the servicer will be entitled to retain any late fees, prepayment charges and other administrative fees and expenses collected during a monthly period and any investment earnings on trust accounts during a monthly period and to reimbursement for expenses incurred in assuming the role of successor servicer.
Distributions
      On or before each distribution date, the servicer will transfer all collections on the receivables during the prior month or since the cutoff date, in the case of the initial distribution date, to the Collection Account. On the first distribution date, the indenture trustee will transfer all amounts in the reserve account to the Collection Account.
      The indenture trustee will make distributions to the Note Distribution Account and the reserve account from the amounts on deposit in the Collection Account. The amount to be distributed to the Note Distribution Account and the reserve account will be determined in the manner described below.
      The chart titled “Summary of Monthly Deposits to and Withdrawals from Accounts,” which appears on page S-11 of this prospectus supplement, provides a summary of the monthly distributions. This summary chart provides only a simplified overview of the monthly flow of funds. Therefore, you should also read the text of this prospectus supplement and the prospectus to understand the monthly flow of funds.
      Monthly Withdrawals and Deposits. On or before the tenth day of each calendar month, or if that day is not a Business Day, the next Business Day, the servicer will calculate the following amounts, among others:
      Based on activity during the prior monthly period:

•	the Available Interest,

•	the Available Principal, and

•	the Specified Reserve Account Balance.
      Amounts distributable on the upcoming distribution date:

•	the basic servicing fee,

•	the Aggregate Noteholders’ Interest Distributable Amount, including the Aggregate Class A Interest Distributable Amount, the Aggregate Class B Interest Distributable Amount, the Aggregate Class C Interest Distributable Amount and the Aggregate Class D Interest Distributable Amount,

•	the Aggregate Noteholders’ Principal Priority Distributable Amount, including the First Priority Principal Distributable Amount, the Second Priority Principal Distributable Amount, the Third Priority Principal Distributable Amount and the Fourth Priority Principal Distributable Amount,

•	deposits into the reserve account,

•	the Noteholders’ Regular Principal Distributable Amount, and

•	the net amount, if any, payable by the trust under any interest rate swaps and swap termination amounts, if any, required to be paid on that distribution date.
      Based on those calculations, the servicer will deliver to the indenture trustee a certificate specifying those amounts and instructing the indenture trustee to make withdrawals, deposits and payments on that distribution date of the amounts specified below under “Priorities for Applications.”
      On each distribution date, all amounts on deposit in the Note Distribution Account will be distributed to the noteholders as described in this prospectus supplement and in the prospectus.
      Priorities for Applications. On each distribution date, the indenture trustee will make the distributions and payments in the following priority, to the extent that funds are available therefor after all prior applications, from the funds available in the Collection Account and reserve account:

(1) to the servicer, the basic servicing fee,

(2) the net amount, if any, to be paid under the interest rate swaps to the swap counterparty, if any, other than any swap termination amounts,

(3) to the Note Distribution Account for payment to the Class A Noteholders, the Aggregate Class A Interest Distributable Amount and any swap termination amounts to be paid to the swap counterparty on any interest rate swaps related to the Class A Notes, if any, allocated ratably between the Aggregate Class A Interest Distributable Amount and such swap termination amounts in proportion to their respective amounts,

(4) to the Note Distribution Account for payment to the noteholders, the First Priority Principal Distributable Amount,

(5) to the Note Distribution Account for payment to the Class B Noteholders, the Aggregate Class B Interest Distributable Amount,

(6) to the Note Distribution Account for payment to the noteholders, the Second Priority Principal Distributable Amount,

(7) to the Note Distribution Account for payment to the Class C Noteholders, the Aggregate Class C Interest Distributable Amount,

(8) to the Note Distribution Account for payment to the noteholders, the Third Priority Principal Distributable Amount,

(9) to the Note Distribution Account for payment to the Class D Noteholders, the Aggregate Class D Interest Distributable Amount,

(10) to the Note Distribution Account for payment to the noteholders, the Fourth Priority Principal Distributable Amount,

(11) to deposit into the reserve account, the amount required to bring the amount on deposit therein up to the Specified Reserve Account Balance,

(12) to the Note Distribution Account for payment to the noteholders in the order specified above in “The Notes—Payments of Principal,” an amount equal to the Noteholders’ Regular Principal Distributable Amount, and

(13) to the certificateholders, in accordance with their respective certificate interests, all remaining amounts.
      Notwithstanding the foregoing, if an Event of Default occurs and the notes are accelerated, until the time when all events of default have been cured or waived as provided in the indenture, the trust will pay interest and principal first on the Class A Notes, pro rata among the Class A Notes. No interest or principal will be payable on the Class B Notes until all principal of and interest on the Class A Notes have been paid in full, no interest or principal will be payable on the Class C Notes until all principal of and interest on the Class A Notes and the Class B Notes have been paid in full, and no interest or principal will be payable on the Class D Notes until all principal of and interest on the Class A Notes, the Class B Notes and the Class C Notes have been paid in full.
Reserve Account
      Pursuant to the Trust Sale and Servicing Agreement, the trust will establish the reserve account with the indenture trustee. The reserve account will be funded by an initial deposit by the depositor on the closing date of $15,023,092.21, which equals 0.50% of the initial aggregate receivables principal balance. The “Specified Reserve Account Balance” will be the lesser of 0.50% of the initial aggregate receivables principal balance and the aggregate principal balance of the notes. On each distribution date, the amount in the reserve account will be applied as described above under “—Distributions—Priorities for Applications.”
Overcollateralization
      As of the closing date, the initial aggregate receivables principal balance will exceed the initial aggregate principal balance of the notes by approximately 0.25%. Collections on the receivables will be applied to reach or maintain, as applicable, the overcollateralization target amount. See “The Transfer and Servicing Agreements—Distributions.”
Investment of Funds
      Collections on the receivables are held in accounts with eligible depositary institutions, which accounts are subject to the security interest of the indenture trustee for the benefit of the noteholders. Such accounts will be established with the indenture trustee. All amounts held in the transaction accounts will be invested at the written direction of the servicer.
      The servicer will invest and reinvest collections in certain Eligible Investments. “Eligible Investments” generally include obligations of the United States of America, certain demand deposits, time deposits or certificates of deposit of (subject to certain eligibility requirements) any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the rating agencies rating the notes in the highest investment category for short-term unsecured debt obligations or certificates of deposit granted thereby; investments in money market or common trust funds having a rating from each of the rating agencies rating the notes in the highest investment category for short-term unsecured debt obligations or certificates of deposit granted thereby; certain bankers’ acceptances issued by any depository institution or trust company and repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America; commercial paper master notes having, at the time of the investment or contractual commitment to invest therein, a rating from each of the rating agencies rating the notes in the highest investment category for short-term unsecured debt obligations; and in any other investment permitted by each of the rating agencies rating the notes. If a rating agency rating the notes fails to provide a rating for a specified investment, then an equivalent required deposit rating may be obtained from another nationally recognized rating agency.
      Unless otherwise permitted by the rating agencies rating the notes, any such Eligible Investments must mature (A) not later than the Business Day immediately preceding the next distribution date, or (B) on such next distribution date if either (x) such investment is issued by the institution with which the Note Distribution Account is then maintained or (y) the indenture trustee (so long as the short-term unsecured debt obligations of the indenture trustee are rated at least P-1 by Moody’s and A-1+ by Standard & Poor’s on the date such investment is made) shall advance funds on such distribution date to the Note Distribution Account in the amount payable on such investment on such distribution date pending receipt thereof to the extent necessary to make distributions on the notes on such distribution date. Unless the indenture trustee objects prior to the time an investment is made, the indenture trustee shall be deemed to have agreed to make such advance with respect to such investment.
      The servicer is entitled to receive all investment earnings (net of losses and investment expenses).
      The activity in the transaction accounts will be verified by the servicer and the indenture trustee.
Interest Rate Swaps
      General. On the closing date, the trust will enter into an interest rate swap with a swap counterparty with respect to each floating rate class or tranche of notes, if any. We refer to each of these swaps as a “primary swap.” The primary swaps are designed to provide the trust protection against adverse movements in interest rates associated with interest paid on each floating rate class or tranche of notes.
      Primary Swaps. Under each primary swap, on the business day prior to the distribution date, the trust will be obligated to pay the swap counterparty a fixed interest rate and the swap counterparty will be obligated to pay the trust a floating interest rate of One-Month LIBOR plus an applicable spread, in each case based upon a notional amount equal to the outstanding principal balance on each class or tranche of floating rate notes. The amount the trust is obligated to pay will be netted against the amount the swap counterparty is obligated to pay under each primary swap. Only the net amount will be due from the trust or the swap counterparty, as applicable. The obligations of the trust and the swap counterparty under the primary swaps are unsecured.

      Events of Default/ Termination Events. Each primary swap will provide for specified events of default and termination events. Events of default applicable to the trust include, among others:

•	the trust’s failure to make payments due under the applicable primary swap, and

•	the occurrence of a bankruptcy related Event of Default by the trust under the indenture or the occurrence of a non-bankruptcy related Event of Default by the trust under the indenture after which the notes are declared due and payable and the indenture trustee sells the assets of the trust, as described in the prospectus under “The Notes—The Indenture—Event of Default; Rights Upon Events of Default,” and

•	an amendment to the transaction documents that is adverse to the swap counterparty is made without the approval of the swap counterparty where such approval is required.
      Events of default applicable to the swap counterparty include, among others:

•	the failure by the swap counterparty to make payments due under the applicable primary swap,

•	the breach by the swap counterparty of the agreement evidencing the applicable primary swap,

•	the existence of a misrepresentation by the swap counterparty in the agreement evidencing the applicable primary swap,

•	the occurrence of bankruptcy and insolvency events with respect to the swap counterparty, and

•	a merger by the swap counterparty without an assumption of its obligations under the applicable primary swap.
      In addition, termination events, including illegality and specified tax events, will apply to both the trust and the swap counterparty.
      In the event of the termination of a primary swap, a termination amount may be due, either to the swap counterparty by the trust out of funds that would otherwise be available to make payments on the notes or to the trust by the swap counterparty. The termination amount will be based on market quotations of the cost of entering into a swap transaction on substantially the same terms as the primary swap, in accordance with the procedures set forth in the applicable primary swap. The termination amount could be substantial if market interest rates and other conditions have changed materially since the issuance of the notes and certificates.
Replacement of the Swap Counterparty.
      If an event of default occurs under a primary swap, the non-defaulting party may elect to terminate that primary swap. If certain termination events occur under a primary swap as to which the swap counterparty is the affected party, that primary swap will terminate unless the swap counterparty is able to arrange the substitution of another counterparty that is satisfactory to the trust within 20 days following the occurrence of such an event. The swap counterparty must use its best efforts, not involving any material expenditure, to make the substitution.
      Also, if a designated event described below occurs, the swap counterparty will, under certain circumstances, be replaced by GMAC under a contingent assignment agreement entered into by the trust, GMAC and the swap counterparty. We refer to GMAC in this capacity as the “contingent swap counterparty.” In such circumstances, the contingent swap counterparty will accede to the rights and obligations of the swap counterparty, the designated event will be deemed not to exist and, upon satisfying any delinquent payments due to the trust under each primary swap and making the assignment payment required under the contingent assignment agreement, the original swap counterparty will have no further liabilities, obligations or duties under the applicable primary swap.
      Each of the following occurrences is a “designated event”:

•	an event of default under the primary swap has occurred, the swap counterparty is the defaulting party and the trust has elected to declare a designated event,

•	a termination event has occurred where the swap counterparty is the affected party and no transfer of the swap counterparty’s responsibilities, as described above, is effected,

•	a credit downgrade, as described below, has occurred and no appropriate arrangements, as described below, are made, and

•	the trust receives notice from the swap counterparty that it will be unable to make a swap payment on the next distribution date.
Joint Probability and Credit Downgrade.
      Generally, Standard & Poor’s and Moody’s believe that the probability of a default under a primary swap by both the swap counterparty and the contingent swap counterparty is less than the probability of a default under a primary swap by the swap counterparty alone. On the basis of this belief, Standard & Poor’s and Moody’s assign a “joint probability rating,” which is designed to reflect the probability of a default under a primary swap by both the swap counterparty and the contingent swap counterparty. As of the date of this prospectus supplement, the long-term debt obligations of the contingent swap counterparty are rated “BB+” by Standard & Poor’s and “Ba1” by Moody’s. If the trust enters into one or more interest rate swaps, it will do so with a swap counterparty with (or whose guarantor has) a long-term senior, unsecured debt rating by Moody’s sufficient to result in a joint probability rating of at least “AA-” by Standard & Poor’s and “Aa3” by Moody’s.
      If the joint probability rating is reduced below “AA-” by Standard & Poor’s or “Aa3” by Moody’s, the swap counterparty under a primary swap will be obligated to take one of the following actions, and receive written confirmation from the applicable rating agency that such action will not result in a downgrade of any of the notes or certificates, within 30 calendar days of the date that the joint probability rating has been reduced below that threshold:

•	post collateral, obtain a guarantee or make other appropriate credit support arrangements, or

•	obtain a substitute swap counterparty to assume the rights and obligations of the swap counterparty under the primary swap or of the contingent swap counterparty under the contingent assignment agreement or obtain an intermediary between the swap counterparty and the contingent swap counterparty, in each case so that the substitution or intermediation would be acceptable to the trust, such acceptability not to be unreasonably withheld, and would result in a joint probability rating of at least “AA-” by Standard & Poor’s and “Aa3” by Moody’s.
      If the joint probability rating is reduced below “A-” by Standard & Poor’s or “A3” by Moody’s, the swap counterparty will be obligated to undertake the actions described in the second bullet above and may not cure the effect of such reduction by undertaking those actions described in the first bullet. If the swap counterparty fails to take either of those actions, a termination event will occur under the primary swap and the swap counterparty will be replaced.

      Likewise, the contingent swap counterparty will not be eligible to accede to the rights and obligations of the swap counterparty following a designated event triggered by a credit downgrade of the swap counterparty at any time when the contingent swap counterparty is not itself rated at least “AA-” by Standard & Poor’s and “Aa3” by Moody’s or, with the posting of collateral or provision of other appropriate credit support, at least “A-” by Standard & Poor’s and “A3” by Moody’s. Following the occurrence of any other designated event with respect to the swap counterparty, the contingent swap counterparty shall accede to the rights and obligations of the swap counterparty irrespective of its then current ratings; provided, however, that immediately upon such accession the contingent swap counterparty shall be subject to the same credit downgrade provisions as are stated above to apply to the joint probability rating.
      Amendments to Transaction Documents. The swap counterparty will have the right to consent to amendments under the indenture and the Transfer and Servicing Agreements that would materially and adversely affect the interests of the swap counterparty.
      Back-to-Back Swaps. On the closing date, GMAC will enter into an interest rate swap with the swap counterparty with respect to each primary swap. We refer to each of these swaps as a “back-to-back swap.” The back-to-back swap allows for protection of the swap counterparty against prepayment risk, which reduces the cost to the trust of entering into the related primary swap with the swap counterparty.
      The back-to-back swaps entered into by GMAC will be separate and independent from the primary swaps. Accordingly, an event of default or termination event under a back-to-back swap resulting in early termination of such back-to-back swap will not cause an early termination of the related primary swap.
      The information in the following four paragraphs has been provided by the swap counterparty for use in this prospectus supplement. Except for those four paragraphs, the swap counterparty and its affiliates have not prepared and do not accept responsibility for this prospectus supplement. The information regarding Citibank, N.A. in those four paragraphs has been furnished solely to provide limited introductory information regarding Citibank, N.A. and does not purport to be comprehensive.
Swap Counterparty.
      Citibank, N.A. will be the swap counterparty. Citibank was originally organized on June 16, 1812, and now is a national banking association organized under the National Bank Act of 1864. Citibank is an indirect wholly-owned subsidiary of Citigroup Inc. (“Citigroup”), a Delaware holding company. As of December 31, 2006, the total assets of Citibank and its consolidated subsidiaries represented approximately 53.3% of the total assets of Citigroup and its consolidated subsidiaries.
      Citibank is a commercial bank that, along with its subsidiaries and affiliates, offers a wide range of banking and trust services to its customers throughout the United States and the world. As of March 31, 2007, Citibank had consolidated assets of approximately $1,076,949 million, consolidated deposits of approximately $690,805 million and stockholder’s equity of approximately $77,302 million.
      The obligations of Citibank, N.A. under the primary swap will not be guaranteed by Citigroup Inc. or insured by the Federal Deposit Insurance Corporation. Citibank, N.A. may, under certain circumstances, be obligated for the liabilities of its affiliates that are Federal Deposit Insurance Corporation-insured depository institutions.

Swap Counterparty Ratings.
      Moody’s currently rates Citibank’s long-term senior debt and short-term debt as “Aaa” and “P-1,” respectively. Standard & Poor’s currently rates Citibank’s long-term senior debt and short-term debt as “AA+” and “A-1+,” respectively. Fitch currently rates Citibank’s long-term senior debt and short-term debt as “AA+” and “F1+,” respectively. DBRS currently rates Citibank’s long-term senior debt and short-term debt as “R-1(high)” and “AA(high),” respectively. Further information regarding these ratings may be obtained from Moody’s, Standard & Poor’s, Fitch and DBRS, respectively. No assurances can be given that the current ratings of Citibank’s instruments will be maintained.
Swap Agreement Significance Percentage.
      Based on a reasonable good faith estimate of maximum probable exposure calculated in accordance with GMAC’s general risk management procedures, the significance percentage of the interest rate swap agreement is less than 10%.
Distribution of Assets Following Payment in Full of the Securities
      Following payment in full of the notes and payment of all liabilities of the trust in accordance with applicable law, any remaining assets in the trust and any remaining amount in the reserve account will be distributed to the holders of the certificates.
CERTAIN FEES AND EXPENSES
Basic Servicing Fee                   1.00% per annum
      Only the basic servicing fee will be paid out of collections from the receivables. The servicer also will be entitled to a supplemental servicing fee, which will not be paid out of collections, and will include late fees, prepayment charges and other administrative fees and expenses collected during the month and investment earnings on the trust accounts. The servicer is entitled to be reimbursed out of the receivables cash flows for liquidation expenses and other out-of-pocket costs related to liquidation, not to exceed $300 per receivable or such greater amount as the Servicer determines necessary in accordance with its customary procedures to refurbish and dispose of a repurchased financed vehicle. See “The Transfer and Servicing Agreements—Servicing Compensation and Payment of Expenses” and “The Transfer and Servicing Agreements—Servicing of Liquidating Receivables.”
ERISA CONSIDERATIONS
      The prospectus describes the general rules that apply to the purchase of offered notes by pension, profit-sharing and other employee benefit plans, as well as individual retirement accounts and specified types of Keogh Plans and collective investment funds and insurance company general accounts or separate accounts in which these plans and accounts are invested. We refer to these investors as “benefit plans,” and each benefit plan that is considering an investment in the offered notes should review “ERISA Considerations” in the prospectus. We use terms in this section of the prospectus supplement that have been defined in that section of the prospectus.

      Although there is little guidance on the subject, the depositor believes that, at the time of their issuance, the offered notes should not be treated as an equity interest in the trust for purposes of the plan assets regulation. This determination is based in part upon the traditional debt features of the offered notes, including the reasonable expectation of purchasers of offered notes that the offered notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the offered notes for ERISA purposes could change if the trust incurred losses. The more subordinated a class of offered notes is, the greater the risk of recharacterization is with respect to that class.
      However, without regard to whether the offered notes are treated as an equity interest for purposes of the plan assets regulation, the acquisition or holding of offered notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the trust, the depositor, the servicer, the indenture trustee, the owner trustee, the swap counterparty or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of the offered notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the offered notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.”
      In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA for prohibited transactions between a benefit plan and a person or entity that is a party in interest to such benefit plan solely by reason of providing services to the benefit plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advise with respect to the assets of the benefit plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers that are benefit plans should consult with their advisors regarding the applicability of any such exemption.
      By acquiring an offered note, each purchaser and transferee will be deemed to represent and warrant that either (1) it is not acquiring the offered note with the assets of a benefit plan or other plan that is subject to any law that is substantially similar to ERISA or Section 4975 of the Internal Revenue Code, or (2) the acquisition and holding of the offered note will not give rise to a non-exempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Internal Revenue Code or a violation of any substantially similar applicable law.
      Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements; however, governmental plans may be subject to comparable state law restrictions.

      The trust and the underwriters are not relying on the underwriter’s exemption with respect to the purchase of the offered notes by a benefit plan.
LEGAL PROCEEDINGS
      There are no current legal proceedings pending, or to the best knowledge of management of such entity, threatened, against the trust, the sponsor, the servicer or the depositor that, if determined adversely to such party, would be expected to have a material adverse effect on the performance of the notes.
      Each of the owner trustee and the indenture trustee has represented to the trust that it is not a party to any current legal proceedings, nor is its management aware of any legal proceedings threatened against it that, if determined adversely to such party, would be expected to be material to investors.
FEDERAL INCOME TAX CONSEQUENCES
      Kirkland & Ellis LLP, special tax counsel to the depositor, has delivered its opinion for U.S. federal income tax purposes that the offered notes will constitute indebtedness. Each noteholder, by the acceptance of a note, will agree to treat the note as indebtedness for federal, state and local income and franchise tax purposes.
      The offered notes that are fixed rate notes may be issued with a “de minimis” amount of original issue discount, or “OID,” for federal income tax purposes. The floating rate notes will not be issued with any OID. The rules discussed in the prospectus requiring a holder to include OID in income under a “constant yield method” are inapplicable to OID which is de minimis. However, a holder of a note with a de minimis amount of OID must include such OID in income proportionately as principal payments are made on such note. See “Federal Income Tax Consequences—The Notes—Original Issue Discount” in the prospectus for a general discussion of the federal income tax treatment of OID and its general application to holders of debt instruments.
      Kirkland & Ellis LLP has also delivered its opinion that the trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but should be classified as a disregarded entity for federal income tax purposes. See “Federal Income Tax Consequences” and “State and Local Tax Consequences” in the prospectus.

UNDERWRITING
      Subject to the terms and conditions set forth in the underwriting agreement, the depositor has agreed to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase from the depositor, the principal amount of the offered notes set forth opposite its name below:
Aggregate Principal Amount to be Purchased

	Class A-PT	Class A-2a	Class A-2b	Class A-3	Class A-4a	Class A-4b
Underwriter	Notes	Notes	Notes	Notes	Notes	Notes

Calyon Securities (USA) Inc.	$337,500,000	$22,500,000	$76,500,000	$85,500,000	$38,106,900	$13,500,000

Citigroup Global Markets Inc.	$337,500,000	$22,500,000	$76,500,000	$85,500,000	$38,106,900	$13,500,000

HSBC Securities (USA) Inc.	$337,500,000	$22,500,000	$76,500,000	$85,500,000	$38,106,900	$13,500,000

J.P. Morgan Securities Inc.	$337,500,000	$22,500,000	$76,500,000	$85,500,000	$38,106,900	$13,500,000

BMO Capital Markets Corp.	$30,000,000	$2,000,000	$6,800,000	$7,600,000	$3,387,280	$1,200,000

CIBC World Markets Corp.	$30,000,000	$2,000,000	$6,800,000	$7,600,000	$3,387,280	$1,200,000

Comerica Securities Inc.	$30,000,000	$2,000,000	$6,800,000	$7,600,000	$3,387,280	$1,200,000

Lloyds TSB Bank plc	$30,000,000	$2,000,000	$6,800,000	$7,600,000	$3,387,280	$1,200,000

RBC Capital Markets Corporation	$30,000,000	$2,000,000	$6,800,000	$7,600,000	$3,387,280	$1,200,000

Total	$1,500,000,000	$100,000,000	$340,000,000	$380,000,000	$169,364,000	$60,000,000

      Calyon Securities (USA) Inc., Citigroup Global Markets Inc., HSBC Securities (USA) Inc. and J.P. Morgan Securities Inc. are responsible for jointly leading and managing the offering of the offered notes.
      Lloyds TSB Bank PLC is not a U.S. registered broker-dealer and, therefore, to the extent that it intends to effect any sales of the notes in the United States, it will do so through one or more U.S. registered broker-dealers as permitted by regulations promulgated under the Securities Exchange Act of 1934, as amended.
      The depositor has been advised by the underwriters that the several underwriters propose initially to offer the Class A-PT Notes, Class A-2a Notes, the A-2b Notes, the Class A-3 Notes, the Class A-4a Notes and the A-4b Notes to the public at the prices set forth on the cover page of this prospectus supplement, and to dealers at those prices less a selling concession not in excess of the percentage set forth below for each class of offered notes. The underwriters may allow, and those dealers may reallow to other dealers, a subsequent concession not in excess of the percentage set forth below for each class of offered notes. After the initial public offering, the public offering price and these concessions may be changed.

	Selling Concession	Reallowance

Class A-PT Notes	0.090%	0.0500%
Class A-2a Notes	0.075%	0.0400%
Class A-2b Notes	0.075%	0.0400%
Class A-3 Notes	0.105%	0.0600%
Class A-4a Notes	0.150%	0.0900%
Class A-4b Notes	0.150%	0.0900%

      The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids for the offered notes in accordance with Regulation M under the Securities Exchange Act of 1934.
      Over-allotment transactions involve short sales by the underwriters of the offered notes. Short sales involve the sale by the underwriters of a greater number of offered notes than they are required to purchase in the offering. This creates a syndicate short position and the need to engage in syndicate covering transactions to close out the syndicate short position. Short sales may be in the form of “covered” short sales or “naked” short sales.
      Covered short sales are sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional offered notes in the offering. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing the offered notes in the open market. In determining the source of the offered notes to close out the covered short position, the underwriters will consider, among other things, the price of the offered notes available for purchase in the open market as compared to the price at which they may purchase the offered notes through the over-allotment option.
      Naked short sales are sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing the offered notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the offered notes in the open market after pricing that could adversely affect investors who purchase in the offering.
      Stabilizing transactions permit the underwriters to make bids on or purchase the offered notes so long as the stabilizing bids or purchase prices do not exceed a specified maximum.
      Syndicate covering transactions involve purchases of the offered notes in the open market after the distribution has been completed in order to cover syndicate short positions.
      Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the offered notes originally sold by that syndicate member are purchased in a syndicate covering transaction.
      Similar to other purchase transactions, over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the offered notes to be higher than they would otherwise be in the absence of these transactions, and may also have the potential effect of preventing or retarding a decline in the market value of the offered notes. Neither the depositor nor any underwriter represents that the underwriters will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice at any time.
      In the ordinary course of its business, one or more of the underwriters and affiliates have provided, and in the future may provide, investment banking and commercial banking services to the depositor, the trust and their affiliates.
      The following chart sets forth information on the aggregate proceeds to the depositor from the sale of the offered notes.

		As a Percent of Initial
		Aggregate Principal
		Amount of the Offered
	Aggregate Amount	Notes

Sale of the Offered Notes Proceeds	$2,549,319,787	99.998266%
Underwriting Discount on the Offered Notes	$4,038,410	0.158409%
Additional Offering Expenses	$1,200,000	0.047071%
Net Proceeds to Depositor	$2,544,081,377	99.792787%

LEGAL OPINIONS
      Specified matters relating to the offered notes will be passed upon for the trust, the depositor and GMAC by Richard V. Kent, Esq., General Counsel of the depositor and Assistant General Counsel of GMAC, and by Kirkland & Ellis LLP, counsel to the depositor, the trust and GMAC. Mr. Kent owns shares of General Motors common stock and has options to purchase shares of General Motors common stock, $1 2/3 par value. Certain federal income tax matters and certain bankruptcy matters will be passed upon for GMAC, the trust and the depositor by Kirkland & Ellis LLP. Specified matters relating to the offered notes will be passed upon for the underwriters by Mayer, Brown, Rowe & Maw LLP, which has from time to time represented, and is currently representing, GMAC and its affiliates.
REPORTS AND ADDITIONAL INFORMATION
      For a summary of reports to be provided to securityholders, see “Book-Entry Registration; Reports to Securityholders—Reports to Securityholders” in the prospectus.
      The servicer will file with the SEC all required annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K, and amendments to those reports about the trust under Capital Auto Receivables Asset Trust 2007-2, SEC file number 333-105077-09. These reports will be made available on the world wide web at http://www.gmacfs.com/us/en/business/investing/securitization/sectoc.htm. For further information on how to obtain these reports, see “Where You Can Find More Information” in the prospectus.

GLOSSARY OF TERMS TO PROSPECTUS SUPPLEMENT
      The following are definitions of terms used in this prospectus supplement. References to the singular form of defined terms in this prospectus supplement include references to the plural and vice versa. Capitalized terms not defined in this prospectus supplement are defined in the accompanying prospectus.
      “Aggregate Amount Financed” means with respect to all the receivables as of the cutoff date, $3,350,089,106.02.
      “Aggregate Class A Interest Distributable Amount” means, with respect to any distribution date, the sum of (1) the aggregate of the Note Class Interest Distributable Amount for each class of the Class A Notes as of such distribution date and (2) the Class A Interest Carryover Shortfall as of the preceding distribution date.
      “Aggregate Class B Interest Distributable Amount” means, with respect to any distribution date, the sum of the Note Class Interest Distributable Amount as of such distribution date for the Class B Notes and the Class B Interest Carryover Shortfall as of the preceding distribution date.
      “Aggregate Class C Interest Distributable Amount” means, with respect to any distribution date, the sum of the Note Class Interest Distributable Amount as of such distribution date for the Class C Notes and the Class C Interest Carryover Shortfall as of the preceding distribution date.
      “Aggregate Class D Interest Distributable Amount” means, with respect to any distribution date, the sum of the Note Class Interest Distributable Amount as of such distribution date for the Class D Notes and the Class D Interest Carryover Shortfall as of the preceding distribution date.
      “Aggregate Noteholders’ Interest Distributable Amount” means, for any distribution date, the sum of (i) the Aggregate Class A Interest Distributable Amount with respect to such distribution date, (ii) the Aggregate Class B Interest Distributable Amount as of such distribution date, (iii) the Aggregate Class C Interest Distributable Amount as of such distribution date and (iv) the Aggregate Class D Interest Distributable Amount as of such distribution date.
      “Aggregate Noteholders’ Principal Distributable Amount” means, for any distribution date, the sum of the (1) the Noteholders’ Regular Principal Distributable Amount as of such distribution date and (2) the Aggregate Noteholders’ Priority Principal Distributable Amount as of such distribution date.
      “Aggregate Noteholders’ Priority Principal Distributable Amount” means, with respect to any distribution date, the sum of (i) the First Priority Principal Distributable Amount, (ii) the Second Priority Principal Distributable Amount, (iii) the Third Priority Principal Distributable Amount and (iv) the Fourth Priority Principal Distributable Amount, each as of such distribution date.
      “Aggregate Principal Balance of Non-Subvented Receivables” means, as of any date, the present value as of that date of all scheduled monthly payments on all of the non-subvented receivables (other than Liquidating Receivables) held by the trust on that date which have not been applied on or prior to such date (determined after taking into account any Warranty Payments and Administrative Purchase Payments in respect of such receivables), with each receivable being discounted from the last day of the calendar month in which payments are to become due to that date at the greater of the Discount Rate and the annual percentage rate of the receivable.
      “Aggregate Principal Balance of Subvented Receivables” means, as of any date, the present value as of that date of all scheduled monthly payments on all of the subvented receivables (other than Liquidating Receivables) held by the trust on that date which have not been applied on or prior to such date (determined after taking into account any Warranty Payments and Administrative Purchase Payments in respect of such receivables), with each receivable being discounted from the last day of the calendar month in which payments are to become due to that date at the greater of the Discount Rate and the annual percentage rate of the receivable.
      “aggregate receivables principal balance” means, as of any date, the sum of the Aggregate Principal Balance of Subvented Receivables and the Aggregate Principal Balance of Non-Subvented Receivables, each as of such date.
      “Available Interest” means, for a distribution date:
      the sum, for the prior monthly period, of:

(1) that portion of all collections on the receivables held by the trust, other than Liquidating Receivables, allocable to interest,

(2) Liquidation Proceeds, to the extent allocable to interest,

(3) all Simple Interest Advances,

(4) the Warranty Payment or the Administrative Purchase Payment for each receivable that the depositor repurchased or the servicer purchased during that monthly period, to the extent allocable to accrued interest thereon, and

(5) the net amount, if any, paid by the swap counterparty to the trust pursuant to any interest rate swap, except,

that any of the foregoing amounts, to the extent they constitute any of the following, shall be excluded from “Available Interest”:

(a) any Excess Simple Interest Collections,

(b) all Liquidation Proceeds from Simple Interest Receivables paid to the servicer to reimburse outstanding Simple Interest Advances as described in the prospectus under “The Transfer and Servicing Agreements—Monthly Advances,” and

(c) liquidation expenses as specified in the Pooling and Servicing Agreement as an allowance for amounts charged to the account of the obligor, in keeping with the servicer’s customary procedures, for the refurbishing and disposition of the financed vehicle and other out-of-pocket costs incurred in the liquidation.
      For purposes of this definition, references to the prior monthly period shall include, for the initial distribution date, the period since the cutoff date. All of the preceding allocations shall be made in accordance with the servicer’s customary servicing procedures.

      “Available Principal” means for a distribution date:
      the sum, for the prior monthly period, of:

(1) that portion of all collections on the receivables held by the trust, other than Liquidating Receivables, allocable to principal,

(2) Liquidation Proceeds to the extent allocable to principal, and

(3) to the extent allocable to principal, the Warranty Payment or the Administrative Purchase Payment for each receivable that the depositor repurchased or the servicer purchased during that monthly period, except,

that any of the foregoing amounts, to the extent they constitute any of the following, shall be excluded from “Available Principal”:

(a) any Excess Simple Interest Collections,

(b) Liquidation Proceeds from Simple Interest Receivables paid to the servicer to reimburse outstanding Simple Interest Advances as described in the prospectus under “The Transfer and Servicing Agreements—Monthly Advances,” and

(e) liquidation expenses as specified in the Pooling and Servicing Agreement as an allowance for amounts charged to the account of the obligor, in keeping with the servicer’s customary procedures, for the refurbishing and disposition of the financed vehicle and other out-of-pocket costs incurred in the liquidation.
      For purposes of this definition, references to the prior monthly period shall include, for the initial distribution date, the period since the cutoff date. All of the preceding allocations shall be made in accordance with the servicer’s customary servicing procedures.
      “back-to-back swap” is defined on page S-41.
      “Basic Servicing Fee Rate” means 1.00% per annum.
      “Class A Notes” means, collectively, the Class A-PT Notes, Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.
      “Class A Interest Carryover Shortfall” means, for the Class A Notes, as of the close of any distribution date, the excess of the Aggregate Class A Interest Distributable Amount for that distribution date over the amount that was actually deposited in the Note Distribution Account on that distribution date in respect of interest for the Class A Notes.
      “Class A-1a Notes” means the 5.60493% Asset Backed Notes, Class A-1a issued by the trust.
      “Class A-1b Notes” means the Floating Rate Asset Backed Notes, Class A-1b issued by the trust.
      “Class A-1 Notes” means, collectively, the Class A-1a Notes and the Class A-1b Notes.
      “Class A-2a Notes” means the 5.31% Asset Backed Notes, Class A-2a issued by the trust.

      “Class A-2b Notes” means the Floating Rate Asset Backed Notes, Class A-2b issued by the trust.
      “Class A-2 Notes” means, collectively, the Class A-2a Notes and the Class A-2b Notes.
      “Class A-3 Notes” means the Floating Rate Asset Backed Notes, Class A-3 issued by the trust.
      “Class A-4a Notes” means the 5.39% Asset Backed Notes, Class A-4a issued by the trust.
      “Class A-4b Notes” means the Floating Rate Asset Backed Notes, Class A-4b issued by the trust.
      “Class A-4 Notes” means, collectively, the Class A-4a Notes and the Class A-4b Notes.
      “Class A-PT Notes” means the Floating Rate Asset Backed Notes, Class A-PT issued by the trust.
      “Class B Notes” means the 5.76% Asset Backed Notes, Class B issued by the trust.
      “Class B Interest Carryover Shortfall” means, as of the close of any distribution date, the excess of the Aggregate Class B Interest Distributable Amount for that distribution date over the amount that was actually deposited in the Note Distribution Account on that distribution date in respect of interest for the Class B Notes.
      “Class C Notes” means the 6.51% Asset Backed Notes, Class C issued by the trust.
      “Class C Interest Carryover Shortfall” means, as of the close of any distribution date, the excess of the Aggregate Class C Interest Distributable Amount for that distribution date over the amount that was actually deposited in the Note Distribution Account on that distribution date in respect of interest for the Class C Notes.
      “Class D Notes” means the 8.30% Asset Backed Notes, Class D issued by the trust.
      “Class D Interest Carryover Shortfall” means, as of the close of any distribution date, the excess of the Aggregate Class D Interest Distributable Amount for that distribution date over the amount that was actually deposited in the Note Distribution Account on that distribution date in respect of interest for the Class D Notes.
      “contingent swap counterparty” is defined on page S-39.
      “Controlling Class” is defined on page S-34.
      “cutoff date” means August 1, 2007.
      “DBRS” means DBRS Inc.
      “designated event” is defined on page S-40.
      “Discount Rate” means 9.30% per annum.
      “distribution dates” is defined on page S-2.
      “Eligible Investments” is defined on page S-37.
      “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

      “Final Scheduled Distribution Date” means the final scheduled distribution date (1) for each of the Class A-PT Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, as set forth on the front cover page of this prospectus supplement, (2) for the Class A-1 Notes, the distribution date in August 2008, (3) for the Class B Notes, the distribution date in February 2014, (4) for the Class C Notes, the distribution date in February 2014, and (5) for the Class D Notes, the distribution date in February 2014.
      “First Priority Principal Distributable Amount” means, with respect to any distribution date, an amount equal to the excess, if any, of (i) the aggregate outstanding principal balance of the Class A Notes as of the preceding distribution date (after giving effect to any principal payments made on the Class A Notes on such preceding distribution date) over (ii) the aggregate receivables principal balance as of the close of business on the last day of the immediately preceding monthly period.
      “fixed rate notes” is defined on page S-2.
      “floating rate notes” is defined on page S-2.
      “Fourth Priority Principal Distributable Amount” means, with respect to any distribution date, an amount not less than zero equal to the difference between (i) the excess, if any, of (a) the aggregate outstanding principal balance of all of the notes as of the preceding distribution date (after giving effect to any principal payments made on the notes on such preceding distribution date) over (b) the aggregate receivables principal balance as of the close of business on the last day of the immediately preceding monthly period, and (ii) the sum of (a) the First Priority Principal Distributable Amount, if any, with respect to such distribution date, (b) the Second Priority Principal Distributable Amount, if any, with respect to such distribution date, and (c) the Third Priority Principal Distributable Amount, if any, with respect to such distribution date.
      “GMAC” is defined on page S-1.
      “hypothetical pool of discounted receivables” is defined on page S-20.
      “hypothetical pool of non-discounted receivables” is defined on page S-21.
      “initial aggregate receivables principal balance” means $3,004,618,442.41.
      “LIBOR Business Day” means any day other than a Saturday, Sunday or any other day on which banks in London are required or authorized to be closed.
      “Monthly Remittance Condition” means each of the following conditions:
      (1) GMAC is the servicer,
      (2) no servicer default has occurred and is continuing, and
      (3) the short-term unsecured debt of the servicer is rated at least A-1 by Standard & Poor’s and at least P-1 by Moody’s.
      “Moody’s” means Moody’s Investors Services, Inc.
      “non-subvented receivables” is defined on page S-3.
      “Note Class Interest Distributable Amount” means, for any class or tranche of notes and any distribution date, the product of (1) the outstanding principal balance of that class or tranche as of the close of the preceding distribution date, or, in the case of the first distribution date, the outstanding principal balance of that class or tranche on the closing date, and (2) in the case of (A) the fixed rate notes, other than the Class A-1 Notes, one-twelfth of the interest rate for that class or tranche, or, in the case of the first distribution date, the interest rate for that class multiplied by a fraction, the numerator of which is 22 and the denominator of which is 360, and (B) in the case of the Class A-1 Notes and floating rate notes, the product of the interest rate for that class or tranche for that distribution date and a fraction, the numerator of which is the number of days elapsed from and including the prior distribution date (or, in the case of the first distribution date, from and including the closing date), to but excluding that distribution date and the denominator of which is 360.
      “Noteholders’ Regular Principal Distributable Amount” means, for the notes, with respect to any distribution date, an amount equal to the lesser of:

(A) the outstanding principal balance of the notes as of the preceding distribution date reduced by the Aggregate Noteholders’ Priority Principal Distributable Amount, if any, with respect to such distribution date, and

(B) the excess, if any, of:

(X) the Principal Distributable Amount over

(Y) the Aggregate Noteholders’ Priority Principal Distributable Amount, if any, with respect to such distribution date.
      Notwithstanding the foregoing, after the Final Scheduled Distribution Date for the Class D Notes, the Noteholders’ Regular Principal Distributable Amount will equal the greater of (1) the amount specified above and (2) the outstanding principal balance of the notes as of the preceding distribution date.
      “obligors” is defined on page S-3.
      “offered notes” is defined on page S-1.
      “OID” is defined on page S-44.
      “One-Month LIBOR” is defined on page S-31.
      “Overcollateralization Target Amount” means the product of 0.25% multiplied by the initial aggregate receivables principal balance.
      “primary swap” is defined on page S-38.
      “Principal Distributable Amount” means, with respect to any distribution date, the excess of (1) the aggregate principal balance of the Class A Notes, Class B Notes, Class C Notes and Class D Notes as of the preceding distribution date (after giving effect to any principal payments made on the notes on such distribution date) over (2) the result of the aggregate receivables principal balance as of the close of business on the last day of the immediately preceding monthly period minus the Overcollateralization Target Amount.
      “receivables” is defined on page S-3.
      “Reference Bank Rate” means, for any distribution date, a rate determined on the basis of the rates at which deposits in U.S. dollars are offered by reference banks as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month, in amounts approximately equal to the then outstanding principal amount of the applicable class or tranche of floating rate notes. The reference banks will be four major banks that are engaged in transactions in the London interbank market, selected by the indenture trustee after consultation with the depositor. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations, rounded upwards to the nearest one-sixteenth of one percent. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean, rounded upwards to the nearest one-sixteenth of one percent, of the rates quoted by one or more major banks in New York City, selected by the indenture trustee after consultation with the depositor, as of 11:00 a.m., New York City time, on that date to leading European banks for U.S. dollar deposits for a period of one month in amounts approximately equal to the principal amount of the then outstanding floating rate notes. If no quotation can be obtained, then One-Month LIBOR will be the rate from the prior distribution date.
      “remaining payments” is defined on page S-3.
      “Second Priority Principal Distributable Amount” means, with respect to any distribution date, an amount not less than zero equal to the difference between (i) the excess, if any, of (a) the aggregate outstanding principal balance of the Class A Notes and the Class B Notes as of the preceding distribution date (after giving effect to any principal payments made on the Class A Notes and Class B Notes on such preceding distribution date) over (b) the aggregate receivables principal balance as of the close of business on the last day of the immediately preceding monthly period, and (ii) the First Priority Principal Distributable Amount, if any, with respect to such distribution date.
      “Specified Reserve Account Balance” is defined on page S-37.
      “Standard & Poor’s” means Standard & Poor’s Rating Services.
      “subvented receivables” is defined on page S-3.
      “swap counterparty” is defined on page S-5.
      “Third Priority Principal Distributable Amount” means, with respect to any distribution date, an amount not less than zero equal to the difference between (i) the excess, if any, of (a) the aggregate outstanding principal balance of the Class A Notes, the Class B Notes and the Class C Notes as of the preceding distribution date (after giving effect to any principal payments made on the Class A Notes, the Class B Notes and the Class C Notes on such preceding distribution date) over (b) the aggregate receivables principal balance as of the close of business on the last day of the immediately preceding monthly period, and (ii) the sum of (a) the First Priority Principal Distributable Amount, if any, with respect to such distribution date and (b) the Second Priority Principal Distributable Amount, if any, with respect to such distribution date.

APPENDIX A: STATIC POOL DATA
      The following information represents static pool data from all publicly offered and selected privately offered securitized pools originated by the sponsor beginning with CARAT 2000-1. Privately offered securitized pools are marked PR after the year in which they were originated. The privately offered securitized pools represented in this appendix are comprised of non-subvented receivables and the pools were selected to offer a comparison to the publicly offered, subvented securitized pools of the sponsor during the same time period. The following information is not a part of the prospectus or the registration statement. In cases of omitted information from the following tables, such omitted information is either unavailable or would only be available with unreasonable effort or expense.
      In the tables in this Appendix A, actual prepayments on a receivable are any principal payments related to that receivable in excess of the scheduled principal payment for that receivable for the applicable period. These include voluntary prepayments, payments from third parties, repurchases, repossession proceeds, funds not recovered due to chargeoffs, and servicer advances. However, the “Prepayment Speeds” shown in the tables are the percentage of the actual principal balance of the pool represented by the difference between the actual month-end principal balance of the pool and the scheduled month-end principal balance of the pool. The amount by which the actual principal balance is lower than the scheduled principal balance is the “prepayment amount.” The “prepayment amount” is divided by the scheduled principal balance at month-end and then by the number of months elapsed since the cutoff date to determine the average prepayment rate. The prepayment rate for the most recent month is determined from the cumulative average prepayment rates for the current and immediately prior month. ABS prepayment speeds, on the other hand, are measured as a percentage of the cutoff date pool balance. The “Delinquency Statistics” represent accounts that were greater than 60 days delinquent at the reporting date. The “Net Loss Statistics” represent actual charge-offs, net of recoveries. With respect to Net Loss Statistics, the percentage presented represents the Net Losses for the reporting period, as well as a percentage of the initial aggregate receivables principal balance. Where “Clean-up Call Exercised” appears in the prepayment speed column, the servicer exercised its clean-up call option in the month indicated, as described in the prospectus under “The Transfer and Servicing Agreements—Termination.”

					Initial Aggregate Receivables
CARAT 2000-1					Principal Balance $2,193,832,649.58

100% Non-Subvented		Delinquency Statistics			Net Loss Statistics
	Prepayment
Month	Speeds	Units	%	Total Units	$	%	Cumulative $	Cumulative %

Apr-00	1.32	35	0.023170%	151,060	9,403.56	0.000429%	9,403.56	0.0004%
May-00	1.88	445	0.300319%	148,176	195,630.87	0.008917%	205,034.43	0.0093%
Jun-00	1.70	557	0.382947%	145,451	697,464.05	0.031792%	902,498.48	0.0411%
Jul-00	1.72	675	0.472831%	142,757	869,778.27	0.039647%	1,772,276.75	0.0808%
Aug-00	1.84	703	0.502786%	139,821	1,467,539.88	0.066894%	3,239,816.63	0.1477%
Sep-00	1.62	790	0.576335%	137,073	1,080,555.69	0.049254%	4,320,372.32	0.1969%
Oct-00	1.76	844	0.628308%	134,329	1,476,393.87	0.067297%	5,796,766.19	0.2642%
Nov-00	1.54	825	0.626100%	131,768	1,446,601.75	0.065939%	7,243,367.94	0.3302%
Dec-00	1.34	999	0.771566%	129,477	1,374,607.87	0.062658%	8,617,975.81	0.3928%
Jan-01	1.75	1,175	0.927739%	126,652	1,565,381.10	0.071354%	10,183,356.91	0.4642%
Feb-01	1.71	866	0.699617%	123,782	1,707,989.88	0.077854%	11,891,346.79	0.5420%
Mar-01	2.00	750	0.621386%	120,698	1,564,681.93	0.071322%	13,456,028.72	0.6134%
Apr-01	1.73	692	0.587411%	117,805	1,177,827.93	0.053688%	14,633,856.65	0.6670%
May-01	1.88	698	0.608438%	114,720	1,498,365.32	0.068299%	16,132,221.97	0.7353%
Jun-01	1.68	777	0.694730%	111,842	1,196,395.61	0.054534%	17,328,617.58	0.7899%
Jul-01	1.82	918	0.843533%	108,828	998,088.81	0.045495%	18,326,706.39	0.8354%
Aug-01	1.80	929	0.878138%	105,792	1,326,585.60	0.060469%	19,653,291.99	0.8958%
Sep-01	1.39	948	0.918756%	103,183	1,152,719.34	0.052544%	20,806,011.33	0.9484%
Oct-01	2.54	968	0.974157%	99,368	1,189,348.79	0.054213%	21,995,360.12	1.0026%
Nov-01	1.84	938	0.974900%	96,215	2,132,343.44	0.097197%	24,127,703.56	1.0998%

					Initial Aggregate Receivables
CARAT 2000-1					Principal Balance $2,193,832,649.58

100% Non-Subvented		Delinquency Statistics			Net Loss Statistics
	Prepayment
Month	Speeds	Units	%	Total Units	$	%	Cumulative $	Cumulative %

Dec-01	1.41	1,051	1.122491%	93,631	1,782,740.29	0.081261%	25,910,443.85	1.1811%
Jan-02	2.00	1,221	1.351755%	90,327	1,523,912.81	0.069463%	27,434,356.66	1.2505%
Feb-02	1.46	865	0.987612%	87,585	1,678,194.11	0.076496%	29,112,550.77	1.3270%
Mar-02	1.63	696	0.820416%	84,835	1,595,476.11	0.072726%	30,708,026.88	1.3997%
Apr-02	1.78	659	0.805446%	81,818	1,127,391.11	0.051389%	31,835,417.99	1.4511%
May-02	1.61	619	0.783019%	79,053	1,216,888.80	0.055469%	33,052,306.79	1.5066%
Jun-02	1.29	655	0.856915%	76,437	941,687.40	0.042924%	33,993,994.19	1.5495%
Jul-02	1.66	771	1.052114%	73,281	916,654.63	0.041783%	34,910,648.82	1.5913%
Aug-02	1.56	756	1.077030%	70,193	855,602.48	0.039000%	35,766,251.30	1.6303%
Sep-02	1.32	730	1.081449%	67,502	737,780.35	0.033630%	36,504,031.65	1.6639%
Oct-02	1.52	714	1.104101%	64,668	963,050.89	0.043898%	37,467,082.54	1.7078%
Nov-02	1.01	640	1.025329%	62,419	735,539.52	0.033528%	38,202,622.06	1.7414%
Dec-02	1.18	675	1.124925%	60,004	1,022,133.75	0.046591%	39,224,755.81	1.7880%
Jan-03	1.43	789	1.378431%	57,239	577,842.64	0.026339%	39,802,598.45	1.8143%
Feb-03	1.06	582	1.061501%	54,828	501,707.89	0.022869%	40,304,306.34	1.8372%
Mar-03	1.37	506	0.961977%	52,600	663,209.59	0.030231%	40,967,515.93	1.8674%
Apr-03	1.25	471	0.935285%	50,359	659,689.58	0.030070%	41,627,205.51	1.8975%
May-03	1.20	449	0.931593%	48,197	534,254.94	0.024353%	42,161,460.45	1.9218%
Jun-03	1.11	476	1.036450%	45,926	392,863.71	0.017908%	42,554,324.16	1.9397%
Jul-03	1.16	507	1.169685%	43,345	409,759.80	0.018678%	42,964,083.96	1.9584%
Aug-03	0.95	462	1.128315%	40,946	403,599.45	0.018397%	43,367,683.41	1.9768%
Sep-03	0.96	468	1.209240%	38,702	432,899.29	0.019733%	43,800,582.70	1.9965%
Oct-03	0.93	430	1.173677%	36,637	318,665.67	0.014526%	44,119,248.37	2.0111%
Nov-03	Clean-up Call Exercised
CARAT 2000-1 Initial Receivables Pool Characteristics

Weighted Average APR	11.18%
Aggregate Amount Financed	2,193,832,649.58
Number of Contracts in Pool	153,160
Average Amount Financed	14,323.80
Weighted Average Original Maturity	55.79
Weighted Average Remaining Maturity	50.19
Percentage of Scheduled Interest Receivables	25.00%
Percentage of Receivables with Original Maturities => 61 Months	0.00%
Percentage of New Vehicles	58.00%
Percentage of Non-subvented Receivables	100.00%
Weighted Average FICO Score	Not Available
FICO Score Range	Not Available
Weighted Average Loan-to-Value Ratio	Not Available
Cut-Off Date	April 1, 2000

CARAT 2000-1: Distribution of the Initial Receivables Pool by Annual Percentage Rate

			Percentage of
Annual Percentage	Number of	Aggregate	Aggregate
Rate Range	Contracts	Amount Financed	Amount Financed

6.01% to 7.00%	943	$13,978,775.81	0.64%
7.01% to 8.00%	9,620	$143,354,211.35	6.53%
8.01% to 9.00%	30,827	$463,244,567.80	21.12%
9.01% to 10.00%	31,537	$491,038,221.17	22.38%
10.01% to 11.00%	17,826	$269,592,347.46	12.29%
11.01% to 12.00%	13,640	$194,561,906.66	8.87%
12.01% to 13.00%	11,445	$155,768,115.70	7.10%
13.01% to 14.00%	8,740	$116,594,780.82	5.31%
14.01% to 15.00%	7,313	$94,786,906.90	4.32%
15.01% to 16.00%	5,431	$66,992,948.08	3.05%
16.01% to 17.00%	3,879	$45,584,544.14	2.08%
17.01% to 18.00%	5,699	$70,647,255.00	3.22%
18.01% to 19.00%	3,215	$35,263,414.51	1.61%
19.01% to 20.00%	3,045	$32,424,654.18	1.48%

Total	153,160	$2,193,832,649.58	100.00%

CARAT 2000-1: Distribution of the Initial Receivables Pool by State
      The initial pool of receivables included receivables originated in 46 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounted for more than 5% of the Aggregate Amount Financed. The following breakdown by state was based on the billing addresses of the obligors on the receivables:

Percentage of
Aggregate
State	Amount Financed

Texas	19.15%
Florida	7.83%
California	7.52%
Michigan	5.94%
Georgia	5.28%
CARAT 2000-1 SERVICER ADVANCES

Month	Advances

April-00	$3,119,321.31
May-00	$1,248,064.98
June-00	$1,112,126.42
July-00	$1,678,604.29
August-00	$2,006,128.71
September-00	$1,991,710.43
October-00	$1,554,809.88
November-00	$1,715,784.99

Month	Advances

December-00	$3,043,627.60
January-01	$888,395.01
February-01	$1,449,895.92
March-01	$1,826,716.43
April-01	$1,406,970.02
May-01	$1,685,635.68
June-01	$1,587,647.97
July-01	$1,145,047.09
August-01	$1,294,180.51
September-01	$1,986,888.76
October-01	$1,035,591.61
November-01	$1,431,287.86
December-01	$2,319,883.03
January-02	$785,597.00
February-02	$1,057,923.84
March-02	$1,465,439.59
April-02	$866,822.91
May-02	$1,019,753.70
June-02	$1,029,475.74
July-02	$685,594.21
August-02	$954,790.49
September-02	$769,378.62
October-02	$750,039.85
November-02	$866,757.77
December-02	$845,384.63
January-03	$609,050.82
February-03	$757,499.50
March-03	$582,584.70
April-03	$611,743.43
May-03	$580,313.53
June-03	$520,034.72
July-03	$481,773.29
August-03	$549,253.36
September-03	$439,237.92
October-03	$416,129.20

2000 (9 Months)	$17,470,178.61
2001	$18,058,139.89
2002	$11,096,958.35
2003 (10 Months)	$5,547,620.47

Total	$52,172,897.32

					Initial Aggregate Receivables Principal Balance
CARAT 2000-2					$2,260,019,462.31

100% Subvented		Delinquency Statistics			Net Loss Statistics
	Prepayment
Month	Speeds	Units	%	Total Units	$	%	Cumulative $	Cumulative %

Nov-00	0.47	38	0.021137%	179,779	0.00	0.000000%	0.00	0.0000%
Dec-00	0.69	208	0.116780%	178,112	21,806.89	0.000965%	21,806.89	0.0010%
Jan-01	1.18	318	0.180852%	175,834	112,667.36	0.004985%	134,474.25	0.0060%
Feb-01	0.97	251	0.144539%	173,656	290,542.20	0.012856%	425,016.45	0.0188%
Mar-01	1.25	244	0.142888%	170,763	309,837.05	0.013709%	734,853.50	0.0325%
Apr-01	1.24	244	0.146748%	166,271	232,476.69	0.010286%	967,330.19	0.0428%
May-01	1.28	219	0.135675%	161,415	294,684.30	0.013039%	1,262,014.49	0.0558%
Jun-01	1.20	245	0.156404%	156,646	267,565.10	0.011839%	1,529,579.59	0.0677%
Jul-01	1.36	341	0.224096%	152,167	196,031.21	0.008674%	1,725,610.80	0.0764%
Aug-01	1.42	306	0.207720%	147,314	446,179.52	0.019742%	2,171,790.32	0.0961%
Sep-01	1.01	356	0.248645%	143,176	320,690.53	0.014190%	2,492,480.85	0.1103%
Oct-01	2.14	368	0.266754%	137,955	364,744.97	0.016139%	2,857,225.82	0.1264%
Nov-01	1.44	367	0.275106%	133,403	590,868.80	0.026144%	3,448,094.62	0.1526%
Dec-01	0.87	435	0.337492%	128,892	415,774.98	0.018397%	3,863,869.60	0.1710%
Jan-02	1.64	533	0.433266%	123,019	377,527.63	0.016705%	4,241,397.23	0.1877%
Feb-02	1.17	367	0.309357%	118,633	318,754.26	0.014104%	4,560,151.49	0.2018%
Mar-02	1.26	321	0.281317%	114,106	316,890.14	0.014022%	4,877,041.63	0.2158%
Apr-02	1.60	281	0.256626%	109,498	376,351.56	0.016653%	5,253,393.19	0.2324%
May-02	1.41	289	0.274394%	105,323	355,170.91	0.015715%	5,608,564.10	0.2482%
Jun-02	1.17	342	0.337208%	101,421	338,412.54	0.014974%	5,946,976.64	0.2631%
Jul-02	1.86	385	0.398040%	96,724	298,942.69	0.013227%	6,245,919.33	0.2764%
Aug-02	1.54	306	0.332583%	92,007	266,400.37	0.011788%	6,512,319.70	0.2882%
Sep-02	1.30	335	0.380868%	87,957	299,388.39	0.013247%	6,811,708.09	0.3014%
Oct-02	1.44	306	0.362267%	84,468	279,004.72	0.012345%	7,090,712.81	0.3137%
Nov-02	1.09	318	0.391973%	81,128	301,891.44	0.013358%	7,392,604.25	0.3271%
Dec-02	1.16	317	0.410510%	77,221	212,909.61	0.009421%	7,605,513.86	0.3365%
Jan-03	1.62	376	0.513830%	73,176	309,689.64	0.013703%	7,915,203.50	0.3502%
Feb-03	1.12	247	0.355253%	69,528	214,092.05	0.009473%	8,129,295.55	0.3597%
Mar-03	1.56	220	0.337475%	65,190	150,064.09	0.006640%	8,279,359.64	0.3663%
Apr-03	1.53	220	0.360963%	60,948	163,942.32	0.007254%	8,443,301.96	0.3736%
May-03	1.36	208	0.365451%	56,916	156,299.55	0.006916%	8,599,601.51	0.3805%
Jun-03	1.60	211	0.398670%	52,926	220,086.70	0.009738%	8,819,688.21	0.3902%
Jul-03	1.66	227	0.460278%	49,318	121,730.59	0.005386%	8,941,418.80	0.3956%
Aug-03	1.38	210	0.454447%	46,210	129,306.27	0.005721%	9,070,725.07	0.4014%
Sep-03	1.51	207	0.478126%	43,294	199,438.81	0.008825%	9,270,163.88	0.4102%
Oct-03	1.26	191	0.464517%	41,118	93,397.79	0.004133%	9,363,561.67	0.4143%
Nov-03	0.74	141	0.358532%	39,327	150,003.68	0.006637%	9,513,565.35	0.4210%
Dec-03	1.02	200	0.535246%	37,366	140,249.63	0.006206%	9,653,814.98	0.4272%
Jan-04	1.18	216	0.614632%	35,143	65,749.65	0.002909%	9,719,564.63	0.4301%
Feb-04	Clean-up Call Exercised

CARAT 2000-2 Initial Receivables Pool Characteristics

Weighted Average APR	4.40%
Aggregate Amount Financed	2,260,019,462.31
Number of Contracts in Pool	180,680
Average Amount Financed	12,508.40
Weighted Average Original Maturity	54.13
Weighted Average Remaining Maturity	40.79
Percentage of Scheduled Interest Receivables	43.00%
Percentage of Receivables with Original Maturities => 61 Months	0.00%
Percentage of New Vehicles	100.00%
Percentage of Non-subvented Receivables	0.00%
Weighted Average FICO Score	Not Available
FICO Score Range	Not Available
Weighted Average Loan-to-Value Ratio	Not Available
Cut-Off Date	November 1, 2000
CARAT 2000-2: Distribution of the Initial Receivables Pool by Annual Percentage Rate

			Percentage of
Annual Percentage	Number of	Aggregate	Aggregate
Rate Range	Contracts	Amount Financed	Amount Financed

0.00% to 1.00%	15,797	$215,982,648	9.56%
1.01% to 2.00%	13,182	$127,747,442	5.65%
2.01% to 3.00%	25,243	$255,150,777	11.29%
3.01% to 4.00%	52,232	$574,662,841	25.43%
4.01% to 5.00%	32,698	$463,507,459	20.51%
5.01% to 6.00%	28,851	$404,488,168	17.90%
6.01% to 7.00%	8,191	$143,105,468	6.33%
7.01% to 8.00%	4,422	$74,417,149	3.29%
8.01% to 9.00%	64	$957,510	0.04%

Total	180,680	$2,260,019,462	100.00%

CARAT 2000-2: Distribution of the Initial Receivables Pool by State
      The initial pool of receivables included receivables originated in 46 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounted for more than 4.43% of the Aggregate Amount Financed. The following breakdown by state was based on the billing addresses of the obligors on the receivables:

Percentage of
Aggregate
State	Amount Financed

California	12.81%
Illinois	9.76%
Texas	8.38%
Michigan	7.31%
New York	6.38%
Florida	5.17%

CARAT 2000-2 SERVICER ADVANCES

Month	Advances

December-00	$3,740,366.98
January-01	$836,401.81
February-01	$1,504,007.33
March-01	$1,262,070.11
April-01	$1,099,435.19
May-01	$1,128,287.11
June-01	$1,656,219.31
July-01	$905,805.21
August-01	$992,680.27
September-01	$2,210,180.63
October-01	$800,057.70
November-01	$1,183,722.38
December-01	$2,374,069.38
January-02	$780,208.35
February-02	$1,341,523.43
March-02	$1,292,561.95
April-02	$789,355.43
May-02	$847,932.41
June-02	$1,427,919.37
July-02	$628,650.12
August-02	$894,316.50
September-02	$829,238.73
October-02	$698,102.81
November-02	$1,071,792.48
December-02	$805,440.72
January-03	$608,975.89
February-03	$811,868.29
March-03	$474,527.31
April-03	$561,075.69
May-03	$577,021.27
June-03	$460,327.69
July-03	$427,096.85
August-03	$570,746.48
September-03	$382,501.90
October-03	$351,987.26
November-03	$677,376.76
December-03	$383,932.28
January-04	$313,521.67

2000 (1 Month)	$3,740,366.98
2001	$15,952,936.43
2002	$11,407,042.30
2003	$6,287,437.67
2004 (1 Month)	$313,521.67

Total	$37,701,305.05

					Initial Aggregate Receivables
CARAT 2001-1					Principal Balance $3,400,033,683.65

100% Subvented		Delinquency Statistics			Net Loss Statistics
	Prepayment
Month	Speeds	Units	%	Total Units	$	%	Cumulative $	Cumulative %

Jan-01	0.84	11	0.005218%	210,817	30,463.67	0.000896%	30,463.67	0.0009%
Feb-01	0.81	199	0.095181%	209,076	64,145.33	0.001887%	94,609.00	0.0028%
Mar-01	1.02	243	0.117393%	206,997	186,861.03	0.005496%	281,470.03	0.0083%
Apr-01	0.89	235	0.114590%	205,079	240,938.24	0.007086%	522,408.27	0.0154%
May-01	1.04	243	0.119784%	202,865	456,943.79	0.013439%	979,352.06	0.0288%
Jun-01	0.99	283	0.141071%	200,608	489,750.23	0.014404%	1,469,102.29	0.0432%
Jul-01	1.14	364	0.183642%	198,212	297,565.78	0.008752%	1,766,668.07	0.0520%
Aug-01	1.24	392	0.200505%	195,506	476,749.34	0.014022%	2,243,417.41	0.0660%
Sep-01	0.93	430	0.222572%	193,196	556,723.27	0.016374%	2,800,140.68	0.0824%
Oct-01	1.88	457	0.241451%	189,272	705,736.66	0.020757%	3,505,877.34	0.1031%
Nov-01	1.37	422	0.226765%	186,096	1,011,141.61	0.029739%	4,517,018.95	0.1329%
Dec-01	0.93	509	0.277082%	183,700	867,323.86	0.025509%	5,384,342.81	0.1584%
Jan-02	1.61	648	0.359870%	180,065	764,629.13	0.022489%	6,148,971.94	0.1809%
Feb-02	1.17	514	0.291802%	176,147	732,565.90	0.021546%	6,881,537.84	0.2024%
Mar-02	1.30	420	0.244114%	172,051	569,279.73	0.016743%	7,450,817.57	0.2191%
Apr-02	1.57	425	0.253261%	167,811	556,861.90	0.016378%	8,007,679.47	0.2355%
May-02	1.40	374	0.228045%	164,003	492,744.52	0.014492%	8,500,423.99	0.2500%
Jun-02	1.23	406	0.253136%	160,388	502,776.62	0.014787%	9,003,200.61	0.2648%
Jul-02	1.85	473	0.302639%	156,292	483,291.37	0.014214%	9,486,491.98	0.2790%
Aug-02	1.75	479	0.314447%	152,331	539,469.78	0.015867%	10,025,961.76	0.2949%
Sep-02	1.56	478	0.321649%	148,609	591,519.33	0.017397%	10,617,481.09	0.3123%
Oct-02	1.66	457	0.316202%	144,528	671,007.94	0.019735%	11,288,489.03	0.3320%
Nov-02	1.22	422	0.299066%	141,106	527,685.60	0.015520%	11,816,174.63	0.3475%
Dec-02	1.33	528	0.384725%	137,241	483,587.86	0.014223%	12,299,762.49	0.3618%
Jan-03	1.80	558	0.421523%	132,377	457,019.55	0.013442%	12,756,782.04	0.3752%
Feb-03	1.25	413	0.324402%	127,311	471,463.34	0.013866%	13,228,245.38	0.3891%
Mar-03	1.62	367	0.301896%	121,565	368,473.71	0.010837%	13,596,719.09	0.3999%
Apr-03	1.74	364	0.314455%	115,756	432,305.63	0.012715%	14,029,024.72	0.4126%
May-03	1.44	370	0.335139%	110,402	274,766.52	0.008081%	14,303,791.24	0.4207%
Jun-03	1.71	428	0.408822%	104,691	361,295.25	0.010626%	14,665,086.49	0.4313%
Jul-03	1.72	426	0.429366%	99,216	263,544.98	0.007751%	14,928,631.47	0.4391%
Aug-03	1.54	378	0.400021%	94,495	235,322.24	0.006921%	15,163,953.71	0.4460%
Sep-03	1.60	389	0.433755%	89,682	308,212.56	0.009065%	15,472,166.27	0.4551%
Oct-03	1.43	369	0.432317%	85,354	356,428.40	0.010483%	15,828,594.67	0.4655%
Nov-03	0.84	340	0.415719%	81,786	207,793.71	0.006112%	16,036,388.38	0.4717%
Dec-03	1.22	397	0.504095%	78,755	240,819.73	0.007083%	16,277,208.11	0.4787%
Jan-04	1.20	482	0.640157%	75,294	202,871.97	0.005967%	16,480,080.08	0.4847%
Feb-04	0.94	346	0.487853%	70,923	186,020.25	0.005471%	16,666,100.33	0.4902%
Mar-04	1.54	229	0.348777%	65,658	144,477.76	0.004249%	16,810,578.09	0.4944%
Apr-04	1.22	292	0.479727%	60,868	106,430.47	0.003130%	16,917,008.56	0.4976%
May-04	1.33	248	0.443079%	55,972	89,257.33	0.002625%	17,006,265.89	0.5002%
Jun-04	1.10	233	0.456085%	51,087	36,153.24	0.001063%	17,042,419.13	0.5012%
Jul-04	1.10	253	0.540494%	46,809	82,103.21	0.002415%	17,124,522.34	0.5037%
Aug-04	Clean-up Call Exercised

CARAT 2001-1 Initial Receivables Pool Characteristics

Weighted Average APR	4.50%
Aggregate Amount Financed	3,400,033,683.65
Number of Contracts in Pool	212,457
Average Amount Financed	16,003.39
Weighted Average Original Maturity	54.34
Weighted Average Remaining Maturity	45.51
Percentage of Scheduled Interest Receivables	43.00%
Percentage of Receivables with Original Maturities => 61 Months	0.00%
Percentage of New Vehicles	100.00%
Percentage of Non-subvented Receivables	0.00%
Weighted Average FICO Score	Not Available
FICO Score Range	Not Available
Weighted Average Loan-to-Value Ratio	Not Available
Cut-Off Date	January 1, 2001
CARAT 2001-1: Distribution of the Initial Receivables Pool by Annual Percentage Rate

			Percentage of
Annual Percentage	Number of	Aggregate	Aggregate
Rate Range	Contracts	Amount Financed	Amount Financed

0.00% to 1.00%	20,787	$364,948,220	10.73%
1.01% to 2.00%	14,727	$234,346,785	6.89%
2.01% to 3.00%	29,951	$357,022,884	10.50%
3.01% to 4.00%	44,039	$665,660,088	19.58%
4.01% to 5.00%	41,310	$664,833,551	19.55%
5.01% to 6.00%	36,092	$616,863,304	18.14%
6.01% to 7.00%	16,252	$315,793,871	9.29%
7.01% to 8.00%	9,211	$179,328,842	5.28%
8.01% to 9.00%	88	$1,236,139	0.04%

Total	212,457	$3,400,033,684	100.00%

CARAT 2001-1: Distribution of the Initial Receivables Pool by State
      The initial pool of receivables included receivables originated in 46 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounted for more than 4.44% of the Aggregate Amount Financed. The following breakdown by state was based on the billing addresses of the obligors on the receivables:

Percentage of
Aggregate
State	Amount Financed

California	11.02%
Illinois	10.54%
Texas	7.95%
New York	6.71%
Michigan	6.30%

CARAT 2001-1 SERVICER ADVANCES

Month	Advances

January-01	$1,197,456.26
February-01	$1,422,416.11
March-01	$1,331,196.62
April-01	$1,140,957.06
May-01	$1,403,632.24
June-01	$1,439,159.78
July-01	$1,140,849.65
August-01	$1,201,511.44
September-01	$2,491,808.87
October-01	$1,072,126.28
November-01	$1,502,964.64
December-01	$2,824,529.61
January-02	$1,071,120.92
February-02	$1,715,690.92
March-02	$1,693,160.91
April-02	$1,133,299.93
May-02	$1,278,324.00
June-02	$1,854,688.98
July-02	$1,080,499.55
August-02	$1,296,173.66
September-02	$1,298,076.79
October-02	$1,199,893.27
November-02	$1,537,927.80
December-02	$1,321,608.74
January-03	$1,074,405.09
February-03	$1,475,105.94
March-03	$899,566.15
April-03	$1,087,058.03
May-03	$1,092,550.86
June-03	$966,639.71
July-03	$867,407.61
August-03	$1,080,947.78
September-03	$831,282.72
October-03	$751,384.25
November-03	$1,349,053.57
December-03	$846,910.77
January-04	$752,551.17
February-04	$1,066,828.05
March-04	$526,408.19
April-04	$703,004.85
May-04	$570,961.40
June-04	$555,248.82
July-04	$502,360.93

2001	$18,168,608.56
2002	$16,480,465.47
2003	$12,322,312.48
2004 (7 Months)	$4,677,363.41

Total	$51,648,749.92

					Initial Aggregate Receivables
CARAT 2001-2					Principal Balance 2,300,024,643.38

100% Subvented		Delinquency Statistics			Net Loss Statistics
	Prepayment
Month	Speeds	Units	%	Total Units	$	%	Cumulative $	Cumulative %

Jun-01	0.77	7	0.004988%	140,326	40,852.87	0.001776%	40,852.87	0.0018%
Jul-01	1.03	156	0.112326%	138,881	8,154.08	0.000355%	49,006.95	0.0021%
Aug-01	1.11	167	0.121699%	137,224	109,033.76	0.004741%	158,040.71	0.0069%
Sep-01	0.78	195	0.143596%	135,798	166,894.58	0.007256%	324,935.29	0.0141%
Oct-01	1.76	228	0.171102%	133,254	302,837.56	0.013167%	627,772.85	0.0273%
Nov-01	1.18	227	0.173777%	130,627	446,189.40	0.019399%	1,073,962.25	0.0467%
Dec-01	0.89	265	0.206887%	128,089	456,382.84	0.019843%	1,530,345.09	0.0665%
Jan-02	1.53	320	0.256258%	124,874	357,543.46	0.015545%	1,887,888.55	0.0821%
Feb-02	1.10	253	0.206189%	122,703	427,004.65	0.018565%	2,314,893.20	0.1006%
Mar-02	1.30	242	0.201068%	120,357	296,505.84	0.012891%	2,611,399.04	0.1135%
Apr-02	1.61	231	0.196143%	117,771	428,771.48	0.018642%	3,040,170.52	0.1322%
May-02	1.38	196	0.169712%	115,490	451,910.34	0.019648%	3,492,080.86	0.1518%
Jun-02	1.15	230	0.202868%	113,374	338,863.17	0.014733%	3,830,944.03	0.1666%
Jul-02	1.91	287	0.259355%	110,659	314,208.21	0.013661%	4,145,152.24	0.1802%
Aug-02	1.73	270	0.249729%	108,117	278,719.99	0.012118%	4,423,872.23	0.1923%
Sep-02	1.60	258	0.244260%	105,625	385,871.86	0.016777%	4,809,744.09	0.2091%
Oct-02	1.74	285	0.277008%	102,885	362,309.21	0.015752%	5,172,053.30	0.2249%
Nov-02	1.26	259	0.258053%	100,367	393,796.75	0.017121%	5,565,850.05	0.2420%
Dec-02	1.51	306	0.313762%	97,526	371,328.10	0.016145%	5,937,178.15	0.2581%
Jan-03	1.99	350	0.372360%	93,995	269,117.91	0.011701%	6,206,296.06	0.2698%
Feb-03	1.27	248	0.271837%	91,231	318,843.73	0.013863%	6,525,139.79	0.2837%
Mar-03	1.70	250	0.283807%	88,088	309,122.42	0.013440%	6,834,262.21	0.2971%
Apr-03	1.88	220	0.259719%	84,707	321,737.30	0.013988%	7,155,999.51	0.3111%
May-03	1.61	215	0.263200%	81,687	215,901.44	0.009387%	7,371,900.95	0.3205%
Jun-03	1.69	214	0.272823%	78,439	247,140.79	0.010745%	7,619,041.74	0.3313%
Jul-03	1.98	229	0.304732%	75,148	213,071.31	0.009264%	7,832,113.05	0.3405%
Aug-03	1.56	219	0.302858%	72,311	190,154.53	0.008267%	8,022,267.58	0.3488%
Sep-03	1.61	262	0.377505%	69,403	174,040.65	0.007567%	8,196,308.23	0.3564%
Oct-03	1.47	215	0.323027%	66,558	233,227.43	0.010140%	8,429,535.66	0.3665%
Nov-03	0.95	197	0.309296%	63,693	263,207.46	0.011444%	8,692,743.12	0.3779%
Dec-03	1.35	225	0.376103%	59,824	150,444.81	0.006541%	8,843,187.93	0.3845%
Jan-04	1.35	294	0.528958%	55,581	145,527.39	0.006327%	8,988,715.32	0.3908%
Feb-04	1.05	222	0.426702%	52,027	130,359.12	0.005668%	9,119,074.44	0.3965%
Mar-04	1.73	154	0.323693%	47,576	128,106.80	0.005570%	9,247,181.24	0.4020%
Apr-04	1.33	135	0.305582%	44,178	108,980.82	0.004738%	9,356,162.06	0.4068%
May-04	1.37	143	0.342753%	41,721	119,868.05	0.005212%	9,476,030.11	0.4120%
Jun-04	1.33	145	0.368985%	39,297	17,011.23	0.000740%	9,493,041.34	0.4127%
Jul-04	1.24	171	0.460147%	37,162	19,759.61	0.000859%	9,512,800.95	0.4136%
Aug-04	1.35	150	0.428927%	34,971	37,452.70	0.001628%	9,550,253.65	0.4152%
Sep-04	1.16	148	0.448743%	32,981	77,677.37	0.003377%	9,627,931.02	0.4186%
Oct-04	1.06	122	0.391905%	31,130	75,651.21	0.003289%	9,703,582.23	0.4219%
Nov-04	1.10	124	0.422185%	29,371	54,490.10	0.002369%	9,758,072.33	0.4243%
Dec-04	0.90	104	0.379009%	27,440	43,140.92	0.001876%	9,801,213.25	0.4261%
Jan-05	1.14	122	0.479202%	25,459	31,873.07	0.001386%	9,833,086.32	0.4275%
Feb-05	Clean-Up Call Exercised

CARAT 2001-2 Initial Receivables Pool Characteristics

Weighted Average APR	4.76%
Aggregate Amount Financed	2,300,024,643.38
Number of Contracts in Pool	141,525
Average Amount Financed	16,251.71
Weighted Average Original Maturity	53.23
Weighted Average Remaining Maturity	44.61
Percentage of Scheduled Interest Receivables	25.00%
Percentage of Receivables with Original Maturities => 61 Months	0.00%
Percentage of New Vehicles	100.00%
Percentage of Non-subvented Receivables	0.00%
Weighted Average FICO Score	Not Available
FICO Score Range	Not Available
Weighted Average Loan-to-Value Ratio	Not Available
Cut-Off Date	June 1, 2001
CARAT 2001-2: Distribution of the Initial Receivables Pool by Annual Percentage Rate

			Percentage of
Annual Percentage	Number of	Aggregate	Aggregate
Rate Range	Contracts	Amount Financed	Amount Financed

0.00% to 1.00%	13,181	191,468,369	8.32%
1.01% to 2.00%	13,989	249,242,907	10.84%
2.01% to 3.00%	15,013	181,590,253	7.90%
3.01% to 4.00%	27,163	398,406,635	17.32%
4.01% to 5.00%	25,631	413,808,942	17.99%
5.01% to 6.00%	24,391	435,418,533	18.93%
6.01% to 7.00%	15,064	289,389,466	12.58%
7.01% to 8.00%	7,093	140,699,538	6.12%

Total	141,525	$2,300,024,643	100.00%

CARAT 2001-2: Distribution of the Initial Receivables Pool by State
      The initial pool of receivables included receivables originated in 46 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounted for more than 4.57% of the Aggregate Amount Financed. The following breakdown by state was based on the billing addresses of the obligors on the receivables:

Percentage of
Aggregate
State	Amount Financed

Texas	13.44%
California	11.36%
Michigan	7.30%
Illinois	6.31%
Florida	5.37%

CARAT 2001-2 SERVICER ADVANCES

Month	Advances

June-01	$966,036.43
July-01	$415,632.22
August-01	$505,356.46
September-01	$1,404,371.28
October-01	$407,118.66
November-01	$635,775.61
December-01	$1,781,261.18
January-02	$473,103.17
February-02	$819,087.80
March-02	$1,157,512.68
April-02	$469,938.14
May-02	$564,797.52
June-02	$922,922.94
July-02	$430,095.50
August-02	$572,211.87
September-02	$581,642.48
October-02	$506,309.65
November-02	$818,317.92
December-02	$596,574.60
January-03	$467,263.89
February-03	$642,649.16
March-03	$398,115.01
April-03	$512,071.08
May-03	$522,354.10
June-03	$453,793.92
July-03	$390,832.18
August-03	$597,136.18
September-03	$379,677.70
October-03	$333,710.62
November-03	$746,453.96
December-03	$372,198.17
January-04	$353,280.53
February-04	$533,756.26
March-04	$203,125.06
April-04	$317,005.17
May-04	$249,865.37
June-04	$267,260.77
July-04	$259,697.41
August-04	$189,820.75
September-04	$248,548.03
October-04	$258,457.54
November-04	$187,810.95
December-04	$214,086.86
January-05	$163,789.74
2001 (7 Months)	$6,115,551.84
2002	$7,912,514.27
2003	$5,816,255.97
2004	$3,282,714.70
2005 (1 Month)	$163,789.74
Total	$23,290,826.52

					Initial Aggregate Receivables
CARAT 2002-1					Principal Balance 2,500,035,087.22

100% Subvented		Delinquency Statistics			Net Loss Statistics
	Prepayment
Month	Speeds	Units	%	Total Units	$	%	Cumulative $	Cumulative %

Jan-02	0.71	12	0.009294%	129,118	22,273.80	0.000891%	22,273.80	0.0009%
Feb-02	0.62	103	0.080360%	128,173	26,368.95	0.001055%	48,642.75	0.0019%
Mar-02	0.79	103	0.081070%	127,051	63,689.07	0.002548%	112,331.82	0.0045%
Apr-02	0.99	110	0.087517%	125,690	176,407.24	0.007056%	288,739.06	0.0115%
May-02	0.85	120	0.096506%	124,344	171,669.89	0.006867%	460,408.95	0.0184%
Jun-02	0.69	123	0.100093%	122,886	277,955.85	0.011118%	738,364.80	0.0295%
Jul-02	1.19	145	0.119997%	120,836	240,714.70	0.009628%	979,079.50	0.0392%
Aug-02	1.14	144	0.121344%	118,671	350,000.75	0.014000%	1,329,080.25	0.0532%
Sep-02	1.09	176	0.150756%	116,745	386,417.72	0.015456%	1,715,497.97	0.0686%
Oct-02	1.23	170	0.148113%	114,777	385,504.79	0.015420%	2,101,002.76	0.0840%
Nov-02	0.89	150	0.132649%	113,080	287,404.83	0.011496%	2,388,407.59	0.0955%
Dec-02	1.18	207	0.186195%	111,174	320,923.54	0.012837%	2,709,331.13	0.1084%
Jan-03	1.43	251	0.230540%	108,875	251,642.72	0.010066%	2,960,973.85	0.1184%
Feb-03	0.99	186	0.173838%	106,996	229,058.10	0.009162%	3,190,031.95	0.1276%
Mar-03	1.35	183	0.174650%	104,781	460,930.55	0.018437%	3,650,962.50	0.1460%
Apr-03	1.58	175	0.171152%	102,248	388,485.09	0.015539%	4,039,447.59	0.1616%
May-03	1.45	166	0.166095%	99,943	271,456.01	0.010858%	4,310,903.60	0.1724%
Jun-03	1.55	180	0.184557%	97,531	221,728.43	0.008869%	4,532,632.03	0.1813%
Jul-03	1.73	194	0.204359%	94,931	284,536.75	0.011381%	4,817,168.78	0.1927%
Aug-03	1.51	178	0.192316%	92,556	163,740.89	0.006550%	4,980,909.67	0.1992%
Sep-03	1.64	176	0.195111%	90,205	250,738.48	0.010029%	5,231,648.15	0.2093%
Oct-03	1.55	185	0.210517%	87,879	222,956.54	0.008918%	5,454,604.69	0.2182%
Nov-03	1.01	162	0.188884%	85,767	238,619.29	0.009545%	5,693,223.98	0.2277%
Dec-03	1.40	204	0.245526%	83,087	320,070.76	0.012803%	6,013,294.74	0.2405%
Jan-04	1.46	222	0.276839%	80,191	224,319.09	0.008973%	6,237,613.83	0.2495%
Feb-04	1.07	151	0.194570%	77,607	119,437.50	0.004777%	6,357,051.33	0.2543%
Mar-04	1.76	124	0.166247%	74,588	175,130.66	0.007005%	6,532,181.99	0.2613%
Apr-04	1.52	130	0.180844%	71,885	126,796.89	0.005072%	6,658,978.88	0.2664%
May-04	1.62	118	0.170760%	69,103	68,398.99	0.002736%	6,727,377.87	0.2691%
Jun-04	1.69	127	0.192040%	66,132	120,897.77	0.004836%	6,848,275.64	0.2739%
Jul-04	1.60	149	0.234927%	63,424	64,115.17	0.002565%	6,912,390.81	0.2765%
Aug-04	1.65	136	0.223699%	60,796	45,078.57	0.001803%	6,957,469.38	0.2783%
Sep-04	1.47	134	0.232441%	57,649	60,401.81	0.002416%	7,017,871.19	0.2807%
Oct-04	1.40	131	0.256345%	51,103	119,460.45	0.004778%	7,137,331.64	0.2855%
Nov-04	1.28	107	0.218528%	48,964	150,390.95	0.006016%	7,287,722.59	0.2915%
Dec-04	1.13	126	0.265851%	47,395	38,265.81	0.001531%	7,325,988.40	0.2930%
Jan-05	1.34	133	0.291360%	45,648	73,236.45	0.002929%	7,399,224.85	0.2960%
Feb-05	1.06	102	0.231392%	44,081	51,999.44	0.002080%	7,451,224.29	0.2980%
Mar-05	1.60	74	0.176211%	41,995	58,908.76	0.002356%	7,510,133.05	0.3004%
Apr-05	1.13	74	0.184442%	40,121	6,087.49	0.000243%	7,516,220.54	0.3006%
May-05	Clean-Up Call Exercised

CARAT 2002-1 Initial Receivables Pool Characteristics

Weighted Average APR	2.84%
Aggregate Amount Financed	2,500,035,087.22
Number of Contracts in Pool	129,940
Average Amount Financed	19,239.91
Weighted Average Original Maturity	53.36
Weighted Average Remaining Maturity	47.07
Percentage of Scheduled Interest Receivables	30.00%
Percentage of Receivables with Original Maturities => 61 Months	0.00%
Percentage of New Vehicles	100.00%
Percentage of Non-subvented Receivables	0.00%
Weighted Average FICO Score	Not Available
FICO Score Range	Not Available
Weighted Average Loan-to-Value Ratio	Not Available
Cut-Off Date	January 1, 2002
CARAT 2002-1: Distribution of the Initial Receivables Pool by Annual Percentage Rate

			Percentage of
Annual Percentage	Number of	Aggregate	Aggregate
Rate Range	Contracts	Amount Financed	Amount Financed

0.00% to 1.00%	45,049	$917,017,130	36.68%
1.01% to 2.00%	8,340	$143,995,692	5.76%
2.01% to 3.00%	24,335	$521,402,922	20.86%
3.01% to 4.00%	12,872	$172,591,737	6.90%
4.01% to 5.00%	20,637	$412,755,663	16.51%
5.01% to 6.00%	12,389	$223,996,238	8.96%
6.01% to 7.00%	6,279	$107,704,250	4.31%
7.01% to 8.00%	39	$571,455	0.02%

Total	129,940	$2,500,035,087	100.00%

CARAT 2002-1: Distribution of the Initial Receivables Pool by State
      The initial pool of receivables included receivables originated in 46 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounted for more than 3.59% of the Aggregate Amount Financed. The following breakdown by state was based on the billing addresses of the obligors on the receivables:

	Percentage of
	Aggregate
State	Amount Financed

Texas	10.9	8%
California	10.3	6%
Illinois	7.5	5%
Michigan	7.4	3%
Florida	5.2	8%
New York	5.0	1%

CARAT 2002-1 SERVICER ADVANCES

Month	Advances

January-02	480,200.84
February-02	684,536.61
March-02	757,160.87
April-02	426,097.03
May-02	513,047.62
June-02	736,571.37
July-02	430,330.26
August-02	525,481.95
September-02	570,881.39
October-02	562,878.32
November-02	756,445.93
December-02	627,925.11
January-03	544,862.15
February-03	768,319.97
March-03	452,762.55
April-03	573,953.57
May-03	567,853.90
June-03	527,902.51
July-03	460,736.33
August-03	651,910.86
September-03	461,002.28
October-03	422,346.37
November-03	877,800.16
December-03	482,566.12
January-04	445,543.42
February-04	696,370.55
March-04	329,319.19
April-04	486,602.48
May-04	396,366.61
June-04	403,723.60
July-04	417,951.13
August-04	333,419.71
September-04	396,384.81
October-04	409,654.90
November-04	332,284.79
December-04	367,802.18
January-05	295,361.31
February-05	358,626.61
March-05	209,970.38
April-05	312,882.50

2002	7,071,557.30
2003	6,792,016.77
2004	5,015,423.37
2005 (4 Months)	1,176,840.80

Total	20,055,838.24

					Initial Aggregate Receivables
CARAT 2002-2					Principal Balance 1,950,019,246.04

100% Subvented		Delinquency Statistics			Net Loss Statistics
	Prepayment
Month	Speeds	Units	%	Total Units	$	%	Cumulative $	Cumulative %

Apr-02	0.80	5	0.005208%	96,000	13,719.65	0.000704%	13,719.65	0.0007%
May-02	0.82	64	0.067225%	95,203	11,473.41	0.000588%	25,193.06	0.0013%
Jun-02	0.64	73	0.077303%	94,433	30,130.77	0.001545%	55,323.83	0.0028%
Jul-02	1.11	108	0.115629%	93,402	93,669.52	0.004804%	148,993.35	0.0076%
Aug-02	0.99	111	0.120278%	92,286	250,623.97	0.012852%	399,617.32	0.0205%
Sep-02	0.89	114	0.125005%	91,196	157,521.39	0.008078%	557,138.71	0.0286%
Oct-02	1.06	131	0.145528%	90,017	319,073.43	0.016363%	876,212.14	0.0449%
Nov-02	0.85	137	0.154078%	88,916	269,393.31	0.013815%	1,145,605.45	0.0587%
Dec-02	1.04	157	0.178934%	87,742	192,957.47	0.009895%	1,338,562.92	0.0686%
Jan-03	1.41	208	0.241182%	86,242	214,784.13	0.011014%	1,553,347.05	0.0797%
Feb-03	0.92	142	0.166961%	85,050	275,793.97	0.014143%	1,829,141.02	0.0938%
Mar-03	1.31	118	0.141130%	83,611	320,392.19	0.016430%	2,149,533.21	0.1102%
Apr-03	1.48	131	0.159754%	82,001	306,490.20	0.015717%	2,456,023.41	0.1259%
May-03	1.32	161	0.200010%	80,496	191,072.37	0.009798%	2,647,095.78	0.1357%
Jun-03	1.48	143	0.181396%	78,833	264,728.97	0.013576%	2,911,824.75	0.1493%
Jul-03	1.68	159	0.206231%	77,098	260,559.12	0.013362%	3,172,383.87	0.1627%
Aug-03	1.47	150	0.198754%	75,470	330,295.23	0.016938%	3,502,679.10	0.1796%
Sep-03	1.62	154	0.208503%	73,860	97,303.62	0.004990%	3,599,982.72	0.1846%
Oct-03	1.65	156	0.216084%	72,194	212,374.68	0.010891%	3,812,357.40	0.1955%
Nov-03	1.00	136	0.192153%	70,777	159,059.78	0.008157%	3,971,417.18	0.2037%
Dec-03	1.45	166	0.240507%	69,021	234,330.23	0.012017%	4,205,747.41	0.2157%
Jan-04	1.49	153	0.227753%	67,178	177,721.02	0.009114%	4,383,468.43	0.2248%
Feb-04	1.08	124	0.189068%	65,585	165,623.97	0.008493%	4,549,092.40	0.2333%
Mar-04	1.77	102	0.160332%	63,618	133,468.80	0.006844%	4,682,561.20	0.2401%
Apr-04	1.61	112	0.181359%	61,756	109,622.01	0.005622%	4,792,183.21	0.2458%
May-04	1.59	113	0.188512%	59,943	112,570.06	0.005773%	4,904,753.27	0.2515%
Jun-04	1.64	115	0.198214%	58,018	85,396.23	0.004379%	4,990,149.50	0.2559%
Jul-04	1.62	109	0.193836%	56,233	68,772.19	0.003527%	5,058,921.69	0.2594%
Aug-04	1.80	107	0.197090%	54,290	150,104.49	0.007698%	5,209,026.18	0.2671%
Sep-04	1.49	102	0.195395%	52,202	34,158.22	0.001752%	5,243,184.40	0.2689%
Oct-04	1.59	107	0.222587%	48,071	81,364.39	0.004172%	5,324,548.79	0.2731%
Nov-04	1.52	99	0.228881%	43,254	3,439.27	0.000176%	5,327,988.06	0.2732%
Dec-04	1.35	111	0.281898%	39,376	85,736.08	0.004397%	5,413,724.14	0.2776%
Jan-05	1.39	106	0.289491%	36,616	49,906.27	0.002559%	5,463,630.41	0.2802%
Feb-05	1.12	75	0.211375%	35,482	29,964.23	0.001537%	5,493,594.64	0.2817%
Mar-05	1.66	71	0.208217%	34,099	18,296.42	0.000938%	5,511,891.06	0.2827%
Apr-05	1.28	72	0.219372%	32,821	36,841.46	0.001889%	5,548,732.52	0.2845%
May-05	1.39	55	0.174122%	31,587	37,184.95	0.001907%	5,585,917.47	0.2865%
Jun-05	1.54	78	0.257809%	30,255	29,161.75	0.001495%	5,615,079.22	0.2879%
Jul-05	Clean-Up Call Exercised

CARAT 2002-2 Initial Receivables Pool Characteristics

Weighted Average APR	2.84%
Aggregate Amount Financed	1,950,019,246.04
Number of Contracts in Pool	96,739
Average Amount Financed	20,157.52
Weighted Average Original Maturity	51.90
Weighted Average Remaining Maturity	45.36
Percentage of Scheduled Interest Receivables	30.00%
Percentage of Receivables with Original Maturities => 61 Months	0.00%
Percentage of New Vehicles	100.00%
Percentage of Non-subvented Receivables	0.00%
Weighted Average FICO Score	Not Available
FICO Score Range	Not Available
Weighted Average Loan-to-Value Ratio	Not Available
Cut-Off Date	April 1, 2002
CARAT 2002-2: Distribution of the Initial Receivables Pool by Annual Percentage Rate

			Percentage of
Annual Percentage	Number of	Aggregate	Aggregate
Rate Range	Contracts	Amount Financed	Amount Financed

0.00% to 1.00%	36,877	$774,584,119	39.72%
1.01% to 2.00%	4,976	$81,557,202	4.18%
2.01% to 3.00%	18,727	$403,213,334	20.68%
3.01% to 4.00%	9,636	$152,576,106	7.82%
4.01% to 5.00%	13,413	$284,483,958	14.59%
5.01% to 6.00%	10,252	$207,994,994	10.67%
6.01% to 7.00%	2,847	$45,466,883	2.33%
7.01% to 8.00%	11	$142,650	0.01%

Total	96,739	$1,950,019,246	100.00%

CARAT 2002-2: Distribution of the Initial Receivables Pool by State
      The initial pool of receivables included receivables originated in 46 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounted for more than 3.93% of the Aggregate Amount Financed. The following breakdown by state was based on the billing addresses of the obligors on the receivables:

	Percentage of
	Aggregate
State	Amount Financed

Texas	11.5	6%
California	10.7	0%
Illinois	7.2	8%
Michigan	7.0	8%
New York	5.2	0%

CARAT 2002-2 SERVICER ADVANCES

Month	Advances

Apr-02	459,076.96
May-02	386,093.43
Jun-02	681,078.00
Jul-02	344,258.49
Aug-02	432,351.50
Sep-02	501,481.09
Oct-02	471,137.14
Nov-02	603,131.23
Dec-02	537,877.91
Jan-03	407,093.55
Feb-03	668,919.32
Mar-03	412,757.41
Apr-03	520,380.04
May-03	534,446.07
Jun-03	462,251.10
Jul-03	411,730.23
Aug-03	572,602.83
Sep-03	423,530.11
Oct-03	384,791.99
Nov-03	827,078.76
Dec-03	438,717.59
Jan-04	426,697.15
Feb-04	699,002.78
Mar-04	308,403.03
Apr-04	451,026.49
May-04	365,634.63
Jun-04	378,263.84
Jul-04	411,005.71
Aug-04	322,973.88
Sep-04	382,532.26
Oct-04	423,270.47
Nov-04	323,495.58
Dec-04	362,871.58
Jan-05	278,493.08
Feb-05	349,381.08
Mar-05	212,656.45
Apr-05	293,749.65
May-05	243,947.46
June-05	267,182.01

2002 (9 Months)	4,416,485.75
2003	6,064,299.00
2004	4,855,177.40
2005 (6 Months)	1,645,409.73

Total	16,981,371.88

					Initial Aggregate Receivables
CARAT 2002-3					Principal Balance 3,300,016,727.21

100% Subvented		Delinquency Statistics			Net Loss Statistics
	Prepayment
Month	Speeds	Units	%	Total Units	$	%	Cumulative $	Cumulative %

Jul-02	Revolving	16	0.009541%	167,694	0.00	0.000000%	0.00	0.0000%
Aug-02	Revolving	151	0.088437%	170,743	9,687.37	0.000294%	9,687.37	0.0003%
Sep-02	Revolving	202	0.115778%	174,472	84,737.24	0.002568%	94,424.61	0.0029%
Oct-02	Revolving	237	0.133360%	177,714	226,594.28	0.006866%	321,018.89	0.0097%
Nov-02	Revolving	274	0.150700%	181,818	357,619.62	0.010837%	678,638.51	0.0206%
Dec-02	Revolving	326	0.176414%	184,793	461,951.99	0.013998%	1,140,590.50	0.0346%
Jan-03	Revolving	414	0.220807%	187,494	567,992.42	0.017212%	1,708,582.92	0.0518%
Feb-03	Revolving	294	0.154303%	190,534	456,302.84	0.013827%	2,164,885.76	0.0656%
Mar-03	Revolving	319	0.163854%	194,686	630,436.29	0.019104%	2,795,322.05	0.0847%
Apr-03	Revolving	319	0.161430%	197,609	656,614.95	0.019897%	3,451,937.00	0.1046%
May-03	Revolving	303	0.150576%	201,227	708,368.39	0.021466%	4,160,305.39	0.1261%
Jun-03	Revolving	320	0.156781%	204,107	560,316.10	0.016979%	4,720,621.49	0.1430%
Jul-03	1.03	426	0.205964%	206,832	678,205.98	0.020552%	5,398,827.47	0.1636%
Aug-03	1.38	374	0.184342%	202,884	595,169.80	0.018035%	5,993,997.27	0.1816%
Sep-03	1.47	408	0.205005%	199,020	776,849.23	0.023541%	6,770,846.50	0.2052%
Oct-03	1.51	371	0.190174%	195,085	894,543.06	0.027107%	7,665,389.56	0.2323%
Nov-03	0.94	388	0.202440%	191,662	700,269.73	0.021220%	8,365,659.29	0.2535%
Dec-03	1.37	464	0.247597%	187,401	593,113.15	0.017973%	8,958,772.44	0.2715%
Jan-04	1.38	515	0.281402%	183,012	503,251.06	0.015250%	9,462,023.50	0.2867%
Feb-04	1.06	382	0.213342%	179,055	456,831.35	0.013843%	9,918,854.85	0.3006%
Mar-04	1.75	328	0.188373%	174,123	779,233.17	0.023613%	10,698,088.02	0.3242%
Apr-04	1.53	347	0.204506%	169,677	348,936.39	0.010574%	11,047,024.41	0.3348%
May-04	1.59	321	0.194391%	165,131	409,054.69	0.012396%	11,456,079.10	0.3472%
Jun-04	1.57	364	0.227022%	160,337	314,139.79	0.009519%	11,770,218.89	0.3567%
Jul-04	1.51	369	0.236792%	155,833	362,120.05	0.010973%	12,132,338.94	0.3676%
Aug-04	1.60	345	0.228113%	151,241	364,018.28	0.011031%	12,496,357.22	0.3787%
Sep-04	1.42	353	0.241501%	146,169	349,870.96	0.010602%	12,846,228.18	0.3893%
Oct-04	1.43	312	0.227346%	137,236	398,359.76	0.012071%	13,244,587.94	0.4013%
Nov-04	1.31	314	0.247373%	126,934	346,693.40	0.010506%	13,591,281.34	0.4119%
Dec-04	1.26	324	0.273485%	118,471	292,797.80	0.008873%	13,884,079.14	0.4207%
Jan-05	1.35	391	0.348500%	112,195	374,258.61	0.011341%	14,258,337.75	0.4321%
Feb-05	1.08	273	0.251016%	108,758	190,925.29	0.005786%	14,449,263.04	0.4379%
Mar-05	1.66	254	0.244057%	104,074	175,681.87	0.005324%	14,624,944.91	0.4432%
Apr-05	1.25	218	0.218325%	99,851	148,805.14	0.004509%	14,773,750.05	0.4477%
May-05	1.34	217	0.225228%	96,347	148,876.89	0.004511%	14,922,626.94	0.4522%
Jun-05	1.46	258	0.278275%	92,714	190,548.06	0.005774%	15,113,175.00	0.4580%
Jul-05	1.29	273	0.305965%	89,226	69,915.17	0.002119%	15,183,090.17	0.4601%
Aug-05	1.60	299	0.349336%	85,591	170,713.32	0.005173%	15,353,803.49	0.4653%
Sep-05	1.08	306	0.374065%	81,804	109,617.82	0.003322%	15,463,421.31	0.4686%
Oct-05	0.96	278	0.370934%	74,946	88,987.38	0.002697%	15,552,408.69	0.4713%
Nov-05	0.77	237	0.344177%	68,860	106,045.46	0.003213%	15,658,454.15	0.4745%
Dec-05	0.73	271	0.414272%	65,416	100,673.95	0.003051%	15,759,128.10	0.4775%
Jan-06	0.95	245	0.393208%	62,308	37,399.24	0.001133%	15,796,527.34	0.4787%
Feb-06	0.70	170	0.284943%	59,661	48,660.23	0.001475%	15,845,187.57	0.4802%
Mar-06	1.10	168	0.296610%	56,640	38,741.70	0.001174%	15,883,929.27	0.4813%
Apr-06	0.45	155	0.286036%	54,189	50,690.14	0.001536%	15,934,619.41	0.4829%
May-06	Clean-Up Call Exercised

CARAT 2002-3 Initial Receivables Pool Characteristics

Weighted Average APR	3.26%
Aggregate Amount Financed	3,300,016,727.21
Number of Contracts in Pool	168,728
Average Amount Financed	19,558.20
Weighted Average Original Maturity	52.59
Weighted Average Remaining Maturity	44.83
Percentage of Scheduled Interest Receivables	30.00%
Percentage of Receivables with Original Maturities => 61 Months	0.00%
Percentage of New Vehicles	100.00%
Percentage of Non-subvented Receivables	0.00%
Weighted Average FICO Score	Not Available
FICO Score Range	Not Available
Weighted Average Loan-to-Value Ratio	Not Available
Initial Cut-Off Date	July 1, 2002
CARAT 2002-3: Distribution of the Initial Receivables Pool by Annual Percentage Rate

			Percentage of
Annual Percentage	Number of	Aggregate	Aggregate
Rate Range	Contracts	Amount Financed	Amount Financed

0.00% to 1.00%	58,626	$1,150,509,052	34.86%
1.01% to 2.00%	7,143	$107,728,013	3.26%
2.01% to 3.00%	27,881	$571,974,165	17.33%
3.01% to 4.00%	19,342	$362,911,923	11.00%
4.01% to 5.00%	19,073	$385,994,459	11.70%
5.01% to 6.00%	32,728	$661,342,492	20.04%
6.01% to 7.00%	3,918	$59,340,602	1.80%
7.01% to 8.00%	17	$216,021	0.01%

Total	168,728	$3,300,016,727	100.00%

CARAT 2002-3: Distribution of the Initial Receivables Pool by State
      The initial pool of receivables included receivables originated in 46 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounted for more than 3.88% of the Aggregate Amount Financed. The following breakdown by state was based on the billing addresses of the obligors on the receivables:

Percentage of
Aggregate
State	Amount Financed

Texas	11.13%
California	10.71%
Michigan	6.64%
Illinois	6.56%
Florida	5.76%
New York	5.11%

CARAT 2002-3 SERVICER ADVANCES

Month	Advances

Aug-02	1,432,977.02
Sep-02	850,286.22
Oct-02	845,646.68
Nov-02	1,243,720.82
Dec-02	1,139,482.99
Jan-03	891,621.26
Feb-03	1,362,270.04
Mar-03	915,035.59
Apr-03	1,109,595.87
May-03	1,358,845.81
Jun-03	1,121,615.27
Jul-03	1,112,743.61
Aug-03	1,643,012.64
Sep-03	1,149,427.00
Oct-03	1,045,050.65
Nov-03	2,156,200.79
Dec-03	1,248,955.53
Jan-04	1,207,191.85
Feb-04	1,839,380.79
Mar-04	881,581.92
Apr-04	1,250,009.60
May-04	1,061,022.75
Jun-04	1,129,100.31
Jul-04	1,148,728.77
Aug-04	967,331.00
Sep-04	1,159,428.04
Oct-04	1,281,403.25
Nov-04	940,373.33
Dec-04	1,154,102.76
Jan-05	918,577.57
Feb-05	1,116,328.99
Mar-05	714,794.88
Apr-05	1,005,796.26
May-05	758,895.54
Jun-05	778,214.79
Jul-05	884,940.11
Aug-05	611,716.81
Sep-05	740,416.49
Oct-05	612,900.15
Nov-05	649,311.96
Dec-05	692,798.52
Jan-06	530,711.09
Feb-06	634,285.29
Mar-06	422,326.50

Month	Advances

Apr-06	708,661.17

2002 (5 Months)	5,512,113.73
2003	15,114,374.06
2004	14,019,654.37
2005	9,484,692.07
2006 (4 Months)	2,295,984.05

Total	46,426,818.28

					Initial Aggregate Receivables
CARAT 2002-4					Principal Balance 3,300,055,351.68

100% Subvented		Delinquency Statistics			Net Loss Statistics
	Prepayment
Month	Speeds	Units	%	Total Units	$	%	Cumulative $	Cumulative %

Sep-02	0.36	49	0.027977%	175,143	25,172.07	0.000763%	25,172.07	0.0008%
Oct-02	1.12	196	0.113199%	173,146	6,888.76	0.000209%	32,060.83	0.0010%
Nov-02	0.83	186	0.108448%	171,510	164,180.18	0.004975%	196,241.01	0.0059%
Dec-02	0.99	258	0.151994%	169,743	287,586.45	0.008715%	483,827.46	0.0147%
Jan-03	1.36	314	0.187717%	167,273	305,979.30	0.009272%	789,806.76	0.0239%
Feb-03	1.28	255	0.155009%	164,507	345,171.87	0.010460%	1,134,978.63	0.0344%
Mar-03	1.31	264	0.163058%	161,906	527,336.30	0.015980%	1,662,314.93	0.0504%
Apr-03	1.39	250	0.157175%	159,058	487,279.31	0.014766%	2,149,594.24	0.0651%
May-03	1.35	244	0.156246%	156,164	510,536.06	0.015471%	2,660,130.30	0.0806%
Jun-03	1.52	257	0.167828%	153,133	752,151.24	0.022792%	3,412,281.54	0.1034%
Jul-03	1.66	292	0.194826%	149,877	565,686.23	0.017142%	3,977,967.77	0.1205%
Aug-03	1.43	281	0.191298%	146,891	494,034.94	0.014971%	4,472,002.71	0.1355%
Sep-03	1.59	289	0.200781%	143,938	528,791.43	0.016024%	5,000,794.14	0.1515%
Oct-03	1.63	297	0.210996%	140,761	565,988.79	0.017151%	5,566,782.93	0.1687%
Nov-03	1.07	260	0.188437%	137,977	479,202.07	0.014521%	6,045,985.00	0.1832%
Dec-03	1.42	327	0.242731%	134,717	412,093.91	0.012487%	6,458,078.91	0.1957%
Jan-04	1.53	352	0.268043%	131,322	371,485.46	0.011257%	6,829,564.37	0.2070%
Feb-04	1.15	273	0.212870%	128,247	302,397.74	0.009163%	7,131,962.11	0.2161%
Mar-04	1.87	207	0.166221%	124,533	382,943.25	0.011604%	7,514,905.36	0.2277%
Apr-04	1.57	265	0.218623%	121,213	222,401.42	0.006739%	7,737,306.78	0.2345%
May-04	1.75	218	0.185138%	117,750	251,809.29	0.007630%	7,989,116.07	0.2421%
Jun-04	1.69	249	0.218168%	114,132	231,185.34	0.007005%	8,220,301.41	0.2491%
Jul-04	1.70	266	0.240259%	110,714	264,188.01	0.008006%	8,484,489.42	0.2571%
Aug-04	1.72	253	0.235794%	107,297	203,101.91	0.006155%	8,687,591.33	0.2633%
Sep-04	1.51	264	0.255260%	103,424	145,269.17	0.004402%	8,832,860.50	0.2677%
Oct-04	1.53	271	0.280887%	96,480	190,711.63	0.005779%	9,023,572.13	0.2734%
Nov-04	1.54	224	0.253784%	88,264	225,609.16	0.006837%	9,249,181.29	0.2803%
Dec-04	1.32	258	0.316277%	81,574	330,642.85	0.010019%	9,579,824.14	0.2903%
Jan-05	1.45	290	0.377747%	76,771	124,306.94	0.003767%	9,704,131.08	0.2941%
Feb-05	1.16	209	0.281326%	74,291	97,031.78	0.002940%	9,801,162.86	0.2970%
Mar-05	1.78	189	0.266836%	70,830	114,300.56	0.003464%	9,915,463.42	0.3005%
Apr-05	1.36	168	0.248660%	67,562	88,313.88	0.002676%	10,003,777.30	0.3031%
May-05	1.42	158	0.244946%	64,504	83,162.55	0.002520%	10,086,939.85	0.3057%
Jun-05	1.63	182	0.296663%	61,349	132,038.88	0.004001%	10,218,978.73	0.3097%
Jul-05	1.37	194	0.328975%	58,971	72,746.69	0.002204%	10,291,725.42	0.3119%
Aug-05	1.73	202	0.358137%	56,403	104,048.40	0.003153%	10,395,773.82	0.3150%
Sep-05	1.17	184	0.341367%	53,901	(7,956.29)	(0.000241)%	10,387,817.53	0.3148%
Oct-05	Clean-Up Call Exercised

CARAT 2002-4 Initial Receivables Pool Characteristics

Weighted Average APR	3.18%
Aggregate Amount Financed	3,300,055,351.68
Number of Contracts in Pool	175,696
Average Amount Financed	18,782.76
Weighted Average Original Maturity	52.60
Weighted Average Remaining Maturity	43.43
Percentage of Scheduled Interest Receivables	25.00%
Percentage of Receivables with Original Maturities => 61 Months	0.00%
Percentage of New Vehicles	100.00%
Percentage of Non-subvented Receivables	0.00%
Weighted Average FICO Score	Not Available
FICO Score Range	Not Available
Weighted Average Loan-to-Value Ratio	Not Available
Cut-Off Date	September 1, 2002
CARAT 2002-4: Distribution of the Initial Receivables Pool by Annual Percentage Rate

			Percentage of
Annual Percentage	Number of	Aggregate	Aggregate
Rate Range	Contracts	Amount Financed	Amount Financed

0.00% to 1.00%	61,928	$1,138,936,348	34.51%
1.01% to 2.00%	8,752	$140,086,974	4.24%
2.01% to 3.00%	27,142	$533,602,363	16.17%
3.01% to 4.00%	25,033	$519,782,449	15.75%
4.01% to 5.00%	18,864	$349,922,375	10.61%
5.01% to 6.00%	29,953	$561,037,025	17.00%
6.01% to 7.00%	4,010	$56,512,756	1.71%
7.01% to 8.00%	14	$175,062	0.01%

Total	175,696	$3,300,055,352	100.00%

CARAT 2002-4: Distribution of the Initial Receivables Pool by State
      The initial pool of receivables included receivables originated in 46 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounted for more than 4.33% of the Aggregate Amount Financed. The following breakdown by state was based on the billing addresses of the obligors on the receivables:

Percentage of
Aggregate
State	Amount Financed

Texas	11.55%
California	10.37%
Pennsylvania	7.82%
Michigan	6.73%
Florida	5.68%

CARAT 2002-4 SERVICER ADVANCES

Month	Advances

Oct-02	1,589,398.30
Nov-02	1,184,793.88
Dec-02	855,713.82
Jan-03	652,665.21
Feb-03	1,082,321.91
Mar-03	659,585.00
Apr-03	785,402.37
May-03	882,842.33
Jun-03	724,069.45
Jul-03	679,522.13
Aug-03	1,116,609.56
Sep-03	759,923.77
Oct-03	599,694.57
Nov-03	1,498,683.24
Dec-03	755,342.12
Jan-04	687,389.44
Feb-04	1,323,354.17
Mar-04	494,767.60
Apr-04	743,164.25
May-04	597,689.60
Jun-04	677,174.41
Jul-04	691,018.29
Aug-04	561,452.03
Sep-04	680,592.76
Oct-04	797,361.93
Nov-04	522,099.69
Dec-04	639,246.28
Jan-05	515,077.70
Feb-05	620,254.01
Mar-05	398,578.90
Apr-05	612,248.46
May-05	413,867.86
Jun-05	456,736.73
Jul-05	551,628.31
Aug-05	359,019.23
Sep-05	403,577.88
2002 (3 Months)	3,629,906.00
2003	10,196,661.66
2004	8,415,310.45
2005 (9 Months)	4,330,989.08

Total	26,572,867.19

					Initial Aggregate Receivables
CARAT 2002-5					Principal Balance 3,850,059,521.1

100% Subvented		Delinquency Statistics			Net Loss Statistics
	Prepayment
Month	Speeds	Units	%	Total Units	$	%	Cumulative $	Cumulative %

Oct-02	0.12	157	0.085809%	182,964	0.00	0.000000%	0.00	0.0000%
Nov-02	0.64	210	0.115711%	181,486	28,288.86	0.000735%	28,288.86	0.0007%
Dec-02	0.93	265	0.147438%	179,736	187,820.27	0.004878%	216,109.13	0.0056%
Jan-03	1.32	316	0.178241%	177,288	253,213.36	0.006577%	469,322.49	0.0122%
Feb-03	1.02	236	0.134861%	174,995	479,827.09	0.012463%	949,149.58	0.0247%
Mar-03	1.11	247	0.142958%	172,778	657,513.44	0.017078%	1,606,663.02	0.0417%
Apr-03	1.19	256	0.150426%	170,183	642,453.14	0.016687%	2,249,116.16	0.0584%
May-03	1.16	243	0.145043%	167,537	557,989.28	0.014493%	2,807,105.44	0.0729%
Jun-03	1.29	233	0.141336%	164,855	537,612.69	0.013964%	3,344,718.13	0.0869%
Jul-03	1.44	271	0.167420%	161,868	760,865.19	0.019762%	4,105,583.32	0.1066%
Aug-03	1.21	272	0.171027%	159,039	482,226.12	0.012525%	4,587,809.44	0.1192%
Sep-03	1.46	288	0.184447%	156,142	713,384.31	0.018529%	5,301,193.75	0.1377%
Oct-03	1.43	282	0.183967%	153,288	619,144.54	0.016081%	5,920,338.29	0.1538%
Nov-03	0.76	238	0.157693%	150,926	474,849.20	0.012334%	6,395,187.49	0.1661%
Dec-03	1.34	300	0.202790%	147,936	609,340.61	0.015827%	7,004,528.10	0.1819%
Jan-04	1.39	391	0.270067%	144,779	362,002.50	0.009403%	7,366,530.60	0.1913%
Feb-04	0.96	274	0.192981%	141,983	496,245.93	0.012889%	7,862,776.53	0.2042%
Mar-04	1.77	223	0.160945%	138,557	617,816.66	0.016047%	8,480,593.19	0.2203%
Apr-04	1.49	225	0.166238%	135,348	378,249.56	0.009825%	8,858,842.75	0.2301%
May-04	1.64	230	0.174223%	132,015	466,524.82	0.012117%	9,325,367.57	0.2422%
Jun-04	1.66	260	0.202574%	128,348	363,463.36	0.009440%	9,688,830.93	0.2517%
Jul-04	1.57	290	0.232167%	124,910	272,241.73	0.007071%	9,961,072.66	0.2587%
Aug-04	1.61	241	0.198447%	121,443	370,288.51	0.009618%	10,331,361.17	0.2683%
Sep-04	1.37	256	0.217843%	117,516	400,945.25	0.010414%	10,732,306.42	0.2788%
Oct-04	1.40	262	0.238490%	109,858	310,499.69	0.008065%	11,042,806.11	0.2868%
Nov-04	1.30	216	0.213991%	100,939	226,531.72	0.005884%	11,269,337.83	0.2927%
Dec-04	1.25	256	0.273469%	93,612	325,758.31	0.008461%	11,595,096.14	0.3012%
Jan-05	1.40	297	0.336098%	88,367	259,637.57	0.006744%	11,854,733.71	0.3079%
Feb-05	1.10	197	0.229168%	85,963	115,707.79	0.003005%	11,970,441.50	0.3109%
Mar-05	1.68	210	0.254490%	82,518	204,274.99	0.005306%	12,174,716.49	0.3162%
Apr-05	1.24	177	0.223296%	79,267	156,100.59	0.004054%	12,330,817.08	0.3203%
May-05	1.33	146	0.191057%	76,417	196,216.11	0.005096%	12,527,033.19	0.3254%
Jun-05	1.55	139	0.189234%	73,454	198,939.13	0.005167%	12,725,972.32	0.3305%
Jul-05	1.30	191	0.270642%	70,573	115,349.41	0.002996%	12,841,321.73	0.3335%
Aug-05	1.72	217	0.321586%	67,478	153,930.79	0.003998%	12,995,252.52	0.3375%
Sep-05	1.04	213	0.327697%	64,999	100,723.86	0.002616%	13,095,976.38	0.3401%
Oct-05	0.95	208	0.343200%	60,606	79,324.37	0.002060%	13,175,300.75	0.3422%
Nov-05	0.78	189	0.331841%	56,955	54,232.18	0.001409%	13,229,532.93	0.3436%
Dec-05	0.71	182	0.331953%	54,827	149,564.07	0.003885%	13,379,097.00	0.3475%
Jan-06	1.04	179	0.339118%	52,784	(2,603.59)	(0.000068)%	13,376.493.41	0.3474%
Feb-06	N/A	127	0.249034%	50,997	15,325.16	0.000398%	13,391,818.57	0.3478%
Mar-06	Clean-Up Call Exercised

CARAT 2002-5 Initial Receivables Pool Characteristics

Weighted Average APR	2.21%
Aggregate Amount Financed	3,850,059,521.10
Number of Contracts in Pool	183,088
Average Amount Financed	21,028.46
Weighted Average Original Maturity	53.18
Weighted Average Remaining Maturity	46.17
Percentage of Scheduled Interest Receivables	3.00%
Percentage of Receivables with Original Maturities => 61 Months	0.00%
Percentage of New Vehicles	100.00%
Percentage of Non-subvented Receivables	0.00%
Weighted Average FICO Score	Not Available
FICO Score Range	Not Available
Weighted Average Loan-to-Value Ratio	Not Available
Cut-Off Date	October 1, 2002
CARAT 2002-5: Distribution of the Initial Receivables Pool by Annual Percentage Rate

			Percentage of
	Number of	Aggregate	Aggregate
Annual Percentage Rate Range	Contracts	Amount Financed	Amount Financed

0.00% to 1.00%	89,728	$1,951,845,296	50.70%
1.01% to 2.00%	6,868	$116,560,457	3.03%
2.01% to 3.00%	25,286	$560,065,768	14.55%
3.01% to 4.00%	19,655	$432,900,626	11.24%
4.01% to 5.00%	15,205	$294,650,574	7.65%
5.01% to 6.00%	23,194	$450,024,066	11.69%
6.01% to 7.00%	3,152	$44,012,734	1.14%

Total	183,088	$3,850,059,521	100.00%

CARAT 2002-5: Distribution of the Initial Receivables Pool by State
      The initial pool of receivables included receivables originated in 46 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounted for more than 4.18% of the Aggregate Amount Financed. The following breakdown by state was based on the billing addresses of the obligors on the receivables:

Percentage of
Aggregate
State	Amount Financed

Texas	15.79%
California	13.08%
Michigan	9.14%
Florida	7.08%

CARAT 2002-5 SERVICER ADVANCES

Month	Advances

Nov-02	319,802.26
Dec-02	141,366.92
Jan-03	90,106.81
Feb-03	133,408.02
Mar-03	194,888.79
Apr-03	103,882.72
May-03	205,226.92
Jun-03	101,559.93
Jul-03	103,924.14
Aug-03	298,244.95
Sep-03	88,878.13
Oct-03	94,046.51
Nov-03	340,104.26
Dec-03	103,595.00
Jan-04	96,582.40
Feb-04	200,741.04
Mar-04	77,412.96
Apr-04	106,963.50
May-04	72,150.13
Jun-04	100,214.22
Jul-04	103,022.11
Aug-04	76,235.43
Sep-04	95,008.20
Oct-04	133,233.30
Nov-04	74,538.86
Dec-04	103,091.19
Jan-05	73,661.27
Feb-05	93,055.43
Mar-05	96,419.27
Apr-05	88,985.95
May-05	49,977.56
Jun-05	58,442.97
Jul-05	81,749.13
Aug-05	56,467.00
Sep-05	56,693.41
Oct-05	57,742.60
Nov-05	58,241.58
Dec-05	59,137.46
Jan-06	46,614.81
Feb-06	52,959.41

2002 (2 Months)	461,169.18
2003	1,857,866.18
2004	1,239,193.34
2005	830,573.63
2006 (2 Months)	99,574.22

Total	4,488,376.55

					Initial Aggregate Receivables
CARAT 2002-PR1					Principal Balance 1,045,112,002.19

100% Non-Subvented		Delinquency Statistics			Net Loss Statistics

	Prepayment
Month	Speeds	Units	%	Total Units	$	%	Cumulative $	Cumulative %

Nov-02	1.33	31	0.039802%	77,886	—	0.000000%	—	0.0000%
Dec-02	1.72	380	0.496966%	76,464	46,983.12	0.004496%	46,983.12	0.0045%
Jan-03	2.32	534	0.715952%	74,586	242,357.93	0.023190%	289,341.05	0.0277%
Feb-03	2.17	422	0.580236%	72,729	617,645.76	0.059099%	906,986.81	0.0868%
Mar-03	2.31	379	0.535250%	70,808	1,147,534.33	0.109800%	2,054,521.14	0.1966%
Apr-03	2.15	374	0.543755%	68,781	885,606.30	0.084738%	2,940,127.44	0.2813%
May-03	2.05	393	0.588896%	66,735	1,011,545.35	0.096788%	3,951,672.79	0.3781%
Jun-03	2.25	395	0.612251%	64,516	817,394.34	0.078211%	4,769,067.13	0.4563%
Jul-03	2.14	498	0.799396%	62,297	925,297.88	0.088536%	5,694,365.01	0.5449%
Aug-03	2.02	503	0.836118%	60,159	795,969.50	0.076161%	6,490,334.51	0.6210%
Sep-03	2.00	493	0.848289%	58,117	819,794.96	0.078441%	7,310,129.47	0.6995%
Oct-03	2.05	416	0.741374%	56,112	1,194,366.71	0.114281%	8,504,496.18	0.8137%
Nov-03	1.30	434	0.793709%	54,680	915,587.80	0.087607%	9,420,083.98	0.9013%
Dec-03	1.75	484	0.910288%	53,170	1,040,968.54	0.099604%	10,461,052.52	1.0010%
Jan-04	1.61	549	1.062553%	51,668	764,929.26	0.073191%	11,225,981.78	1.0741%
Feb-04	1.55	406	0.809442%	50,158	865,511.68	0.082815%	12,091,493.46	1.1570%
Mar-04	1.98	296	0.611722%	48,388	754,605.68	0.072203%	12,846,099.14	1.2292%
Apr-04	1.67	341	0.728944%	46,780	393,941.50	0.037694%	13,240,040.64	1.2669%
May-04	1.76	304	0.673610%	45,130	560,759.86	0.053655%	13,800,800.50	1.3205%
Jun-04	1.78	378	0.868946%	43,501	614,161.83	0.058765%	14,414,962.33	1.3793%
Jul-04	1.59	398	0.948997%	41,939	574,914.32	0.055010%	14,989,876.65	1.4343%
Aug-04	1.62	354	0.877150%	40,358	549,824.29	0.052609%	15,539,700.94	1.4869%
Sep-04	1.35	335	0.859371%	38,982	577,337.57	0.055242%	16,117,038.51	1.5421%
Oct-04	1.40	342	0.909550%	37,601	320,582.49	0.030674%	16,437,621.00	1.5728%
Nov-04	1.34	307	0.845008%	36,331	508,810.75	0.048685%	16,946,431.75	1.6215%
Dec-04	1.17	379	1.079465%	35,110	504,100.05	0.048234%	17,450,531.80	1.6697%
Jan-05	1.18	403	1.189036%	33,893	347,971.60	0.033295%	17,798,503.40	1.7030%
Feb-05	1.17	278	0.853415%	32,575	428,188.04	0.040971%	18,226,691.44	1.7440%
Mar-05	1.47	216	0.696864%	30,996	263,886.36	0.025250%	18,490,577.80	1.7692%
Apr-05	1.34	248	0.840279%	29,514	330,839.60	0.031656%	18,821,417.40	1.8009%
May-05	1.30	160	0.571245%	28,009	355,260.95	0.033993%	19,176,678.35	1.8349%
Jun-05	1.39	207	0.783023%	26,436	285,790.17	0.027345%	19,462,468.52	1.8622%
Jul-05	1.20	220	0.880493%	24,986	244,620.69	0.023406%	19,707,089.21	1.8856%
Aug-05	1.47	246	1.048147%	23,470	195,560.63	0.018712%	19,902,649.84	1.9044%
Sep-05	0.88	261	1.170824%	22,292	209,520.32	0.020048%	20,112,170.16	1.9244%
Oct-05	0.88	289	1.363272%	21,199	199,888.02	0.019126%	20,312,058.18	1.9435%
Nov-05	0.83	235	1.166022%	20,154	292,925.61	0.028028%	20,604,983.79	1.9716%
Dec-05	0.64	280	1.457271%	19,214	216,411.41	0.020707%	20,821,395.20	1.9923%
Jan-06	0.88	235	1.290925%	18,204	102,335.26	0.009792%	20,923,730.46	2.0021%
Feb-06	0.67	154	0.897488%	17,159	153,024.15	0.014642%	21,076,754.61	2.0167%
Mar-06	0.98	150	0.939085%	15,973	152,069.54	0.014551%	21,228,824.15	2.0312%
Apr-06	0.43	127	0.849328%	14,953	81,556.21	0.007804%	21,310,380.36	2.0391%
May-06	0.90	155	1.126453%	13,760	114,582.64	0.010964%	21,424,963.00	2.0500%
Jun-06	0.78	159	1.271390%	12,506	139,137.15	0.013313%	21,564,100.15	2.0633%
Jul-06	N/A	161	1.414763%	11,380	78,306.43	0.007493%	21,642,406.58	2.0708%
Aug-06	Clean-Up Call Exercised

CARAT 2002-PR1 Initial Receivables Pool Characteristics

Weighted Average APR	10.23%
Aggregate Amount Financed	1,045,112,002.19
Number of Contracts in Pool	78,978
Average Amount Financed	13,232.95
Weighted Average Original Maturity	58.00
Weighted Average Remaining Maturity	47.48
Percentage of Scheduled Interest Receivables	26.89%
Percentage of Receivables with Original Maturities => 61 Months	10.00%
Percentage of New Vehicles	60.00%
Percentage of Non-subvented Receivables	100.00%
Weighted Average FICO Score	Not Available
FICO Score Range	Not Available
Weighted Average Loan-to-Value Ratio	Not Available
Cut-Off Date	November 1, 2002
CARAT 2002-PR1: Distribution of the Initial Receivables Pool by Annual Percentage Rate

			Percentage of
Annual Percentage	Number of	Aggregate	Aggregate
Rate Range	Contracts	Amount Financed	Amount Financed

5.76% to 6.00%	11	$161,505	0.02%
6.01% to 7.00%	8,141	$132,450,943	12.67%
7.01% to 8.00%	9,739	$138,683,958	13.27%
8.01% to 9.00%	11,912	$157,756,195	15.09%
9.01% to 10.00%	12,645	$163,241,998	15.62%
10.01% to 11.00%	8,945	$116,434,150	11.14%
11.01% to 12.00%	6,616	$85,970,418	8.23%
12.01% to 13.00%	6,117	$79,349,495	7.59%
13.01% to 14.00%	4,243	$53,434,182	5.11%
14.01% to 15.00%	3,294	$38,842,855	3.72%
15.01% to 16.00%	2,248	$25,860,369	2.47%
16.01% to 17.00%	1,502	$15,742,296	1.51%
17.01% to 18.00%	1,845	$20,601,639	1.97%
18.01% to 19.00%	905	$8,446,683	0.81%
19.01% to 20.00%	815	$8,135,316	0.78%

Total	78,978	$1,045,112,002	100.00%

CARAT 2002-PR1: Distribution of the Initial Receivables Pool by State
      The initial pool of receivables included receivables originated in 46 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounted for more than 4.92% of the Aggregate Amount Financed. The following breakdown by state was based on the billing addresses of the obligors on the receivables:

Percentage of
Aggregate
State	Amount Financed

Texas	14.01%
Florida	7.43%
California	7.12%
Michigan	6.76%
CARAT 2002-PR1 SERVICER ADVANCES

Month	Advances

Nov-02	1,070,153.65
Dec-02	912,395.77
Jan-03	470,158.30
Feb-03	671,036.80
Mar-03	827,150.51
Apr-03	801,193.22
May-03	949,046.88
Jun-03	533,255.90
Jul-03	709,621.97
Aug-03	1,035,315.37
Sep-03	497,033.66
Oct-03	625,835.93
Nov-03	1,090,242.32
Dec-03	601,613.91
Jan-04	458,889.30
Feb-04	727,327.46
Mar-04	420,669.62
Apr-04	507,523.24
May-04	485,499.99
Jun-04	483,020.55
Jul-04	539,437.19
Aug-04	383,083.26
Sep-04	469,387.11
Oct-04	609,753.99
Nov-04	385,407.37
Dec-04	531,988.37
Jan-05	338,420.98
Feb-05	395,656.96
Mar-05	334,087.51
Apr-05	399,554.19
May-05	300,579.26
Jun-05	327,468.71

Month	Advances

Jul-05	363,815.62
Aug-05	240,353.46
Sep-05	273,404.23
Oct-05	249,601.52
Nov-05	265,609.39
Dec-05	273,580.93
Jan-06	200,891.42
Feb-06	216,000.16
Mar-06	157,599.18
Apr-06	262,488.33
May-06	145,790.45
Jun-06	136,191.97
Jul-06	142,352.06

2002 (2 Months)	1,982,549.42
2003	8,811,504.77
2004	6,001,987.45
2005	3,762,132.76
2006 (7 Months)	1,261,313.57

Total	21,819,487.97

					Initial Aggregate Receivables
CARAT 2002-PR2					Principal Balance 1,045,067,378.44

100% Non-Subvented		Delinquency Statistics			Net Loss Statistics

	Prepayment
Month	Speeds	Units	%	Total Units	$	%	Cumulative $	Cumulative %

Nov-02	0.93	—	0.000000%	76,491	8,978.76	0.000859%	8,978.76	0.0009%
Dec-02	1.73	382	0.508526%	75,119	43,755.81	0.004187%	52,734.57	0.0050%
Jan-03	2.21	514	0.700272%	73,400	214,833.66	0.020557%	267,568.23	0.0256%
Feb-03	2.15	394	0.549826%	71,659	637,126.26	0.060965%	904,694.49	0.0866%
Mar-03	2.27	377	0.539543%	69,874	1,065,646.94	0.101969%	1,970,341.43	0.1885%
Apr-03	2.08	352	0.517046%	68,079	830,161.88	0.079436%	2,800,503.31	0.2680%
May-03	2.16	372	0.561900%	66,204	975,221.14	0.093317%	3,775,724.45	0.3613%
Jun-03	2.17	453	0.704028%	64,344	767,124.89	0.073404%	4,542,849.34	0.4347%
Jul-03	2.27	505	0.809386%	62,393	1,226,717.35	0.117382%	5,769,566.69	0.5521%
Aug-03	1.97	452	0.745629%	60,620	771,011.84	0.073776%	6,540,578.53	0.6259%
Sep-03	2.11	452	0.768616%	58,807	1,202,036.65	0.115020%	7,742,615.18	0.7409%
Oct-03	2.00	414	0.726227%	57,007	987,396.84	0.094482%	8,730,012.02	0.8354%
Nov-03	1.34	401	0.721275%	55,596	844,315.07	0.080790%	9,574,327.09	0.9161%
Dec-03	1.63	481	0.889324%	54,086	1,019,334.99	0.097538%	10,593,662.08	1.0137%
Jan-04	1.67	575	1.094383%	52,541	763,384.43	0.073046%	11,357,046.51	1.0867%
Feb-04	1.62	378	0.742633%	50,900	917,671.60	0.087810%	12,274,718.11	1.1745%
Mar-04	1.95	319	0.649509%	49,114	645,344.93	0.061752%	12,920,063.04	1.2363%
Apr-04	1.83	328	0.692246%	47,382	698,728.64	0.066860%	13,618,791.68	1.3031%
May-04	1.74	355	0.777043%	45,686	452,811.69	0.043328%	14,071,603.37	1.3465%
Jun-04	1.77	373	0.848228%	43,974	772,175.73	0.073888%	14,843,779.10	1.4204%
Jul-04	1.61	373	0.848228%	43,974	431,968.80	0.041334%	15,275,747.90	1.4617%
Aug-04	1.64	384	0.905554%	42,405	486,429.34	0.046545%	15,762,177.24	1.5082%
Sep-04	1.30	385	0.978126%	39,361	482,928.93	0.046210%	16,245,106.17	1.5545%
Oct-04	1.36	367	0.965967%	37,993	378,802.75	0.036247%	16,623,908.92	1.5907%
Nov-04	1.23	376	1.024523%	36,700	427,407.59	0.040898%	17,051,316.51	1.6316%
Dec-04	1.09	364	1.024025%	35,546	527,857.89	0.050509%	17,579,174.40	1.6821%
Jan-05	1.15	423	1.233524%	34,292	312,034.99	0.029858%	17,891,209.39	1.7120%
Feb-05	1.12	288	0.871750%	33,037	438,947.46	0.042002%	18,330,156.85	1.7540%
Mar-05	1.57	239	0.760832%	31,413	333,014.10	0.031865%	18,663,170.95	1.7858%
Apr-05	1.35	235	0.785979%	29,899	375,167.09	0.035899%	19,038,338.04	1.8217%

					Initial Aggregate Receivables
CARAT 2002-PR2					Principal Balance 1,045,067,378.44

100% Non-Subvented		Delinquency Statistics			Net Loss Statistics

	Prepayment
Month	Speeds	Units	%	Total Units	$	%	Cumulative $	Cumulative %

May-05	1.25	206	0.725633%	28,389	272,599.03	0.026084%	19,310,937.07	1.8478%
Jun-05	1.40	204	0.760258%	26,833	256,094.49	0.024505%	19,567,031.56	1.8723%
Jul-05	1.05	257	1.009863%	25,449	157,754.41	0.015095%	19,724,785.97	1.8874%
Aug-05	1.52	301	1.262584%	23,840	328,503.27	0.031434%	20,053,289.24	1.9189%
Sep-05	1.00	294	1.301288%	22,593	227,508.88	0.021770%	20,280,798.12	1.9406%
Oct-05	0.92	299	1.389987%	21,511	264,174.31	0.025278%	20,544,972.43	1.9659%
Nov-05	0.74	240	1.181917%	20,306	218,458.18	0.020904%	20,763,430.61	1.9868%
Dec-05	0.69	275	1.401560%	19,621	178,256.99	0.017057%	20,941,687.60	2.0039%
Jan-06	0.80	221	1.191567%	18,547	102,612.98	0.009819%	20,044,300.58	2.0137%
Feb-06	0.58	153	0.872839%	17,529	106,978.87	0.010237%	21,151,279.45	2.0239%
Mar-06	0.98	152	0.930119%	16,342	115,641.50	0.011065%	21,266,920.95	2.0350%
Apr-06	0.60	139	0.910699%	15,263	116,235.54	0.011122%	21,383,156.49	2.0461%
May-06	0.92	148	1.056162%	14,013	69,806.06	0.006680%	21,452,962.55	2.0528%
Jun-06	0.67	174	1.361076%	12,784	122,880.17	0.011758%	21,575,842.72	2.0645%
Jul-06	N/A	173	1.483578%	11,661	99,318.58	0.009504%	21,675,161.30	2.0740%
Aug-06	Clean-Up Call Exercised
CARAT 2002-PR2 Initial Receivables Pool Characteristics

Weighted Average APR	10.19%
Aggregate Amount Financed	1,045,067,378.44
Number of Contracts in Pool	77,195
Average Amount Financed	13,538.02
Weighted Average Original Maturity	57.92
Weighted Average Remaining Maturity	47.78
Percentage of Scheduled Interest Receivables	26.89%
Percentage of Receivables with Original Maturities => 61 Months	10.00%
Percentage of New Vehicles	60.00%
Percentage of Non-subvented Receivables	100.00%
Weighted Average FICO Score	Not Available
FICO Score Range	Not Available
Weighted Average Loan-to-Value Ratio	Not Available
Cut-Off Date	November 1, 2002

CARAT 2002-PR2: Distribution of the Initial Receivables Pool by Annual Percentage Rate

			Percentage of
Annual Percentage	Number of	Aggregate	Aggregate
Rate Range	Contracts	Amount Financed	Amount Financed

5.67% to 6.00%	8	$103,138	0.01%
6.01% to 7.00%	8,563	$143,194,544	13.70%
7.01% to 8.00%	9,411	$136,774,808	13.09%
8.01% to 9.00%	11,460	$157,534,692	15.07%
9.01% to 10.00%	12,080	$159,446,034	15.26%
10.01% to 11.00%	8,686	$114,823,033	10.99%
11.01% to 12.00%	6,364	$83,807,612	8.02%
12.01% to 13.00%	5,887	$77,226,031	7.39%
13.01% to 14.00%	4,273	$54,138,943	5.18%
14.01% to 15.00%	3,196	$38,462,399	3.68%
15.01% to 16.00%	2,208	$25,458,831	2.44%
16.01% to 17.00%	1,464	$15,894,699	1.52%
17.01% to 18.00%	1,935	$21,473,361	2.05%
18.01% to 19.00%	878	$8,590,265	0.82%
19.01% to 20.00%	782	$8,138,988	0.78%

Total	77,195	$1,045,067,378	100.00%

CARAT 2002-PR2: Distribution of the Initial Receivables Pool by State
      The initial pool of receivables included receivables originated in 46 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounted for more than 4.45% of the Aggregate Amount Financed. The following breakdown by state was based on the billing addresses of the obligors on the receivables:

Percentage of
Aggregate
State	Amount Financed

Texas	13.59%
Florida	7.42%
Michigan	6.90%
California	6.87%
Georgia	5.34%
CARAT 2002-PR2 SERVICER ADVANCES

Month	Advances

Nov-02	—
Dec-02	1,895,740.91
Jan-03	425,963.84
Feb-03	677,808.13
Mar-03	801,120.57
Apr-03	748,852.21
May-03	934,207.60
Jun-03	513,989.87

Month	Advances

Jul-03	717,635.81
Aug-03	1,007,490.49
Sep-03	514,998.27
Oct-03	585,475.13
Nov-03	1,156,966.42
Dec-03	608,354.51
Jan-04	486,959.12
Feb-04	771,251.69
Mar-04	448,420.68
Apr-04	542,166.37
May-04	491,224.64
Jun-04	485,968.46
Jul-04	555,103.18
Aug-04	402,254.38
Sep-04	454,654.78
Oct-04	611,207.81
Nov-04	365,486.59
Dec-04	535,925.28
Jan-05	340,921.26
Feb-05	415,460.95
Mar-05	328,469.10
Apr-05	401,192.18
May-05	302,900.71
Jun-05	301,421.39
Jul-05	375,266.28
Aug-05	244,570.15
Sep-05	274,970.06
Oct-05	259,893.38
Nov-05	251,701.51
Dec-05	284,115.05
Jan-06	201,764.84
Feb-06	228,106.13
Mar-06	166,060.66
Apr-06	253,260.79
May-06	151,008.42
Jun-06	146,284.93
Jul-06	143,377.31

2002 (2 Months)	1,895,740.91
2003	8,692,862.85
2004	6,150,622.98
2005	3,780,882.02
2006 (7 Months)	1,289,863.08

Total	21,809,971.84

					Initial Aggregate Receivables
CARAT 2003-1					Principal Balance 3,300,048,387.48

100% Subvented		Delinquency Statistics			Net Loss Statistics
	Prepayment
Month	Speeds	Units	%	Total Units	$	%	Cumulative $	Cumulative %

Dec-02	Revolving	0	0%	0	0	0%	0	0%
Jan-03	Revolving	276	0.169532%	162,801	43,840.59	0.001328%	43,840.59	0.0013%
Feb-03	Revolving	248	0.145841%	170,048	191,337.94	0.005798%	235,178.53	0.0071%
Mar-03	Revolving	273	0.157694%	173,120	507,613.62	0.015382%	742,792.15	0.0225%
Apr-03	Revolving	262	0.149015%	175,821	666,191.09	0.020187%	1,408,983.24	0.0427%
May-03	Revolving	281	0.157110%	178,856	715,287.66	0.021675%	2,124,270.90	0.0644%
Jun-03	Revolving	326	0.179893%	181,219	798,026.90	0.024182%	2,922,297.80	0.0886%
Jul-03	Revolving	346	0.188833%	183,231	757,420.54	0.022952%	3,679,718.34	0.1115%
Aug-03	Revolving	347	0.186768%	185,792	714,842.60	0.021662%	4,394,560.94	0.1332%
Sep-03	Revolving	347	0.184637%	187,936	909,191.75	0.027551%	5,303,752.69	0.1607%
Oct-03	Revolving	364	0.191185%	190,392	803,928.93	0.024361%	6,107,681.62	0.1851%
Nov-03	Revolving	355	0.183497%	193,464	873,780.90	0.026478%	6,981,462.52	0.2116%
Dec-03	0.88	451	0.231546%	194,778	1,053,021.69	0.031909%	8,034,484.21	0.2435%
Jan-04	1.32	601	0.315434%	190,531	741,507.35	0.022470%	8,775,991.56	0.2659%
Feb-04	1.08	424	0.227224%	186,600	841,301.92	0.025494%	9,617,293.48	0.2914%
Mar-04	1.69	332	0.182652%	181,766	943,676.82	0.028596%	10,560,970.30	0.3200%
Apr-04	1.43	377	0.212318%	177,564	588,809.70	0.017842%	11,149,780.00	0.3379%
May-04	1.55	343	0.198199%	173,058	648,702.77	0.019657%	11,798,482.77	0.3575%
Jun-04	1.55	411	0.244172%	168,324	670,737.45	0.020325%	12,469,220.22	0.3778%
Jul-04	1.43	410	0.250059%	163,961	649,707.57	0.019688%	13,118,927.79	0.3975%
Aug-04	1.47	402	0.251749%	159,683	520,528.28	0.015773%	13,639,456.07	0.4133%
Sep-04	1.34	412	0.264989%	155,478	704,295.72	0.021342%	14,343,751.79	0.4347%
Oct-04	1.41	390	0.258773%	150,711	394,436.42	0.011952%	14,738,188.21	0.4466%
Nov-04	1.28	382	0.261750%	145,941	611,601.97	0.018533%	15,349,790.18	0.4651%
Dec-04	1.16	429	0.302910%	141,626	631,972.41	0.019150%	15,981,762.59	0.4843%
Jan-05	1.28	522	0.379824%	137,432	402,962.00	0.012211%	16,384,724.59	0.4965%
Feb-05	1.10	362	0.270585%	133,784	389,884.15	0.011814%	16,774,608.74	0.5083%
Mar-05	1.67	353	0.273159%	129,229	475,674.15	0.014414%	17,250,282.89	0.5227%
Apr-05	1.30	319	0.254982%	125,107	335,670.76	0.010172%	17,585,953.65	0.5329%
May-05	1.31	292	0.241147%	121,088	389,830.09	0.011813%	17,975,783.74	0.5447%
Jun-05	1.53	305	0.261823%	116,491	294,699.17	0.008930%	18,270,482.91	0.5536%
Jul-05	1.31	373	0.331936%	112,371	199,452.46	0.006044%	18,469,935.37	0.5597%
Aug-05	1.70	363	0.335987%	108,040	365,141.50	0.011065%	18,835,076.87	0.5708%
Sep-05	1.08	393	0.378766%	103,758	289,157.07	0.008762%	19,124,233.94	0.5795%
Oct-05	0.96	400	0.410796%	97,372	233,696.64	0.007082%	19,357,930.58	0.5866%
Nov-05	0.76	374	0.407629%	91,750	232,133.99	0.007034%	19,590,064.57	0.5936%
Dec-05	0.80	423	0.481651%	87,823	356,830.09	0.010813%	19,946,894.66	0.6044%
Jan-06	0.97	381	0.451641%	84,359	202,169.07	0.006126%	20,149,063.73	0.6106%
Feb-06	0.67	276	0.339646%	81,261	156,042.75	0.004728%	20,305,106.48	0.6153%
Mar-06	1.14	246	0.316553%	77,712	187,381.61	0.005678%	20,492,488.09	0.6210%
Apr-06	0.47	235	0.313865%	74,873	78,564.41	0.002381%	20,571,052.50	0.6234%
May-06	0.98	266	0.372732%	71,365	203,845.59	0.006177%	20,774,898.09	0.6295%
Jun-06	0.74	287	0.424274%	67,645	171,969.36	0.005211%	20,946,867.45	0.6347%
Jul-06	0.67	320	0.498675%	64,170	176,852.92	0.005359%	21,123,720.37	0.6401%
Aug-06	0.50	278	0.456936%	60,840	123,548.53	0.003744%	21,247,268.90	0.6438%
Sep-06	0.13	241	0.422170%	57,086	176,588.15	0.005351%	21,423,857.05	0.6492%
Oct-06	0.31	232	0.459015%	50,543	33,516.47	0.001016%	21,457,373.52	0.6502%
Nov-06	Clean-Up Call Exercised

CARAT 2003-1 Initial Receivables Pool Characteristics

Weighted Average APR	3.89%
Aggregate Amount Financed	3,300,048,387.48
Number of Contracts in Pool	166,379
Average Amount Financed	19,834.52
Weighted Average Original Maturity	57.39
Weighted Average Remaining Maturity	47.27
Percentage of Scheduled Interest Receivables	11.00%
Percentage of Receivables with Original Maturities => 61 Months	4.94%
Percentage of New Vehicles	100.00%
Percentage of Non-subvented Receivables	0.00%
Weighted Average FICO Score	Not Available
FICO Score Range	Not Available
Weighted Average Loan-to-Value Ratio	Not Available
Initial Cut-Off Date	December 01, 2002
CARAT 2003-1: Distribution of the Initial Receivables Pool by Annual Percentage Rate

			Percentage of
Annual Percentage	Number of	Aggregate	Aggregate
Rate Range	Contracts	Amount Financed	Amount Financed

0.00% to 1.00%	19,119	$305,624,747	9.26%
1.01% to 2.00%	9,928	$161,721,513	4.90%
2.01% to 3.00%	39,196	$864,847,921	26.21%
3.01% to 4.00%	36,628	$850,126,245	25.76%
4.01% to 5.00%	22,056	$410,072,770	12.43%
5.01% to 6.00%	34,351	$633,715,070	19.20%
6.01% to 7.00%	5,101	$73,940,121	2.24%

Total	166,379	$3,300,048,387	100.00%

CARAT 2003-1: Distribution of the Initial Receivables Pool by State
      The initial pool of receivables included receivables originated in 46 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounted for more than 4.67% of the Aggregate Amount Financed. The following breakdown by state was based on the billing addresses of the obligors on the receivables:

Percentage of
Aggregate
State	Amount Financed

Texas	14.57%
California	13.19%
Michigan	7.40%
Florida	6.49%

CARAT 2003-1 SERVICER ADVANCES

Month	Advances

January-03	683,262.56
February-03	417,800.16
March-03	435,608.46
April-03	361,366.45
May-03	596,444.15
June-03	422,679.41
July-03	368,141.53
August-03	765,513.31
September-03	413,507.92
October-03	388,597.64
November-03	1,166,342.04
December-03	527,500.07
January-04	520,436.55
February-04	869,414.03
March-04	363,878.97
April-04	535,477.91
May-04	449,320.19
June-04	503,824.51
July-04	507,946.29
August-04	387,670.60
September-04	513,169.40
October-04	539,569.20
November-04	397,742.62
December-04	535,695.54
January-05	475,377.39
February-05	489,818.29
March-05	315,942.08
April-05	445,968.90
May-05	365,239.84
Jun-05	362,690.64
Jul-05	438,557.15
Aug-05	287,408.33
Sep-05	338,620.49
Oct-05	300,092.34
Nov-05	318,533.78
Dec-05	328,846.84
January-06	265,671.81
February-06	304,610.85
March-06	196,320.04
April-06	355,728.56
May-06	202,371.97
Jun-06	215,709.99
Jul-06	200,524.50
Aug-06	184,519.92
Sep-06	205,095.11
Oct-06	134,727.73

Month	Advances

2003	6,546,763.70
2004	6,124,145.81
2005	4,467,096.07
2006 (10 Months)	2,265,280.48

Total	19,403,286.06

					Initial Aggregate Receivables
CARAT 2003-2					Principal Balance 3,340,006,891.76

100% Subvented		Delinquency Statistics			Net Loss Statistics
	Prepayment
Month	Speeds	Units	%	Total Units	$	%	Cumulative $	Cumulative %

May-03	0.17	63	0.040804%	154,396	—	0.000000%	—	0.0000%
Jun-03	0.98	140	0.091606%	152,828	8,490.98	0.000254%	8,490.98	0.0003%
Jul-03	1.07	215	0.142344%	151,043	161,985.71	0.004850%	170,476.69	0.0051%
Aug-03	0.99	198	0.132778%	149,121	324,709.19	0.009722%	495,185.88	0.0148%
Sep-03	1.16	183	0.124284%	147,244	468,246.84	0.014019%	963,432.72	0.0288%
Oct-03	1.21	226	0.155623%	145,223	468,668.56	0.014032%	1,432,101.28	0.0429%
Nov-03	0.67	211	0.147018%	143,520	395,077.66	0.011829%	1,827,178.94	0.0547%
Dec-03	1.16	235	0.166185%	141,409	640,333.21	0.019172%	2,467,512.15	0.0739%
Jan-04	1.22	280	0.201274%	139,114	342,199.16	0.010245%	2,809,711.31	0.0841%
Feb-04	0.90	220	0.160591%	136,994	461,342.01	0.013813%	3,271,053.32	0.0979%
Mar-04	1.56	173	0.128708%	134,413	429,848.21	0.012870%	3,700,901.53	0.1108%
Apr-04	1.31	182	0.137836%	132,041	349,154.24	0.010454%	4,050,055.77	0.1213%
May-04	1.37	184	0.142062%	129,521	369,718.85	0.011069%	4,419,774.62	0.1323%
Jun-04	1.49	201	0.158635%	126,706	382,165.00	0.011442%	4,801,939.62	0.1438%
Jul-04	1.42	237	0.190861%	124,174	368,535.56	0.011034%	5,170,475.18	0.1548%
Aug-04	1.52	224	0.184546%	121,379	325,567.94	0.009748%	5,496,043.12	0.1646%
Sep-04	1.29	233	0.196830%	118,376	311,715.38	0.009333%	5,807,758.50	0.1739%
Oct-04	1.36	220	0.194773%	112,952	494,017.15	0.014791%	6,301,775.65	0.1887%
Nov-04	1.26	227	0.212624%	106,761	317,030.70	0.009492%	6,618,806.35	0.1982%
Dec-04	1.32	230	0.226686%	101,462	396,542.66	0.011873%	7,015,349.01	0.2100%
Jan-05	1.36	285	0.291563%	97,749	191,473.08	0.005733%	7,206,822.09	0.2158%
Feb-05	1.08	204	0.213039%	95,757	179,008.58	0.005360%	7,385,830.67	0.2211%
Mar-05	1.74	180	0.193894%	92,834	264,161.00	0.007909%	7,649,991.67	0.2290%
Apr-05	1.37	178	0.197482%	90,135	311,600.47	0.009329%	7,961,592.14	0.2384%
May-05	1.40	137	0.156229%	87,692	253,844.22	0.007600%	8,215,436.36	0.2460%
Jun-05	1.77	155	0.182544%	84,911	257,931.69	0.007722%	8,473,368.05	0.2537%
Jul-05	1.47	187	0.227300%	82,270	331,863.55	0.009936%	8,805,231.60	0.2636%
Aug-05	1.79	191	0.240354%	79,466	125,573.87	0.003760%	8,930,805.47	0.2674%
Sep-05	1.28	182	0.238298%	76,375	172,545.96	0.005166%	9,103,351.43	0.2726%
Oct-05	1.12	200	0.277643%	72,035	101,858.22	0.003050%	9,205,209.65	0.2756%
Nov-05	0.94	195	0.283839%	68,701	152,413.78	0.004563%	9,357,623.43	0.2802%
Dec-05	0.94	206	0.312310%	65,960	106,487.56	0.003188%	9,464,110.99	0.2834%
Jan-06	1.14	151	0.238306%	63,364	64,552.75	0.001933%	9,528,663.74	0.2853%
Feb-06	0.88	120	0.196342%	61,118	69,803.93	0.002090%	9,598,467.67	0.2874%
Mar-06	1.29	106	0.180373%	58,767	114,664.54	0.003433%	9,713,132.21	0.2908%
Apr-06	0.77	114	0.199161%	57,240	108,520.13	0.003249%	9,821,652.34	0.2941%
May-06	1.22	122	0.220026%	55,448	157,796.70	0.004724%	9,979,449.04	0.2988%
Jun-06	1.01	149	0.277824%	53,631	81,805.17	0.002449%	10,061,254.21	0.3012%
Jul-06	1.16	152	0.294027%	51,696	83,836.78	0.002510%	10,145,090.99	0.3037%
Aug-06	0.98	149	0.299053%	49,824	96,884.09	0.002901%	10,241,975.08	0.3066%
Sep-06	0.65	144	0.301029%	47,836	91,312.31	0.002734%	10,333,287.39	0.3094%
Oct-06	Clean-Up Call Exercised

CARAT 2003-2 Initial Receivables Pool Characteristics

Weighted Average APR	1.40%
Aggregate Amount Financed	3,340,006,891.76
Number of Contracts in Pool	154,686
Average Amount Financed	21,592.17
Weighted Average Original Maturity	53.98
Weighted Average Remaining Maturity	45.99
Percentage of Scheduled Interest Receivables	10.00%
Percentage of Receivables with Original Maturities => 61 Months	0.00%
Percentage of New Vehicles	100.00%
Percentage of Non-subvented Receivables	0.00%
Weighted Average FICO Score	Not Available
FICO Score Range	Not Available
Weighted Average Loan-to-Value Ratio	Not Available
Cut-Off Date	May 1, 2003
CARAT 2003-2: Distribution of the Initial Receivables Pool by Annual Percentage Rate

			Percentage of
Annual Percentage	Number of	Aggregate	Aggregate
Rate Range	Contracts	Amount Financed	Amount Financed

0.00% to 1.00%	97,741	$2,163,363,936	64.77%
1.01% to 2.00%	4,333	$75,518,815	2.26%
2.01% to 3.00%	17,753	$412,918,269	12.36%
3.01% to 4.00%	16,056	$379,000,456	11.35%
4.01% to 5.00%	6,681	$109,680,245	3.28%
5.01% to 6.00%	10,570	$177,316,884	5.31%
6.01% to 7.00%	1,552	$22,208,287	0.67%

Total	154,686	$3,340,006,892	100.00%

CARAT 2003-2: Distribution of the Initial Receivables Pool by State
      The initial pool of receivables included receivables originated in 46 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounted for more than 4.12% of the Aggregate Amount Financed. The following breakdown by state was based on the billing addresses of the obligors on the receivables:

Percentage of
Aggregate
State	Amount Financed

California	13.91%
Texas	13.63%
Michigan	8.17%
Florida	7.11%

CARAT 2003-2 SERVICER ADVANCES

Month	Advances

June-03	810,382.47
July-03	265,347.86
August-03	571,041.86
September-03	304,531.31
October-03	285,549.25
November-03	763,504.95
December-03	332,885.47
January-04	361,433.88
February-04	658,372.28
March-04	258,176.10
April-04	380,716.91
May-04	295,291.13
June-04	330,753.40
July-04	351,362.05
August-04	268,939.59
September-04	341,196.30
October-04	446,248.41
November-04	286,831.70
December-04	339,758.20
January-05	263,997.60
February-05	337,304.83
March-05	233,872.02
April-05	315,974.85
May-05	211,103.22
Jun-05	238,858.97
Jul-05	314,947.21
Aug-05	187,268.81
Sep-05	215,717.18
Oct-05	190,720.52
Nov-05	218,654.73
Dec-05	230,364.53
January-06	190,354.75
February-06	232,492.96
March-06	136,446.63
April-06	256,469.33
May-06	136,095.58
Jun-06	144,600.40
Jul-06	150,118.79
Aug-06	130,873.77
Sep-06	169,470.79
2003 (7 Months)	3,333,243.17
2004	4,319,079.95
2005	2,958,784.47
2006 (9 Months)	1,546,923.00

Total	12,158,030.59

					Initial Aggregate Receivables
CARAT 2003-3					Principal Balance 3,300,059,139.23

100% Subvented		Delinquency Statistics			Net Loss Statistics
	Prepayment
Month	Speeds	Units	%	Total Units	$	%	Cumulative $	Cumulative %

Jul-03	Revolving	38	0.024713%	153,764	0	0%	0	0%
Aug-03	Revolving	142	0.093221%	152,326	20,741.55	0.000629%	20,741.55	0.0006%
Sep-03	Revolving	159	0.099908%	159,147	130,599.36	0.003957%	151,340.91	0.0046%
Oct-03	Revolving	172	0.105833%	162,520	328,273.76	0.009948%	479,614.67	0.0145%
Nov-03	Revolving	175	0.105201%	166,349	439,033.46	0.013304%	918,648.13	0.0278%
Dec-03	Revolving	207	0.122344%	169,195	553,754.42	0.016780%	1,472,402.55	0.0446%
Jan-04	Revolving	284	0.164432%	172,716	420,677.18	0.012748%	1,893,079.73	0.0574%
Feb-04	Revolving	236	0.133804%	176,378	478,185.19	0.014490%	2,371,264.92	0.0719%
Mar-04	Revolving	205	0.114658%	178,793	623,098.10	0.018881%	2,994,363.02	0.0907%
Apr-04	Revolving	194	0.106289%	182,521	510,848.34	0.015480%	3,505,211.36	0.1062%
May-04	Revolving	209	0.112577%	185,651	488,432.88	0.014801%	3,993,644.24	0.1210%
Jun-04	Revolving	234	0.123983%	188,736	588,999.60	0.017848%	4,582,643.84	0.1389%
Jul-04	0.73	290	0.150959%	192,105	502,908.20	0.015239%	5,085,552.04	0.1541%
Aug-04	1.16	308	0.163240%	188,679	430,978.08	0.013060%	5,516,530.12	0.1672%
Sep-04	1.06	310	0.168283%	184,213	496,162.85	0.015035%	6,012,692.97	0.1822%
Oct-04	1.11	313	0.178487%	175,363	620,729.54	0.018810%	6,633,422.51	0.2010%
Nov-04	1.05	320	0.192843%	165,938	599,593.03	0.018169%	7,233,015.54	0.2192%
Dec-04	1.03	352	0.222458%	158,232	543,892.95	0.016481%	7,776,908.49	0.2357%
Jan-05	1.08	378	0.246315%	153,462	418,666.85	0.012687%	8,195,575.34	0.2483%
Feb-05	0.94	260	0.172191%	150,995	417,181.37	0.012642%	8,612,756.71	0.2610%
Mar-05	1.49	285	0.193677%	147,152	551,959.41	0.016726%	9,164,716.12	0.2777%
Apr-05	1.28	254	0.177136%	143,393	348,956.64	0.010574%	9,513,672.76	0.2883%
May-05	1.30	235	0.167485%	140,311	468,334.26	0.014192%	9,982,007.02	0.3025%
Jun-05	1.62	249	0.182109%	136,731	528,738.70	0.016022%	10,510,745.72	0.3185%
Jul-05	1.44	297	0.222973%	133,200	319,535.72	0.009683%	10,830,281.44	0.3282%
Aug-05	1.62	315	0.243343%	129,447	265,066.80	0.008032%	11,095,348.24	0.3362%
Sep-05	1.15	293	0.233522%	125,470	273,385.08	0.008284%	11,368,733.32	0.3445%
Oct-05	0.99	343	0.286588%	119,684	288,678.51	0.008748%	11,657,411.83	0.3532%
Nov-05	0.86	294	0.253660%	115,903	167,563.29	0.005078%	11,824,975.12	0.3583%
Dec-05	1.02	344	0.306055%	112,398	362,961.17	0.010999%	12,187,936.29	0.3693%
Jan-06	1.16	322	0.294570%	109,312	85,307.32	0.002585%	12,273,243.61	0.3719%
Feb-06	0.87	241	0.225875%	106,696	232,767.61	0.007053%	12,506,011.22	0.3790%
Mar-06	1.22	239	0.230113%	103,862	205,425.55	0.006225%	12,711,436.77	0.3852%
Apr-06	0.84	210	0.206689%	101,602	319,576.75	0.009684%	13,031,013.52	0.3949%
May-06	1.35	239	0.241473%	98,976	172,438.90	0.005225%	13,203,452.42	0.4001%
Jun-06	1.15	279	0.289197%	96,474	222,820.53	0.006752%	13,426,272.95	0.4068%
Jul-06	1.38	305	0.325743%	93,632	244,991.58	0.007424%	13,671,264.53	0.4143%
Aug-06	1.11	276	0.303460%	90,951	229,769.02	0.006963%	13,901,033.55	0.4212%
Sep-06	0.81	263	0.299848%	87,711	400,849.28	0.012147%	14,301,882.83	0.4334%
Oct-06	1.01	244	0.294362%	82,891	129,962.85	0.003938%	14,431,845.68	0.4373%
Nov-06	0.88	225	0.282486%	79,650	61,545.41	0.001865%	14,493,391.09	0.4392%
Dec-06	0.62	237	0.304847%	77,744	134,032.53	0.004062%	14,627,423.62	0.4432%
Jan-07	1.00	264	0.348529%	75,747	26,522.42	0.000804%	14,653,946.04	0.4441%
Feb-07	0.77	190	0.258128%	73,607	63,317.31	0.001919%	14,717,263.35	0.4460%
Mar-07	1.12	178	0.249972%	71,208	121,010.41	0.003667%	14,838,273.76	0.4496%
Apr-07	0.95	183	0.266135%	68,762	62,889.18	0.001906%	14,901,162.94	0.4515%
May-07	0.91	166	0.249733%	66,471	78,664.24	0.002384%	14,979,827.18	0.4539%
Jun-07	0.58	182	0.284299%	64,017	55,964.03	0.001696%	15,035,791.21	0.4556%
Jul-07	0.97	192	0.325567%	58,974	67,005.28	0.002030%	15,102,796.49	0.4577%

CARAT 2003-3 Initial Receivables Pool Characteristics

Weighted Average APR	0.66%
Aggregate Amount Financed	3,300,059,139.23
Number of Contracts in Pool	154,125
Average Amount Financed	21,411.58
Weighted Average Original Maturity	55.40
Weighted Average Remaining Maturity	47.91
Percentage of Scheduled Interest Receivables	38.00%
Percentage of Receivables with Original Maturities => 61 Months	16.68%
Percentage of New Vehicles	100.00%
Percentage of Non-subvented Receivables	0.00%
Weighted Average FICO Score	Not Available
FICO Score Range	Not Available
Weighted Average Loan-to-Value Ratio	Not Available
Initial Cut-Off Date	July 1, 2003
CARAT 2003-3: Distribution of the Initial Receivables Pool by Annual Percentage Rate

			Percentage of
Annual Percentage	Number of	Aggregate	Aggregate
Rate Range	Contracts	Amount Financed	Amount Financed

0.00% to 1.00%	122,404	$2,703,885,197	81.94%
1.01% to 2.00%	4,568	$95,748,963	2.90%
2.01% to 3.00%	8,271	$171,980,713	5.21%
3.01% to 4.00%	7,898	$171,032,095	5.18%
4.01% to 5.00%	3,890	$53,472,596	1.62%
5.01% to 6.00%	5,769	$85,042,548	2.58%
6.01% to 7.00%	1,325	$18,897,027	0.57%

Total	154,125	$3,300,059,139	100.00%

CARAT 2003-3: Distribution of the Initial Receivables Pool by State
      The initial pool of receivables included receivables originated in 49 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounted for more than 4.60% of the Aggregate Amount Financed. The following breakdown by state was based on the billing addresses of the obligors on the receivables:

Percentage of
Aggregate
State	Amount Financed

California	9.08%
Ohio	8.62%
Texas	7.21%
New York	6.44%
Illinois	6.38%
North Carolina	5.51%
Pennsylvania	5.17%

CARAT 2003-3 SERVICER ADVANCES

Month	Advances

August-03	2,645,333.64
September-03	830,712.78
October-03	784,930.91
November-03	3,124,499.25
December-03	1,054,519.08
January-04	1,156,739.69
February-04	3,228,994.69
March-04	843,789.50
April-04	1,482,291.88
May-04	1,185,055.51
June-04	1,379,231.18
July-04	1,695,169.23
August-04	1,171,949.60
September-04	1,520,146.48
October-04	2,423,596.03
November-04	1,188,737.19
December-04	1,623,729.61
January-05	986,925.11
February-05	1,354,306.62
March-05	847,117.81
April-05	1,722,649.59
May-05	883,056.88
June-05	1,002,537.40
July-05	1,627,579.64
August-05	763,162.22
September-05	940,345.53
October-05	849,175.95
November-05	951,551.12
December-05	1,035,432.40
January-06	794,571.66
February-06	997,688.41
March-06	620,106.60
April-06	1,637,676.02
May-06	676,365.68
June-06	717,460.33
July-06	713,870.77
August-06	656,713.36
September-06	1,177,858.18
October-06	571,259.00
November-06	647,978.27
December-06	1,123,334.86
January-07	501,079.99
February-07	707,686.56
March-07	561,690.76
April-07	491,171.78
May-07	509,021.35
June-07	863,897.23
July-07	408,504.60

Month	Advances

2003 (5 Months)	8,439,995.66
2004	18,899,430.59
2005	12,963,840.27
2006	10,334,883.14
2007 (7 Months)	4,043,052.27

Total	54,681,201.93

					Initial Aggregate Receivables
CARAT 2003-PR1					Principal Balance 1,045,050,782.42

100% Non-Subvented		Delinquency Statistics			Net Loss Statistics

	Prepayment
Month	Speeds	Units	%	Total Units	$	%	Cumulative $	Cumulative %

Jan-03	1.76	39	0.051600%	75,581	—	0.000000%	—	0.0000%
Feb-03	2.11	334	0.451889%	73,912	43,602.24	0.004172%	43,602.24	0.0042%
Mar-03	2.48	370	0.513447%	72,062	344,037.78	0.032921%	387,640.02	0.0371%
Apr-03	2.28	400	0.569444%	70,244	614,037.91	0.058757%	1,001,677.93	0.0958%
May-03	2.28	413	0.603678%	68,414	818,883.40	0.078358%	1,820,561.33	0.1742%
Jun-03	2.19	389	0.584119%	66,596	1,010,273.95	0.096672%	2,830,835.28	0.2709%
Jul-03	2.34	497	0.769386%	64,597	943,112.17	0.090246%	3,773,947.45	0.3611%
Aug-03	2.12	479	0.763213%	62,761	947,106.61	0.090628%	4,721,054.06	0.4518%
Sep-03	2.18	441	0.724197%	60,895	1,225,085.59	0.117227%	5,946,139.65	0.5690%
Oct-03	2.01	468	0.791530%	59,126	1,118,885.27	0.107065%	7,065,024.92	0.6760%
Nov-03	1.34	472	0.817500%	57,737	716,307.05	0.068543%	7,781,331.97	0.7446%
Dec-03	1.82	502	0.894098%	56,146	1,119,663.93	0.107140%	8,900,995.90	0.8517%
Jan-04	1.71	600	1.098197%	54,635	820,650.18	0.078527%	9,721,646.08	0.9303%
Feb-04	1.65	418	0.787565%	53,075	1,119,049.47	0.107081%	10,840,695.55	1.0373%
Mar-04	2.20	317	0.619104%	51,203	933,824.41	0.089357%	11,774,519.96	1.1267%
Apr-04	1.84	365	0.737344%	49,502	672,197.96	0.064322%	12,446,717.92	1.1910%
May-04	1.80	394	0.824785%	47,770	470,061.67	0.044980%	12,916,779.59	1.2360%
Jun-04	1.83	389	0.846167%	45,972	538,361.81	0.051515%	13,455,141.40	1.2875%
Jul-04	1.71	440	0.993026%	44,309	650,968.83	0.062291%	14,106,110.23	1.3498%
Aug-04	1.76	418	0.981405%	42,592	986,562.52	0.094403%	15,092,672.75	1.4442%
Sep-04	1.40	388	0.943282%	41,133	593,092.76	0.056753%	15,685,765.51	1.5010%
Oct-04	1.32	396	0.995525%	39,778	455,500.02	0.043586%	16,141,265.53	1.5445%
Nov-04	1.22	353	0.916621%	38,511	363,550.11	0.034788%	16,504,815.64	1.5793%
Dec-04	1.19	366	0.981286%	37,298	551,785.30	0.052800%	17,056,600.94	1.6321%
Jan-05	1.32	416	1.154497%	36,033	389,032.31	0.037226%	17,445,633.25	1.6694%
Feb-05	1.16	274	0.789011%	34,727	406,017.01	0.038851%	17,851,650.26	1.7082%
Mar-05	1.57	268	0.808008%	33,168	309,618.59	0.029627%	18,161,268.85	1.7378%
Apr-05	1.34	257	0.812058%	31,648	249,222.38	0.023848%	18,410,491.23	1.7617%
May-05	1.25	244	0.807492%	30,217	247,942.66	0.023725%	18,658,433.89	1.7854%
Jun-05	1.35	228	0.793817%	28,722	323,837.31	0.030988%	18,982,271.20	1.8164%
Jul-05	1.16	289	1.058259%	27,309	213,252.62	0.020406%	19,195,523.82	1.8368%
Aug-05	1.52	290	1.127089%	25,730	192,014.84	0.018374%	19,387,538.66	1.8552%
Sep-05	1.05	276	1.126071%	24,510	256,860.99	0.024579%	19,644,399.65	1.8798%
Oct-05	1.01	283	1.211317%	23,363	272,762.99	0.026100%	19,917,162.64	1.9059%
Nov-05	0.87	261	1.174882%	22,215	305,622.64	0.029245%	20,222,785.28	1.9351%
Dec-05	0.79	242	1.139145%	21,244	360,038.67	0.034452%	20,582,823.95	1.9696%
Jan-06	0.82	247	1.220235%	20,242	105,276.66	0.010074%	20,688,100.61	1.9796%
Feb-06	0.81	165	0.859868%	19,189	95,848.91	0.009172%	20,783,949.52	1.9888%
Mar-06	1.26	168	0.935204%	17,964	167,114.51	0.015991%	20,951,064.03	2.0048%
Apr-06	0.68	141	0.835803%	16,870	117,999.81	0.011291%	21,069,063.84	2.0161%
May-06	0.93	132	0.842320%	15,671	105,595.69	0.010104%	21,174,659.53	2.0262%
Jun-06	0.69	189	1.306873%	14,462	31,492.27	0.003013%	21,206,151.80	2.0292%
Jul-06	0.70	192	1.438418%	13,348	84,267.28	0.008063%	21,290,419.08	2.0373%
Aug-06	Clean-Up Call Exercised

CARAT 2003-PR1 Initial Receivables Pool Characteristics

Weighted Average APR	10.18%
Aggregate Amount Financed	1,045,050,782.42
Number of Contracts in Pool	76,849
Average Amount Financed	13,598.76
Weighted Average Original Maturity	58.02
Weighted Average Remaining Maturity	47.94
Percentage of Scheduled Interest Receivables	24.69%
Percentage of Receivables with Original Maturities => 61 Months	10.00%
Percentage of New Vehicles	60.00%
Percentage of Non-subvented Receivables	100.00%
Weighted Average FICO Score	Not Available
FICO Score Range	Not Available
Weighted Average Loan-to-Value Ratio	Not Available
Cut-Off Date	January 1, 2003
CARAT 2003-PR1: Distribution of the Initial Receivables Pool by Annual Percentage Rate

			Percentage of
Annual Percentage	Number of	Aggregate	Aggregate
Rate Range	Contracts	Amount Financed	Amount Financed

5.76% to 6.00%	11	$276,776	0.03%
6.01% to 7.00%	8,867	$143,602,238	13.74%
7.01% to 8.00%	9,641	$140,288,138	13.42%
8.01% to 9.00%	11,185	$154,857,743	14.82%
9.01% to 10.00%	11,846	$157,633,481	15.08%
10.01% to 11.00%	8,631	$115,741,009	11.08%
11.01% to 12.00%	6,453	$86,116,286	8.24%
12.01% to 13.00%	5,953	$79,487,601	7.61%
13.01% to 14.00%	4,081	$52,097,333	4.98%
14.01% to 15.00%	3,240	$39,860,954	3.81%
15.01% to 16.00%	2,138	$24,223,489	2.32%
16.01% to 17.00%	1,401	$14,745,478	1.41%
17.01% to 18.00%	1,831	$20,334,679	1.95%
18.01% to 19.00%	821	$7,802,408	0.75%
19.01% to 20.00%	750	$7,983,169	0.76%

Total	76,849	$1,045,050,782	100.00%

CARAT 2003-PR1: Distribution of the Initial Receivables Pool by State
      The initial pool of receivables included receivables originated in 46 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounted for more than 4.68%

of the Aggregate Amount Financed. The following breakdown by state was based on the billing addresses of the obligors on the receivables:

Percentage of
Aggregate Amount
State	Financed

Texas	13.71%
Florida	8.06%
California	7.67%
Michigan	6.90%
CARAT 2003-PR1 SERVICER ADVANCES

Month	Advances

Jan-03	504,834.35
Feb-03	511,561.05
Mar-03	715,234.66
Apr-03	756,427.10
May-03	917,453.01
Jun-03	459,704.72
Jul-03	743,844.92
Aug-03	1,065,351.40
Sep-03	485,893.08
Oct-03	584,121.12
Nov-03	1,111,188.06
Dec-03	637,949.65
Jan-04	462,214.82
Feb-04	755,560.79
Mar-04	447,402.08
Apr-04	502,311.79
May-04	488,968.19
Jun-04	463,970.44
Jul-04	540,626.33
Aug-04	416,862.63
Sep-04	414,821.12
Oct-04	593,397.25
Nov-04	377,438.02
Dec-04	561,512.41
Jan-05	327,251.60
Feb-05	367,125.99
Mar-05	337,314.40
Apr-05	421,103.06
May-05	296,361.10
Jun-05	304,168.94
Jul-05	412,336.37
Aug-05	248,348.55
Sep-05	284,655.97
Oct-05	251,443.17
Nov-05	262,637.86
Dec-05	296,057.06
Jan-06	211,701.68

Month	Advances

Feb-06	230,914.81
Mar-06	168,617.59
Apr-06	254,477.25
May-06	160,462.83
Jun-06	157,629.45
Jul-06	148,243.42

2003	8,493,563.12
2004	6,025,085.87
2005	3,808,804.07
2006 (7 Months)	1,332,047.03

Total	19,659,500.09

					Initial Aggregate Receivables
CARAT 2004-1					Principal Balance 2,280,059,731.09

100% Subvented		Delinquency Statistics			Net Loss Statistics
	Prepayment
Month	Speeds	Units	%	Total Units	$	%	Cumulative $	Cumulative %

Feb-04	0.35	21	0.019640%	106,925	0	0.000000%	0	0.0000%
Mar-04	1.03	74	0.069911%	105,849	42,584.99	0.001868%	42,584.99	0.0019%
Apr-04	0.87	88	0.083962%	104,809	57,906.08	0.002540%	100,491.07	0.0044%
May-04	0.99	93	0.089741%	103,632	123,540.83	0.005418%	224,031.90	0.0098%
Jun-04	0.97	102	0.099657%	102,351	192,817.22	0.008457%	416,849.12	0.0183%
Jul-04	1.03	117	0.115964%	100,893	197,838.72	0.008677%	614,687.84	0.0270%
Aug-04	0.95	131	0.131740%	99,438	220,690.59	0.009679%	835,378.43	0.0366%
Sep-04	0.95	161	0.165306%	97,395	267,770.98	0.011744%	1,103,149.41	0.0484%
Oct-04	1.08	155	0.165896%	93,432	424,482.50	0.018617%	1,527,631.91	0.0670%
Nov-04	0.97	137	0.153335%	89,347	243,362.26	0.010674%	1,770,994.17	0.0777%
Dec-04	0.98	152	0.176816%	85,965	303,228.04	0.013299%	2,074,222.21	0.0910%
Jan-05	1.12	177	0.211442%	83,711	228,498.99	0.010022%	2,302,721.20	0.1010%
Feb-05	0.81	126	0.152480%	82,634	282,835.05	0.012405%	2,585,556.25	0.1134%
Mar-05	1.41	125	0.154669%	80,818	183,961.73	0.008068%	2,769,517.98	0.1215%
Apr-05	1.29	147	0.185939%	79,058	275,122.18	0.012066%	3,044,640.16	0.1335%
May-05	1.26	105	0.135335%	77,585	390,955.36	0.017147%	3,435,595.52	0.1507%
Jun-05	0.95	144	0.189808%	75,866	248,870.19	0.010915%	3,684,465.71	0.1616%
Jul-05	2.08	144	0.194295%	74,114	202,415.55	0.008878%	3,886,881.26	0.1705%
Aug-05	1.61	166	0.229640%	72,287	293,729.53	0.012883%	4,180,610.79	0.1834%
Sep-05	1.10	158	0.224031%	70,526	86,220.00	0.003781%	4,266,830.79	0.1871%
Oct-05	1.09	164	0.242167%	67,722	225,843.63	0.009905%	4,492,674.42	0.1970%
Nov-05	0.95	150	0.227407%	65,961	269,906.14	0.011838%	4,762,580.56	0.2089%
Dec-05	1.07	141	0.219271%	64,304	221,892.34	0.009732%	4,984,472.90	0.2186%
Jan-06	1.23	150	0.238895%	62,789	66,634.82	0.002923%	5,051,107.72	0.2215%
Feb-06	0.83	110	0.178673%	61,565	106,196.56	0.004658%	5,157,304.28	0.2262%
Mar-06	1.33	105	0.174770%	60,079	24,334.33	0.001067%	5,181,638.61	0.2273%
Apr-06	0.94	121	0.205541%	58,869	214,042.77	0.009388%	5,395,681.38	0.2366%
May-06	1.45	113	0.196641%	57,465	221,854.37	0.009730%	5,617,535.75	0.2464%
Jun-06	1.24	144	0.256671%	56,103	179,139.43	0.007857%	5,796,675.18	0.2542%
Jul-06	1.43	165	0.302142%	54,610	97,008.47	0.004255%	5,893,683.65	0.2585%
Aug-06	1.22	172	0.323375%	53,189	169,146.51	0.007419%	6,062,830.16	0.2659%
Sep-06	1.02	157	0.305074%	51,463	104,741.30	0.004594%	6,167,571.46	0.2705%
Oct-06	1.12	145	0.296566%	48,893	188,014.10	0.008246%	6,355,585.56	0.2787%
Nov-06	0.89	145	0.306872%	47,251	72,365.25	0.003174%	6,427,950.81	0.2819%
Dec-06	0.82	147	0.317920%	46,238	137,681.20	0.006038%	6,565,632.01	0.2880%
Jan-07	1.11	140	0.309830%	45,186	138,075.68	0.006056%	6,703,707.69	0.2940%
Feb-07	0.88	104	0.235683%	44,127	95,987.62	0.004210%	6,799,695.31	0.2982%
Mar-07	1.21	108	0.251625%	42,921	105,796.89	0.004640%	6,905,492.20	0.3029%
Apr-07	1.00	129	0.309160%	41,726	42,176.21	0.001850%	6,947,668.41	0.3047%
May-07	0.98	108	0.266016%	40,599	17,670.42	0.000775%	6,965,338.83	0.3055%
Jun-07	0.87	120	0.305803%	39,241	45,678.94	0.002003%	7,011,017.77	0.3075%
Jul-07	1.15	148	0.402327%	36,786	62,513.76	0.002742%	7,073,531.53	0.3102%

CARAT 2004-1 Initial Receivables Pool Characteristics

Weighted Average APR	0.62%
Aggregate Amount Financed	2,280,059,731.09
Number of Contracts in Pool	107,437
Average Amount Financed	21,222.30
Weighted Average Original Maturity	56.94
Weighted Average Remaining Maturity	47.88
Percentage of Scheduled Interest Receivables	37.00%
Percentage of Receivables with Original Maturities => 61 Months	18.59%
Percentage of New Vehicles	100.00%
Percentage of Non-subvented Receivables	0.00%
Weighted Average FICO Score	Not Available
FICO Score Range	Not Available
Weighted Average Loan-to-Value Ratio	Not Available
Cut-Off Date	February 1, 2004
CARAT 2004-1: Distribution of the Initial Receivables Pool by Annual Percentage Rate

			Percentage of
Annual Percentage	Number of	Aggregate	Aggregate
Rate Range	Contracts	Amount Financed	Amount Financed

0.00% to 1.00%	87,231	$1,829,742,064	80.25%
1.01% to 2.00%	7,196	$193,893,783	8.50%
2.01% to 3.00%	4,844	$108,869,950	4.77%
3.01% to 4.00%	4,260	$93,612,143	4.11%
4.01% to 5.00%	1,642	$23,694,953	1.04%
5.01% to 6.00%	2,264	$30,246,838	1.33%

Total	107,437	$2,280,059,731	100.00%

CARAT 2004-1: Distribution of the Initial Receivables Pool by State
      The initial pool of receivables included receivables originated in 49 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounted for more than 4.83% of the Aggregate Amount Financed. The following breakdown by state was based on the billing addresses of the obligors on the receivables:

Percentage of
Aggregate
State	Amount Financed

California	11.00%
Texas	7.70%
New York	6.23%
Illinois	5.90%
Ohio	5.84%

CARAT 2004-1 SERVICER ADVANCES

Month	Advances

February-04	0
March-04	2,616,162.34
April-04	995,425.60
May-04	791,890.52
June-04	904,526.31
July-04	1,057,347.37
August-04	687,473.36
September-04	954,308.55
October-04	1,357,163.71
November-04	695,778.89
December-04	893,298.94
January-05	606,895.10
February-05	851,409.86
March-05	524,461.36
April-05	1,030,637.76
May-05	559,119.87
June-05	664,209.33
July-05	1,021,927.94
August-05	496,357.21
September-05	588,165.83
October-05	517,453.07
November-05	652,713.25
December-05	638,273.90
January-06	490,684.47
February-06	682,397.49
March-06	386,033.22
April-06	1,040,535.57
May-06	395,194.35
June-06	462,131.80
July-06	440,425.18
August-06	427,635.73
September-06	736,941.33
October-06	366,367.58
November-06	419,873.01
December-06	692,296.68
January-07	308,678.02
February-07	491,272.65
March-07	379,707.52
April-07	356,050.98
May-07	322,685.24
June-07	569,209.71
July-07	285,319.37

2004 (11 Months)	10,953,375.59
2005	8,151,624.48
2006	6,540,516.41
2007 (7 Months)	2,712,923.49

Total	28,358,439.97

						Initial Aggregate Receivables Principal Balance:
						Subvented 2,012,067,187.32

						Initial Aggregate Receivables Principal Balance:
CARAT 2004-2						Non-subvented 750,090,068.61

		Net Loss Statistics:				Net Loss Statistics:
		Subvented				Non-subvented
	Prepayment
Month	Speeds	$	%	Cumulative $	Cumulative %	$	%	Cumulative $	Cumulative %

Nov-04	Revolving	0	0%	0	0%	0	0	0	0%
Dec-04	Revolving	21,051.08	0.001046%	21,051.08	0.0010%	27,714.50	0.003695%	27,714.50	0.0037%
Jan-05	Revolving	119,275.41	0.005928%	140,326.49	0.0070%	213,512.60	0.028465%	241,227.10	0.0322%
Feb-05	Revolving	230,997.69	0.011481%	371,324.18	0.0185%	488,941.75	0.065184%	730,168.85	0.0973%
Mar-05	Revolving	260,570.97	0.012950%	631,895.15	0.0314%	553,884.96	0.073842%	1,284,053.81	0.1712%
Apr-05	Revolving	303,553.29	0.015087%	935,448.44	0.0465%	544,589.20	0.072603%	1,828,643.01	0.2438%
May-05	Revolving	405,011.16	0.020129%	1,340,459.60	0.0666%	829,042.40	0.110526%	2,657,685.41	0.3543%
Jun-05	Revolving	441,902.95	0.021963%	1,782,362.55	0.0886%	722,742.98	0.096354%	3,380,428.39	0.4507%
Jul-05	Revolving	328,775.37	0.016340%	2,111,137.92	0.1049%	591,380.72	0.078841%	3,971,809.11	0.5295%
Aug-05	Revolving	397,435.51	0.019753%	2,508,573.43	0.1247%	640,744.58	0.085422%	4,612,553.69	0.6149%
Sep-05	Revolving	379,156.21	0.018844%	2,887,729.64	0.1435%	458,947.27	0.061186%	5,071,500.96	0.6761%
Oct-05	Revolving	483,851.51	0.024047%	3,371,581.15	0.1676%	835,941.87	0.111446%	5,907,442.83	0.7876%
Nov-05	0.60	531,418.67	0.026412%	3,902,999.82	0.1940%	1,114,631.36	0.148600%	7,022,074.19	0.9362%
Dec-05	1.25	589,925.37	0.029319%	4,492,925.19	0.2233%	984,008.04	0.131185%	8,006,082.23	1.0673%
Jan-06	1.32	242,664.30	0.012060%	4,735,589.49	0.2354%	569,963.35	0.075986%	8,576,045.58	1.1433%
Feb-06	1.12	428,051.91	0.021274%	5,163,641.40	0.2566%	629,202.93	0.083884%	9,205,248.51	1.2272%
Mar-06	1.56	341,988.39	0.016997%	5,505,629.79	0.2736%	793,469.38	0.105783%	9,998,717.89	1.3330%
Apr-06	1.18	507,333.74	0.025215%	6,012,963.53	0.2988%	682,270.77	0.090959%	10,680,988.66	1.4240%
May-06	1.65	672,248.81	0.033411%	6,685,212.34	0.3323%	907,192.53	0.120944%	11,588,181.19	1.5449%
Jun-06	1.36	438,988.89	0.021818%	7,124,201.23	0.3541%	607,824.92	0.081034%	12,196,006.11	1.6259%
Jul-06	1.64	337,825.65	0.016790%	7,462,026.88	0.3709%	582,547.01	0.077664%	12,778,553.12	1.7036%
Aug-06	1.40	562,978.98	0.027980%	8,025,005.86	0.3988%	605,756.76	0.080758%	13,384,309.88	1.7844%
Sep-06	1.22	647,004.55	0.032156%	8,672,010.41	0.4310%	929,753.46	0.123952%	14,314,063.34	1.9083%
Oct-06	1.30	345,688.25	0.017181%	9,017,689.66	0.4482%	643,161.84	0.085745%	14,957,225.18	1.9941%
Nov-06	1.02	185,665.04	0.009228%	9,203,363.70	0.4574%	483,049.51	0.064399%	15,440,274.69	2.0585%
Dec-06	0.94	447,702.56	0.022251%	9,651,066.26	0.4797%	420,137.45	0.056012%	15,860,412.14	2.1145%
Jan-07	1.25	368,394.52	0.018309%	10,019,460.78	0.4980%	433,879.92	0.057844%	16,294,292.06	2.1723%
Feb-07	1.05	260,408.82	0.012942%	10,279,869.60	0.5109%	443,365.26	0.059108%	16,737,657.32	2.2314%
Mar-07	1.40	373,233.08	0.018550%	10,653,102.68	0.5295%	451,456.38	0.060187%	17,189,113.70	2.2916%
Apr-07	1.16	123,431.04	0.006135%	10,776,533.72	0.5356%	291,446.77	0.038855%	17,480,560.47	2.3305%
May-07	1.21	203,888.45	0.010133%	10,980,422.17	0.5457%	240,455.40	0.032057%	17,721,015.87	2.3625%
Jun-07	1.13	159,569.45	0.007931%	11,139,991.62	0.5537%	339,667.11	0.045284%	18,060,682.98	2.4078%
Jul-07	1.35	198,057.84	0.009844%	11,338,049.46	0.5635%	382,851.39	0.051041%	18,443,534.37	2.4588%
CARAT 2004-2 DELINQUENCY DATA

	Delinquency Data:			Delinquency Data:
	Subvented			Non-subvented

Month	Units	%	Total Units	Units	%	Total Units

Nov-04	13	0.012019%	107,377	13	0.026624%	47,917
Dec-04	146	0.137530%	106,159	297	0.634873%	46,781
Jan-05	188	0.168630%	111,487	382	0.781922%	48,854
Feb-05	125	0.109731%	113,915	272	0.549107%	49,535
Mar-05	180	0.156424%	115,072	300	0.600733%	49,939
Apr-05	176	0.150141%	117,223	301	0.596028%	50,501
May-05	131	0.109929%	119,168	275	0.537740%	51,140
Jun-05	177	0.146550%	120,778	319	0.618085%	51,611
Jul-05	228	0.185939%	122,621	429	0.817953%	52,448
Aug-05	251	0.202124%	124,181	430	0.814440%	52,797
Sep-05	294	0.232775%	126,302	501	0.932475%	53,728
Oct-05	340	0.266491%	127,584	529	0.971819%	54,434
Nov-05	297	0.229075%	129,652	454	0.822926%	55,169
Dec-05	317	0.248977%	127,321	519	0.965348%	53,763
Jan-06	298	0.238469%	124,964	503	0.960492%	52,369

	Delinquency Data:			Delinquency Data:
	Subvented			Non-subvented

Month	Units	%	Total Units	Units	%	Total Units

Feb-06	214	0.174358%	122,736	367	0.718031%	51,112
Mar-06	219	0.182324%	120,116	317	0.639809%	49,546
Apr-06	210	0.178350%	117,746	359	0.745339%	48,166
May-06	292	0.253741%	115,078	425	0.911313%	46,636
Jun-06	311	0.276204%	112,598	443	0.980609%	45,176
Jul-06	369	0.336513%	109,654	516	1.180589%	43,707
Aug-06	350	0.327149%	106,985	444	1.051286%	42,234
Sep-06	324	0.310991%	104,183	480	1.173193%	40,914
Oct-06	356	0.353961%	100,576	430	1.084872%	39,636
Nov-06	310	0.316973%	97,800	368	0.953763%	38,584
Dec-06	342	0.358220%	95,472	367	0.977546%	37,543
Jan-07	355	0.381339%	93,093	450	1.237930%	36,351
Feb-07	267	0.293442%	90,989	300	0.852079%	35,208
Mar-07	278	0.314405%	88,421	260	0.766600%	33,916
Apr-07	262	0.304630%	86,006	313	0.957157%	32,701
May-07	275	0.329093%	83,563	318	1.008275%	31,539
Jun-07	270	0.333247%	81,021	291	0.956891%	30,411
Jul-07	297	0.383068%	77,532	351	1.203580%	29,163
CARAT 2004-2 Initial Receivables Pool Characteristics

Weighted Average APR	3.80%
Aggregate Amount Financed	2,762,157,255.93
Number of Contracts in Pool	156,989
Average Amount Financed	17,594.59
Weighted Average Original Maturity	59.71
Weighted Average Remaining Maturity	48.14
Percentage of Scheduled Interest Receivables	27.46%
Percentage of Receivables with Original Maturities => 61 Months	17.09%
Percentage of New Vehicles	80.00%
Percentage of Non-subvented Receivables	27.16%
Weighted Average FICO Score	Not Available
FICO Score Range	Not Available
Weighted Average Loan-to-Value Ratio	Not Available
Cut-Off Date	November 1, 2004

CARAT 2004-2: Distribution of the Initial Receivables Pool by Annual Percentage Rate

			Percentage
Annual Percentage	Number of	Aggregate	of Aggregate
Rate Range	Contracts	Amount Financed	Amount Financed

0.00% to 1.00%	53,830	$1,182,489,714	42.81%
1.01% to 2.00%	8,633	$207,132,486	7.50%
2.01% to 3.00%	9,418	$176,930,600	6.41%
3.01% to 4.00%	8,579	$130,396,882	4.72%
4.01% to 5.00%	11,528	$134,396,819	4.87%
5.01% to 6.00%	15,647	$174,112,729	6.30%
6.01% to 7.00%	10,150	$167,739,535	6.07%
7.01% to 8.00%	8,747	$138,532,177	5.02%
8.01% to 9.00%	7,252	$115,095,927	4.17%
9.01% to 10.00%	5,930	$89,137,728	3.23%
10.01% to 11.00%	4,932	$73,686,679	2.67%
11.01% to 12.00%	3,331	$50,104,976	1.81%
12.01% to 13.00%	3,040	$45,598,844	1.65%
13.01% to 14.00%	2,442	$35,115,322	1.27%
14.01% to 15.00%	1,005	$11,848,936	0.43%
15.01% to 16.00%	579	$6,024,766	0.22%
16.01% to 17.00%	428	$4,594,868	0.16%
17.01% to 18.00%	917	$12,275,304	0.44%
18.01% to 19.00%	273	$3,187,171	0.12%
19.01% to 20.00%	328	$3,755,793	0.13%

Total	156,989	$2,762,157,256	100.00%

CARAT 2004-2: Distribution of the Initial Receivables Pool by State
      The initial pool of receivables included receivables originated in 49 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounted for more than 4.32% of the Aggregate Amount Financed. The following breakdown by state was based on the billing addresses of the obligors on the receivables:

Percentage of
Aggregate
State	Amount Financed

California	10.85%
Texas	9.30%
Florida	5.57%
Michigan	5.47%
Illinois	4.45%

CARAT 2004-2 SERVICER ADVANCES

Month	Advances

December-04	2,264,164.57
January-05	700,911.03
February-05	1,121,034.30
March-05	1,183,141.67
April-05	1,422,476.17
May-05	1,135,405.54
June-05	1,127,966.04
July-05	1,827,500.99
August-05	980,393.14
September-05	1,336,958.88
October-05	1,342,076.68
November-05	1,479,235.68
December-05	1,677,930.89
January-06	1,296,892.29
February-06	1,363,758.36
March-06	1,255,027.59
April-06	2,083,381.69
May-06	1,023,950.12
June-06	1,072,867.21
July-06	1,152,707.77
August-06	1,141,325.07
September-06	1,391,722.79
October-06	907,818.45
November-06	1,043,737.03
December-06	1,560,858.48
January-07	795,506.73
February-07	1,060,585.64
March-07	952,314.48
April-07	868,313.61
May-07	817,674.87
June-07	983,468.58
July-07	745,354.52

2004 (1 Month)	2,264,164.57
2005	15,335,031.01
2006	15,294,096.85
2007 (7 Months)	6,223,218.43

Total	39,116,510.86

						Initial Aggregate Receivables Principal Balance:
						Subvented 2,413,836,659.97

						Initial Aggregate Receivables Principal Balance:
CARAT 2005-1						Non-subvented 900,052,219.72

		Net Loss Statistics:				Net Loss Statistics:
		Subvented				Non-subvented

	Prepayment			Cumulative	Cumulative			Cumulative	Cumulative
Month	Speeds	$	%	$	%	$	%	$	%

May-05	0.73	0	0	0	0	0	0	0	0
Jun-05	1.98	40,018.25	0.001658%	40,018.25	0.0017%	5,757.30	0.000640%	5,757.30	0.0006%
Jul-05	1.57	209,416.96	0.008676%	249,435.21	0.0103%	148,986.85	0.016553%	154,744.15	0.0172%
Aug-05	1.81	167,833.37	0.006953%	417,268.58	0.0173%	596,385.18	0.066261%	751,129.33	0.0835%
Sep-05	1.41	276,902.73	0.011471%	694,171.31	0.0288%	538,230.54	0.059800%	1,289,359.87	0.1433%
Oct-05	1.33	267,155.96	0.011068%	961,327.27	0.0398%	688,285.72	0.076472%	1,977,645.59	0.2197%
Nov-05	1.21	361,317.89	0.014969%	1,322,645.16	0.0548%	930,182.59	0.103348%	2,907,828.18	0.3231%
Dec-05	1.28	613,231.37	0.025405%	1,935,876.53	0.0802%	1,045,720.12	0.116184%	3,953,548.30	0.4393%
Jan-06	1.40	366,543.91	0.015185%	2,302,420.44	0.0954%	745,844.89	0.082867%	4,699,393.19	0.5221%
Feb-06	1.16	417,470.37	0.017295%	2,719,890.81	0.1127%	407,933.51	0.045323%	5,107,326.70	0.5674%
Mar-06	1.56	335,475.84	0.013898%	3,055,366.65	0.1266%	817,157.45	0.090790%	5,924,484.15	0.6582%
Apr-06	1.23	617,817.93	0.025595%	3,673,184.58	0.1522%	829,724.63	0.092186%	6,754,208.78	0.7504%
May-06	1.60	669,360.93	0.027730%	4,342,545.51	0.1799%	831,164.63	0.092346%	7,585,373.41	0.8428%
Jun-06	1.45	353,400.87	0.014641%	4,695,946.38	0.1945%	564,393.41	0.062707%	8,149,766.82	0.9055%
Jul-06	1.78	506,989.88	0.021003%	5,202,936.26	0.2155%	643,491.45	0.071495%	8,793,258.27	0.9770%
Aug-06	1.49	486,975.45	0.020174%	5,689,911.71	0.2357%	828,343.75	0.092033%	9,621,602.02	1.0690%
Sep-06	1.19	636,706.31	0.026377%	6,326,618.02	0.2621%	798,786.33	0.088749%	10,420,388.35	1.1578%
Oct-06	1.37	508,662.04	0.021073%	6,835,280.06	0.2832%	696,120.78	0.077342%	11,116,508.13	1.2351%
Nov-06	1.12	387,764.18	0.016064%	7,223,044.24	0.2992%	490,829.16	0.054533%	11,607,338.29	1.2896%
Dec-06	0.96	445,963.01	0.018475%	7,669,007.25	0.3177%	508,667.61	0.056515%	12,116,005.90	1.3461%
Jan-07	1.31	332,444.78	0.013772%	8,001,452.03	0.3315%	513,503.98	0.057053%	12,629,509.88	1.4032%
Feb-07	1.20	417,888.13	0.017312%	8,419,340.16	0.3488%	605,076.65	0.067227%	13,234,586.53	1.4704%
Mar-07	1.42	404,935.27	0.016776%	8,824,275.43	0.3656%	466,786.42	0.051862%	13,701,372.95	1.5223%
Apr-07	1.31	255,029.87	0.010565%	9,079,305.30	0.3761%	377,107.97	0.041898%	14,078,480.92	1.5642%
May-07	1.36	330,274.21	0.013683%	9,409,579.51	0.3898%	267,914.58	0.029767%	14,346,395.50	1.5940%
Jun-07	1.10	220,780.04	0.009146%	9,630,359.55	0.3990%	355,013.95	0.039444%	14,701,409.45	1.6334%
Jul-07	1.39	311,077.82	0.012887%	9,941,437.37	0.4119%	303,778.65	0.033751%	15,005,188.10	1.6671%

CARAT 2005-1 DELINQUENCY DATA

	Delinquency Data:			Delinquency Data:
	Subvented			Non-subvented

Month	Units	%	Total Units	Units	%	Total Units

May-05	2	0.001539%	129,975	8	0.013775%	58,076
Jun-05	124	0.097062%	127,753	256	0.456035%	56,136
Jul-05	185	0.147134%	125,736	368	0.673228%	54,662
Aug-05	226	0.182962%	123,523	423	0.798113%	53,000
Sep-05	250	0.205795%	121,480	474	0.918605%	51,600
Oct-05	282	0.237184%	118,895	507	1.008654%	50,265
Nov-05	270	0.231311%	116,726	428	0.874058%	48,967
Dec-05	303	0.264119%	114,721	497	1.042716%	47,664
Jan-06	272	0.241619%	112,574	471	1.015984%	46,359
Feb-06	208	0.188024%	110,624	350	0.773754%	45,234
Mar-06	196	0.181074%	108,243	315	0.716805%	43,945
Apr-06	210	0.197830%	106,152	316	0.738232%	42,805
May-06	223	0.214438%	103,993	383	0.923292%	41,482
Jun-06	328	0.322204%	101,799	431	1.069797%	40,288
Jul-06	375	0.377769%	99,267	475	1.218918%	38,969
Aug-06	348	0.358689%	97,020	448	1.188833%	37,684
Sep-06	328	0.346061%	94,781	431	1.177017%	36,618
Oct-06	344	0.374255%	91,916	443	1.247641%	35,507
Nov-06	280	0.312266%	89,667	358	1.037080%	34,520
Dec-06	296	0.336953%	87,846	449	1.334165%	33,654
Jan-07	309	0.359846%	85,870	418	1.284336%	32,546
Feb-07	255	0.304191%	83,829	309	0.979336%	31,552
Mar-07	230	0.282091%	81,534	299	0.980907%	30,482
Apr-07	265	0.334161%	79,303	316	1.069990%	29,533
May-07	253	0.328294%	77,065	292	1.023305%	28,535
Jun-07	271	0.361454%	74,975	340	1.232465%	27,587
Jul-07	315	0.437561%	71,990	410	1.540832%	26,609
CARAT 2005-1 Initial Receivables Pool Characteristics

Weighted Average APR	4.24%
Aggregate Amount Financed	3,313,888,879.69
Number of Contracts in Pool	189,292
Average Amount Financed	17,506.76
Weighted Average Original Maturity	60.62
Weighted Average Remaining Maturity	47.87
Percentage of Receivables with Original Maturities => 61 Months	25.63%
Percentage of New Vehicles	80.00%
Percentage of Non-subvented Receivables	27.16%
Weighted Average FICO Score	Not Available
FICO Score Range	Not Available
Weighted Average Loan-to-Value Ratio	Not Available
Cut-Off Date	May 1, 2005

CARAT 2005-1: Distribution of the Initial Receivables Pool by Annual Percentage Rate

			Percentage of
Annual Percentage	Number of	Aggregate	Aggregate
Rate Range	Contracts	Amount Financed	Amount Financed

0.00% to 1.00%	62,150	$1,299,759,786	39.22%
1.01% to 2.00%	10,218	$238,069,162	7.18%
2.01% to 3.00%	13,613	$246,634,147	7.44%
3.01% to 4.00%	11,456	$223,792,938	6.76%
4.01% to 5.00%	9,536	$146,027,544	4.41%
5.01% to 6.00%	9,387	$108,898,786	3.29%
6.01% to 7.00%	13,678	$144,866,870	4.37%
7.01% to 8.00%	12,699	$205,429,097	6.20%
8.01% to 9.00%	13,391	$214,801,832	6.48%
9.01% to 10.00%	9,341	$145,458,565	4.39%
10.01% to 11.00%	6,962	$105,367,390	3.18%
11.01% to 12.00%	4,859	$72,374,761	2.18%
12.01% to 13.00%	4,233	$62,385,632	1.88%
13.01% to 14.00%	2,872	$40,414,737	1.22%
14.01% to 15.00%	1,318	$15,855,324	0.48%
15.01% to 16.00%	869	$10,046,834	0.30%
16.01% to 17.00%	715	$8,463,952	0.26%
17.01% to 18.00%	1,170	$15,578,324	0.47%
18.01% to 19.00%	424	$5,309,964	0.16%
19.01% to 20.00%	401	$4,353,235	0.13%

Total	189,292	$3,313,888,880	100.00%

CARAT 2005-1: Distribution of the Initial Receivables Pool by State
      The initial pool of receivables included receivables originated in 49 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounted for more than 4.34% of the Aggregate Amount Financed. The following breakdown by state was based on the billing addresses of the obligors on the receivables:

Percentage of
Aggregate
State	Amount Financed

California	9.35%
Texas	8.19%
New York	5.75%
Pennsylvania	5.46%
Florida	5.43%
Illinois	5.32%

CARAT 2005-1 SERVICER ADVANCES

Month	Advances

May-05	1,601,344.41
June-05	1,446,910.33
July-05	2,073,854.57
August-05	1,234,945.16
September-05	1,466,019.84
October-05	1,609,472.91
November-05	1,623,631.77
December-05	1,887,450.54
January-06	1,209,425.46
February-06	1,506,871.84
March-06	1,211,476.98
April-06	2,309,066.53
May-06	1,216,848.44
June-06	1,173,247.05
July-06	1,429,146.77
August-06	1,332,088.84
September-06	1,574,823.15
October-06	1,113,545.89
November-06	1,242,592.84
December-06	1,776,461.01
January-07	1,003,966.65
February-07	1,358,557.98
March-07	1,133,903.48
April-07	1,071,886.17
May-07	1,076,566.55
June-07	1,180,825.58
July-07	889,456.78
2005	12,943,629.53
2006	17,095,594.80
2007 (7 Months)	7,715,163.19

Total	37,754,387.52

						Initial Aggregate Receivables Principal Balance:
						Subvented 2,413,863,448.85

						Initial Aggregate Receivables Principal Balance:
CARAT 2006-1						Non-subvented 1,034,556,278.23

		Net Loss Statistics:				Net Loss Statistics:
		Subvented				Non-subvented

	Prepayment			Cumulative	Cumulative			Cumulative	Cumulative
Month	Speeds	$	%	$	%	$	%	$	%

Jan-06	0.49	—	0.000000%	—	0.0000%	—	0.000000%	—	0.0000%
Feb-06	1.14	—	0.000000%	—	0.0000%	2,982.00	0.000288%	2,982.00	0.0003%
Mar-06	1.57	31,788.36	0.001317%	31,788.36	0.0013%	10,533.98	0.001018%	13,515.98	0.0013%
Apr-06	1.17	132,940.44	0.005507%	164,728.80	0.0068%	127,657.14	0.012339%	141,173.12	0.0136%
May-06	1.59	381,339.66	0.015798%	546,068.46	0.0226%	262,143.22	0.025339%	403,316.34	0.0390%
Jun-06	1.44	270,392.69	0.011202%	816,461.15	0.0338%	95,910.72	0.009271%	499,227.06	0.0483%
Jul-06	1.65	362,378.30	0.015012%	1,178,839.45	0.0488%	165,327.90	0.015981%	664,554.96	0.0642%
Aug-06	1.47	595,561.82	0.024673%	1,774,401.27	0.0735%	246,269.68	0.023804%	910,824.64	0.0880%
Sep-06	1.24	770,145.47	0.031905%	2,544,456.74	0.1054%	114,824.09	0.011099%	1,025,648.73	0.0991%
Oct-06	1.36	557,290.57	0.023087%	3,101,837.31	0.1285%	101,030.82	0.009766%	1,126,679.55	0.1089%
Nov-06	1.15	725,555.81	0.030058%	3,827,393.12	0.1586%	124,812.11	0.012064%	1,251,491.66	0.1210%
Dec-06	1.03	416,849.05	0.017269%	4,244,242.17	0.1758%	155,802.46	0.015060%	1,407,294.12	0.1360%
Jan-07	1.37	488,372.71	0.020232%	4,732,614.88	0.1961%	104,963.28	0.010146%	1,512,257.40	0.1462%
Feb-07	1.22	750,012.78	0.031071%	5,482,627.66	0.2271%	93,755.43	0.009062%	1,606,012.83	0.1552%
Mar-07	1.57	503,418.43	0.020855%	5,986,046.09	0.2480%	163,017.35	0.015757%	1,769,030.18	0.1710%
Apr-07	1.43	478,080.14	0.019806%	6,464,126.23	0.2678%	159,968.94	0.015463%	1,928,999.12	0.1865%
May-07	1.45	397,960.00	0.016486%	6,862,086.23	0.2843%	104,735.39	0.010124%	2,033,734.51	0.1966%
Jun-07	1.31	318,651.62	0.013201%	7,180,737.85	0.2975%	93,309.26	0.009019%	2,127,043.77	0.2056%
Jul-07	1.54	538,035.06	0.022289%	7,718,772.91	0.3198%	78,958.20	0.007632%	2,206,001.97	0.2132%

CARAT 2006-1 DELINQUENCY DATA

	Delinquency Data:			Delinquency Data:
	Subvented			Non-subvented

Month	Units	%	Total Units	Units	%	Total Units

Jan-06	8	0.005799%	137,965	3	0.004108%	73,036
Feb-06	163	0.119545%	136,350	69	0.096090%	71,808
Mar-06	229	0.170460%	134,342	92	0.131030%	70,213
Apr-06	214	0.161558%	132,460	74	0.107464%	68,860
May-06	262	0.201227%	130,201	98	0.145526%	67,342
Jun-06	323	0.253125%	127,605	110	0.167049%	65,849
Jul-06	393	0.315242%	124,666	132	0.206021%	64,071
Aug-06	388	0.318354%	121,877	128	0.205171%	62,387
Sep-06	410	0.345025%	118,832	133	0.218656%	60,826
Oct-06	394	0.345845%	113,924	126	0.212651%	59,252
Nov-06	362	0.327442%	110,554	116	0.200775%	57,776
Dec-06	362	0.334637%	108,177	142	0.253436%	56,030
Jan-07	433	0.409452%	105,751	139	0.256500%	54,191
Feb-07	321	0.310655%	103,330	105	0.198867%	52,799
Mar-07	331	0.328536%	100,750	101	0.197447%	51,153
Apr-07	377	0.383805%	98,227	92	0.185488%	49,599
May-07	353	0.368626%	95,761	84	0.174854%	48,040
Jun-07	364	0.390072%	93,316	94	0.201985%	46,538
Jul-07	439	0.486044%	90,321	137	0.305068%	44,908
CARAT 2006-1 Initial Receivables Pool Characteristics

Weighted Average APR	3.85%
Aggregate Amount Financed	3,448,419,727.08
Number of Contracts in Pool	211,904.00
Average Amount Financed	16,273.50
Weighted Average Original Maturity	60.43
Weighted Average Remaining Maturity	45.44
Percentage of Receivables with Original Maturities => 61 Months	25.80%
Percentage of New Vehicles	80.25%
Percentage of Non-subvented Receivables	30.00%
Weighted Average FICO Score	721.52
Weighted Average Loan-to-Value Ratio	99.97
Cut-Off Date	January 1, 2006

CARAT 2006-1: Distribution of the Initial Receivables Pool by Annual Percentage Rate

			Percentage of
Annual Percentage	Number of	Aggregate	Aggregate
Rate Range	Contracts	Amount Financed	Amount Financed

0.00% to 1.00%	56,173	$993,884,933	28.82%
1.01% to 2.00%	10,110	$201,312,847	5.84%
2.01% to 3.00%	18,281	$323,080,219	9.37%
3.01% to 4.00%	16,581	$330,699,467	9.59%
4.01% to 5.00%	24,430	$390,095,758	11.31%
5.01% to 6.00%	33,239	$461,685,094	13.39%
6.01% to 7.00%	28,017	$403,759,108	11.71%
7.01% to 8.00%	18,651	$251,457,685	7.29%
8.01% to 9.00%	6,422	$92,444,616	2.68%

Total	211,904	$3,448,419,727	100.00%

CARAT 2006-1: Distribution of the Initial Receivables Pool by State
      The pool of receivables includes receivables originated in 49 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounts for more than 4.75% of the Aggregate Amount Financed. Management believes that there are no factors unique to any state or region in which 10% or more of the receivables are located that may materially impact the trust’s ability to pay principal and interest on the notes. The following breakdown by state is based on the billing addresses of the obligors on the receivables:

Percentage of
Aggregate
State	Amount Financed

California	11.36%
Texas	7.51%
Florida	5.81%
Pennsylvania	5.54%
New York	5.40%

CARAT 2006-1 SERVICER ADVANCES

Month	Advances

February-06	2,320,976.91
March-06	887,846.22
April-06	2,449,763.16
May-06	871,082.54
June-06	939,660.07
July-06	1,077,752.53
August-06	989,585.91
September-06	1,593,836.28
October-06	873,712.70
November-06	1,040,809.40
December-06	1,917,124.07
January-07	825,221.84
February-07	1,166,191.49
March-07	1,008,568.87
April-07	853,725.17
May-07	891,440.48
June-07	1,240,626.11
July-07	757,921.55
2006	14,962,149.79
2007 (7 Months)	6,743,695.51

Total	21,705,845.30

						Initial Aggregate Receivables Principal Balance:
						Subvented 2,392,088,432.82

						Initial Aggregate Receivables Principal Balance:
CARAT 2006-2						Non-subvented 916,500,824.29

		Net Loss Statistics:				Net Loss Statistics:
		Subvented				Non-subvented
	Prepayment
Month	Speeds	$	%	Cumulative $	Cumulative %	$	%	Cumulative $	Cumulative %

Nov-06	0.98	—	0.000000%	—	0.0000%	236.96	0.000026%	236.96	0.0000%

Dec-06	1.12	28,006.00	0.001171%	28,006.00	0.0012%	16,309.15	0.001780%	16,546.11	0.0018%

Jan-07	1.31	125,553.16	0.005249%	153,559.16	0.0064%	72,243.57	0.007883%	88,789.68	0.0097%

Feb-07	1.21	341,737.07	0.014286%	495,296.23	0.0207%	246,628.79	0.026910%	335,418.47	0.0366%

Mar-07	1.53	440,283.06	0.018406%	935,579.29	0.0391%	305,215.31	0.033302%	640,633.78	0.0699%

Apr-07	1.43	411,772.25	0.017214%	1,347,351.54	0.0563%	329,420.66	0.035943%	970,054.44	0.1058%

May-07	1.45	568,955.85	0.023785%	1,916,307.39	0.0801%	250,048.17	0.027283%	1,220,102.61	0.1331%

Jun-07	1.30	566,038.87	0.023663%	2,482,346.26	0.1038%	296,150.78	0.032313%	1,516,253.39	0.1654%

Jul-07	1.49	601,342.12	0.025139%	3,083,688.38	0.1289%	276,233.28	0.030140%	1,792,486.67	0.1956%
CARAT 2006-2 DELINQUENCY DATA

	Delinquency Data: Subvented			Delinquency Data: Non-subvented

Month	Units	%	Total Units	Units	%	Total Units

Nov-06	8	0.005404%	148,036	6	0.006960%	86,211
Dec-06	254	0.173553%	146,353	226	0.266777%	84,715
Jan-07	310	0.214652%	144,420	349	0.420371%	83,022
Feb-07	271	0.190119%	142,542	270	0.332345%	81,241
Mar-07	291	0.207611%	140,166	272	0.344710%	78,907
Apr-07	317	0.231316%	137,042	274	0.360223%	76,064
May-07	309	0.230983%	133,776	275	0.377048%	72,935
Jun-07	340	0.260852%	130,342	311	0.447237%	69,538
Jul-07	434	0.346280%	125,332	363	0.550359%	65,957
CARAT 2006-2 Initial Receivables Pool Characteristics

Weighted Average APR	3.71%
Aggregate Amount Financed	3,308,589,257.11
Number of Contracts in Pool	236,900
Average Amount Financed	13,966.19
Weighted Average Original Maturity	63.15
Weighted Average Remaining Maturity	42.07
Percentage of Receivables with Original Maturities => 61 Months	48.38%
Percentage of New Vehicles	91.52%
Percentage of Non-subvented Receivables	27.70%
Weighted Average FICO Score	714.52
Weighted Average Loan-to-Value Ratio	100.65
Cut-Off Date	November 1, 2006

CARAT 2006-2: Distribution of the Initial Receivables Pool by Annual Percentage Rate

			Percentage of
Annual Percentage	Number of	Aggregate Amount	Aggregate
Rate Range	Contracts	Financed	Amount Financed

0.00% to 1.00%	85,681	$1,269,388,792.27	38.36%
1.01% to 2.00%	15,257	$235,653,893.96	7.12%
2.01% to 3.00%	10,069	$159,683,247.32	4.82%
3.01% to 4.00%	14,477	$221,900,959.63	6.71%
4.01% to 5.00%	12,551	$210,844,586.63	6.37%
5.01% to 6.00%	20,855	$290,502,523.47	8.78%
6.01% to 7.00%	24,905	$304,959,522.38	9.22%
7.01% to 8.00%	16,623	$212,934,965.01	6.43%
8.01% to 9.00%	15,835	$204,107,083.24	6.17%
9.01% to 10.00%	7,846	$81,399,296.50	2.46%
10.01% to 11.00%	4,217	$39,288,699.00	1.19%
11.01% to 12.00%	2,848	$27,301,905.82	0.83%
12.01% to 13.00%	2,755	$24,696,257.39	0.75%
13.01% to 14.00%	1,416	$13,876,400.19	0.42%
14.01% to 15.00%	532	$5,282,882.37	0.16%
15.01% to 16.00%	208	$1,236,636.08	0.04%
16.01% to 17.00%	158	$879,089.49	0.03%
17.01% to 18.00%	287	$1,982,175.85	0.06%
18.01% to 19.00%	175	$1,229,678.90	0.04%
19.01% to 20.00%	205	$1,440,661.61	0.04%
Total	236,900	$3,308,589,257.11	100.00%

CARAT 2006-2: Distribution of the Initial Receivables Pool by State
      The pool of receivables includes receivables originated in 50 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounts for more than 5.92% of the Aggregate Amount Financed. Management believes that there are no factors unique to any state or region in which 10% or more of the receivables are located that may materially impact the trust’s ability to pay principal and interest on the notes. The following breakdown by state is based on the billing addresses of the obligors on the receivables:

Percentage of
Aggregate
State	Amount Financed

New York	10.40%
Pennsylvania	9.97%
Maryland	7.42%
New Jersey	6.19%
Illinois	6.00%
CARAT 2006-2 SERVICER ADVANCES

Month	Advances

November-06	3,631,746.40
December-06	5,318,815.19
January-07	2,345,686.16
February-07	3,571,937.77
March-07	2,952,236.03
April-07	2,791,528.93
May-07	2,753,466.24
June-07	4,510,361.07
July-07	2,491,615.66
2006 (2 Months)	8,950,561.59
2007 (7 Months)	21,416,831.86

Total	30,367,393.45

						Initial Aggregate Receivables Principal Balance:
						Subvented $1,835,751,861.63

						Initial Aggregate Receivables Principal Balance:
CARAT 2007-1						Non-subvented $256,873,188.25

		Net Loss Statistics:				Net Loss Statistics:
		Subvented				Non-subvented
	Prepayment
Month	Speeds	$	%	Cumulative $	Cumulative %	$	%	Cumulative $	Cumulative %

Apr-07	0.90	—	0.000000%	—	0.0000%	—	0.000000%	—	0.0000%
May-07	1.04	91,444.15	0.004981%	91,444.15	0.0050%	23,208.05	0.009035%	23,208.05	0.0090%
Jun-07	0.92	238,372.41	0.012985%	329,816.56	0.0180%	81,058.77	0.031556%	104,266.82	0.0406%
Jul-07	1.13	546,990.29	0.029797%	876,806.85	0.0478%	362,429.78	0.141093%	466,696.60	0.1817%

CARAT 2007-1 DELINQUENCY DATA

	Delinquency Data: Subvented			Delinquency Data: Non-subvented

Month	Units	%	Total Units	Units	%	Total Units

Apr-07	5	0.005945%	84,109	6	0.041195%	14,565
May-07	160	0.192238%	83,230	150	1.053001%	14,245
Jun-07	226	0.274505%	82,330	191	1.366531%	13,977
Jul-07	320	0.393309%	81,361	228	1.668618%	13,664
CARAT 2007-1 Initial Receivables Pool Characteristics

Weighted Average APR	4.48%
Aggregate Amount Financed	$2,092,625,049.88
Number of Contracts in Pool	99,653
Average Amount Financed	20,999.12
Weighted Average Original Maturity	62.89
Weighted Average Remaining Maturity	53.42
Percentage of Receivables with Original Maturities =>61 Months	47.38%
Percentage of New Vehicles	87.01%
Percentage of Non-subvented Receivables	12.28%
Weighted Average FICO Score	701.54
Weighted Average Loan-to-Value Ratio	104.04
Cut-Off Date	04/01/07

CARAT 2007-1: Distribution of the Initial Receivables Pool by Annual Percentage Rate

			Percentage of
	Number of	Aggregate Amount	Aggregate
Annual Percentage Rate Range	Contracts	Financed	Amount Financed

0.00% to 1.00%	30,114	$697,165,249.94	33.32%
1.01% to 2.00%	1,705	$32,452,010.94	1.55%
2.01% to 3.00%	4,305	$78,207,917.54	3.74%
3.01% to 4.00%	10,298	$190,509,058.37	9.10%
4.01% to 5.00%	10,426	$207,849,203.21	9.93%
5.01% to 6.00%	12,483	$257,291,830.07	12.30%
6.01% to 7.00%	8,606	$205,782,262.87	9.83%
7.01% to 8.00%	4,213	$111,979,525.07	5.35%
8.01% to 9.00%	2,678	$54,461,650.26	2.60%
9.01% to 10.00%	3,184	$55,044,004.60	2.63%
10.01% to 11.00%	2,959	$52,864,098.71	2.53%
11.01% to 12.00%	2,626	$45,512,569.85	2.17%
12.01% to 13.00%	2,256	$40,928,351.15	1.96%
13.01% to 14.00%	1,339	$22,061,791.41	1.05%
14.01% to 15.00%	1,189	$21,258,974.06	1.02%
15.01% to 16.00%	575	$9,410,716.31	0.45%
16.01% to 17.00%	247	$4,145,400.02	0.20%
17.01% to 18.00%	266	$3,689,068.63	0.18%
18.01% to 19.00%	96	$938,439.71	0.04%
19.01% to 20.00%	88	$1,072,927.16	0.05%

Total	99,653	$2,092,625,049.88	100.00%

CARAT 2007-1: Distribution of the Initial Receivables Pool by State
      The pool of receivables includes receivables originated in 49 states and the District of Columbia, excluding New York. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounts for more than 4.45% of the Aggregate Amount Financed. Management believes that there are no factors unique to any state or region in which 10% or more of the receivables are located that may materially impact the trust’s ability to pay principal and interest on the notes. The following breakdown by state is based on the billing addresses of the obligors on the receivables:

Percentage of
Aggregate
State	Amount Financed

California	11.82%
Texas	10.90%
Florida	7.23%
Michigan	4.88%
Illinois	4.77%

CARAT 2007-1 SERVICER ADVANCES

Month	Advances

April-07	0.00
May-07	61,117.36
June-07	0.00
July-07	0.00
2007 (4 Months)	61,117.36

Total	$61,117.36

Prospectus
Capital Auto Receivables Asset Trusts
Asset Backed Notes
Asset Backed Certificates
Capital Auto Receivables LLC
Depositor
GMAC LLC
Sponsor and Servicer

You should consider carefully the risk factors beginning on page 2 in this prospectus.
The notes of any series represent obligations of the issuing entity that issued those notes only. The certificates of any series represent the beneficial interest in the issuing entity that issued those notes only. The certificates and notes issued by any issuing entity do not represent obligations of or interests in, and are not guaranteed by, Capital Auto Receivables LLC, GMAC LLC or any of their affiliates.
This prospectus may be used to offer and sell any securities only if accompanied by the accompanying prospectus supplement.

The Trusts —

•	We will form a new issuing entity to issue each series of securities.

•	The primary assets of each issuing entity will be a pool of fixed rate retail motor vehicle instalment sales contracts and direct purchase money loans, including security interests in the automobiles and light trucks financed under those contracts and loans.
The Securities —

•	will represent indebtedness of the issuing entity that issued those securities, in the case of notes, or beneficial interests in the trust that issued those securities, in the case of certificates;

•	will be paid only from the assets of the issuing entity that issued those securities and other available funds, including amounts on deposit in any reserve account for that issuing entity;

•	will represent the right to payments in the amounts and at the times described in the accompanying prospectus supplement;

•	may benefit from one or more forms of credit enhancement; and

•	will be issued as part of a designated series, which will include one or more classes of notes and may include one or more classes of certificates.
Neither the SEC nor any state securities commission has approved or disapproved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 17, 2007

i

ii

RISK FACTORS
      You should consider the following risk factors in deciding whether to purchase the securities.

Principal and Interest Payments on the Notes Depend on Collections on the Receivables	The trust’s ability to make principal and interest payments on the notes will depend on the amount of collections on the receivables, the amount of receivables that default and the amount on deposit in the reserve account. If there are decreased collections, increased defaults or insufficient funds in the reserve account, you may experience delays or reductions in payments on your notes.

Lack of First Priority Liens on Financed Vehicles or Receivables Could Make the Receivables Uncollectible and Reduce or Delay Payments on the Securities	If the security interests in the financed vehicles as described in “Legal Aspects of the Receivables— Security Interest in Vehicles” are not properly perfected, the interests of the depositor, the trust and the indenture trustee in the financed vehicles would be subordinate to, among others, the following:

(1) bankruptcy trustee of the obligor,

(2) subsequent purchaser of the financed vehicle, and

(3) holder of a perfected security interest.

The trust and the indenture trustee may not be able to collect on a defaulted receivable in the absence of a perfected security interest in a vehicle financed by the receivable. Even if the trust and the indenture trustee were to have a perfected security interest in the financed vehicles, events could jeopardize that interest, such as:

(1) fraud or forgery by the vehicle owner,

(2) negligence or fraud by the servicer,

(3) mistakes by government agencies, and

(4) liens for repairs or unpaid taxes.

See “Legal Aspects of the Receivables— Security Interest in Vehicles” in this prospectus.

Financing statements will be filed in favor of the trust, the depositor and the indenture trustee for each pool of receivables sold to a trust. The financing statements will perfect the security interests of the depositor, the trust and the indenture trustee in the pool of receivables. However, GMAC will serve as the custodian of the receivables and will not physically segregate or mark the receivables to indicate that they have been sold to the depositor, sold by the depositor to the trust or pledged by the trust to the indenture trustee. See “The Transfer and Servicing Agree-

ments— Sale and Assignment of Receivables” in this prospectus.

If another party purchases or takes a security interest in the receivables

(1) for value,

(2) in the ordinary course of business, and

(3) without actual knowledge of the depositor’s, the trust’s or the indenture trustee’s interest,

then that purchaser or secured party will acquire an interest in the receivables that is senior to the trust’s and the indenture trustee’s interest, and the collections on those receivables may not be available to make payments on your securities to the extent of such purchaser or secured party’s interest.

New Car Incentive Purchase Programs, Price Reductions and other Market Factors May Reduce the Value of the Vehicles that Secure the Receivables	The pricing of used cars is affected by the supply and demand for those cars, which, in turn, is affected by consumer tastes, economic factors, the introduction and pricing of new car models and other factors. Decisions by General Motors with respect to new vehicle production, pricing and incentives may affect used car prices, particularly those for the same or similar models. A decrease in the demand for used cars may impact the resale value of the vehicles securing the receivables. Decreases in the value of those vehicles may, in turn, reduce the incentive of obligors to make payments on the receivables and decrease the proceeds realized by the trust from vehicle repossessions.

GMAC’s Bankruptcy Could Reduce or Delay Payments on the Securities	If GMAC filed for bankruptcy under the federal bankruptcy code or any state insolvency laws, a court may:

(1) consolidate the assets and liabilities of GMAC with those of the depositor,

(2) decide that the sale of the receivables to the depositor was not a “true sale,” or

(3) disallow a transfer of receivables prior to the bankruptcy. If the receivables became part of GMAC’s bankruptcy estate, you might experience reductions or delays in payments on your securities.

See “Legal Aspects of the Receivables— Sale of Receivables by GMAC” in this prospectus.

Prepayments on and Repurchases of the Receivables Could Shorten the Average Life of the Securities	Obligors may prepay the receivables in full or in part at any time. In addition, the receivables may be prepaid as a result of defaults or from credit life, disability or physical damage insurance. Also, GMAC or the depositor may be required to repurchase receivables from a trust in specified circumstances, as detailed in this prospectus under “The Servicer— Servicing Procedures” and the servicer may have the right to purchase all remaining receivables from a trust pursuant to its optional purchase right.

A prepayment, repurchase, purchase or liquidation of the receivables, including liquidation of defaulted receivables, could shorten the average life of the securities secured by those receivables. A variety of unpredictable economic, social and other factors influence prepayment rates.

You will bear all reinvestment risk resulting from a faster or slower rate of prepayment, repurchase or extension of the receivables held by your trust, unless otherwise provided in the prospectus supplement for that trust.

Limited Enforceability of the Receivables Could Reduce or Delay Payments on the Securities	Federal and state consumer protection laws regulate the creation and enforcement of consumer loans such as the receivables. Specific statutory liabilities are imposed upon creditors who fail to comply with these regulatory provisions. In some cases, this liability could affect an assignee’s ability to enforce secured loans such as the receivables. If an obligor had a claim for violation of these laws prior to the respective cutoff date, GMAC must repurchase the receivable unless the breach is cured. If GMAC fails to repurchase the receivable, you might experience reductions or delays in payments on your securities. See “Legal Aspects of the Receivables— Consumer Protection Laws” in this prospectus.

You May Receive an Early Return of Your Investment or Incur a Shortfall in the Return of Your Investment Following an Event Of Default Under the Indenture	If an event of default occurs under the indenture, the holders of a majority of the aggregate principal balance of the controlling class of the notes may declare the accrued interest and outstanding principal immediately due and payable. In that event, the indenture trustee may sell the receivables and other assets of the trust and apply the proceeds to prepay the notes. The manner of sale will affect the amount of proceeds received and available for distribution. The liquidation and distribution of trust assets will result in an early return of principal to noteholders. You may not be able to reinvest the principal repaid to you for a rate of return or maturity date that is as favorable as those on your notes. Also, the proceeds from sale of the trust assets may not be sufficient to fully pay amounts owed on the notes. Those circumstances may result in losses to noteholders. In addition, under a particular series of notes, as specified in the applicable prospectus supplement, notes of various classes that pay sequentially prior to an acceleration may pay proportionately in equal priority following an event of default that results in an acceleration. That change in priority of distributions will result in certain noteholders receiving a return of their principal faster or more slowly than they would have in the case of sequential payment.

You May Suffer Losses on Your Investment Because The Indenture Trustee Does Not Have a Direct Perfected Security Interest In the Motor Vehicles Underlying the Receivables	Payments on the notes are dependent on the payments made on the receivables and, in the case of non-payment of receivables, the proceeds from the sale of the related vehicles. Each of the trust, the depositor and the indenture trustee derives its indirect perfected security interest in any specified vehicle through one or more assignments, commencing with an assignment from GMAC to the depositor. In the event of a bankruptcy of GMAC, the trustee may be hindered or delayed in its ability to enforce its rights in the motor vehicles relating to defaulted receivables because GMAC is the secured party of record. Those hindrances and delays may result in a shortfall in liquidation proceeds available to repay noteholders. As a result, under those circumstances, you may experience a loss or delay in repayment of principal on your notes.

GMAC and the Depositor Have Limited Obligations to the Trust and They Will Not Make Payments on the Securities	GMAC, the depositor and their respective affiliates other than the trust are generally not obligated to make any payments to you on your securities and do not guarantee payments on the receivables or your notes or certificates. However, GMAC will make representations and warranties regarding the characteristics of the receivables and these representations and warranties will then be assigned to the trust. If GMAC breaches the representations and warranties, it may be required to repurchase the applicable receivables from the trust.

If GMAC fails to repurchase the receivables, you might experience reductions or delays in payments on your securities. See “The Transfer and Servicing Agreements— Sale and Assignment of Receivables” in this prospectus.

The Assets of Each Trust Are Limited and Are the Only Source of Payment for the Securities	No trust will have any significant assets or sources of funds other than its receivables, its rights in any reserve account or other rights or credit enhancements as are specified in the prospectus supplement for that trust. The securities will only represent interests in the trust from which they were issued. The securities will not be insured or guaranteed by GMAC, the depositor, the owner trustee, the indenture trustee or any of their affiliates. You must rely primarily on payments on the receivables which secure your securities and on the reserve account for repayment of your securities. In addition, for defaulted receivables, you may have to look to the obligors on those receivables and the proceeds from the repossession and sale of financed vehicles which secure defaulted receivables. If these sources are insufficient, you may receive payments late or not receive back your full principal investment or all interest due to you. See “The Transfer and Servicing Agreements— Distributions,” “—Credit Enhancement” and “Legal Aspects of the Receivables” in this prospectus.

The Absence of a Liquid Market for the Securities Would Limit Your Ability to Resell the Securities	The underwriters may assist in the resale of securities, but they are not required to do so. A secondary market for any securities may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your securities.

The Servicer Has Discretion Over the Servicing of the Receivables and the Manner in Which the Servicer Applies that Discretion May Impact the Amount and Timing of Funds Available to Pay Principal and Interest on the Notes	The servicer has discretion in servicing the receivables, including the ability to grant payment extensions and to determine the timing and method of collection, liquidation procedures and whether it expects to recoup a potential servicer advance from subsequent collections or recoveries on any receivable and, therefore, whether or not to make that servicer advance as described in “The Servicer” in this prospectus. The manner in which the servicer exercises that discretion could have an impact on the amount and timing of receipts by the trust from the receivables. If the servicer determines not to advance funds, or if other servicing procedures do not maximize the receipts from the receivables, the result may be losses or delays in payment on the securities.

Temporary Commingling of Funds by the Servicer Prior to Their Deposit into the Collection Account may Result in Losses or Delays in Payment on the Notes	The servicer receives collections on the receivables into an account of the servicer that contains other funds of the servicer and amounts collected by the servicer in respect of other receivables. Generally, the servicer is not required to transfer those funds to the collection account until two business days following receipt. This temporary commingling of funds prior to the deposit of collections on the receivables into the collection account may result in a delay or reduction in the amounts available to make payments on the notes if, in the event of a bankruptcy of the servicer, the servicer or the bankruptcy trustee is unable to specifically identify those funds and there are competing claims on those funds by other creditors of the servicer.

Replacing the Servicer May Reduce or Delay Payments on the Notes	If GMAC were to cease acting as servicer, collection practices of a successor servicer, which under certain circumstances may be the indenture trustee, may vary from those of GMAC. In addition, after a successor servicer is appointed, the successor servicer may experience some inefficiencies as a result of the transition. While GMAC is not permitted to resign or be terminated as servicer until a replacement servicer is installed, if GMAC were to become incapable of acting as servicer, a successor servicer had not yet accepted appointment and the indenture trustee failed to satisfy its obligations to act as replacement servicer, there could be a disruption in servicing that could result in a delay or decrease in collections on the receivables. It may become increasingly difficult to identify a qualified successor servicer other than the indenture trustee because the transaction documents do not provide for additional fees that might induce a successor to accept appointment and because the servicing fee is calculated as a percentage of the aggregate principal balance of the receivables and some cost components of servicing are fixed; consequently, as the pool amortizes, the servicing fee will diminish at a greater rate than the cost of servicing. For the foregoing reasons, if there is a need to replace the servicer, you may experience delays or reductions in the payments on your securities.

The Ratings for the Securities Are Limited in Scope, May Not Continue to Be Issued and Do Not Consider the Suitability of the Securities for You	The securities for each trust will be issued only if they receive the required rating. A security rating is not a recommendation to buy, sell or hold the securities. The rating considers only the likelihood that the trust will pay interest on time and will ultimately pay principal in full or make full distributions of certificate balance. Ratings on the securities do not address the timing of distributions of principal on the securities prior to their applicable final scheduled payment date. The ratings do not consider the prices of the securities or their suitability to a particular investor. The ratings may be revised or withdrawn at any time. If a rating agency changes its rating or withdraws its rating, no one has an obligation to provide additional credit enhancement or to restore the original rating. Neither GMAC nor any of its affiliates is under any obligation to monitor or disclose any changes to the ratings.

THE TRUSTS
      For each series of securities, the depositor will establish a separate trust by selling and assigning the trust property described below to the trust in exchange for the securities issued by the trust. Each series of securities will include one or more classes of asset backed notes and one or more classes of asset backed certificates. The prospectus supplement for a trust will specify which classes of notes and certificates included in each series will be offered to investors.
      The trust property of each trust will include:

•	a pool of retail instalment sales contracts and direct purchase money loans for new and used cars and light trucks, all Scheduled Payments due thereunder on and after the cutoff date or dates to be specified in the prospectus supplement, in the case of Scheduled Interest Receivables, and all payments received thereunder on and after the cutoff date or dates, in the case of Simple Interest Receivables, in each case exclusive of any amount allocable to the premium for physical damage insurance force-placed by the servicer,

•	amounts and investments of those amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the Trust Sale and Servicing Agreement for that trust and the proceeds of those accounts,

•	security interests in the financed vehicles and, to the extent permitted by law, any accessions thereto,

•	any recourse against dealers on the receivables,

•	the right to proceeds of credit life, credit disability, physical damage or other insurance policies covering the financed vehicles, and

•	specified rights of the depositor under the Pooling and Servicing Agreement for that trust.
      To the extent specified in the prospectus supplement for the trust, a reserve account or other form of credit enhancement may be held by the owner trustee or the indenture trustee for the benefit of the holders of the trust’s securities. The reserve account, if any, for a series of securities may not be included in the property of the issuing trust but may instead be a segregated trust account held by the indenture trustee for the benefit of the holders of the trust’s securities.
      The activities of each trust will be limited to:

•	acquiring, managing and holding the receivables and the other assets of the trust and proceeds from those assets,

•	issuing securities and making payments and distributions on them,

•	engaging in other activities that are necessary, suitable or convenient to accomplish any of the foregoing or are incidental to or connected with these activities, and

•	any other activities not inconsistent with the foregoing that are described in the accompanying prospectus supplement.
      The servicer will continue to service the receivables held by each trust and will receive fees for these services. See “The Transfer and Servicing Agreements— Servicing Compensa-

tion and Payment of Expenses” in this prospectus. To facilitate the servicing of the receivables, the trust will authorize GMAC, as Custodian, to retain physical possession of the receivables held by each trust and other documents relating thereto as custodian for the trust. Due to the administrative burden and expense, the certificates of title to the financed vehicles will not be amended to reflect the sale and assignment of the security interest in the financed vehicles to the depositor or the trust or the pledge of these security interests by the trust to the indenture trustee. In the absence of an amendment, the trust and the indenture trustee may not have a perfected security interest in the financed vehicles in all states.
      None of the trust, the indenture trustee nor the owner trustee will be responsible for the legality, validity or enforceability of any security interest in any financed vehicle. See “Legal Aspects of the Receivables” and “The Transfer and Servicing Agreements— Sale and Assignment of Receivables” in this prospectus.
      The principal offices of each trust will be specified in the accompanying prospectus supplement.
THE OWNER TRUSTEE
      The owner trustee for each trust will be specified in the accompanying prospectus supplement. The owner trustee may, in the name of the trust, conduct the business of the trust, make and execute contracts and other instruments on behalf of the trust and sue and be sued on behalf of the trust. The consent of certificateholders representing at least a majority of the voting interests of certificateholders as of the close of the preceding distribution date is needed to require the owner trustee to take action. Upon notification to the certificateholders, and unless such certificateholders have notified the owner trustee that such consent is withheld, the owner trustee shall have the duty to initiate or compromise any action or claim involving the trust, amend the indenture or administration agreement, or appoint certain successor agents. The owner trustee shall give prompt written notice to the certificateholders upon any termination of, or appointment of a successor to, the servicer.
      Unless the depositor is the sole certificateholder, on each distribution date, the owner trustee shall distribute to the certificateholders amounts equal to the amounts deposited in the certificate distribution account pursuant to the trust sale and servicing agreement on or prior to such distribution date. The owner trustee shall also send each certificateholder the statement provided to the owner trustee by the servicer pursuant to the trust sale and servicing agreement on such distribution date; provided, that no such distributions shall be required to be made nor any statements shall be required to be sent by the owner trustee if and for so long as the depositor is the sole certificateholder. The owner trustee will retain from amounts otherwise distributable to the certificateholders sufficient funds for the payment of any tax that is legally owed by the trust. The owner trustee will maintain or cause to be maintained the books of the trust on a calendar year basis on the accrual method of accounting, deliver to each certificateholder the information required to enable each certificateholder to prepare its federal income tax return, file such tax returns relating to the trust and make such elections as may from time to time be required or appropriate under any applicable state or federal statute, rule or regulation so as to maintain the appropriate trust characterization for federal income tax purposes.
      The owner trustee does not have any obligation to independently verify or confirm any underlying data. If the owner trustee receives notice from the indenture trustee or applicable noteholders of a servicer default and subsequent termination of the servicer’s obligations under the indenture and the pooling and servicing agreement, the servicer may transfer to the owner trustee for administration by it of all cash amounts held at that time by the servicer for deposit.
      The owner trustee’s liability in connection with the issuance and sale of the securities is limited solely to the express obligations of the owner trustee set forth in the trust agreement governing that trust. The owner trustee will not be liable for the default or failure of any of the administrator, the trust, servicer or other trustees to carry out their respective obligations under any of the basic documents, nor will the owner trustee be liable under any basic document under any circumstances, except for its own negligent action, its own negligent failure to act or its own willful misconduct in the performance of any act. An owner trustee may resign at any time, in which event the servicer, or its successor, will be obligated to appoint a successor trustee. The administrator of a trust may also remove the owner trustee if the owner trustee ceases to be eligible to continue as owner trustee under the trust agreement or if the owner trustee becomes insolvent. In those circumstances, the administrator will be obligated to appoint a successor trustee. Any resignation or removal of an owner trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Costs associated with the termination of the owner trustee and the appointment of a successor will be borne by the servicer. Although, generally, the owner trustee is not entitled to be indemnified from the cash flow that would otherwise be used to pay the securities, if an Event of Default occurs and the servicer fails to satisfy its indemnification obligations under the trust agreement, the owner trustee may be entitled to be indemnified from the trust estate.
THE INDENTURE TRUSTEE
      The indenture trustee for a series of notes will be specified in the accompanying prospectus supplement. The trust grants to the Indenture Trustee all right, title and interest of the trust in, to and under the collateral listed on the schedule of receivables. That grant includes all rights and powers (but none of the obligations, if any) of the trust under any agreement or instrument included in the collateral, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the receivables included in the collateral and all other monies payable under the collateral.
      On each distribution date, the indenture trustee is required to notify the holder of the note distribution account to distribute to the noteholders all amounts on deposit in that account other than investment earnings, which the servicer is entitled to retain. If required by the Trust Indenture Act of 1939, as amended, the indenture trustee shall mail to each noteholder summaries of any necessary information, documents or reports. So long as no default or event of default is continuing the indenture trustee is required to invest and reinvest all funds in the collection account and the reserve account in eligible investments.
      If any default occurs in the making of any payment or performance under any agreement or instrument that is part of the trust estate, the indenture trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. If a default occurs and is continuing and if it is known to a responsible officer of the indenture trustee, the indenture trustee is required to mail to each noteholder notice of the default within the later of (a) ninety (90) days after it occurs and (b) ten (10) days after it is known to a responsible officer of the indenture trustee. Except in the case of a default in payment of principal of or interest on any note, the indenture trustee may withhold the notice if and so long as a committee of its responsible officers in good faith determines that withholding the notice is in the interests of noteholders.
      Subject to the payment of its fees and expenses pursuant to the indenture, the indenture trustee may, and when required by the provisions of the indenture shall, execute instruments to release property from the lien of the indenture, or convey the indenture trustee’s interest in the same. The indenture trustee shall, at such time as there are no notes outstanding and all sums due to the indenture trustee have been paid and all amounts owing under each third party instrument have been paid, release any remaining portion of the trust estate that secured the notes and the other secured obligations from the lien of the indenture and release to the trust or any other person entitled thereto any funds then on deposit in the designated accounts. The indenture trustee shall release property from the lien of the indenture only upon receipt by it of an trust request and an officer’s certificate, an opinion of counsel and, if required by the Trust Indenture Act of 1939, as amended, independent certificates in accordance therewith.
      The trust and the indenture trustee may, when authorized by a trust order, with prior notice to the rating agencies and with the consent of the holders of not less than a majority of the outstanding amount of the controlling class, enter into supplemental indentures for the purpose of materially changing the rights of the noteholders. The indenture trustee may in its discretion determine whether or not any notes would be affected (such that the consent of each noteholder would be required) by any supplemental indenture proposed and any such determination will be binding upon the holders of all notes, whether authenticated and delivered thereunder before or after the date upon which such supplemental indenture becomes effective.
      Upon sufficient notice prior to the redemption date from the servicer or trust, the indenture trustee (based on such notice) will be required to withdraw from the collection account and deposit into the note distribution account, on the redemption date, the aggregate redemption price of the notes, whereupon all such notes shall be due and payable on the redemption date.
      The indenture trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers so long as the indenture trustee’s conduct does not constitute willful misconduct, negligence or bad faith. In addition, the indenture trustee will not be liable for interest on any money received by it except if it agrees in writing with the trust and shall have no liability or responsibility for the acts or omissions of any other party to any of the basic documents. The indenture trustee does not have any obligation to independently verify or confirm any underlying data.
      The indenture trustee may give notice of its intent to resign at any time, in which event the trust will be obligated to appoint a successor trustee. The trust may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture or if the indenture trustee becomes insolvent or otherwise becomes incapable of acting. In these circumstances, the trust will be obligated to appoint a successor trustee. The holders of a majority in outstanding amount of the controlling class also have the right to remove the indenture trustee and appoint a successor. Any resignation or removal of the indenture trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee. Although, generally, the indenture trustee is not entitled to be indemnified from the cash flow that would otherwise be used to pay the securities, if an Event of Default occurs and the servicer fails to satisfy its indemnification obligations under the indenture, the indenture trustee may be entitled to be indemnified from the trust estate.
      The indenture trustee for each trust will be required to mail each year to all noteholders for that trust, to the extent required under the Trust Indenture Act, a brief report relating to its eligibility and qualification to continue as indenture trustee under the trust’s indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of some types of indebtedness owing by the trust to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee and any action taken by it that materially affects the notes and that has not been previously reported.
ACQUISITION AND UNDERWRITING
      The receivables in each pool of receivables have been or will be acquired or originated by GMAC or its subsidiaries through its nationwide branch system directly from automobile and light truck dealers pursuant to agreements with General Motors dealers and dealerships affiliated with General Motors dealers. See “The Depositor” and “The Servicer” in this prospectus.
      The receivables have been or will be originated by GMAC or its subsidiaries or by participating dealers in accordance with GMAC’s or its subsidiaries’ requirements under the dealer agreements. The receivables have been or will be acquired or originated in accordance with GMAC’s or its subsidiaries’ underwriting standards in the ordinary course of business. These underwriting standards evaluate purchases based on among other things, the following criteria:

•	the prospective purchaser’s prior experience with GMAC,

•	the length of time the prospective purchaser’s credit has been reported,

•	the type of credit the prospective purchaser established,

•	the asset value of the vehicle and the prospective purchaser’s amount of equity in the vehicle,

•	the term of the receivable, and

•	the prospective purchaser’s overall creditworthiness and ability to pay.
      GMAC’s standards also require physical damage insurance to be maintained on each financed vehicle.
      The sponsor’s process of acquiring receivables begins, in general, with the application by a customer for financing of a motor vehicle manufactured by General Motors or another manufacturer at the point of purchase from a franchised General Motors dealer or a GMAC representative at a dealer location. Applications are also initiated by fax and through websites established and maintained by the sponsor, such as RouteOne.com and GMACcreditapp.com.
      The application evaluation process begins with the placement of each application into one of four categories based upon the extent of experience and quality of performance of the applicant in respect of prior motor vehicle financings serviced by GMAC. GMAC then applies a proprietary credit scoring algorithm designed specifically for GMAC by a third party credit scoring company and referred to as a scorecard, to evaluate each application. There are four different scorecards, one for each of the four categories into which applicants are segmented. Inputs used by the algorithms include (1) credit bureau scores; (2) severity and aging of delinquency; (3) percentage utilization of available credit; (4) loan-to-value ratio of the loan being applied for; and (5) payment-to-income ratio. In assigning a score, the scorecards weight most heavily the credit bureau score, the loan-to-value ratio and the credit utilization percentage. The output of the scorecards is referred to as “odds”. The “odds” predict the statistical likelihood that a delinquency or loss will occur with respect to that receivable at some point during its term, but do not predict the performance of any receivable with certainty. In the evaluation process, GMAC also checks lists maintained by the Office of Foreign Assets Control and credit bureau reports and performs fraud and duplicate application checks.
      In October 2002, the credit scoring systems were upgraded. The general approach to scoring did not change at that time; however, the scorecards were updated to incorporate a larger number of predictive variables made possible by systems enhancements. Those enhancements also allowed for the introduction of online, point and click interface with the scoring system for both input of applicant information and receipt of the scorecard results.
      The scorecards are evaluated and updated on a periodic basis in order to account for changes in the perceived impact of specific inputs on applicant creditworthiness. A significant tool in the evaluation and updating process is the quarterly comparison of the “odds” across GMAC’s portfolio for retail instalment sale contracts to the portfolio’s actual performance.
      Management believes that approximately 70% of all applications are approved, on average, within 25 minutes, either through an entirely automated process or through a combination of an automated process and an analyst review. Management believes that an additional 10% of applications are approved, but on terms modified, to a greater or lesser degree, from those originally requested by the applicant. No applications are declined without review by a credit analyst. For approved applications, interest rates applicable to the instalment sale contracts are assigned on the basis of the “odds” in accordance with pricing tiers that are managed by the regional vice presidents of GMAC and take into account market conditions such as competition and the general level of interest rates.
      Some receivables are originated under incentive programs sponsored by General Motors, for which the financing rates are below the standard rates at which GMAC otherwise offers financing under retail contracts. Those receivables are referred to as subvented receivables.
      Because the rates on the subvented receivables are lower than would otherwise be offered by GMAC, GMAC purchases those receivables from the dealers at a discount and General Motors pays the present value of the difference between the customer’s subvented rate and GMAC’s standard rate to the General Motors dealer selling the related vehicle.
      The percentage of subvented receivables in each pool will be disclosed in the applicable prospectus supplement. Subvention is not taken into account by GMAC when determining the “odds” credit scoring. For additional information on subvented receivables and pools, see “The Servicer-Delinquencies, Repossessions, Bankruptcies and Net Losses” and “Static Pool Data” in the prospectus supplement.
      The sponsor may use programs developed and maintained by the sponsor or third parties that would allow it to complete the entire contracting process electronically. The resulting contracts will be electronically signed by the related obligors and maintained by the sponsor or third parties in electronic form only.

THE RECEIVABLES POOLS
      The receivables to be held by each trust will be selected from GMAC’s portfolio for inclusion in a pool of receivables by the criteria as set forth in the accompanying prospectus supplement.
      Each receivable is classified as either a Scheduled Interest Receivable or a Simple Interest Receivable. If an obligor elects to prepay a Scheduled Interest Receivable in full, the obligor is entitled to a rebate of the portion of the Scheduled Payments attributable to unearned finance charges. The amount of that rebate is determined using a method of calculation referred to as the Rule of 78s, or Sum-of-the-Digits, except where applicable state law requires use of the actuarial method. Using the Rule of 78s, a rebate is determined by multiplying the total interest scheduled to be paid over the life of a loan by a number equal to the sum of the digits from one to the number of scheduled payments remaining at the time of prepayment and dividing by a number equal to the sum of the digits from one to the total number of payments specified in the original loan agreement. All allocations to noteholders and certificateholders of collections on Scheduled Interest Receivables are made using the actuarial method, which allocates payments of principal at a more rapid rate than does the Rule of 78s. Therefore, distributions to noteholders and certificateholders will not be adversely affected by Rule of 78s rebates. GMAC is in the process of ceasing to originate Scheduled Interest Receivables. The portion of a pool of receivables that initially consists of Scheduled Interest Receivables will be specified in the accompanying prospectus supplement.
      Payments pursuant to a Simple Interest Receivable are allocated between finance charges and principal based on the actual date on which a payment is received. Late payments, or early payments, on a Simple Interest Receivable may result in the obligor making a greater- or smaller-number of payments than originally scheduled. The amount of additional payments required to pay the outstanding principal balance in full generally will not exceed the amount of an originally scheduled payment. If an obligor elects to prepay a Simple Interest Receivable in full, the obligor will not receive a rebate attributable to unearned finance charges. Instead, the obligor is required to pay finance charges only to, but not including, the date of prepayment. The amount of finance charges on a Simple Interest Receivable that would have accrued from and after the date of prepayment if all monthly payments had been made as scheduled will generally be greater than the rebate on a Scheduled Interest Receivable that provides for a Rule of 78s rebate, and will generally be equal to the rebate on a Scheduled Interest Receivable that provides for an actuarial rebate. The portion of a pool of receivables which consists of Simple Interest Receivables will be specified in the accompanying prospectus supplement.
      Information for each pool of receivables will be set forth in the applicable prospectus supplement, including, to the extent appropriate:

•	aggregate amount financed,

•	number of contracts in the pool,

•	average amount financed,

•	weighted average standardized credit score,

•	range and distribution of standardized credit scores,

•	weighted average APR,

•	distribution by APR,

•	weighted average loan-to-value ratio,

•	distribution by loan-to-value ratios,

•	weighted average original maturity,

•	weighted average remaining maturity,

•	percentage of pool secured by contracts with original terms of less than or equal to 60 months,

•	percentage of pool secured by contracts with original terms greater than 60 months,

•	percentage of new vehicles in pool,

•	percentage of used vehicles in pool,

•	percentage of subvented receivables in pool, and

•	percentage of non-subvented receivables in pool.
WEIGHTED AVERAGE LIFE OF THE SECURITIES
      The weighted average life of the securities will generally be influenced by the rate at which the principal balances of the receivables securing the securities are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term “prepayment” includes charge-offs, liquidations due to defaults and repurchases by the depositor or GMAC pursuant to the Trust Sale and Servicing Agreement, as well as receipt of proceeds from credit life and casualty insurance policies. All of the receivables are prepayable at any time without penalty to the obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the financed vehicle securing a receivable without the consent of the servicer. Any reinvestment risk resulting from prepayment of receivables will be borne entirely by the holders of securities. See also “Legal Aspects of the Receivables— Transfer of Vehicles” in this prospectus.
      If provided for in the accompanying prospectus supplement, the weighted average life of the securities will also be influenced by the ability of the trust to reinvest collections on the receivables during the Revolving Period. The ability of the trust to reinvest those proceeds will be influenced by the availability of suitable receivables for the trust to purchase and the rate at which the principal balances of the receivables are paid.
      A variety of unpredictable economic, social and other factors influence collection rates and the availability of suitable receivables. You will bear all reinvestment risk resulting from a faster or slower rate of reinvestment in receivables by the trust, unless otherwise provided in the prospectus supplement for that trust.
POOL FACTORS AND TRADING INFORMATION
      Each Note Pool Factor and each Certificate Pool Factor will initially be 1.0000000. Thereafter the Note Pool Factor and the Certificate Pool Factor will decline to reflect reductions in the outstanding principal balance of the notes, or the reduction of the Certificate

Balance of the certificates, as the case may be. A noteholder’s portion of the aggregate outstanding principal balance of a class of notes is the product of:

(1) the original denomination of the noteholder’s note, and

(2) the note pool factor.
      A certificateholder’s portion of the aggregate outstanding Certificate Balance for a class of certificates is the product of (1) the original denomination of the certificateholder’s certificate and (2) the Certificate Pool Factor.
      For each trust, the noteholders will receive reports on or about each payment date concerning payments received on the receivables, the Aggregate Principal Balance, each Note Pool Factor and various other items of information. Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See “Book-Entry Registration; Reports to Securityholders— Reports to Securityholders.” Unless otherwise provided in the accompanying prospectus supplement, for each trust, the certificateholders will receive reports on or about each distribution date concerning payments received on the receivables, the Aggregate Principal Balance, each Certificate Pool Factor and various other items of information. Certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See “Book-Entry Registration; Reports to Securityholders— Reports to Securityholders” in this prospectus.
USE OF PROCEEDS
      Unless otherwise provided in the accompanying prospectus supplement, the net proceeds to be received by the depositor from the sale of the securities of a given series will be applied to the purchase of the receivables from GMAC.
THE SPONSOR
      GMAC is the sponsor of the transactions set forth in this prospectus and in the applicable prospectus supplement.
      GMAC was incorporated in 1919 under the New York Banking Law relating to investment companies. GMAC relinquished that status and became a Delaware corporation on January 1, 1998. GMAC has its principal office at 767 Fifth Avenue, New York, New York 10153, Tel. No. 212-418-6120, and administrative offices at 200 Renaissance Center, Detroit, Michigan 48265, Tel. No. 313-556-5000. It provides services from hundreds of locations around the world.
      On July 20, 2006, GMAC converted to a Delaware limited liability company and changed its name to GMAC LLC. On November 30, 2006, General Motors sold 51% of the common limited liability company interests of GMAC to FIM Holdings LLC. We refer to that transaction as the “Acquisition.” FIM Holdings LLC is an investment vehicle formed for the purpose of the Acquisition by Cerberus FIM Investors, LLC and wholly owned subsidiaries of Aozora Bank Limited, Citigroup Inc. and The PNC Financial Services Group, Inc. The remaining common limited liability company interests of GMAC continue to be held by General Motors.
      GMAC operates directly and through subsidiaries and associated companies in which it has equity investments. It provides a wide variety of automotive financial services to and through franchised General Motors dealers in many countries throughout the world and to other dealerships in which franchised General Motors dealers have an interest and to the customers of those dealerships. In that line of business, GMAC and its subsidiaries principally finance the acquisition and resale by franchised General Motors dealers of various new and used automotive and non-automotive products manufactured by General Motors or its subsidiaries and associates, and acquires from those dealers, either directly or indirectly, instalment obligations covering retail sales and leases of new and used General Motors products as well as those of other manufacturers. GMAC and its subsidiaries also provide asset-based lending, equipment finance, structured finance and invoice discounting services, commercial and residential mortgage financing, global relocation services, insurance services, investment services and other wholesale and retail financial services.
      GMAC’s financing operations are organized into two reporting segments— North American Automotive Finance Operations and International Automotive Finance Operations and one operating segment— Commercial Finance Group. The products and services offered by GMAC’s financing operations include the funding of retail instalment sale contracts and leases, extension of term loans, dealer floor plan financing and other lines of credit, fleet leasing, and factoring of receivables.
      In the retail market, GMAC provides vehicle financing to consumers through automotive dealerships, primarily those franchised by General Motors, around the world under the GMAC, GMAC Bank GmbH, Holden Financial Services, Banco General Motors, Saab Financial Services, Online Finance and Nuvell Credit brand names. In most cases, GMAC purchases retail instalment sale contracts and lease contracts for new and used vehicles from franchised GM affiliated dealers. In some markets outside the United States, GMAC is a direct lender to the consumer. GMAC also finances products of other manufacturers, new and used, and provides leases for capital equipment.
      In the wholesale market, GMAC and its subsidiaries also finance the acquisition and resale by franchised General Motors Corporation dealers of various new automotive and nonautomotive products manufactured by General Motors Corporation or its subsidiaries and associates.
      GMAC has been securitizing assets actively since 1990 and uses the securitization of the receivables generated from retail vehicle instalment sale contracts and leases acquired or originated by it as one means of funding its ongoing operations. In addition to receivables arising from retail automobile instalment sale contracts and leases, GMAC also originates and securitizes the receivables arising from loans to dealers for the financing of dealer inventory.
      When GMAC securitizes automotive retail instalment sale contracts and wholesale finance receivables, it generally retains an interest in the sold assets. These interests may take the form of asset-backed securities, including senior and subordinated interests in the form of investment grade, non-investment grade, or unrated securities.
      GMAC will select the receivables from its U.S. portfolio of new and used retail car and light trucks receivables using the methodology described in the accompanying prospectus supplement. See “The Receivables Pool— Criteria Applicable to the Selection of Initial Receivables” and, if applicable, “The Receivables Pool— Criteria Applicable to the Selection of Additional Receivables during the Revolving Period” in the accompanying prospectus supplement.
      GMAC will also service the receivables. As part of its securitization program, GMAC agrees to service the transferred assets for a fee and may earn other related ongoing income, such as supplemental and late fees, from the receivables. See “The Servicer.”

      Neither GMAC nor any of its affiliates other than the issuing entity will be obligated to make, or otherwise guarantee, any principal, interest or other payment on the notes or the certificates.
THE DEPOSITOR
      Capital Auto Receivables, Inc., a wholly-owned subsidiary of GMAC, was incorporated in the State of Delaware on November 6, 1992. On October 20, 2006, Capital Auto Receivables, Inc. converted to a Delaware limited liability company and changed its name to Capital Auto Receivables LLC. The depositor is organized for the limited purposes of purchasing receivables from GMAC, transferring the receivables to third parties, forming trusts and engaging in similar activities for multiple securitizations of retail instalment sale contracts and leases on an ongoing basis. The principal executive offices of the depositor are located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.
      The Limited Liability Company Agreement of Capital Auto Receivables LLC, as amended, provides that Capital Auto Receivables LLC will indemnify and advance expenses to every officer and director and, in some cases, to members to the fullest extent permitted by applicable law, against all amounts (including judgments, fines, payments in settlement, attorneys’ fees and other expenses) reasonably incurred by any of them in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was an officer, director or member, as applicable, of Capital Auto Receivables LLC. Further, the Limited Liability Company Agreement of Capital Auto Receivables LLC provides that Capital Auto Receivables LLC may purchase and maintain insurance on behalf of its officers and directors against liabilities asserted against them in their capacities as officers and directors, respectively. Section 18-108 of the Delaware Limited Liability Company Act provides that a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to standard restrictions, if any, as are set forth in its limited liability company agreement.
      GMAC Auto Receivables Corporation, a wholly-owned subsidiary of GMAC incorporated in the State of Delaware on November 16, 1990, was merged with and into Capital Auto Receivables, Inc. on February 22, 1996. It also was organized for the limited purposes of purchasing receivables from GMAC, transferring the receivables to third parties, forming trusts and engaging in related activities.
      The depositor and the securitization transactions are structured in a manner intended to make it unlikely that the voluntary or involuntary application for relief by GMAC under the United States Bankruptcy Code or similar applicable state laws will result in consolidation of the assets and liabilities of the depositor with those of GMAC. These steps include the creation of the depositor as a separate, limited-purpose subsidiary pursuant to a limited liability company agreement containing various limitations. These limitations include restrictions on the nature of the depositor’s business and a restriction on the depositor’s ability to commence a voluntary case or proceeding under the United States Bankruptcy Code or similar applicable state laws without the unanimous affirmative vote of all of its directors. Under some circumstances, the depositor is required to have at least one director who qualifies under its limited liability company agreement as an “Independent Director.”
      If, notwithstanding the foregoing measures, a court concluded that the assets and liabilities of the depositor should be consolidated with the assets and liabilities of GMAC in the event of the application of the federal bankruptcy laws to GMAC, a filing were made under the United States Bankruptcy Code or similar applicable state laws by or against the depositor, or an attempt were made to litigate the consolidation issue, then delays in distributions on the notes and the certificates, and possible reductions in the amount of these distributions, could occur. See also “Legal Aspects of the Receivables— Bankruptcy of GMAC or the Depositor could Result in Losses or Delays in Payments on the Notes and Certificates” in this prospectus.
      Securities issued by a trust may be sold by the depositor in private placements or other non-registered offerings and will not be offered by this prospectus and by the accompanying prospectus supplement. The depositor may also retain all or a portion of the certificates or of one or more classes of notes issued by each trust as described in the accompanying prospectus supplement. In addition, the depositor may have ongoing obligations to repurchase warranty receivables from the trust, to participate in the transfer of additional receivables from the originator to a trust during a revolving period, or to authorize, execute or file financing statements relating to the receivables, all as further described in “The Transfer and Servicing Agreements.”
THE SERVICER
      On the closing date, GMAC will be appointed the servicer of the pool of retail instalment sales contracts to be owned by the trust pursuant to a Pooling and Servicing Agreement between GMAC and the depositor. The depositor will transfer and assign to the applicable trust, without recourse, its entire interest in the receivables, including its rights under the Pooling and Servicing Agreement, pursuant to a Trust Sale and Servicing Agreement among the depositor, the servicer and the trust. GMAC also will have serviced those retail instalment sale contracts on its own behalf as the owner of those contracts prior to the transfer under the Pooling and Servicing Agreement.
      GMAC, directly and through its subsidiaries, most notably Semperian, Inc., services prime automobile retail instalment sale contracts and leases acquired or originated by it and others on behalf of banks, credit unions, finance companies and securitized trusts.
      Semperian LLC, or “Semperian,” is a wholly-owned subsidiary of GMAC. Semperian, a Delaware limited liability company, was originally incorporated as AccuTel, Inc. on April 8, 1999. On July 21, 2005, AccuTel changed its name to Semperian.
      Semperian has its principal office at 300 Galleria Officecentre, Suite 501, Southfield, Michigan 48034, Tel. No. 248-948-7701.
      Since 1999, Semperian has acted as a sub-servicer for GMAC, and has assumed increased servicing responsibilities over time. Currently, Semperian acts as a sub-servicer for the entire U.S. portfolio of retail instalment sales contracts and leases serviced by GMAC. Semperian performs its sub-servicing operations from centers located in Auburn Hills, Michigan; Midland, Texas; Phoenix, Arizona; Knoxville, Tennessee; Rocky Hill, Connecticut; Jacksonville, Florida; Lakeland, Florida; Troy, Michigan; Roseville, Minnesota; Greeley, Colorado; Chesterfield, Missouri; Charlotte, North Carolina; Strongville, Ohio; Richardson, Texas; and Fort Worth, Texas and operates call centers in Eugene, Oregon and Wichita, Kansas.
      A table in the accompanying prospectus supplement under “The Servicer— Delinquencies, Repossessions, Bankruptcies and Net Losses” sets forth the size and composition of the total portfolio of retail vehicle instalment sale contracts for which GMAC has provided servicing in each of the last five years.
Servicing Procedures
      Some of the principal functions of the servicer are tracking the balances of outstanding receivables, notifying obligors of the amounts and due dates of their required payments, communicating with obligors regarding their accounts, seeking to collect overdue payments and, where necessary, charging off receivables and foreclosing upon and liquidating the related motor vehicle. Subject to its customary standards, policies and procedures, comparable to practices followed by the servicer in servicing receivables for itself or other third parties, and to its obligation under the transaction documents to make reasonable efforts to collect all payments on the receivables, the servicer has discretion to grant rebates, adjustments or extensions on a receivable. However, if that modification of a receivable alters the Amount Financed, the APR, the total number of Scheduled Payments, in the case of a Scheduled Interest Receivable, or the number of originally scheduled due dates, in the case of a Simple Interest Receivable, so the last Scheduled Payment, in the case of a Scheduled Interest Receivable, or the last scheduled due date, in the case of a Simple Interest Receivable, occurs after the final scheduled distribution date, the servicer will be obligated to purchase that receivable. At GMAC, authority to exercise that discretion resides with the individual agents. At Semperian and GC Services, it requires supervisor approval. GC Services is an independent third party with which GMAC contracts for the provision of collection related services. GC Services acts under the direct supervision of Semperian and is required to follow GMAC’s servicing policies.
      The servicer is allowed, for example, without the prior consent of the trust, the indenture trustee, the owner trustee, or any other person, to establish the means and timing for contacting obligors in respect of overdue payments, foreclose on the vehicles securing the receivables, deliver notices, demands, claims, complaints, responses or other documents in connection with any proceedings, execute any instruments of satisfaction or cancellation, or of partial or full release or discharge of underlying obligors, grant extensions, rebates or adjustments on a receivable, and waive any prepayment, late payment, or any other fees or charges that may be collected in the ordinary course of servicing such receivables. The servicer is not liable for the exercise of discretion made in good faith and in accordance with its established servicing procedures.
      The servicer maintains the account information with respect to each serviced account. That information resides on a centralized accounts receivable system that is currently maintained by Electronic Data Systems Corporation, or “EDS”, and for which GMAC has a right of use pursuant to a perpetual license. The servicer is also responsible for maintaining title records with respect to vehicles securing serviced contracts together with the related contract. Those documents are maintained for the servicer by Semperian at a facility in Lakeland, Florida or by PDP Group, Inc. at a facility in Baltimore, Maryland based upon the geographic region in which the relevant contract was originated. Images of those documents are maintained on systems maintained at and accessible from locations different from the locations of the physical documents. Each contract included in a securitized pool is marked on the applicable computer files to indicate its transfer to the applicable trust.
      The servicer will make reasonable efforts to collect all payments due on the receivables held by any trust and will, consistent with the accompanying Pooling and Servicing Agreement and Trust Sale and Servicing Agreement, follow the collection procedures it follows for comparable motor vehicle receivables that it services for itself or others. See “Legal Aspects of the Receivables” in this prospectus.
      GMAC produces and mails to obligors on Simple Interest Receivables who make their payments by check a monthly statement of account. The statement is produced and mailed approximately 20 days prior to the due date of the related payment. Obligors on Scheduled Interest Receivables, instead of receiving a monthly statement, receive a coupon book once each year that contains coupons specifying the amount and due date of each monthly payments due over the ensuing twelve months.
      Payments are received either by check or through an automated clearing house (ACH) debit of the obligor’s account. ACH debit may be specifically initiated by the obligor or a service provider acting on behalf of the obligor or, if previously authorized by the obligor, may be initiated by GMAC pursuant to an automatic monthly debit arrangement. As of the date of this prospectus, approximately 20% of obligors have authorized GMAC to automatically debit the amount of each monthly payment from a designated bank account. Those obligors do not receive monthly statements or coupon books, and instead receive only an annual summary statement of account. Where payment is made by check, the obligor is instructed to send the check to a lock box maintained by JPMorgan Chase, which processes the checks and credits GMAC’s account within one business day of receipt of the check. JPMorgan Chase provides lock box services through three offices that cover obligors located in the east, west and central regions of the country, respectively. JPMorgan Chase has been providing lock box services to GMAC since 2003. Prior to that date, those services were provided by EDS.
      If the payment remains outstanding, the servicer mails an initial notice of overdue payment to the obligor on or about the eighth day following the due date, and again on or about the twenty-seventh day following the due date. Authority for determining the precise schedule on which those notices are sent resides with the regional vice presidents and is also dependent on the timing of weekends and holidays.
      Obligors whose payment remains delinquent for a specified period following the second notice are assigned to a collection group. The determinations as to the timing of that assignment and the identity of the group to which the assignment is made both are based on the application of an algorithm to the payment history of that obligor in respect of the relevant account. Customers assessed to represent a low risk of non-payment are assigned to GC Services. GC Services contacts obligors using a computerized dialing system and has an account to collector ratio of approximately 280 to 1. GC Services has been providing this service to GMAC since 1989. Obligors assessed to represent a low or medium risk of non-payment based on their payment history under the account are assigned to a collection team at Semperian for follow-up. A Semperian collection agent then attempts to contact the obligor by telephone. Semperian has a low and medium risk account to collector ratio of approximately 700 to 1. Semperian does not use a computerized dialing system in that process.
      Those obligors initially assessed to represent a high risk of non-payment and those obligors for whom a different initial assessment was made, but who have not cured their delinquency within approximately 50 days, are assigned to a collection team at Semperian. That team attempts to establish contact with the obligor by telephone and continues to attempt to obtain payment through some time between 60 and 80 days following the initial due date. Semperian has a high risk account to collector ratio of approximately 115 to 1 and does not use a computerized dialing system.

      If the servicer determines that eventual payment in full of a receivable is unlikely, the servicer will follow its normal practices and procedures to realize upon the receivable, including the repossession and disposition of the financed vehicle securing the receivable at a public or private sale, or the taking of any other action permitted by applicable law. Management believes that as of the date of this prospectus, the servicer’s average time to repossess a vehicle was 17 days from the point that payments on a receivable were 90 days past due. Management believes that after repossession, the servicer’s average time to disposal during the same period was 43 days. The servicer will be entitled to receive its liquidation expenses as specified in the Pooling and Servicing Agreement as an allowance for amounts charged to the account of the obligor, in keeping with the servicer’s customary procedures, for refurbishing and disposition of the financed vehicle and other out-of-pocket costs incurred in the liquidation.
      Accounts for which the servicer has made a determination to repossess the vehicle are referred to an outside collection agency located in the area of the obligor. Those collection agencies are generally small local operations whose sole function is to repossess and liquidate the related motor vehicle. Once the car is repossessed, a reclamation letter is sent to the obligor to inform them of the repossession, an affidavit of repossession is produced and title is obtained. Generally, the vehicle is then sold at auction, although, at the GMAC’s discretion, to maximize net proceeds, limited repairs and or refurbishing may be performed prior to sale.
      The net sale proceeds are applied to reduce the balance owing by the obligor. Excess proceeds, if any, are remitted to the obligor. Deficiency balances, if any, are charged off. Following charge off, the account is assigned to one of two GMAC asset collection centers, located in Detroit, Michigan and Dallas, Texas, for evaluation and possible further attempts to collect amounts owing by the obligor. There is an exception to that process for obligors in bankruptcy. Their accounts are not charged off until the conclusion of the bankruptcy case.
      The retail instalment sales contracts require that each obligor on the receivables obtain physical damage insurance covering the vehicle securing each receivable. If an obligor fails to maintain insurance, the servicer may, but is not obligated to, “force-place” insurance, which consists of obtaining a new policy on the obligor’s behalf from Motors Insurance Company, an affiliate of GMAC. If force-placed insurance is obtained, the servicer increases the required payments under the related account by an amount equal to the cost of the insurance.
      The securitized pools relating to offerings made under this prospectus contain large numbers of individual retail instalment sale contracts entered into by obligors located throughout the United States. This factor requires that the servicer of those contracts have a breadth and scale of operations that may not be required to effectively service many other types of assets. In addition, the security for each contract is a motor vehicle. The processing and maintenance of title and other information related to those motor vehicles requires specific systems capabilities and experience. In addition, foreclosure upon those assets when appropriate requires knowledge and experience as to the methods for taking possession of and retitling the motor vehicle and contacts with the network of auctioneers through which the foreclosed vehicles are liquidated.
Collections
      The servicer will deposit collections into the collection account held by the trustee within two business days of receipt. However, the servicer may retain these amounts until the distribution date at any time that (a) the Monthly Remittance Condition is satisfied, or (b) arrangements are made which are acceptable to the rating agencies. Pending deposit into the Collection Account, collections may be employed by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. In such case, all gains and losses resulting from the investment of those funds will be for the account of the servicer and will not alter in any respect the amount that the servicer is obligated to remit to the collection account in respect of collections on the following distribution date.
      Collections on a Scheduled Interest Receivable made during a monthly period other than an Administrative Receivable or a Warranty Receivable, which are not late fees, prepayment charges or other similar fees or charges will be applied first to any outstanding Scheduled Interest Advances made by the servicer on that receivable and then to the Scheduled Payment. Any Excess Payment will be held by the servicer, or, if the servicer has not satisfied conditions (2) and (3) described in the second preceding paragraph, will be deposited in the Payment Ahead Servicing Account, and will be treated as a Payment Ahead, except as described in the following sentence. If and to the extent that an Excess Payment (1) together with any unapplied payments ahead exceeds the sum of three Scheduled Payments, or (2) constitutes, either alone or together with any previous unapplied payments ahead, full prepayment, then that portion of the Excess Payment shall not be deemed a payment ahead and shall instead be applied as a full or partial Prepayment.
      Collections made during a monthly period on Simple Interest Receivables, other than Administrative Receivables and Warranty Receivables, which are not late fees or other similar fees or charges will be applied first to the payment to the servicer of Excess Simple Interest Collections, if any, and next to principal and interest on all of these receivables. Excess Simple Interest Collections represent the excess, if any, of:

(1) all payments received during the monthly period on all Simple Interest Receivables held by the trust to the extent allocable to interest over

(2) the amount of interest that would be due during the monthly period on all Simple Interest Receivables held by the trust, assuming that the payment on that receivable was received on its respective due date.
      Collections on Administrative Receivables and Warranty Receivables, including Administrative Purchase Payments and Warranty Payments, will generally be applied in the manner described in the preceding two paragraphs, except that unapplied Payments Ahead on a Scheduled Interest Receivable will be made to the servicer or the depositor, as applicable, and Administrative Purchase Payments and Warranty Payments on a Simple Interest Receivable will not be applied to Excess Simple Interest Collections.
Monthly Advances
      If the full Scheduled Payment due on a Scheduled Interest Receivable is not received by the end of the month in which it is due, whether as the result of any extension granted to the obligor or otherwise, the amount of Payments Ahead for that receivable, if any, not previously applied to that receivable up to the amount of the shortfall or as otherwise disclosed in the applicable prospectus supplement will be applied by the servicer to the shortfall and the Payments Ahead will be reduced accordingly. If any shortfall remains, the servicer will make a Scheduled Interest Advance equal to the amount of that shortfall. The servicer will be obligated to make a Scheduled Interest Advance only to the extent that the servicer, in its sole discretion, expects to recoup the advance from subsequent collections or recoveries on any receivable. Currently, the servicer automatically makes Scheduled Interest Advances on any Scheduled Interest Receivables that are not in default. The servicer will be reimbursed for any

Scheduled Interest Advances on a receivable from subsequent payments or collections relating to that receivable. At the time the servicer determines that Scheduled Interest Advances will not be recoverable from payments on that receivable, the servicer will be entitled to recoup its Scheduled Interest Advances from collections from other receivables.
      For each trust, as of the last day of each monthly period, the servicer will make a Simple Interest Advance equal to the excess, if any, of (1) the amount of interest that would be due during that monthly period on all Simple Interest Receivables held by the trust assuming that the payment on each receivable was received on its respective due date over (2) all payments received during that monthly period on all Simple Interest Receivables held by the trust to the extent allocable to interest or such other amount as is described in the applicable prospectus supplement. The servicer will be obligated to make a Simple Interest Advance only to the extent that the servicer, in its sole discretion, expects to recoup the advance from subsequent collections or recoveries on any receivable. In addition, for each trust, the servicer will be paid, to the extent all previously made Simple Interest Advances exceed all Excess Simple Interest Collections previously paid to the servicer, all Liquidation Proceeds realized on Simple Interest Receivables allocable to accrued and unpaid interest thereon, but not including interest for the then current monthly period. The servicer will only make advances on principal on any Simple Interest Receivable if and to the extent described in the applicable prospectus supplement.
Delinquencies, Repossessions, Bankruptcies and Net Losses
      The accompanying prospectus supplement sets forth information concerning GMAC’s experience in the United States pertaining to delinquencies, repossessions and net loss information relating to all prior securitized pools of retail vehicle instalment sale contracts formed on or after the month and day of the prospectus supplement in the fifth year prior to the date of the prospectus supplement as well as for its entire U.S. portfolio of new and used retail car and light truck receivables, including receivables sold by GMAC that it continues to service. There can be no assurance that the delinquency, repossession, bankruptcy and net loss experience on any pool of receivables will be comparable to prior experience.
Servicing Compensation and Payment of Expenses
      On each distribution date, the servicer will receive the following servicing fees:

•	a basic servicing fee for the prior month, equal to one-twelfth of the Basic Servicing Fee Rate specified in the accompanying prospectus supplement multiplied by the Aggregate Principal Balance of all receivables held by the trust as of the first day of that monthly period,

•	any unpaid basic servicing fees from all prior distribution dates, and

•	any other servicing fees disclosed in the applicable prospectus supplement.
      Servicing fees will be paid out of funds available for that purpose. The prospectus supplement will specify the relative priority of basic servicing fees and any other servicing fees.
      The basic servicing fee for each monthly period and any portion of the basic servicing fee that remains unpaid from prior distribution dates will be paid at the beginning of that monthly period out of collections for that monthly period. In addition, for each trust, the servicer will retain any late fees, prepayment charges or similar fees and charges collected during a monthly period and any investment earnings on trust accounts during a monthly period, subject to any limitations set forth in the applicable prospectus supplement.
      The foregoing amounts for each trust are intended to compensate the servicer for performing the functions of a third party servicer of automobile receivables as an agent for their beneficial owner, including:

•	collecting and posting all payments,

•	responding to inquiries of obligors on the receivables,

•	investigating delinquencies,

•	sending payment coupons to obligors,

•	reporting tax information to obligors, and

•	policing the collateral.
      These amounts will also compensate the servicer for its services as the pool of receivables administrator, including making Monthly Advances, accounting for collections, furnishing monthly and annual statements to the owner trustee and the indenture trustee for distributions and generating federal income tax information for the trust, the certificateholders and the noteholders. These amounts also will reimburse the servicer for taxes, the fees of the owner trustee and the indenture trustee, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the pool of receivables.
      The owner trustee, acting on behalf of the trust has discretion to decide whether to engage any Person (such as the servicer, the Administrator or any third party) in assisting the trust in performing its duties under the Indenture.
THE NOTES
      For each trust, one or more classes of notes will be issued pursuant to the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The following summary, together with the related description in the accompanying prospectus supplement, describes the material terms of the form of notes and the form of indenture. Where particular provisions or terms used in the indenture are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of this summary. The prospectus supplement may contain additional information relating to a specific indenture and the series issued pursuant to that indenture.
      Each class of notes will initially be represented by one or more notes, in each case registered in the name of the nominee of DTC, in the United States, or Clearstream or Euroclear, in Europe, except as set forth below and will be available for purchase in denominations of $1,000 and integral multiples of $1,000 in book-entry form only or in such other form and denomination as is described in the applicable prospectus supplement. The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the notes. Unless and until definitive notes are issued under the limited circumstances described in this prospectus or in the accompanying prospectus supplement, no noteholder will be entitled to receive a physical certificate representing a note. All references in this prospectus to actions by noteholders refer to actions taken by DTC upon instructions from its participating organizations. All references in this prospectus to distributions, notices, reports and statements to noteholders refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the notes, as the case may be, for distribution to noteholders in accordance with DTC’s procedures with respect thereto. See “Book-Entry Registration; Reports to Securityholders— Book-Entry Registration” and “—Definitive Securities” in this prospectus.
Principal and Interest on the Notes
      The timing and priority of payment, seniority, allocations of loss and amount of or method of determining payments of principal and interest on the notes will be described in the accompanying prospectus supplement.
      Each class of notes may have a different interest rate, which may be a fixed, floating or adjustable interest rate, and which may be zero for specified classes of Strip Notes.
      The accompanying prospectus supplement will specify the interest rate for each class of notes, or the initial interest rate and the method for determining the interest rate, as applicable. Floating rate notes generally will accrue interest based on either one-month LIBOR or three-month LIBOR, plus an applicable spread. The method for determining one-month LIBOR or three-month LIBOR, as appropriate, will be specified in the accompanying prospectus supplement.
      The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes in the series. The terms of that subordination will be described in the accompanying prospectus supplement. Under most circumstances, payments of interest on the notes will be made prior to payments of principal. A series may include one or more classes of Strip Notes entitled to (1) principal payments with disproportionate, nominal or no interest payment or (2) interest payments with disproportionate, nominal or no principal payments. Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for specified classes of Strip Notes, or any combination of the foregoing. One or more classes of notes of a series may be redeemable under the circumstances specified in the accompanying prospectus supplement.
      Payments to noteholders of all classes within a series in respect of interest will have the same priority or such varying priorities as may be disclosed in the applicable prospectus supplement. Under some circumstances, the amount available for these payments could be less than the amount of interest payable on the notes on any of the payment dates specified for any class of notes in the accompanying prospectus supplement. In that case, each class of noteholders will receive their ratable share, based upon the aggregate amount of interest due to that class of noteholders, of the aggregate amount available to be distributed in respect of interest on the notes. See “The Transfer and Servicing Agreements— Distributions” and “—Credit Enhancement” in this prospectus.
      In the case of a series of notes that includes two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each class will be set forth in the accompanying prospectus supplement. Unless otherwise specified in the accompanying prospectus supplement, payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all of the notes of that class. Notes legally or beneficially owned by the depositor or its affiliates will be entitled to equal and proportionate benefits under the indenture, except that notes that are both legally and beneficially owned by the depositor or its affiliates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of noteholders have given any request, demand, authorization, direction, notice, consent or other action under the Related Documents. If more than one class of notes in a series is issued and the rights of the classes are different regarding voting on any matters, including giving any request, demand, authorization, direction, notice, consent or other action under the Related Documents, these rights will be described in the accompanying prospectus supplement.
      If an Event of Default occurs and is continuing for any trust and if it is known to the indenture trustee, the indenture trustee will mail to each noteholder of that trust notice of the Event of Default within 90 days after it occurs. Except in the case of a failure to make any required payment of principal or of interest on any note, the indenture trustee may withhold the notice beyond the 90-day period if and so long as it determines in good faith that withholding the notice is in the interests of noteholders.
The Indenture
      A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. The depositor will provide a copy of the applicable indenture, without exhibits, upon request to a holder of notes issued thereunder. The following summary, together with the related description in the accompanying prospectus supplement, describes the material terms of the form of indenture.
      Modification of Indenture Without Noteholder Consent. Each trust and indenture trustee, on behalf of that trust, may, without consent of the noteholders, enter into one or more supplemental indentures for any of the following purposes:

(1) to correct or amplify the description of the collateral or add additional collateral,

(2) to provide for the assumption of the notes and the indenture obligations by a permitted successor to the trust,

(3) to add additional covenants for the benefit of the noteholders,

(4) to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee,

(5) to cure any ambiguity or correct or supplement any provision in the indenture or in any supplemental indenture which may be inconsistent with any other provision of the indenture or in any supplemental indenture or in any other Related Document,

(6) to provide for the acceptance of the appointment of a successor indenture trustee or to add to or change any of the provisions of the indenture as shall be necessary and permitted to facilitate the administration by more than one trustee,

(7) to modify, eliminate or add to the provisions of the indenture in order to comply with the Trust Indenture Act of 1939, as amended, and

(8) to add any provisions to, change in any manner, or eliminate any of the provisions of, the indenture or modify in any manner the rights of noteholders under that indenture; provided that any action specified in this clause (8) shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any of that trust’s other noteholders unless noteholder consent is otherwise obtained as described in the next section of this prospectus.

      Modification of Indenture With Noteholder Consent. For each trust, the trust and the indenture trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify in any manner the rights of the noteholders with the consent of the holders of a majority in principal amount of the Controlling Class and such other requirements, if any, as may be disclosed in the applicable prospectus supplement.
      Without the consent of the holder of each outstanding note which would be affected, however, no supplemental indenture will:

(1) change the due date of any instalment of principal of or interest on any note or reduce the principal amount of any note, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any note or any interest thereon is payable or modify any of the provisions of the indenture in a manner as to affect the calculation of the amount of any payment of interest or principal due on any note on any payment date,

(2) impair the right to institute suit for the enforcement of specified provisions of the indenture regarding payment of principal or interest on any note,

(3) reduce the percentage of the aggregate principal amount of the Controlling Class or the outstanding notes, as applicable, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with specified provisions of the indenture or of specified defaults thereunder and their consequences as provided for in the indenture,

(4) modify any of the provisions of the indenture regarding the voting of notes held by the trust, any other obligor on the notes, the depositor or an affiliate of any of them,

(5) reduce the percentage of the aggregate outstanding principal amount of the notes the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the assets of the trust if the proceeds of that sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes,

(6) amend the sections of the indenture to decrease the minimum percentage of the aggregate principal amount of the outstanding notes necessary to amend the indenture,

(7) modify any of the provisions of the indenture to change the calculation of the amount of any payment of interest or principal due on any payment date, or

(8) permit the creation of any lien ranking prior to or on a parity with the lien of the indenture on any part of the assets of the trust or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on that collateral or deprive the holder of any note of the security afforded by the lien of the indenture.
      Events of Default; Rights Upon Event of Default. For each trust, Events of Default under the indenture will consist of:

(1) any failure to pay interest on the notes (or, if so specified in the accompanying prospectus supplement, on the Controlling Class of the notes) as and when the same becomes due and payable, which failure continues unremedied for five days,

(2) except as provided in clause (3), any failure (A) to make any required payment of principal on the notes as and when the same becomes due and payable or (B) to observe or perform in any material respect any other covenants or agreements in the indenture, which failure in the case of a default under clause (2)(B) materially and adversely affects the rights of noteholders, and which failure in either case continues unremedied for 30 days after the giving of written notice of the failure (X) to the trust, and to the depositor or the servicer, as applicable, by the indenture trustee or (Y) to the depositor or the servicer, as applicable, and the indenture trustee by the holders of not less than 25% of the aggregate principal amount of the Controlling Class,

(3) failure to pay the unpaid principal balance of any class of notes on or prior to the respective final scheduled payment date for that class,

(4) events of bankruptcy, insolvency or receivership for the trust indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations, and

(5) any other events and circumstances set forth in the applicable prospectus supplement.
      However, the amount of principal required to be paid to noteholders under the indenture governing a class of notes will generally be limited to amounts available to be deposited in the Note Distribution Account.
      Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default unless that class of notes has a final scheduled payment date, and then not until the occurrence of the final scheduled payment date for that class of notes.
      If an Event of Default should occur and be continuing for the notes of any series, the indenture trustee or holders of a majority in principal amount of the Controlling Class then outstanding may declare the unpaid principal and accrued and unpaid interest of the notes to be immediately due and payable. This declaration may, under specified circumstances, be rescinded by the holders of a majority in principal amount of the Controlling Class.
      If the notes of any series are declared due and payable following an Event of Default, then, in lieu of the indenture trustee maintaining the assets of the trust and continuing to apply collections on the receivables as if there had been no declaration of acceleration, the indenture trustee may:

(1) institute proceedings to collect amounts due, including amounts due on foreclosed property,

(2) institute proceedings for the complete or partial foreclosure on the collateral securing the notes,

(3) exercise remedies as a secured party or

(4) sell the assets of the trust.
      In that event, any money or property collected by the indenture trustee shall be applied:

(1) first to the indenture trustee for fees, expenses and indemnification due to it under the indenture and not paid, if any,

(2) next to the owner trustee for amounts due, not including amounts due for payments to the certificateholders, under the Related Documents, and

(3) the remainder to the Collection Account for distribution pursuant to the Related Documents.
      The indenture trustee, however, is prohibited from selling the receivables following an Event of Default, unless:

(1) (A) the holders of all the outstanding notes consent to the sale or liquidation,

(B) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding securities at the date of the sale or liquidation, or

(C) (i) there has been a default in the payment of interest or principal on the notes,

(ii) the indenture trustee determines that the receivables will not continue to provide sufficient funds on an ongoing basis to make all payments on the notes as the payments would have become due if the obligations had not been declared due and payable and

(iii) the indenture trustee obtains the consent of the holders of a majority of the aggregate outstanding amount of the Controlling Class and

(2) 10 days prior written notice of the sale or liquidation of the notes has been given to the credit rating agencies that have rated the related notes.
      Following a declaration upon an Event of Default that the notes are immediately due and payable, (X) noteholders will be entitled to ratable repayment of principal on the basis of their respective unpaid principal balances or shall have such other or additional rights as provided for in the applicable prospectus supplement and (Y) repayment in full of the accrued interest on and unpaid principal balances of the notes will be made prior to any further distribution of interest on the certificates or in respect of the Certificate Balance.
      Subject to the provisions of the indenture relating to the duties of the indenture trustee, if an Event of Default occurs and is continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of those notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and to limitations contained in the indenture, the holders of a majority in aggregate principal amount of the Controlling Class will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee and the holders of a majority in aggregate principal amount of the Controlling Class may, in specified cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of those outstanding notes.
      No holder of a note of any series will have the right to institute any proceeding regarding the indenture governing their notes, unless:

(1) the holder previously has given to the indenture trustee written notice of a continuing Event of Default,

(2) the holders of not less than 25% in aggregate principal amount of the Controlling Class have made written request of the indenture trustee to institute the proceeding in its own name as indenture trustee,

(3) the holder or holders have offered the indenture trustee reasonable indemnity,

(4) the indenture trustee has for 60 days failed to institute the proceeding and

(5) no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority in aggregate principal amount of the Controlling Class.
      If a default occurs and is continuing regarding any trust and if it is known to the indenture trustee, the indenture trustee will mail to each noteholder of that trust notice of the default within the later of (a) 90 days after it occurs and (b) 10 days after it is known to a responsible officer of the indenture trustee. Except in the case of a failure to make any required payment of principal of or interest on any note, the indenture trustee may withhold the notice beyond the 90-day period if and so long as it determines in good faith that withholding the notice is in the interests of noteholders.
      In addition, each indenture trustee and the noteholders for that trust, by accepting the notes, will covenant that they will not, for a period of one year and one day after the termination of the trust agreement for that trust, institute against the trust or depositor, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.
      Neither the indenture trustee nor the owner trustee in its individual capacity, nor any holder of a certificate including, without limitation, the depositor, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, or any successors or assigns of the indenture trustee or the owner trustee will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture.
      Material Covenants. Each indenture provides that the trust it binds may not consolidate with or merge into any other entity, unless:

(1) the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,

(2) the entity expressly assumes the trust’s obligation to make due and punctual payments on the notes and the performance or observance of every agreement and covenant of the trust under the indenture,

(3) no Event of Default has occurred and is continuing immediately after the merger or consolidation,

(4) the trust has been advised that the rating of the notes or certificates then in effect would not be reduced or withdrawn by the rating agencies as a result of the merger or consolidation,

(5) any action necessary to maintain the lien and security interest created by the indenture has been taken and

(6) the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any noteholder or certificateholder.

      Each trust will not, among other things, except as expressly permitted by the Related Documents:

(1) sell, transfer, exchange or otherwise dispose of any of the assets of the trust,

(2) claim any credit on or make any deduction from the principal and interest payable in respect of the notes, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the trust,

(3) dissolve or liquidate in whole or in part,

(4) permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations regarding the notes under the indenture except as may be expressly permitted by the indenture or

(5) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part of its assets, or any interest in its assets or the proceeds thereof.
      A trust may not engage in any activity other than as specified under “The Trusts” above or in the applicable prospectus supplement. No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the notes it issues and the indenture which binds it or otherwise in accordance with the Related Documents.
      Annual Compliance Statement. Each trust will be required to file annually with the indenture trustee for that trust a written statement as to the fulfillment of its obligations under the indenture.
      Satisfaction and Discharge of Indenture. The indenture for each trust will be discharged for notes upon the delivery to the trust’s indenture trustee for cancellation of all of the trust’s notes or, subject to limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all notes. The indenture trustee will continue to act as indenture trustee under the indenture and the Trust Sale and Servicing Agreement for the benefit of certificateholders until all payments in respect of Certificate Balance and interest due to the certificateholders have been paid in full.
THE CERTIFICATES
      For each trust, one or more classes of certificates may be issued pursuant to the terms of a trust agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The certificates may be sold in transactions exempt from registration under the Securities Act or retained by the depositor or its affiliates. The following summary, together with the related description in the accompanying prospectus supplement, describes the material terms of the certificates and the trust agreement. Where particular provisions or terms used in the trust agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of this summary.
      Each class of certificates to be sold by the certificate underwriters, as specified in the accompanying prospectus supplement, will initially be represented by a single certificate registered in the name of the DTC, except as set forth below. Any certificates offered under the accompanying prospectus supplement will be available for purchase in minimum denominations of $20,000 and integral multiples of $1,000 in excess thereof in book-entry form only or as otherwise disclosed in the applicable prospectus supplement and resales or other transfers of the certificates will not be permitted in amounts of less than $20,000 or as otherwise disclosed in the applicable prospectus supplement. The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of any offered certificates that are not retained by the depositor. Unless and until definitive certificates are issued under the limited circumstances described in this prospectus or in the accompanying prospectus supplement, no certificateholder, other than the depositor, will be entitled to receive a physical certificate representing a certificate. In that case, all references in this prospectus to actions by certificateholders refer to actions taken by DTC upon instructions from the DTC participants and all references in this prospectus to distributions, notices, reports and statements to certificateholders refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the certificates, as the case may be, for distribution to certificateholders in accordance with DTC’s procedures with respect thereto. See “Book-Entry Registration; Reports to Securityholders— Book-Entry Registration” and “—Definitive Securities” in this prospectus. Certificates owned by the depositor or its affiliates will be entitled to equal and proportionate benefits under the trust agreement, except that, unless all certificates are owned by the depositor and its affiliates, the certificates will be deemed not to be outstanding for purposes of determining whether the requisite percentage of certificateholders have given any request, demand, authorization, direction, notice, consent or other action under the Related Documents other than commencement by the trust of a voluntary proceeding in bankruptcy as described in “The Transfer and Servicing Agreements— Insolvency Event.”
      Under the trust agreement, the trust, and the owner trustee on its behalf, and its certificateholders, by accepting the certificates, will covenant that they will not, for a period of one year and one day after the termination of the trust agreement, institute against the depositor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.
Distributions of Interest and Certificate Balance
      The timing and priority of distributions, seniority, allocations of loss, Pass Through Rate and amount of or method of determining distributions on the Certificate Balance and interest, or, where applicable, on the Certificate Balance only or interest only, on the certificates of any series will be described in the accompanying prospectus supplement. Distributions of interest on the certificates will be made on the distribution dates specified in the accompanying prospectus supplement and will be made prior to distributions on the Certificate Balance. A series may include one or more classes of Strip Certificates, entitled to (1) distributions in respect of Certificate Balance with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no distributions in respect of Certificate Balance. Each class of certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate, and which may be zero for specified classes of Strip Certificates, or any combination of the foregoing. The accompanying prospectus supplement will specify the Pass Through Rate for each class of certificate, or the initial Pass Through Rate and the method for determining the Pass Through Rate. Unless otherwise specified in the accompanying prospectus supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Distributions in respect of the certificates will be subordinate to payments in respect of the notes as more fully described in the accompanying prospectus supplement. Distributions in respect of Certificate Balance of any class of certificates will be made on a pro rata basis among all of the certificateholders of that class.
      In the case of a series of certificates which includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof, of each class shall be as set forth in the accompanying prospectus supplement.

BOOK-ENTRY REGISTRATION; REPORTS TO SECURITYHOLDERS
Book-Entry Registration
      Unless otherwise specified in the accompanying prospectus supplement, securityholders that are not DTC participants or indirect DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through DTC participants and indirect DTC participants. In addition, securityholders will receive all distributions of principal and interest from the owner trustee or indenture trustee, as applicable, through DTC participants. Under a book-entry format, securityholders may experience some delay in their receipt of payments since these payments will be forwarded by the owner trustee or indenture trustee, as applicable, to Cede & Co., as nominee for DTC. DTC will forward these payments to its DTC participants, which thereafter will forward them to indirect DTC participants or securityholders. Except for the depositor, it is anticipated that the only noteholder and certificateholder will be Cede & Co., as nominee of DTC. Securityholders will not be recognized by the trustee as noteholders or certificateholders, as that term is used in the trust agreement and indenture, as applicable, and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its DTC participants.
      Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of securityholders to pledge securities to persons or entities that do not participate in the DTC system or to otherwise act with respect to the securities may be limited due to the lack of a physical certificate for the securities.
      DTC has advised the depositor that it will take any action permitted to be taken by a noteholder under the associated indenture or a certificateholder under the associated trust agreement only at the direction of one or more DTC participants to whose accounts with DTC the notes or certificates are credited. DTC may take conflicting actions relating to other undivided interests to the extent that these actions are taken on behalf of DTC participants whose holdings include these undivided interests.
      In addition to holding notes through DTC participants or indirect DTC participants of DTC in the United States as described above, holders of book-entry notes may hold their notes through Clearstream or Euroclear in Europe if they are participants of these systems, or indirectly through organizations which are participants in these systems. Clearstream Banking, S.A. is incorporated under the laws of Luxembourg as a professional depository and is subject to regulation by the Luxembourg Monetary Institute. The Euroclear system is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium, the Euroclear Operator. The Euroclear Operator is regulated and examined by the Belgium Banking and Finance Commission and the National Bank of Belgium.
      Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold these positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries.
      Distributions on notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.

See “Federal Income Tax Consequences— The Notes— Information Reporting and Backup Withholding” in this prospectus. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture or other Related Document on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect these actions on its behalf through DTC.
      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.
      Except as required by law, neither the trust, the depositor, the servicer, the administrator, the owner trustee nor the indenture trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the notes or the certificates of any series held by Cede & Co., as nominee for DTC, by Clearstream or by Euroclear in Europe, or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.
Definitive Securities
      Any notes and certificates originally issued in book-entry form will be issued in fully registered, certificated form as definitive notes or definitive certificates, as the case may be, to noteholders, certificateholders or their respective nominees, rather than to DTC or its nominee, only if:

(1) the associated administrator advises the appropriate trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for these securities and the trust is unable to locate a qualified successor,

(2) the administrator, at its option, elects to terminate the book-entry system through DTC,

(3) after the occurrence of an Event of Default or a Servicer Default, holders representing at least a majority of the aggregate principal amount of the Controlling Class advise the appropriate trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interest of the holders of these securities, or

(4) with respect to a specific series, the conditions described in the applicable prospectus supplement are satisfied.
      Upon the occurrence of any event described in the immediately preceding paragraph, the appropriate trustee will be required to notify DTC of the availability of definitive notes or definitive certificates, as the case may be. DTC shall notify all the note owners or certificate owners, as applicable, of the availability of definitive notes or definitive certificates, as the case may be. Upon surrender by DTC of the definitive certificates representing the securities and receipt of instructions for re-registration, the appropriate trustee will reissue these securities as definitive notes or definitive certificates, as the case may be, to holders thereof.
      Distributions of principal of, and interest on, the definitive securities will thereafter be made in accordance with the procedures set forth in the associated indenture or associated trust agreement, as applicable, directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the last day of the preceding monthly period. These distributions will be made by check mailed to the address of that holder as it appears on the register maintained by the indenture trustee or owner trustee, as applicable. The final payment on any definitive security, however, will be made only upon presentation and surrender of the definitive security at the office or agency specified in the notice of final distribution to the holders of that class.
      Definitive securities will be transferable and exchangeable at the offices of the appropriate trustee or of a registrar named in a notice delivered to holders of definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the appropriate trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.
Reports to Securityholders
      For each trust, on or prior to each payment date, the servicer will prepare and provide to the indenture trustee a statement to be delivered to the noteholders on that payment date and on or prior to each distribution date, the servicer will prepare and provide to the owner trustee a statement to be delivered to the certificateholders. Each statement to be delivered to noteholders will include the information set forth below as to the notes for that distribution date or the period since the previous distribution date on those notes, as applicable. Each statement to be delivered to certificateholders will include the information set forth below as to the certificates for that distribution date or the period since the previous distribution date, as applicable:

(1) the amount of the distribution allocable to principal of each class of the notes and to the Certificate Balance of each class of certificates,

(2) the amount of the distribution allocable to interest on or for each class of securities,

(3) the Aggregate Principal Balance as of the close of business on the last day of the preceding monthly period,

(4) the aggregate outstanding principal balance and the Note Pool Factor for each class of notes, and the Certificate Balance and the Certificate Pool Factor for each class of certificates, each after giving effect to all payments reported under (1) above and to all reinvestments reported under (15) below on that date,

(5) the aggregate amount in the Payment Ahead Servicing Account or on deposit with the servicer as Payments Ahead and the change in that amount from the previous statement, as the case may be,

(6) the amount of outstanding Monthly Advances on that date,

(7) the amount of the servicing fees paid to the servicer for the prior monthly period or periods, as the case may be,

(8) the amount, if any, and purpose of any other fees or expenses accrued or paid,

(9) the interest rate or Pass Through Rate for the next period for any class of notes or certificates with variable or adjustable rates,

(10) the amount, if any, distributed to noteholders and certificateholders from amounts on deposit in the reserve account or from other forms of credit enhancement,

(11) the amount, if any, accrued or paid with respect to the reserve account or any other forms of credit enhancement,

(12) the Noteholders’ Interest Carryover Shortfall, the Noteholders’ Principal Carryover Shortfall, the Certificateholders’ Interest Carryover Shortfall and the Certificateholders’ Principal Carryover Shortfall, each as defined in the accompanying prospectus supplement, if any, and the change in these amounts from the preceding statement,

(13) the balance of the reserve account, if any, on that date, after giving effect to changes in that reserve account on that date,

(14) the amount, if any, of excess cash distributed from the reserve account to the depositor,

(15) the amount, if any, reinvested in additional receivables during the Revolving Period, if any,

(16) if applicable, whether the Revolving Period has terminated early due to the occurrence of an early amortization event, as described in the accompanying prospectus supplement,

(17) if applicable, the balance in the accumulation account, after giving effect to changes in that accumulation account on that date, as described in the accompanying prospectus supplement,

(18) cash flows received during the related collection period and their sources,

(19) the number and dollar amount of receivables at the beginning and end of the applicable collection period, and updated pool composition information as of the end of the collection period, such as weighted average coupon, weighted average life, weighted average remaining term, and prepayment amounts,

(20) delinquency and loss information for the period and any material changes in determining or defining delinquencies, charge-offs and uncollectible accounts,

(21) the amount of receivables with respect to which material breaches of pool asset representations or warranties or transaction covenants have occurred, and

(22) any material modifications, extensions or waivers relating to the terms of or fees, penalties or payments on, pool assets during the distribution period or that, cumulatively, have become material over time.
      In addition, for each trust, each year the indenture trustee will mail a brief report, as described in “The Indenture Trustee” in this prospectus, to all noteholders for that trust.
      Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the trust, the trustees will mail to each holder of a class of securities who at any time during that calendar year has been a securityholder, and received any payment thereon, a statement containing information for the purposes of that securityholder’s preparation of federal income tax returns. As long as the holder of record of the securities is Cede & Co., as nominee of DTC, beneficial owners of the securities will receive tax and other information from DTC participants and indirect DTC participants rather than from the trustees. See “Federal Income Tax Consequences” in this prospectus.
THE TRANSFER AND SERVICING AGREEMENTS
      The following summary describes the material terms of the Transfer and Servicing Agreements relating to each trust consisting of:

(1) the Pooling and Servicing Agreement pursuant to which the depositor will purchase receivables from GMAC, the servicer will agree to service the receivables,

(2) the Custodian Agreement pursuant to which GMAC, as Custodian, will agree to act as custodian for the documents evidencing the receivables,

(3) the Trust Sale and Servicing Agreement pursuant to which a trust will acquire the receivables from the depositor and agree to the servicing of the receivables by the servicer and the appointment of GMAC as Custodian,

(4) the trust agreement pursuant to which the trust will be created and certificates will be issued, and

(5) the administration agreement pursuant to which GMAC will undertake administrative duties for the trust.
      Forms of the Transfer and Servicing Agreements in the above list have been filed as exhibits to the registration statement of which this prospectus forms a part. The depositor will provide a copy of the Transfer and Servicing Agreements, without exhibits, upon request to a holder of securities described in the Transfer and Servicing Agreements. Where particular provisions or terms used in the Transfer and Servicing Agreements are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of the summary.
Sale and Assignment of Receivables
      GMAC will sell and assign to the depositor, without recourse, its entire interest in the receivables, including its security interests in the financed vehicles, pursuant to a Pooling and Servicing Agreement between GMAC and the depositor. The depositor will transfer and assign to the applicable trust, without recourse, its entire interest in the receivables, including its security interests in the financed vehicles, pursuant to a Trust Sale and Servicing Agreement among the depositor, the servicer and the trust. Each receivable of a trust will be identified in a schedule which will be on file at the locations set forth in an exhibit to the associated Trust Sale and Servicing Agreement. The trust will, concurrently with the transfer and assignment, execute and deliver the trust’s notes and certificates to the depositor in exchange for the receivables. The depositor will sell the securities offered by this prospectus and the accompanying prospectus supplement, which may or may not include all securities of a series, to the respective underwriters set forth in the accompanying prospectus supplement. See “Plan of Distribution” in this prospectus.
      The accompanying prospectus supplement will provide the terms, conditions and manner under which additional receivables will be sold by GMAC to the depositor and by the depositor to the trust during the Revolving Period, if any.

      In each Pooling and Servicing Agreement, GMAC will represent and warrant to the depositor, among other things, that:

•	the information provided in the schedule of receivables exhibit to the Trust Sale and Servicing Agreement is correct in all material respects,

•	the obligor on each receivable is required to maintain physical damage insurance covering the financed vehicle in accordance with GMAC’s normal requirements,

•	as of the respective sale date, to the best of its knowledge, the receivables are free and clear of all filed security interests, liens, charges and encumbrances on account of work, labor or materials other than tax liens and other liens that arise by operation of law and no offsets, defenses or counterclaims have been asserted or threatened,

•	as of the respective sale date, each receivable is or will be secured by a first perfected security interest in favor of GMAC in the financed vehicle, and

•	each receivable, at the time it was originated complied, and as of the respective sale date complies, in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws.
      In the Trust Sale and Servicing Agreement, the depositor will assign the representations and warranties of GMAC, as set forth above, to the trust, and will represent and warrant to the trust that the depositor has taken no action which would cause the representations and warranties of GMAC to be false in any material respect as of the respective sale date.
      As of the last day of the second, or, if the depositor elects, the first, month following the discovery by the depositor, the servicer, the owner trustee or the indenture trustee of a breach of any representation or warranty of the depositor or GMAC that materially and adversely affects the interests of the securityholders in any receivable, the depositor, unless the breach is cured in all material respects, will repurchase or, will enforce the obligation of GMAC under the Pooling and Servicing Agreement to repurchase the Warranty Receivable from the trust at a price equal to the Warranty Payment. The depositor or GMAC, as applicable, will be entitled to receive any amounts held by the servicer or in the Payment Ahead Servicing Account for that Warranty Receivable. The repurchase obligation constitutes the sole remedy available to the trust, the noteholders, the indenture trustee, the certificateholders or the owner trustee for any uncured breaches.
      In each Pooling and Servicing Agreement, the servicer will covenant that:

•	except as contemplated in that agreement, the servicer will not release any financed vehicle from the security interest securing the receivable,

•	the servicer will do nothing to impair the rights of the indenture trustee, the owner trustee, the noteholders or the certificateholders in the receivables, and

•	the servicer will not amend or otherwise modify any receivable so that the Amount Financed, the APR, the total number of Scheduled Payments, in the case of a Scheduled Interest Receivable, or the number of originally scheduled due dates, in the case of a Simple Interest Receivable, is altered or so that the last Scheduled Payment, in the case of a Scheduled Interest Receivable, or the last scheduled due date, in the case of a Simple Interest Receivable, occurs after the final scheduled distribution date.

      As of the last day of the second, or, if the servicer so elects, the first, month following the discovery by the servicer, the owner trustee or the indenture trustee of a breach of any covenant that materially and adversely affects any receivable and unless the breach is cured in all material respects, the servicer will make an Administrative Purchase Payment for the Administrative Receivable. The servicer will be entitled to receive any amounts held by the servicer or in the Payment Ahead Servicing Account for the Administrative Receivable. This repurchase obligation constitutes the sole remedy available to the trust, the indenture trustee, the owner trustee, the noteholders and the certificateholders for any uncured breaches.
      Pursuant to each Trust Sale and Servicing Agreement, the trust will agree to GMAC acting as custodian to maintain possession, as the trust’s agent, of the retail instalment sale contracts, purchase money loans and any other documents relating to the receivables. To assure uniform quality in servicing both the receivables and GMAC’s own portfolio of receivables, as well as to facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in GMAC’s possession nor will the documents be stamped or marked to reflect the transfer to the trust so long as GMAC is the custodian of these documents. However, Uniform Commercial Code financing statements reflecting the sale and assignment of the receivables to the trust and the pledge by the trust to the indenture trustee will be filed, and the servicer’s accounting records and computer files will reflect the sale and assignment. Because the receivables will remain in the possession of GMAC, as Custodian, and will not be stamped or otherwise marked to reflect the assignment to the trust or the pledge to the indenture trustee, if a subsequent purchaser were able to take physical possession of the receivables without knowledge of the assignment, the trust’s and the indenture trustee’s interests in the receivables could be defeated.
Additional Sales of Receivables
      In addition to receivables that the depositor buys from GMAC on a closing date as described above in this subsection, the depositor may also buy receivables from GMAC to transfer to a trust on one or more later dates for that trust as described further in the applicable prospectus supplement. The depositor would buy those receivables on substantially the same terms as under the pooling and servicing agreement for the initial closing. The depositor would then sell receivables that the depositor has bought from GMAC to a trustee, for the benefit of one of the trusts, pursuant to a sale and servicing agreement. On the initial closing date, the trust will apply the net proceeds received from the sale of its notes and certificates to pay the depositor for the receivables that are being sold to that trust, and, to the extent specified in the accompanying prospectus supplement, to make a deposit in an additional funding account and initial deposits in other trust accounts. If there is an additional funding account, then the depositor will buy additional receivables from GMAC, and sell them to the trust from time to time during the additional funding period, as described further in the related prospectus supplement. If the depositor receives a tax opinion confirming the tax status of the trust, it may also sell additional receivables to a trust at a later closing date and, concurrently, with this sale, execute and deliver additional notes and certificates of the trust to fund the purchase of the additional receivables.

Accounts
      For each trust, the servicer will establish and maintain the following accounts:

•	one or more Collection Accounts, in the name of the indenture trustee on behalf of the noteholders and the certificateholders, into which all payments made on or for the receivables will be deposited,

•	a Note Distribution Account, in the name of the indenture trustee on behalf of the noteholders, in which amounts released from the Collection Account and any reserve account or other credit enhancement for payment to the noteholders will be deposited and from which all distributions to the noteholders will be made,

•	if specified in the accompanying prospectus supplement, a Certificate Distribution Account, in the name of the owner trustee on behalf of the certificateholders, in which amounts released from the Collection Account and any reserve account or other credit enhancement for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made,

•	a Payment Ahead Servicing Account in the name of the indenture trustee, which will not be property of the trust, into which to the extent required by the Trust Sale and Servicing Agreement, early payments by or on behalf of obligors on Scheduled Interest Receivables which do not constitute either Scheduled Payments or Prepayments will be deposited until payment becomes due,

•	if specified in the accompanying prospectus supplement, a Reserve Account, which will be a segregated trust account held by the indenture trustee, in which funds will be deposited by the depositor and from which payments to the noteholders, the certificateholders, the servicer and, in some cases, the depositor, will be made, and

•	any other accounts to be established with respect to securities of the trust will be described in the accompanying prospectus supplement.
      The Payment Ahead Servicing Account will initially be maintained in the trust department of the indenture trustee or by such other party as is identified in the applicable prospectus supplement.
      If specified in the accompanying prospectus supplement, the servicer will establish and maintain a Reserve Account, which will be held by the indenture trustee for the benefit of noteholders and certificateholders and which will not be included in the property of the trust. The Reserve Account will be funded by an initial deposit by the depositor on the closing date in the amount set forth in the accompanying prospectus supplement and on each distribution date thereafter up to the Specified Reserve Account Balance, as defined in the accompanying prospectus supplement. On each distribution date, the servicer will deposit into the Reserve Account the amount of collections on the receivables remaining on each distribution date after the payment of the Total Servicing Fee and the distributions and allocations to the noteholders and the certificateholders required on that date. Amounts on deposit in the Reserve Account will be applied to make payments to noteholders, certificateholders and the servicer. Generally, to the extent that amounts on deposit in the Reserve Account exceed the Specified Reserve Account Balance, that excess may be paid to the depositor. Upon any distribution to the depositor of amounts from the reserve account, neither the noteholders nor the certificateholders will have any rights in, or claims to, those amounts.

      For any series, funds in the Designated Accounts will be invested as provided in the Trust Sale and Servicing Agreement in Eligible Investments. Eligible Investments for a trust are generally limited to investments acceptable to the rating agencies then rating that trust’s notes and certificates at the request of the depositor as being consistent with the rating of the notes and certificates. Eligible Investments generally are limited to obligations or securities that mature no later than the business day preceding the next distribution date or, in the case of the Note Distribution Account, the next payment date for the notes. To the extent permitted by the rating agencies, funds in any reserve account may be invested in the trust’s notes, which will not mature prior to the next payment date, and Eligible Investments, which may have longer maturities under specific conditions described in the applicable prospectus supplement. Notes will only be sold to meet shortfalls if they are sold for a price at least equal to the lesser of the price described or stated in the applicable prospectus supplement or the unpaid principal balance of the notes unless, following the sale, the amount on deposit in the reserve account would be at least equal to the Specified Reserve Account Balance for that reserve account. Thus, the amount of cash in any reserve account at any time may be less than the balance of the reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the receivables, as provided in the accompanying prospectus supplement, exceeds the amount of cash in the reserve account, a temporary shortfall in the amounts distributed to the noteholders or certificateholders could result, which could, in turn, increase the average life of the notes or the certificates. Investment earnings on funds deposited in the Designated Accounts and the Payment Ahead Servicing Account, net of losses and investment expenses, will be payable to the servicer or such other party as is designated in the accompanying prospectus supplement.
      The Designated Accounts will be maintained as either of two types of accounts. The first type of account is a segregated account with an eligible institution. Eligible institutions are:

(1) the corporate trust department of the indenture trustee or the owner trustee, as applicable, or

(2) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank, as long as that depository institution:

(A) has either (X) a long-term unsecured debt rating acceptable to the rating agencies or (Y) a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies, and

(B) has its deposits insured by the Federal Deposit Insurance Corporation or any successor thereto.
      The second type of account is a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank. This depository institution must have corporate trust powers and act as trustee for funds deposited in the account and the securities of that depository institution must have a credit rating from each rating agency then rating that institution in one of its generic rating categories which signifies investment grade.
      Any other accounts to be established for a trust will be described in the accompanying prospectus supplement.

Distributions
      For each trust, beginning on the payment date or distribution date, as applicable, specified in the accompanying prospectus supplement, distributions of principal and interest on the notes, if any, and distributions in respect of Certificate Balance and interest on the certificates, if any, will be made by the indenture trustee or the owner trustee, as applicable, to the noteholders and the certificateholders. The trustee will make distributions to the noteholders and certificateholders of record on the Record Date. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of noteholders and all distributions to each class of certificateholders will be set forth in the accompanying prospectus supplement.
      For each trust, on each payment date and distribution date, collections on the receivables will be transferred from the Collection Account to the Note Distribution Account and the Certificate Distribution Account for distribution to noteholders and certificateholders as and to the extent described in the accompanying prospectus supplement. Credit enhancement, like a reserve account, will be available to cover any shortfalls in the amount available for distribution on that date to the extent specified in the accompanying prospectus supplement. Distributions in respect of principal and Certificate Balance will be subordinate to distributions in respect of interest, and distributions in respect of the certificates will be subordinate to payments in respect of the notes, as more fully described in the accompanying prospectus supplement.
Credit Enhancement
      The amounts and types of credit enhancement arrangements and the provider of credit enforcement arrangements, if applicable, for each series or class of securities will be set forth in the accompanying prospectus supplement. If and to the extent provided in the accompanying prospectus supplement, credit enhancement may be in the form of any of the following or a variation of or combination of two or more of the following:
      Subordination of Interests. The Indenture may provide that one or more classes of securities may be subordinated in priority of payments to one or more other classes of securities. Subordinated classes of securities will be allocated available funds only after all or the applicable portion of the obligations of the senior classes of securities have been paid. This subordination provides credit enhancement to the senior classes of securities, and could result in reduced or delayed payments of principal or interest to the subordinated classes of securities.
      Reserve Account. Amounts on deposit in the reserve account, if any, will be applied to make payments to noteholders and certificateholders in accordance with the priority of payments to the extent those amounts remain unsatisfied after the application of collections and other available funds in accordance with the priority of payments. The reserve account provides credit enhancement by adding an additional potential source of funds available to make payments on the securities.
      Overcollateralization. The aggregate principal balance of all Receivables held by the trust, discounted by a factor determined as described in the accompanying prospectus supplement, will exceed the aggregate principal of the securities issued by the trust by an amount indicated in the accompanying prospectus supplement. See “Summary— The Receivables— Overcollateralization” in the accompanying prospectus supplement. This excess creates credit enhancement by allowing for some amount of losses on the receivables before a shortfall in funds available to make payments on the securities would occur.
      Cash Advances, Deposits or Letters of Credit. The depositor may fund accounts in addition to the reserve account, or may otherwise provide cash advances, deposits or establish letters of credit to provide additional funds that can be applied to make payments on the securities issued by the trust. Any such arrangements will be disclosed in the accompanying prospectus supplement.
      Insurance Policy from a Monoline Financial Guarantor. The notes may be insured through an insurance policy from a monoline financial guarantor. Any such arrangements will be disclosed in the accompanying prospectus supplement. An insurance policy from a monoline financial guarantor creates credit enhancement because, should the trust fail to make payments on the notes, the monoline financial guarantor will have an unconditional and irrevocable obligation to pay those amounts not paid by the trust.
      If specified in the applicable prospectus supplement, credit enhancement for a series of securities may cover one or more other series of securities.
      The presence of a reserve account and other forms of credit enhancement is intended to enhance the likelihood of receipt by the noteholders and the certificateholders of the full amount of principal or Certificate Balance, as the case may be, and interest due thereon and to decrease the likelihood that the noteholders and the certificateholders will experience losses. The credit enhancement for a class of securities, other than an insurance policy issued by a monoline financial guarantor, will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance or Certificate Balance, if any, as the case may be, and interest thereon. Such an insurance policy will provide protection to the holders of a specified series or class only if and to the extent disclosed in the applicable prospectus supplement. If shortfalls in available funds occur and exceed the amount covered by any credit enhancement or are not covered by any credit enhancement, securityholders will bear their allocable share of those deficiencies. In addition, if a form of credit enhancement covers more than one class or series of securities, securityholders of a given class or series will be subject to the risk that the credit enhancement will be fully or partially exhausted by application to those other classes or series of securities.
Net Deposits
      As an administrative convenience, during monthly periods in which the servicer is permitted to hold payments on receivables until the distribution date, the servicer will also be permitted to make the deposit of collections, aggregate Monthly Advances, Warranty Purchase Payments and Administrative Purchase Payments for any trust monthly period net of distributions to be made to the servicer for the trust for that monthly period. Similarly, the servicer may cause to be made a single, net transfer from the Collection Account to the Payment Ahead Servicing Account, or vice versa. The servicer, however, will account to the indenture trustee, the owner trustee, the noteholders and the certificateholders for each trust as if all deposits, distributions and transfers were made individually. In addition, in connection with any trust at any time that the servicer is not required to remit collections on a daily basis, the servicer may retain collections allocable to the notes or the Note Distribution Account until the payment date, and pending deposit into the Collection Account or the Note Distribution Account, the collections may be employed by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. On each payment date, the servicer, the depositor, the indenture trustee and the owner trustee will make all distributions, deposits and other remittances on the notes or the Note Distribution Account of a trust for the periods since the previous distribution was to have been made. If payment dates do not coincide with distribution dates, all distributions, deposits or other remittances made on a payment date will be treated as having been distributed, deposited or remitted on the distribution date for the applicable monthly period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on that distribution date.
Statements to Trustees and Trust
      Prior to each payment date and distribution date, for each trust, the servicer will provide to the indenture trustee and the owner trustee as of the close of business on the last day of the preceding monthly period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to securityholders on that date described under “Book Entry Registration; Reports to Securityholders— Reports to Securityholders” in this prospectus.
Evidence as to Compliance
      Each Trust Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish to the trust and the servicer on or before March 15 of each year, beginning March 15 of the first calendar year following the closing date, a statement as to compliance by the servicer during the preceding twelve months ended December 31, or in the case of the first of these certificates, the period from the closing date to December 31 of that year, with standards relating to the servicing of the receivables, the servicer’s accounting records and computer files relating to those receivables and other specified matters, provided that, if the trust is not required to file periodic reports under the Securities Exchange Act of 1934 or any other law, the statement may be furnished to the owner trustee and the indenture trustee on or before April 30 of each year.
      Each Trust Sale and Servicing Agreement will also provide for delivery to the owner trustee and the indenture trustee, on or before March 15 of each year, beginning March 15 of the first calendar year following the closing date, of a certificate signed by an officer of the servicer stating that the servicer has fulfilled in all material respects its obligations under the Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement throughout the preceding twelve months ended December 31, or in the case of the first of these certificates, the period from the closing date to December 31 of that year, or, if there has been a default in any material respect in the fulfillment of an obligation, describing each default, provided that, if the trust is not required to file periodic reports under the Securities Exchange Act of 1934 or any other law, the certificate may be furnished to the owner trustee and the indenture trustee on or before April 30 of each year. The certificate may be provided as a single certificate making the required statements as to more than one Trust Sale and Servicing Agreement.
      Copies of the statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable indenture trustee or owner trustee.
      In each Trust Sale and Servicing Agreement, the depositor will agree to give the indenture trustee and the owner trustee notice of any event which with the giving of notice or the lapse of time, or both, would become a Servicer Default. In addition, the depositor will agree to give the indenture trustee, the owner trustee and the trust notice of specified covenant breaches which with the giving of notice or lapse of time, or both, would constitute a Servicer Default.

Changes to Servicer; Servicer Indemnification and Proceedings
      Each Trust Sale and Servicing Agreement will provide that GMAC may not resign from its obligations and duties as servicer under the Trust Sale and Servicing Agreement and under the Pooling and Servicing Agreement, except upon determination that GMAC’s performance of these duties is no longer permissible under applicable law. If at the time of resignation, a successor servicer has not accepted appointment, the indenture trustee will assume GMAC’s servicing obligations and duties under the Transfer and Servicing Agreements. Costs associated with the resignation of the servicer and the appointment of a successor will be borne by the trust.
      Each Trust Sale and Servicing Agreement will further provide that, except as specifically provided otherwise, neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the trust or the noteholders or certificateholders for taking any action or for refraining from taking any action pursuant to the Transfer and Servicing Agreements or the indenture or for errors in judgment. Neither the servicer nor any of these persons will be protected against any liability that would otherwise be imposed by reason of wilful misfeasance, bad faith or negligence— except errors in judgment— in the performance of the servicer’s duties under the Trust Sale and Servicing Agreement or by reason of reckless disregard of its obligations and duties thereunder. Each Trust Sale and Servicing Agreement will further provide that the servicer and its directors, officers, employees and agents will be reimbursed by the indenture trustee or the owner trustee for any contractual damages, liability or expense incurred by reason of that trustee’s wilful misfeasance, bad faith or negligence— except errors in judgment— in the performance of that trustee’s duties under the Trust Sale and Servicing Agreement or by reason of reckless disregard of its obligations and duties under the Trust Sale and Servicing Agreement or under the trust agreement or the indenture. In addition, each Trust Sale and Servicing Agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under the Transfer and Servicing Agreements and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Transfer and Servicing Agreements and the rights and duties of the parties thereto and the interests of the noteholders and the certificateholders thereunder. If the servicer undertakes any action, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust, and the servicer will be entitled to be reimbursed out of the Collection Account. Any indemnification or reimbursement will reduce the amount otherwise available for distribution to the noteholders and the certificateholders.
      Under the circumstances specified in each Trust Sale and Servicing Agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or, for its obligations as servicer, any entity 50% or more of the voting interests of which are owned, directly or indirectly, by General Motors, which entity in each of the foregoing cases assumes the obligations of the servicer under the Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement, will be the successor of the servicer under such Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement. So long as GMAC acts as servicer, the servicer may at any time subcontract any duties as servicer under any Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement to any entity in which more than 50% of the voting interests are owned, directly or indirectly, by General Motors or to any entity that agrees to conduct these duties in accordance with the servicer’s servicing guidelines and the Trust Sale and Servicing Agree-

ment. The servicer may at any time perform specific duties as servicer through subcontractors who are in the business of servicing receivables similar to the receivables, provided that no delegation will relieve the servicer of its responsibility for these duties.
Servicer Default
      Servicer Defaults under each Trust Sale and Servicing Agreement will consist of:

(1) any failure by the servicer to make any required distribution, payment, transfer or deposit or to direct the indenture trustee to make any required distribution, which failure continues unremedied for five Business Days after written notice from the indenture trustee or the owner trustee is received by the servicer or after discovery of the failure by an officer of the servicer,

(2) any failure by the servicer to observe or perform in any material respect any other covenant or agreement in the Trust Sale and Servicing Agreement, the Pooling and Servicing Agreement, the trust agreement or the indenture, which failure materially and adversely affects the rights of the noteholders or the certificateholders and which continues unremedied for 90 days after the giving of written notice of the failure to the servicer by the indenture trustee or the owner trustee or to the servicer, the indenture trustee and the owner trustee by holders of notes or certificates, as applicable, evidencing not less than 25% in principal amount of the Controlling Class or after discovery of the failure by an officer of the servicer,

(3) events of bankruptcy, insolvency or receivership of the servicer or actions by the servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations, and

(4) any other events or circumstances that are disclosed as Servicer Defaults in the accompanying prospectus supplement.
      Notwithstanding the foregoing, there will be no Servicer Default where a Servicer Default would otherwise exist under clause (1) above for a period of ten Business Days or under clause (2) for a period of 60 days if the delay or failure giving rise to the Servicer Default was caused by an act of God or other similar occurrence. Upon the occurrence of any of these events, the servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement and the Trust Sale and Servicing Agreement and the servicer will provide the indenture trustee, the owner trustee, the depositor and the securityholders prompt notice of the failure or delay by it, together with a description of its efforts to so perform its obligations.
Rights upon Servicer Default
      As long as a Servicer Default under a Trust Sale and Servicing Agreement remains unremedied, the indenture trustee or holders of notes evidencing not less than a majority in principal amount of the Controlling Class may terminate all the rights and obligations of the servicer under the Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement. If the notes have been paid in full and the indenture has been discharged with respect thereto, the owner trustee or the holders of certificates evidencing not less than a majority of the aggregate outstanding Certificate Balance of all certificates other than certificates owned by the trust, the depositor, GMAC or any of their affiliates may effect the termination of the servicer’s rights and obligations. In either case, upon the termination of the rights and obligations of the servicer, the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the agreements and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no Servicer Default other than the appointment has occurred, the trustee or official may have the power to prevent the indenture trustee or the noteholders from effecting a transfer of servicing. If the indenture trustee is unwilling to so act, it may, and if it is unable to so act, it will appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of automotive receivables and which satisfies the other criteria set forth in the Trust Sale and Servicing Agreement. The indenture trustee may make arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the servicer under the Trust Sale and Servicing Agreement.
Waiver of Past Defaults
      For each trust, the holders of notes evidencing at least a majority in principal amount of the Controlling Class may, on behalf of all the noteholders and certificateholders, waive any default by the servicer in the performance of its obligations under the Pooling and Servicing Agreement and the Trust Sale and Servicing Agreement and its consequences. However, the holders cannot waive a Servicer Default in making any required deposits to or payments from any of the Designated Accounts or the Certificate Distribution Account in accordance with the Trust Sale and Servicing Agreement. No waiver will impair the noteholders’ or certificateholders’ rights regarding subsequent defaults.
Amendment
      Each of the Transfer and Servicing Agreements may be amended by the parties thereto without the consent of the noteholders or certificateholders:

•	to cure any ambiguity,

•	to correct or supplement any provision of those agreements that may be defective or inconsistent with any other provision of those agreements or in any other Related Document,

•	to add or supplement any credit, liquidity or other enhancement arrangement for the benefit of noteholders or certificateholders, provided that, if any addition affects any class of noteholders or certificateholders differently from any other class of noteholders or certificateholders, then the addition will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any class of noteholders or certificateholders,

•	to add to the covenants, restrictions or obligations of the depositor, the servicer, the owner trustee or the indenture trustee, or

•	to add, change or eliminate any other provisions of those agreements in any manner that will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the noteholders or the certificateholders.
      Each agreement may also be amended by the parties thereto with the consent of the holders of at least a majority in principal amount of the Controlling Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the noteholders or certificateholders. No amendment may:

(1) increase or reduce the interest rate or principal amount of any note or change any distribution date or the final scheduled distribution date of any note or distributions on the certificates without the consent of the holder thereof, any interest rate, any Pass Through Rate or the Specified Reserve Account Balance,

(2) adversely affect the rating of any series by any rating agency without the consent of two-thirds of the principal amount of the outstanding notes or the Voting Interests of the outstanding certificates, as appropriate, of the series, or

(3) reduce the percentage required of noteholders or certificateholders to consent to any amendment without the consent of all of the noteholders or certificateholders, as the case may be.
Insolvency Event
      Each trust agreement will provide that the owner trustee does not have the power to commence a voluntary proceeding in bankruptcy relating to the trust without the unanimous prior approval of all certificateholders, including the depositor; provided, however, that under no circumstance will the owner trustee commence any proceeding prior to the date that is one year and one day after the termination of the trust. In the Trust Sale and Servicing Agreement, the servicer and the depositor will covenant that they will not, for a period of one year and one day after the final distribution for the notes and the certificates to the Note Distribution Account or the Certificate Distribution Account, as applicable, institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.
Certificateholder Liability; Indemnification
      Under each trust agreement, certificateholders will be entitled to the same limitation of personal liability extended to stockholders of for profit corporations under the General Corporation Law of Delaware.
      Each Trust Sale and Servicing Agreement provides that the servicer will indemnify the indenture trustee and the owner trustee from and against any loss, liability, expense, damage or cost arising out of or incurred in connection with the acceptance or performance of its duties pursuant to the Transfer and Servicing Agreements, including any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim. Neither the indenture trustee nor owner trustee will be so indemnified if the acts or omissions or alleged acts or omissions constitute wilful misfeasance bad faith or negligence by the indenture trustee or the owner trustee, as applicable. In addition, the servicer will indemnify the trust, the indenture trustee, the owner trustee, the noteholders and the certificateholders against losses arising out of the negligence, wilful misfeasance or bad faith of the servicer in the performance of its duties under the Transfer and Servicing Agreements and the indenture or by reason of its reckless disregard of its obligations and duties thereunder. The servicer will also indemnify the parties against any taxes that may be asserted against the parties for the transactions contemplated in the Trust Sale and Servicing Agreement, other than taxes on the sale of receivables or securities, the ownership of receivables or the receipt of payments on securities or other compensation.

Termination
      Each trust will terminate upon the final distribution by the indenture trustee and the owner trustee of all monies and other property of the trust in accordance with the terms of the trust agreement, the indenture and the Trust Sale and Servicing Agreement, including in the case of the exercise by the servicer of its repurchase option as described in this section of this prospectus. Upon termination of the trust and payment or deposit into the Note Distribution Account and the Certificate Distribution Account of all amounts to be paid to the securityholders, any remaining assets of the trust and any amounts remaining on deposit in the reserve account will be paid to the depositor.
      In order to avoid excessive administrative expense, if the outstanding Aggregate Principal Balance of the receivables held by a trust is less than or equal to 10% of the Aggregate Amount Financed or such other threshold specified in the applicable prospectus supplement, the servicer, or its successor, or if specified in the applicable prospectus supplement, if the servicer does not exercise the option, a holder of all of the certificates, that is not the trust, the depositor or any affiliate thereof will be permitted to purchase from that trust all remaining receivables and other trust assets. This purchase is at the option of the servicer, or its successor, and would occur as of the last day of any monthly period. The purchase price paid by the servicer, or its successor, would be equal to the greater of the aggregate Administrative Purchase Payments for these receivables plus the appraised value of any other property held as part of the trust and the sum of the basic servicing fee for the related monthly period, the unpaid principal of the outstanding notes and the unpaid balance of the certificates plus, for all securities, accrued and unpaid interest thereon through but excluding the related Distribution Date, and any amounts payable by the trust under any interest rate swaps. For purposes of calculating the unpaid balance of the notes and certificates in the immediately preceding sentence, the certificate balance will not be reduced for principal losses incurred by the noteholders or certificateholders as of the close of the preceding Distribution Date. As further described in the accompanying prospectus supplement, any outstanding notes will be redeemed concurrently therewith and the subsequent distribution to certificateholders of all amounts required to be distributed to them pursuant to the trust agreement will effect early retirement of the certificates. The indenture trustee will give written notice of redemption to each noteholder of record and the owner trustee will give written notice of termination to each certificateholder of record. The final distribution to any noteholder or certificateholder will be made only upon surrender and cancellation of that noteholder’s note at an office or agency of the indenture trustee specified in the notice of redemption or that certificateholder’s certificate at an office or agency of the owner trustee specified in the notice of termination.
Administration Agreement
      GMAC, in its capacity as administrator, will enter into an administration agreement with each trust and the indenture trustee pursuant to which GMAC, as administrator, will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required by the indenture. For each trust, as compensation for the performance of the administrator’s obligations under the administration agreement and as reimbursement for its expenses thereto, GMAC, as administrator, will be entitled to an administration fee in an amount equal to $1,500 per month or such other amount as is specified in the applicable prospectus supplement. The servicer will pay the administration fee.

LEGAL ASPECTS OF THE RECEIVABLES
Security Interest in Vehicles
      For all states in which the receivables have been originated other than Ohio, retail instalment sale contracts evidence the credit sale of automobiles and light trucks by dealers to purchasers. The contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the Uniform Commercial Code. In Ohio, the purchase money loans are evidenced by a promissory note and security agreement. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all states in which the receivables have been originated, a security interest in a vehicle is perfected by notation of the secured party’s lien on the vehicle’s certificate of title.
      For each trust, pursuant to the Pooling and Servicing Agreement, GMAC will assign its security interest in the financed vehicles securing the receivables to the depositor and pursuant to the Trust Sale and Servicing Agreement, the depositor will assign its security interest in the financed vehicles securing the receivables to the trust and the trust will pledge its interest to the indenture trustee. However, because of the administrative burden and expense, no certificate of title will be amended to identify the trust as the new secured party relating to a financed vehicle or the interest of the indenture trustee in the financed vehicle. Also, GMAC will continue to hold any certificates of title relating to the vehicles in its possession as custodian for the depositor and trust pursuant to a custodian agreement entered into pursuant to the Pooling and Servicing Agreement and Trust Sale and Servicing Agreement. See “The Transfer and Servicing Agreements— Sale and Assignment of Receivables” in this prospectus.
      An assignment of the nature of the assignment contained in each of the Pooling and Servicing Agreement and the Trust Sale and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle’s certificate of title, and the assignee succeeds by the assignment to the assignor’s rights as secured party. In the absence of fraud or forgery by the vehicle owner or GMAC or its subsidiaries or administrative error by state or local agencies, in most states the notation of GMAC’s or its subsidiaries’ lien on the certificates of title will be sufficient to protect the trust against the rights of subsequent purchasers of a financed vehicle from an obligor or subsequent lenders to an obligor who take a security interest in a financed vehicle. If there are any financed vehicles as to which GMAC failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests. This failure, however, would constitute a breach of the warranties of GMAC under the Pooling and Servicing Agreement and, if the interests of the securityholders in the receivable are materially and adversely affected, would create an obligation of GMAC to repurchase that receivable unless the breach is cured. Similarly, the security interest of the trust in the vehicle could be defeated through fraud or negligence and, because the trust is not identified as the secured party on the certificate of title, by the bankruptcy petition of the obligor.
      Under the laws of most states, the perfected security interest in a vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle or, in the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender of the certificate of title from the state department of motor vehicles. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicles in the state of relocation. In states that do not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing receivables, the servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligors as to relocation. Similarly, when an obligor sells a vehicle, the servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the receivable before release of the lien. Under each Pooling and Servicing Agreement, the servicer is obligated to take appropriate steps, at the servicer’s expense, to maintain perfection of security interests in the financed vehicles.
      Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Internal Revenue Code also grants priority to some federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in the confiscated motor vehicle. Under each Pooling and Servicing Agreement, GMAC will have represented to the depositor that, as of the respective sale date, each receivable is or will be secured by a first perfected security interest in favor of GMAC in the financed vehicle. The depositor will have assigned the representation, among others, to the owner trustee pursuant to the Trust Sale and Servicing Agreement. However, liens for repairs or taxes, or the confiscation of a financed vehicle, could arise at any time during the term of a receivable. No notice will be given to the owner trustee, the indenture trustee, the trust, the noteholders or the certificateholders if a lien or confiscation arises.
Repossession
      In the event of default by vehicle purchasers, the holder of the retail instalment sale contract or purchase money loan has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. Among the Uniform Commercial Code remedies, the secured party has the right to perform self-help repossession unless the act would constitute a breach of the peace. Self-help is the method employed by the servicer in most cases and is accomplished simply by retaking possession of the financed vehicle. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. A secured party may be held responsible for damages caused by a wrongful repossession of a vehicle.
Notice of Sale; Redemption Rights
      The Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale or the date after which any private sale of the collateral may be held. In addition, a consent order between the servicer and the Federal Trade Commission imposes similar requirements for the giving of notice for any sale. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees, or, in some states, by payment of delinquent instalments or the unpaid balance.
Deficiency Judgments and Excess Proceeds
      The proceeds of resale of the financed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. In many instances, the remaining principal amount of the indebtedness will exceed the proceeds. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit these judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.
      Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a lien on the vehicle or if no lienholder exists or there are remaining funds, the Uniform Commercial Code and a consent order between the servicer and the Federal Trade Commission require the creditor to remit the surplus to the former owner of the vehicle.
Consumer Protection Laws
      Numerous federal and state consumer protection laws and regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Procedures Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Servicemembers Civil Relief Act of 2003, the Texas Consumer Credit Code, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code and state sales finance and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts, including the receivables. If a seller of receivables is not liable for indemnifying the trust as assignee of the receivables from the seller, failure to comply could impose liability on an assignee in excess of the amount of the receivable.
      The so-called “holder-in-due-course rule” of the Federal Trade Commission, the provisions of which are generally duplicated by the Uniform Commercial Code, other state statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction, and some creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the depositor. Liability under the holder-in-due-course rule is limited to the amounts paid by the obligor under the contract and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.
      Most of the receivables will be subject to the requirements of the holder-in-due-course rule. The trust, as holder of the receivables, will be subject to any claims or defenses that the purchaser of the financed vehicle may assert against the seller of the financed vehicle. These claims are limited to a maximum liability equal to the amounts paid by the obligor on the receivable. If an obligor were successful in asserting these claims or defenses, these claims or defenses would constitute a breach of GMAC’s warranties under the Pooling and Servicing Agreement and may create an obligation of GMAC to repurchase the receivable unless the breach is cured in all material respects. See “The Transfer and Servicing Agreements— Sale and Assignment of Receivables” in this prospectus.
      Courts have imposed general equitable principles upon secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.
      In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.
      Under each Pooling and Servicing Agreement, GMAC will represent to the depositor that each receivable complies with all requirements of law in all material respects. The depositor will have assigned the representation, among others, to the trust. Accordingly, if an obligor has a claim against the trust for violation of any law and that claim materially and adversely affects the trust’s interest in a receivable, the violation may create an obligation to repurchase the receivable unless the breach is cured in all material respects. See “The Transfer and Servicing Agreements— Sale and Assignment of the Receivables” in this prospectus.
Other Limitations
      In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing the financed vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the financed vehicle at the time of bankruptcy, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of finance charge and time of repayment of the indebtedness.
Transfer of Vehicles
      The receivables prohibit the sale or transfer of a financed vehicle without the servicer’s consent and permit the servicer to accelerate the maturity of the receivable upon a sale or transfer without the servicer’s consent. The servicer will not consent to a sale or transfer and will require prepayment of the receivable. Although the servicer, as agent of each owner trustee, may enter into a transfer of equity agreement with the secondary purchaser for the purpose of effecting the transfer of the vehicle, the new obligation will not be included in the pool of receivables.
BANKRUPTCY ASPECTS OF THE RECEIVABLES
Bankruptcy of the Trust
      It is unclear as to whether the trust is eligible to be the subject of a bankruptcy case. If it is, then the trust may be subject to a declaration of bankruptcy, receivership or other similar proceeding under federal bankruptcy law.
      Only a “person” as defined in the Bankruptcy Code can be a debtor eligible for federal bankruptcy relief. The Bankruptcy Code defines “person” to include a “corporation” and “corporation” to include a “business trust”. The legislative history of the Bankruptcy Code, however, indicates that the term “person” does not otherwise include a trust. Therefore, the Trust’s eligibility as a debtor under the Bankruptcy Code depends on whether or not it would be found to be a business trust by the court determining eligibility.
      Case law indicates that whether or not a statutory trust will qualify as a business trust depends on whether the trust is actually operating a business or at least has a business or profit-making objective. Some cases have required additional elements, such as the transferability of the beneficial interests in the trust. Other decisions have highlighted whether the trust was created for the benefit and profit of investor beneficiaries.
      A reasonable argument can be made that the trust engages in activities that will make it qualify as a business trust, and thus, a “corporation” and a “person” eligible to be a “debtor” under federal bankruptcy law. The trust is structured as an enterprise for profit. Interests in the trust may be sold and transferred. The trust will acquire financial assets from the depositor, sell notes and certificates, invest and reinvest collections from such financial assets, and perform ancillary business activities with the ultimate purpose of creating profit for the noteholders, certificateholders, the sponsor, the depositor and the servicer.
      If the trust were to be subject to bankruptcy proceedings, noteholders and certificateholders could experience losses or delays in the payments on the securities as explained in “Bankruptcy Aspects of the Receivables— Payments on the Notes” in this prospectus.
      If, on the other hand, a court were to find that the trust does not qualify as an eligible “debtor” under the Bankruptcy Code, then such court would likely dismiss any actions against the trust that are predicated on the trust being eligible as a “debtor” pursuant to Section 109 of the Bankruptcy Code.
      Regardless of whether or not the trust is itself an eligible debtor, the possibility exists that a court may apply the doctrine of substantive consolidation to consolidate the assets and liabilities of the trust with the assets and liabilities of the sponsor or the depositor in a bankruptcy proceeding initiated against the sponsor or the depositor. There are circumstances in which a court has consolidated assets of a non-debtor with those of a debtor. It appears that the legal principles involved in consolidating the assets of a non-debtor with those of a debtor are the same principles involved in consolidating two debtors. A court, however, may be more reluctant to apply substantive consolidation in such a circumstance because of the practical and jurisdictional problems that might arise from a consolidation.

      The transaction documents contain provisions, and the sponsor and the depositor have taken steps in structuring the transactions contemplated by this prospectus, that are intended to make it unlikely that the voluntary or involuntary application for relief by the sponsor, the depositor or the trust under the United States Bankruptcy Code or similar applicable state laws would result in consolidation of the assets and liabilities of the depositor with those of the sponsor or of the depositor or the sponsor with those of the trust, as applicable. These steps include the creation of the depositor, under its formation documents, as a limited-purpose entity pursuant to a limited liability company agreement containing various limitations. The formation documents of the trust contain analogous provisions. These limitations also include restrictions on the nature of the depositor’s and trust’s business and a restriction on the depositor’s and the trust’s ability to commence a voluntary case or proceeding under the United States Bankruptcy Code or similar applicable state laws without the unanimous affirmative vote of all of the directors of the depositor, or the owner trustee, the noteholders and the certificateholders, in the case of the trust. Under some circumstances, the depositor is required to have at least one director who qualifies under its limited liability company agreement as an “Independent Director.”
      If, notwithstanding the foregoing measures, a court were to conclude that the assets and liabilities of the trust should be consolidated with the assets and liabilities of the depositor or the sponsor in the event the depositor or the sponsor were to become a bankrupt debtor or an attempt were made to litigate the consolidation issue, then delays in distributions on the notes and the certificates, and possible reductions in the amount of those distributions, could occur. See also “Bankruptcy Aspects of the Receivables— Payments on the Notes and Certificates” in this prospectus.
      The transaction documents contain covenants pursuant to which the indenture trustee, the owner trustee and the sponsor agree not to acquiesce, petition, invoke or otherwise cause the depositor or the trust to be subject to a case under any federal or state bankruptcy, insolvency or other similar proceeding before the date that is one year and one day after the repayment of the notes and the certificates. Pursuant to its organizational documents, the affirmative vote of all the members of the board of directors of the depositor is required for the depositor to be subject to proceedings to be adjudicated bankrupt or insolvent, or to consent to any such proceedings, or to take any limited liability company action in furtherance of any such action.
Payments on the Notes and Certificates
      If the sponsor, the depositor or the trust becomes subject to bankruptcy proceedings, noteholders and certificateholders could experience losses or delays in the payments on the notes and certificates. The sponsor will sell the receivables to the depositor, and the depositor will in turn transfer the receivables to the trust. However, if the sponsor, the depositor or the trust becomes subject to a bankruptcy proceeding, and the court in the bankruptcy proceeding were to take the position that the sale of receivables by the sponsor to the depositor or by the depositor to the trust, as the case may be, should instead be treated as a pledge of the receivables to secure a borrowing of the sponsor or the depositor by concluding that the sale to the depositor or the trust was not a “true sale” and that as a result thereof, the sponsor or the depositor effectively still owns the receivables, or that the depositor should be consolidated with the sponsor, or the trust should be consolidated with the depositor or the sponsor for bankruptcy purposes, then noteholders and certificateholders could experience losses or delays in payments on the notes and certificates as a result of, among other things:

•	the “automatic stay” which prevents creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution of collateral in certain circumstances,

•	certain tax or government liens on the sponsor’s or the depositor’s property (that arose prior to the transfer of a receivable to the trust) having a prior claim on collections before the collections are used to make payments on your securities, and

•	the trust not having a perfected security interest in (a) one or more of the vehicles securing the receivables or (b) any cash collections held by the sponsor or the depositor at the time the sponsor or the depositor becomes the subject of a bankruptcy proceeding.
      The depositor, in addition to the sponsor and the trust, and consistent with the transaction documents, will take steps in structuring each transaction described in this prospectus to minimize the risk that a court would consolidate the depositor with the sponsor , or the trust with the depositor or the sponsor for bankruptcy purposes or conclude that the sale of receivables to the depositor and the trust, as applicable, was not a “true sale.” See “The Depositor” in this prospectus.
FEDERAL INCOME TAX CONSEQUENCES
      The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the notes and the certificates of any series, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel to each Tax Trust, Tax Partnership or Tax Non-Entity with respect to the related series on the material matters associated with such consequences, subject to the qualifications set forth in this prospectus and the accompanying prospectus supplement.
Qualifications on Opinion of Tax Counsel
      This discussion is based upon current provisions of the Internal Revenue Code, existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. There are no cases or Internal Revenue Service rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates. As a result, there can be no assurance that the IRS will not challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this prospectus as well as the tax consequences to noteholders and certificateholders.
      The following discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the noteholders and certificateholders in light of their personal investment circumstances nor, except for limited discussions of particular topics, to holders subject to special treatment under the federal income tax laws, e.g., financial institutions, broker-dealers, life insurance companies, regulated investment companies, tax-exempt organizations, holders whose functional currency is not the United States dollar, and holders that hold the notes or certificates as part of a conversion transaction, hedge or hedging transaction, straddle, synthetic security or other integrated transaction for United States federal income tax purposes. This information is directed to prospective purchasers who purchase notes or certificates in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the notes or certificates as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code. The depositor suggests that prospective investors consult with their tax advisors as to the federal, state, local, foreign and any other tax considerations to them of the purchase, ownership and disposition of notes or certificates. The following discussion does not purport to furnish information in the level of detail or with the attention to a prospective investor’s specific tax circumstances that would be provided by a prospective investor’s own tax advisor.
      The following discussion addresses notes and certificates falling into four general categories:

(1) notes other than Strip Notes or any other series of notes specifically identified as receiving different tax treatment in the accompanying prospectus supplement, which the depositor, the servicer and the noteholders will agree to treat as indebtedness secured by the receivables,

(2) certificates representing interests in a trust which the depositor, the servicer and the applicable certificateholders will agree to treat as equity interests in a grantor trust,

(3) certificates including Strip Certificates and Strip Notes, representing interests in a trust which the depositor, the servicer and the applicable holders will agree to treat as equity interests in a partnership, and

(4) certificates, all of which are owned by the depositor, representing interests in a trust which the depositor and the servicer will agree to treat as a division of the depositor and hence disregarded as a separate entity, in each case for purposes of federal, state and local income and franchise taxes.
      The prospectus supplement for each series of certificates will indicate whether the associated trust is a Tax Trust, Tax Partnership or Tax Non-Entity. Because the depositor will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, and each Tax Non-Entity as a division of depositor, for federal income tax purposes, the depositor will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity. For purposes of this discussion, references to a “holder” are to the beneficial owner of a note, Trust Certificate, Partnership Certificate or Tax Non-Entity Certificate, as the context may require.
The Notes
      The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the notes of any series regardless of whether the notes are issued by a Tax Trust, Tax Partnership or Tax Non-Entity, except for Strip Notes and any other series of notes which is specifically identified as receiving different tax treatment in the accompanying prospectus supplement, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel with respect to the related series of notes on the material matters associated with those consequences, subject to the qualifications set forth in this prospectus and the accompanying prospectus supplement. In addition, Tax Counsel has prepared or reviewed the statements in this prospectus under the heading “Federal Income Tax Consequences— The Notes,” and is of the opinion that such statements are correct. Such statements do not purport to furnish information in the level of detail or with the attention to a prospective investor’s specific tax circumstances that would be provided by a prospective investor’s own tax advisor.
      Characterization as Debt. For each series of notes, except for Strip Notes and any series which is specifically identified as receiving different tax treatment in the accompanying prospectus supplement, regardless of whether the notes are issued by a Tax Trust or a Tax Partnership or a Tax Non-Entity, prior to the sale of each series of notes, Tax Counsel will deliver its opinion to the effect that the notes will be treated as debt for federal income tax purposes. Any such opinion may be subject to qualifications and assumptions as set forth therein. The depositor, the servicer and each noteholder, by acquiring an interest in a note, will agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes. See “Trust Certificates— Classification of Trusts and Trust Certificates”, “Partnership Certificates— Classification of Partnerships and Partnership Certificates” or “Tax Non-Entity Certificates— Classification of Tax Non-Entity and Tax Non-Entity Certificates” for a discussion of the potential federal income tax consequences for noteholders if the IRS were successful in challenging the characterization of a Tax Trust, a Tax Partnership or a Tax Non-Entity, as applicable, for federal income tax purposes.
      Treatment of Stated Interest. Assuming the notes are treated as debt for federal income tax purposes and are not issued with OID, the stated interest on a note will be taxable to a noteholder as ordinary income when received or accrued in accordance with the noteholder’s method of tax accounting. Interest received on a note may constitute “investment income” for purposes of some limitations of the Internal Revenue Code concerning the deductibility of investment interest expense.
      Original Issue Discount. A series of notes will be issued with OID only if specified in the applicable prospectus supplement. In general, OID is the excess of the “stated redemption price at maturity” of a debt instrument over its “issue price,” unless that excess falls within a statutorily defined de minimis exception. A note’s “stated redemption price at maturity” is the aggregate of all payments required to be made under the note through maturity except “qualified stated interest.” Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the trust, at fixed intervals of one year or less during the entire term of the instrument at specified rates. The “issue price” will be the first price at which a substantial amount of the notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.
      If a note were treated as being issued with OID, a noteholder would be required to include OID in income as interest over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, or as a repayment of principal. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income on the notes in advance of the receipt of cash attributable to that income. Even if a note has OID falling within the de minimis exception, the noteholder must include that OID in income proportionately as principal payments are made on that note.
      A holder of a Short-Term Note will generally not be required to include OID on the Short-Term Note in income as it accrues, provided the holder of the note is not an accrual method taxpayer, a bank, a broker or dealer that holds the note as inventory, a regulated investment company or common trust fund, or the beneficial owner of pass-through entities specified in the Internal Revenue Code, or provided the holder does not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon. Instead, the holder of a Short-Term Note would include the OID accrued on the note in gross income upon a sale or exchange of the note or at maturity, or if note is payable in instalments, as principal is paid thereon. A holder of a Short-Term Note would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the note to the extent it exceeds the sum of the interest income, if any, and OID accrued on the note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a ratable, straight-line basis, unless the holder irrevocably elects, under regulations to be issued by the Treasury Department, to apply a constant interest method to such obligation, using the holder’s yield to maturity and daily compounding.
      A holder who purchases a note after the initial distribution thereof at a discount that exceeds a statutorily defined de minimis amount will be subject to the “market discount” rules of the Internal Revenue Code, and a holder who purchases a note at a premium will be subject to the bond premium amortization rules of the Internal Revenue Code.
      Market Discount. The notes, whether or not issued with OID, will be subject to the “market discount rules” of Section 1276 of the tax code. In general, these rules provide that if a noteholder acquires a note at a market discount (that is, a discount from its stated redemption price at maturity or, if the notes were issued with OID, its original issue price plus any accrued OID that exceeds a de minimis amount) and thereafter recognizes gain upon a disposition or receives payments of principal, then such gain or principal payment, to the extent of the accrued market discount, will be taxed as ordinary interest income to the noteholder.
      Generally, the accrued market discount will be the total market discount on the note multiplied by a fraction, the numerator of which is the number of days the noteholder held the note and the denominator of which is the number of days from the date the noteholder acquired the note until its maturity date. The noteholder may elect, however, to determine accrued market discount under the constant yield method.
      A noteholder that incurs or continues indebtedness to acquire a note at a market discount may also be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income. A noteholder may elect to include market discount in gross income as it accrues and, if the noteholder properly makes such an election, is generally exempt from this rule. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies. The adjusted basis of a note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or other taxable disposition of the note.
      Amortizable Bond Premium. In general, if a noteholder purchases a note at a premium (that is, an amount in excess of the amount payable upon the maturity thereof), such noteholder will be considered to have purchased such note with “amortizable bond premium” equal to the amount of such excess. The noteholder may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant yield method over the remaining term of the note. Such noteholder’s tax basis in the note will be reduced by the amount of the amortized bond premium. Any such election, properly made, will apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the noteholder at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a note held by a noteholder who does not elect to amortize the premium will remain a part of such noteholder’s tax basis in such note and will decrease the gain or increase the loss otherwise recognized on a sale or other taxable disposition of the note.
      Disposition of Notes. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of the note to a particular noteholder will equal the holder’s cost for the note, increased by any OID and market discount previously included by the noteholder in income from the note and decreased by any bond premium previously amortized and any principal payments previously received by the noteholder on the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will generally be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.
      Information Reporting and Backup Withholding. Each Tax Trust, Tax Partnership and Tax Non-Entity will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders which are generally corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each holder will be required to provide to the Tax Trust, Tax Partnership or Tax Non-Entity, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. If a nonexempt noteholder fails to provide the required certification, the Tax Trust, Tax Partnership or Tax Non-Entity will be required to withhold, from interest otherwise payable to the holder, 28% of that interest and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.
      Because the depositor will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, each Tax Non-Entity as a division of the depositor and all notes, except Strip Notes and any other series of notes specifically identified as receiving different tax treatment in the accompanying prospectus supplement, as indebtedness for federal income tax purposes, the depositor will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity.
      Tax Consequences to Foreign Noteholders. If interest paid or accrued to a noteholder who is a Foreign Person is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, the interest generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person satisfies certain requirements of the Internal Revenue Code, including the requirements that the Foreign Person:

(1) is not actually or constructively a “10 percent shareholder” of a Tax Trust, Tax Partnership or the depositor, including a holder of 10 percent of the applicable outstanding certificates, or a “controlled foreign corporation” with respect to which the

Tax Trust, Tax Partnership or the depositor is a “related person” within the meaning of the Internal Revenue Code, and

(2) provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing that Foreign Person’s name and address. If the information provided in this statement changes, the Foreign Person must so inform the Tax Trust or Tax Partnership within 30 days of change.

      If the interest were not portfolio interest or if applicable certification requirements were not satisfied, then it would be subject to United States federal income and withholding tax at a rate of 30% unless reduced or eliminated pursuant to an applicable tax treaty. The IRS has issued new regulations governing backup withholding and information reporting requirements.
      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that

(1) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person, and

(2) in the case of a foreign individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.
      If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to United States Federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of the Foreign Person’s “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, as adjusted for specified items, unless the Foreign Person qualifies for a lower rate under an applicable tax treaty.
Trust Certificates
      The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the certificates of any series identified in the accompanying prospectus supplement as Trust Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel with respect to the related series of Trust Certificates on the material matters associated with those consequences, subject to the qualifications set forth in this prospectus and the accompanying prospectus supplement. In addition, Tax Counsel has prepared or reviewed the statements in this prospectus under the heading “Federal Income Tax Consequences— Trust Certificates,” and is of the opinion that such statements are correct. Such statements do not purport to furnish information in the level of detail or with the attention to a prospective investor’s specific tax circumstances that would be provided by a prospective investor’s own tax advisor.
      Classification of Trusts and Trust Certificates. For each series of certificates identified in the accompanying prospectus supplement as Trust Certificates, prior to the sale of each series of Trust Certificates, Tax Counsel will deliver its opinion to the effect that the Tax Trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but will be classified as a grantor trust under Sections 671 through 679 of the Internal Revenue

Code. Any such opinion may be subject to qualifications and assumptions as set forth therein. For each series of Trust Certificates, the depositor and the certificateholders will express in the trust agreement and on the Trust Certificates their intent that, for federal, state and local income and franchise tax purposes, the Trust Certificates will represent an equity interest in the Tax Trust.
      Although Tax Counsel has opined that each Tax Trust will properly be characterized as a grantor trust for federal income tax purposes, that opinion is not binding on the IRS or the courts and no assurance can be given that this characterization would prevail. If the IRS were to contend successfully that any Tax Trust is not a grantor trust, the Tax Trust will be classified for federal income tax purposes as a partnership which is not taxable as a corporation. The income reportable by the holders of Trust Certificates as partners could differ from the income reportable by the holders of Trust Certificates as grantors of a grantor trust. However, it is not expected that differences would be material. If a Tax Trust were classified for federal income tax purposes as a partnership, the IRS might contend that it is a “publicly traded partnership” taxable as a corporation. If the IRS were to contend successfully that a Tax Trust is an association taxable as a corporation for federal income tax purposes, such Tax Trust would be subject to federal and state income tax at corporate rates on the income from the receivables, reduced by deductions, including interest on any notes unless the notes were treated as an equity interest. See “Partnership Certificates— Classification of Partnerships and Partnership Certificates” below.
      Despite Tax Counsel’s opinion that a Tax Trust will be classified as a grantor trust, the lack of cases or IRS rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Trust Certificates represent equity interests in a grantor trust. For example, because Trust Certificates will have some features characteristic of debt, the Trust Certificates might be considered indebtedness of a Tax Trust, the depositor or the trust. Except as described above, any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of Trust Certificates as equity in a trust, described below. The following discussion assumes that Trust Certificates represent equity interests in a grantor trust.
      Grantor Trust Treatment. As a grantor trust, a Tax Trust will not be subject to federal income tax. Subject to the discussion below under “Treatment of Fees or Payments,” in Tax Counsel’s opinion each certificateholder will be required to report on the certificateholder’s federal income tax return its pro rata share of the entire income from the receivables and any other property in the Tax Trust for the period during which it owns a Trust Certificate, including interest or finance charges earned on the receivables and any gain or loss upon collection or disposition of the receivables, in accordance with the certificateholder’s method of accounting. A certificateholder using the cash method of accounting will generally take into account its pro rata share of income as and when received by the owner trustee. A certificateholder using an accrual method of accounting will generally take into account its pro rata share of income as it accrues or is received by the owner trustee, whichever is earlier.
      Assuming that the market discount rules do not apply, the portion of each payment to a certificateholder that is allocable to principal on the receivables will represent a recovery of capital, which will reduce the tax basis of the certificateholder’s undivided interest in the receivables. In computing its federal income tax liability, the certificateholder will be entitled to deduct, consistent with the certificateholder’s method of accounting, its pro rata share of interest paid on any notes, reasonable servicing fees, and other fees paid or incurred by the Tax Trust. If a certificateholder is an individual, estate or trust, the deduction for the certificateholder’s pro rata share of such fees will be allowed only to the extent that all of such certificateholder’s miscellaneous itemized deductions, including servicing and other fees, exceed 2% of the certificateholder’s adjusted gross income. In addition, in the case of certificateholders who are individuals, certain otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of the certificateholder’s adjusted gross income in excess of a statutorily defined threshold. Such limitation on itemized deductions is being phased out over time beginning in tax years after 2005 and will be fully phased out for tax years beginning after 2009, but under a sunset provision, such limitation would be fully restored to taxable years beginning after 2010. Because the Tax Trust will not report to certificateholders the amount of income or deductions attributable to miscellaneous charges, a certificateholder may effectively underreport the certificateholder’s net taxable income. See “Treatment of Fees or Payments” below for a discussion of other possible consequences if amounts paid to the servicer exceed reasonable compensation for services rendered.
      Treatment of Fees or Payments. It is expected that income will be reported to certificateholders on the assumption that the certificateholders own a 100% interest in all of the principal and interest derived from the receivables. However, a portion of the amounts paid to the servicer or the depositor may exceed reasonable fees for services. There are no authoritative guidelines, for federal income tax purposes, as to the maximum amount of compensation that may be considered reasonable for servicing the receivables or performing other services, in the context of this or similar transactions; accordingly, Tax Counsel is unable to give an opinion on this issue. If amounts paid to the servicer or the depositor exceed reasonable compensation for services provided, the servicer or the depositor or both may be viewed as having retained, for federal income tax purposes, an ownership interest in a portion of each interest payment or certain receivables. As a result, such receivables may be treated as “stripped bonds” within the meaning of the Internal Revenue Code.
      To the extent that the receivables are characterized as “stripped bonds,” the income of the Tax Trust allocable to certificateholders would not include the portion of the interest on the receivables treated as having been retained by the servicer or the depositor, as the case may be, and the Tax Trust’s deductions would be limited to reasonable servicing fees, interest paid on any notes and other fees. In addition, a certificateholder would not be subject to the market discount and premium rules discussed below with respect to the stripped receivables, but instead would be subject to the OID rules of the Internal Revenue Code. However, if the price at which a certificateholder were deemed to have acquired a stripped receivable is less than the remaining principal balance of the receivable by an amount which is less than a statutorily defined de minimis amount, the receivable would not be treated as having OID. In general, it appears that the amount of OID on a receivable treated as a “stripped bond” will be de minimis if it is less than 1/4 of 1% for each full year remaining after the purchase date until the final maturity of the receivable, although the IRS could take the position that the weighted average maturity date, rather than the final maturity date, should be used in performing this calculation. If the amount of OID was de minimis under this rule, the actual amount of discount on a receivable would be includible in income as principal payments are received on the receivable.
      If the OID on a receivable were not treated as de minimis, a certificateholder would be required to include any OID in income as it accrues, regardless of when cash payments are received, using a method reflecting a constant yield on the receivables. It is possible that the IRS could assert that a prepayment assumption should be used in computing the yield of a stripped receivable. If a stripped receivable is deemed to be acquired by a certificateholder at a significant discount, the use of a prepayment assumption could accelerate the accrual of income by a certificateholder.
      It is also possible that any fees deemed to be excessive could be recharacterized as deferred purchase price payable to the depositor by certificateholders in exchange for the receivables. The likely effect of such recharacterization would be to increase current taxable income to a certificateholder.
      Discount And Premium. The following discussion generally assumes that the fees and other amounts payable to the servicer and the depositor will not be recharacterized as being retained ownership interests in the receivables, as discussed above. A purchaser of a Trust Certificate should be treated as purchasing an interest in each receivable and any other property in the Tax Trust at a price determined by allocating the purchase price paid for the Trust Certificate among the receivables and other property in proportion to their fair market values at the time of purchase of the Trust Certificate.
      It is believed that the receivables were not and will not be originated with OID; therefore, a Tax Trust should not have OID income. However, the purchase price paid by the Tax Trust for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or market discount, as the case may be. The market discount on a receivable will be considered to be zero if it is less than the statutorily defined de minimis amount.
      Any gain on the sale of a Trust Certificate attributable to the holder’s share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder. Moreover, a holder who acquires a Trust Certificate representing an interest in receivables acquired at a market discount may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred or maintained to purchase or carry the Trust Certificate until the holder disposes of the Trust Certificate in a taxable transaction. Instead of recognizing market discount, if any, upon a disposition of Trust Certificates and deferring any applicable interest expense, a holder may elect to include market discount in income currently as the discount accrues. The current inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.
      In the event that a receivable is treated as purchased at a premium, that is, the allocable portion of the certificateholder’s purchase price for the Trust Certificate exceeds the remaining principal balance of the receivable, the premium will be amortizable by a certificateholder as an offset to interest income, with a corresponding reduction in basis, under a constant yield method over the term of the receivable if the certificateholder makes an election. Any such election will apply to all debt instruments held by the certificateholder during the year in which the election is made and to all debt instruments acquired thereafter.
      Disposition of Trust Certificates. Generally, capital gain or loss will be recognized on a sale of Trust Certificates in an amount equal to the difference between the amount realized and the depositor’s tax basis in the Trust Certificates sold. A certificateholder’s tax basis in a Trust Certificate will generally equal the certificateholder’s cost increased by any OID and market discount previously included in income, and decreased by any bond premium previously amortized and by the amount of principal payments previously received on the receivables held by the Tax Trust. Any gain on the sale of a Trust Certificate attributable to the holder’s share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the certificateholder, unless the certificateholder makes the special election described under “Discount and Premium” above.
      If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the Trust Certificates that exceeds the aggregate cash distributions, that excess will generally give rise to a capital loss upon the retirement of the Trust Certificates.
      Backup Withholding. Distributions made on Trust Certificates and proceeds from the sale of the certificates will be subject to a “backup” withholding tax of 28% if, as discussed above in connection with the notes, the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.
      Tax Consequences to Foreign Trust Certificateholders. Interest attributable to receivables which is received by a certificateholder which is a Foreign Person will generally not be subject to the normal 30% withholding tax imposed on those payments, provided that such certificateholder is not engaged in a trade or business in the United States and that such certificateholder fulfills the certification requirements discussed above under “The Notes— Tax Consequences to Foreign Noteholders.”
Partnership Certificates
      The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the certificates of any series identified in the accompanying prospectus supplement as Partnership Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel with respect to the related series of Partnership Certificates on the material matters associated with those consequences, subject to the qualifications set forth in this prospectus and the accompanying prospectus supplement. In addition, Tax Counsel has prepared or reviewed the statements in this prospectus under the heading “Federal Income Tax Consequences— Partnership Certificates,” and is of the opinion that such statements are correct. Such statements do not purport to furnish information in the level of detail or with the attention to a prospective investor’s specific tax circumstances that would be provided by a prospective investor’s own tax advisor.
      Classification of Partnerships and Partnership Certificates. For each series of certificates identified in the accompanying prospectus supplement as Partnership Certificates, the depositor and the servicer will agree, and the certificateholders will agree by their purchase of the Partnership Certificates, to treat the Tax Partnership as a partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of the Partnership being the certificateholders and the depositor, in its capacity as recipient of distributions from the reserve account, and any notes being debt of such Tax Partnership. However, the proper characterization of the arrangement involving the Tax Partnership, the Partnership Certificates, the depositor and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus and accompanying prospectus supplement.
      If the Tax Partnership were classified as an association taxable as a corporation for federal income tax purposes, the Tax Partnership would be subject to corporate income tax. Any corporate income tax could materially reduce or eliminate cash that would otherwise be distributable on the Partnership Certificates and certificateholders could be liable for any tax that is unpaid by the Tax Partnership. However, prior to the sale of each series of Partnership Certificates, Tax Counsel will deliver its opinion that the Tax Partnership will not be classified as an association taxable as a corporation. Any such opinion may be subject to qualifications and assumptions as set forth therein. Even if a Tax Partnership were not classified as an association taxable as a corporation, it would be subject to corporate income tax if it were a “publicly traded partnership” taxable as a corporation. However, in the opinion of Tax Counsel, even if the Tax Partnership were treated as a publicly traded partnership, it would not be taxable as a corporation because the Tax Partnership would intend to meet qualifying income tests or other exceptions under Section 7704 of the Internal Revenue Code. Nonetheless, if a Tax Partnership were treated as a publicly traded partnership and the Partnership Certificates were treated as equity interests in that type of partnership, some holders could suffer adverse consequences. For example, some holders might be subject to limitations on their ability to deduct their share of the Tax Partnership’s expenses.
      Despite Tax Counsel’s opinion that a Tax Partnership will be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation, the lack of cases or rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Partnership Certificates represent equity interests in a partnership. For example, because the Partnership Certificates will have some features characteristic of debt, the Partnership Certificates might be considered indebtedness of the Tax Partnership, the depositor or the issuer. However, in Tax Counsel’s opinion, any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below. Indeed, classification of the certificates as indebtedness would result in favorable tax consequences to certain holders, particularly foreign persons. Nonetheless, because Tax Counsel believes that it is more likely that Partnership Certificates will be treated as equity in partnership, and the parties will treat the certificates as representing partnership equity, the following discussion assumes that the Partnership Certificates represent equity interests in a partnership.
      Partnership Taxation. A Tax Partnership will not be subject to federal income tax, but each certificateholder will be required to separately take into account such holder’s allocated share of income, gains, losses, deductions and credits of the Tax Partnership. The Tax Partnership’s income will consist primarily of interest and finance charges earned on the receivables, including appropriate adjustments for market discount, OID, and bond premium, and any gain upon collection or disposition of the receivables. The Tax Partnership’s deductions will consist primarily of interest paid or accrued on the notes, servicing and other fees, and losses or deductions upon collection or disposition of the receivables.
      The tax items of a partnership are allocable to the partners in accordance with the Internal Revenue Code, Treasury Regulations and, for any series of Partnership Certificates, the trust agreement and related documents. Each trust agreement for a Tax Partnership will provide that the certificateholders will be allocated taxable income of the Tax Partnership will allocate items of income, gain, deduction and loss to the certificateholders in accordance with their economic interest in the Trust.
      In addition, each trust agreement for a Tax Partnership will provide that the certificateholders will be allocated their allocable share for each month of the entire amount of interest expense paid by the Tax Partnership on any notes. If the Tax Partnership issues any Strip Notes or Strip Certificates, it will also provide that the certificateholders will be allocated taxable income of such Tax Partnership for each month in the amounts described in the accompanying prospectus supplement. All taxable income of the Tax Partnership remaining after the allocations to the certificateholders will be allocated to the depositor. It is believed that the allocations to certificateholders will be valid under applicable Treasury Regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass Through Rate plus the other items of income, gain, deduction and loss of the Tax Partnership, and holders of Strip Notes or Strip Certificates may be allocated income equal to the amount described in the accompanying prospectus supplement, even though the Tax Partnership is only obligated to distribute interest to certificateholders at the Pass Through Rate on the Certificate Balance. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual method. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing Partnership Certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Tax Partnership.
      Additionally, all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated business taxable income” generally taxable to such a holder under the Internal Revenue Code.
      An individual taxpayer may generally deduct miscellaneous itemized deductions, which do not include interest expense, only to the extent they exceed 2% of adjusted gross income, and, additional limitations may apply. Those limitations would apply to an individual certificateholder’s share of expenses of a Tax Partnership, including fees to the servicer, and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of such Tax Partnership.
      Each Tax Partnership intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that calculations be made separately for each receivable, a Tax Partnership might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.
      Discount and Premium. It is believed that the receivables were not and will not be originated with OID and, therefore, that a Tax Partnership should not have OID income. However, the purchase price paid by the Tax Partnership for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or market discount, as the case may be. As indicated above, each Tax Partnership will make this calculation on an aggregate basis, but might be required to recompute it on a receivable by receivable basis.
      Each Tax Partnership will make an election that will result in any market discount on the receivables being included in income currently as such discount accrues over the life of the receivables. As indicated above, a portion of the market discount income will be allocated to certificateholders.
      Section 708 Termination. Under Section 708 of the Internal Revenue Code, a Tax Partnership will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in such Tax Partnership are sold or exchanged within a 12-month period. If a termination occurs, a Tax Partnership will be considered to contribute all of its assets to a new partnership followed by a liquidation of the original Tax Partnership. A Tax

Partnership will not comply with the technical requirements that might apply when such a constructive termination occurs. As a result, the Tax Partnership may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, a Tax Partnership might not be able to comply due to lack of data.
      Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the depositor’s tax basis in the Partnership Certificates sold. A certificateholder’s tax basis in a Partnership Certificate will generally equal the certificateholder’s cost increased by the certificateholder’s share of the Tax Partnership’s income, includible in the certificateholder’s income, for the current and prior taxable years and decreased by any distributions received on such Partnership Certificate. In addition, both tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the holder’s share of any notes and other liabilities of the Tax Partnership. A holder acquiring Partnership Certificates of the same series at different prices may be required to maintain a single aggregate adjusted tax basis in the Partnership Certificates, and, upon a sale or other disposition of some of the Partnership Certificates, allocate a pro rata portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.
      If a certificateholder is required to recognize an aggregate amount of income not including income attributable to disallowed itemized deductions described above over the life of the Partnership Certificates that exceeds the aggregate cash distributions on the Partnership Certificates, that excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.
      Allocations Between Transferors and Transferees. In general, each Tax Partnership’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the Certificate Balance of the Partnership Certificates or a fractional share of the Strip Notes or Strip Certificates owned by them as of the first Record Date following the end of the month. As a result, a holder purchasing Partnership Certificates may be allocated tax items, which will affect the certificateholder’s tax liability and tax basis, attributable to periods before the certificateholder’s actual purchase.
      The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed or only applies to transfers of less than all of the partner’s interest, taxable income or losses of a Tax Partnership might be reallocated among the certificateholders. The owner trustee is authorized to revise a Tax Partnership’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.
      Section 754 Election. In the event that a certificateholder sells a Partnership Certificate for greater or less than the certificateholder’s adjusted basis therefor, the purchasing certificateholder will have a higher or lower basis, as the case may be, in the Partnership Certificates than the selling certificateholder had. The tax basis of the Tax Partnership’s assets will not be adjusted to reflect that higher or lower basis unless the Tax Partnership were to file an election under Section 754 of the Internal Revenue Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, a Tax Partnership will not make such an election. As a result, certificateholders might be allocated a greater or lesser amount of Tax Partnership income than would be based on their own purchase price for Partnership Certificates.
      Administrative Matters. For each Tax Partnership, the owner trustee is required to maintain complete and accurate books of such Tax Partnership. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of each Tax Partnership will be the calendar year. The owner trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the Tax Partnership and will report each certificateholder’s allocable share of items of Tax Partnership income and expense to holders and the IRS on Schedule K-1. Any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Tax Partnership with a statement containing information on the nominee, the beneficial owners and the Partnership Certificates so held. Each Tax Partnership will provide the Schedule K-1 information to nominees that fail to provide the Tax Partnership with the information referenced in the preceding sentence and such nominees will be required to forward such information to the beneficial owners of the Partnership Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Tax Partnership or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.
      The depositor, as the tax matters partner for each Tax Partnership, will be responsible for representing the certificateholders in any dispute with the IRS. The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed or deemed filed. Any adverse determination following an audit of the return of a Tax Partnership by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders and, under some circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Tax Partnership. An adjustment could result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the Tax Partnership.
      Tax Consequences to Foreign Certificateholders. It is not clear whether any Tax Partnership would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States persons because there is no clear authority on that issue under facts substantially similar to those described in this prospectus and the accompanying prospectus supplement. Although it is not expected that any Tax Partnership would be engaged in a trade or business in the United States for those purposes, each Tax Partnership will withhold as if it were so engaged in order to protect the Tax Partnership from possible adverse consequences of a failure to withhold. It is expected that each Tax Partnership will withhold on the portion of its taxable income that is allocable to a certificateholder that is a Foreign Person as if such income were effectively connected to a United States trade or business, at a rate of 35%. In determining a holder’s nonforeign status, a Tax Partnership may generally rely on the holder’s certification of nonforeign status signed under penalties of perjury.
      Each Foreign Person might be required to file a United States individual or corporate income tax return and pay tax, including, in the case of a corporation, the branch profits tax, on such Foreign Person’s share of the Tax Partnership’s income. Each Foreign Person must obtain a taxpayer identification number from the IRS and submit that number to the Tax Partnership on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A Foreign Person generally would be entitled to file with the IRS a claim for refund for taxes withheld by the Tax Partnership, taking the position that no taxes were due because the Tax Partnership was not engaged in a U.S. trade or business. However, the IRS may assert that the tax liability should be based on gross income, and no assurance can be given as to the appropriate amount of tax liability.
      Backup Withholding. Distributions made on any Partnership Certificates and proceeds from the sale of such Partnership Certificates will be subject to a “backup” withholding tax of 28% if, as discussed above in connection with the notes, the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.
Tax Non-Entity Certificates
      Classification of Tax Non-Entity and Tax Non-Entity Certificates. For each series of certificates identified in the accompanying prospectus supplement as Tax Non-Entity Certificates and which are entirely owned by the depositor, the depositor and the servicer will agree, pursuant to the “check-the-box” Treasury Regulations, to treat the Tax Non-Entity as a division of the depositor, and hence a disregarded entity, for federal income tax purposes. In other words, for federal income tax purposes, the depositor will be treated as the owner of all the assets of the Tax Non-Entity and the obligor of all the liabilities of the Tax Non-Entity. Under the “check-the-box” Treasury Regulations, unless it is treated as a Tax Trust for federal income tax purposes, an unincorporated domestic entity with more than one equity owner is automatically classified as a Tax Partnership for federal income tax purposes. If the trust is classified as a Tax Non-Entity when all its equity interests are wholly-owned by the depositor and if certificates are then sold or issued in any manner which results in there being more than one certificateholder, the trust will be treated as a Tax Partnership.
      If certificates are issued to more than one person, the depositor and the servicer will agree, and the certificateholders will agree by their purchase, to treat the trust as a Tax Partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of such partnership being the certificateholders, including the depositor, and the notes being debt of such partnership.
      Risks of Alternative Characterization. If a Tax Non-Entity were an association or a “publicly traded partnership” taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax as discussed above under “Partnership Certificates— Classification of Partnerships and Partnership Certificates.”
Tax Shelter Disclosure and Investor List Requirements
      Recently issued Treasury Regulations directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Such Treasury Regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction” and to retain certain information related to such transactions. Organizers and depositors of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand.
      A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment. Recently passed legislation imposes significant penalties for failure to comply with these disclosure requirements. Prospective investors should be aware that the transferor and other participants in the transaction intend to comply with such disclosure and investor list requirements. Prospective investors should consult their own tax advisors concerning any possible disclosure obligation with respect to their investment.
STATE AND LOCAL TAX CONSEQUENCES
      The above discussion does not address the tax treatment of any Tax Trust, Tax Partnership, Tax Non-Entity, notes, certificates, noteholders or certificateholders under any state or local tax laws. The activities to be undertaken by the servicer in servicing and collecting the receivables will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of these transactions. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of any Tax Trust, Tax Partnership or Tax Non-Entity as well as any state and local tax consequences for them of purchasing, holding and disposing of notes or certificates.
ERISA CONSIDERATIONS
      Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Internal Revenue Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and specified types of Keogh Plans and collective investment funds or insurance company general or separate accounts in which these plans and accounts are invested— we refer to each of these as a “benefit plan”— from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to that benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Internal Revenue Code for these persons. Benefit plans that are governmental plans as defined in Section 3(32) of ERISA and specified church plans as defined in Section 3(33) of ERISA are not subject to ERISA requirements. However, governmental plans may be subject to comparable state law restrictions.
      The acquisition or holding of notes or certificates by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the servicer, the depositor, the trust, the administrator, the owner trustee, the indenture trustee, or any of our respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan. Exemptions from the prohibited transaction rules could apply to the purchase and holding of the notes or certificates by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes or certificates. These exemptions include: Prohibited Transaction Class Exemption 96-23, regarding transactions effected by “in-house asset managers;” PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.”
      In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA for prohibited transactions between a benefit plan and a person or entity that is a party in interest to such benefit plan solely by reason of providing services to the benefit plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advise with respect to the assets of the benefit plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes or certificates, and prospective purchasers that are benefit plans should consult with their advisors regarding the applicability of any such exemption.
      Each purchaser and transferee of notes will be deemed to represent and warrant that either (a) it is not acquiring the notes with the assets of a benefit plan or other plan that is subject to any law that is substantially similar to ERISA Section 4975 of the Internal Revenue Code or (b) the acquisition and holding of the notes will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA, Section 4975 of the Internal Revenue Code or a violation of any substantially similar applicable law. Additional or alternative representations would apply in the event certificates are offered hereunder, if applicable, those representations will be specified in the accompanying prospectus supplement.
Plan Asset Regulation
      In addition, despite the application of one of the foregoing exemptions to the purchase and/or holding of a note or certificate, transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to a benefit plan that purchased securities if assets of the trust were deemed to be assets of the benefit plan. Under a regulation issued by the U.S. Department of Labor, as modified by Section 3(42) of ERISA (the “plan asset regulation”), the assets of the trust would be treated as plan assets of a benefit plan for the purposes of ERISA and the Internal Revenue Code only if the benefit plan acquired an “equity interest” in the trust and none of the exceptions contained in the plan assets regulation applied. An equity interest is defined under the plan assets regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. It is likely that the certificates will be treated as an equity interest for these purposes and will therefore not be generally available for purchase by benefit plans. For additional information regarding the equity or debt treatment of notes, see “ERISA Considerations” in the prospectus supplement. Subject to the restrictions in the following paragraph, notes that are debt instruments will be available for purchase by benefit plans.
      We suggest that a fiduciary considering the purchase of notes on behalf of a benefit plan consult with its ERISA advisors and refer to the prospectus supplement regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.
Underwriter’s Exemption
      It is not anticipated that securities to be offered under this prospectus will be eligible for relief from the prohibited transaction rules of ERISA and the plan assets regulation in reliance on the administrative exemptions that have been granted by the Department of Labor to specified underwriters (the “underwriter’s exemption”). If the trust and underwriters determine it may be appropriate to rely on the underwriter’s exemption with respect to any series of securities to be offered under this prospectus, the conditions for such relief will be enumerated under “ERISA Considerations” in the applicable prospectus supplement.

      For more information, including whether the underwriter’s exemption is likely to provide relief for a particular class of notes or certificates, see “ERISA Considerations” in the applicable prospectus supplement. If you are a benefit plan fiduciary considering the purchase of the notes or certificates, you should consult with your counsel with respect to whether the assets of the trust will be deemed to be plan assets and the applicability of the underwriter’s exemption or another exemption from the prohibited transaction rules and determine on your own whether all conditions have been satisfied and whether the notes or certificates are an appropriate investment for a benefit plan under ERISA and the Internal Revenue Code.
PLAN OF DISTRIBUTION
      On the terms and conditions set forth in one or more underwriting agreements for each trust, the depositor will agree to sell to each of the underwriters named in the underwriting agreements and in the accompanying prospectus supplement, and each of the underwriters will severally agree to purchase from the depositor, the principal amount of each class of securities of the series set forth in the underwriting agreements and in the accompanying prospectus supplement.
      In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions set forth in the underwriting agreements, to purchase all the securities described in the underwriting agreements which are offered by this prospectus and by the accompanying prospectus supplement if any of these securities are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in some circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
      Each prospectus supplement will either;

(1) set forth the price at which each class of securities being offered will be offered to the public and any concessions that may be offered to dealers participating in the offering of these securities, or

(2) specify that the securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of the sale.
      After the initial public offering of any securities, the public offering price and the concessions may be changed. The depositor may also sell the securities to one or more purchasers directly or through agents.
      Each underwriting agreement will provide that the depositor will indemnify the underwriters against specified liabilities, including liabilities under the Securities Act.
      The indenture trustee may, from time to time, invest the funds in the Designated Accounts in Eligible Investments acquired from the underwriters.
      Under each underwriting agreement, the closing of the sale of any class of securities will be conditioned on the closing of the sale of all other classes or, if less than all other classes, only those classes disclosed in the applicable prospectus supplement.
      The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

LEGAL OPINIONS
      Certain legal matters relating to the notes and the certificates will be passed upon for the trust, the depositor and GMAC by Richard V. Kent, Esq., General Counsel to the depositor and Assistant General Counsel of GMAC, and by Kirkland & Ellis LLP, counsel to the depositor, the trust and GMAC. Mr. Kent owns shares of General Motors common stock and has options to purchase shares of General Motors common stock, $1 2/3 par value. Certain federal income tax matters and bankruptcy matters will be passed upon for GMAC, the trust and the depositor by Kirkland & Ellis LLP.
WHERE YOU CAN FIND MORE INFORMATION
      We filed a registration statement relating to the securities with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This prospectus is part of the registration statement, but the registration statement includes additional information.
      The servicer will file with the SEC all annual, monthly and current SEC reports, reports on assessment of compliance with servicing criteria, registered public accounting firm attestation reports, servicer compliance statements, and other information about the trust that is required to be filed.
      You may read and copy any reports, statements or other information we file at the SEC’s public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site, http://www.sec.gov.
INCORPORATION BY REFERENCE
      The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference any SEC reports and materials filed by or on behalf of each trust since the end of the latest fiscal year. We also incorporate by reference any future SEC reports and materials filed by or on behalf of each trust until we terminate our offering of the securities issued by that trust. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement.
      As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents not specifically incorporated by reference, at no cost, by writing us at: GMAC LLC, 200 Renaissance Center, Detroit, Michigan 48265 or by calling us at: (313) 556-5000.

GLOSSARY OF TERMS TO PROSPECTUS
      The following are definitions of terms used in this prospectus. References to the singular form of defined terms in this prospectus include references to the plural and vice versa.
      “Administrative Purchase Payment” means, for any Administrative Receivable:

(1) in the case of a Scheduled Interest Receivable, a release of all claims for reimbursement of Scheduled Interest Advances made on the receivable plus the sum of

(A) all remaining Scheduled Payments on the receivable,

(B) an amount equal to any reimbursements of outstanding Scheduled Interest Advances made to the servicer on the receivable from the proceeds of other receivables, and

(C) all past due Scheduled Payments for which a Scheduled Interest Advance has not been made, less the rebate that would be payable to the obligor on the receivable were the obligor to prepay the receivable in full on that day.

(2) in the case of a Simple Interest Receivable, a payment equal to the Amount Financed less that portion of all payments made on or prior to the last day of the prior monthly period allocable to principal.
      “Administrative Receivable” means a receivable which the servicer is required to purchase as a result of a breach of a covenant which materially and adversely affects any receivable held by a trust pursuant to the Pooling and Servicing Agreement or which the servicer has elected to repurchase pursuant to the Trust Sale and Servicing Agreement.
      “Aggregate Amount Financed” means the aggregate Amount Financed under the receivables held by a trust as specified in the accompanying prospectus supplement.
      “Aggregate Principal Balance” means for each trust as of any date, the sum of the Principal Balances of all outstanding receivables, other than Liquidating Receivables, held by the trust that date.
      “Amount Financed” means, for a receivable, the aggregate amount advanced toward the purchase price of the financed vehicle, including accessories, insurance premiums, service and warranty contracts and other items customarily financed as part of retail automobile instalment sale contracts and purchase money loans and related costs less:

(1) (A) in the case of a Scheduled Interest Receivable, payments due from the obligor prior to the cutoff date allocable to principal, and

(B) in the case of a Simple Interest Receivable, payments received from the obligor prior to the cutoff date allocable to principal, and

(2) any amount allocable to the premium for physical damage insurance covering the financed vehicle force-placed by GMAC.
      “APR” means, for a receivable, the annual percentage rate.
      “Basic Servicing Fee Rate” means, for a trust, the Basic Servicing Fee Rate specified in the accompanying prospectus supplement.

      “Business Day” means any day other than a Saturday, Sunday or any other day on which banks in New York, New York, Detroit, Michigan or Chicago, Illinois may, or are required to, remain closed.
      “Certificate Distribution Account” means any account so designated and established and maintained pursuant to the Trust Sale and Servicing Agreement.
      “Certificate Pool Factor” means, for each class of Certificates, a seven-digit decimal which the servicer will compute prior to each distribution on the certificates indicating the remaining certificate balance as of the close of that date, as a fraction of the initial certificate balance.
      “Collection Account” means any account so designated, and established pursuant to the Trust Sale and Servicing Agreement.
      “Controlling Class” means, for any series of Securities, the class or classes of securities of that series designated in the related prospectus supplement.
      “Designated Accounts” means the Collection Account, the Note Distribution Account, and any reserve account and other accounts so identified in the accompanying prospectus supplement and for which the funds on deposit are invested in Eligible Investments.
      “Distribution Date” means the date or dates specified in the accompanying prospectus supplement on which the trust makes payments on the notes and the certificates.
      “Eligible Investments” has the meaning specified in the accompanying prospectus supplement.
      “Events of Default” has the meaning set forth in “The Notes— The Indenture— Events of Default; Rights Upon Events of Default.”
      “Excess Payment” means, for a Scheduled Interest Receivable, the portion of a payment on the receivable in excess of the Scheduled Payment thereon which is not late fees, prepayment charges or other similar fees or charges.
      “Excess Simple Interest Collections” means, for a monthly period, the excess, if any, of (1) all payments received during that monthly period on all Simple Interest Receivables held by the trust to the extent allocable to interest over (2) the amount of interest that would be due during that monthly period on all Simple Interest Receivables held by the trust, assuming that the payment on each such receivable was received on its respective due date.
      “Foreign Person” means a nonresident alien, foreign corporation or other non-United States person.
      “General Motors” means General Motors Corporation.
      “Liquidation Proceeds” means, for a Liquidating Receivable, all amounts realized for that receivable, net of amounts that are required to be refunded to the obligor on that receivable.

      “Liquidating Receivables” means a receivable:

(A) as to which the servicer has (1) reasonably determined, in accordance with customary servicing procedures, that eventual payment of amounts owing on that receivable is unlikely, or (2) repossessed and disposed of the financed vehicle, and

(B) that the servicer has charged off.
      “Monthly Advance” means, for a trust, as of the last day of the monthly period, either a Scheduled Interest Advance or a Simple Interest Advance, or both, as applicable, in respect of the prior monthly period.
      “Monthly Remittance Condition” has the meaning specified in the accompanying prospectus supplement.
      “Note Distribution Account” means any account so designated and established and maintained pursuant to the Trust Sale and Servicing Agreement.
      “Note Pool Factor” means, for each class of notes, a seven-digit decimal which the servicer will compute prior to each distribution for the notes indicating the remaining outstanding principal balance of the notes, as of the close of the distribution date, as a fraction of the initial outstanding principal balance of the notes.
      “Partnership Certificates” means certificates, including Strip Certificates, and Strip Notes issued by a Tax Partnership. References to a holder of these certificates shall be to the beneficial owner thereof.
      The “Pass Through Rate,” if any, for any class of certificates, will be specified in the accompanying prospectus supplement.
      “Payment Ahead” means, for a Scheduled Interest Receivable, any Excess Payment, not representing prepayment in full of the receivable, that is of an amount so that the sum of the Excess Payment, together with any unapplied Payments Ahead, is equal to or less than three times the Scheduled Payment.
      “Payment Ahead Servicing Account” means any account so designated and maintained pursuant to the Trust Sale and Servicing Agreement.
      “Pooling and Servicing Agreement” means, for each trust, the Pooling and Servicing Agreement dated as of the closing date between GMAC and the depositor, as amended and supplemented from time to time.
      “Prepayments” means Excess Payments other than a Payment Ahead.
      “Prepayment Surplus” means, on any distribution date on which a Prepayment is to be applied for a Scheduled Interest Receivable, that portion of the Prepayment, net of any rebate to the obligor of the portion of the Scheduled Payments attributable to unearned finance charges, which is not allocable to principal.
      “Principal Balance” means, as of any date for any receivable, the Amount Financed minus the sum of either:

(1) in the case of a Scheduled Interest Receivable,

(A) that portion of all Scheduled Payments due on or prior to that date allocable to principal,

(B) any Warranty Payment or Administrative Purchase Payment received on or prior to such date to the extent allocable to principal and

(C) any Prepayment applied by the servicer to reduce the Principal Balance of that receivable, or

(2) in the case of a Simple Interest Receivable,

(A) that portion of all payments received from the related obligor on or prior to that date allocable to principal and

(B) any Warranty Payment or Administrative Purchase Payment received on or prior to such date to the extent allocable to principal.
      “Related Documents” means the indenture, the Transfer and Servicing Agreements and other similar and associated documents for a trust.
      “Record Date” means, for any distribution date, the close of business on the date immediately preceding the distribution date, or if definitive securities are issued, the last day of the preceding monthly period.
      “Revolving Period” means the time specified in the accompanying prospectus supplement during which the trust will reinvest collections in additional receivables rather than distributing collections to you. The Revolving Period may not be longer than one year from the date of an issuance of a series of securities.
      “Scheduled Interest Advance” means, for a Scheduled Interest Receivable, the amount, as of the last day of the monthly period, by which the amount of the Scheduled Payment exceeds the amount of the Payments Ahead not previously applied to that receivable and any amounts received by an obligor in respect of that Scheduled Payment.
      “Scheduled Interest Receivables” means receivables pursuant to which the payments due from the obligors during any month are allocated between finance charges and principal on a scheduled basis, without regard to the period of time which has elapsed since the preceding payment was made, using the actuarial method.
      “Scheduled Payment” means, for a Scheduled Interest Receivable, the payment set forth in that receivable due from the obligor during any month.
      “Securities Act” means the Securities Act of 1933, as amended.
      “Servicer Default” has the meaning set forth in “The Transfer and Servicing Agreements— Servicer Defaults.”
      “Short-Term Note” means a note which has a fixed maturity date not more than one year from the issue date of that note.
      “Simple Interest Advance” means, as of the last day of each monthly period, the amount advanced by the servicer equal to the excess, if any, of

(1) the amount of interest that would be due during that monthly period on all Simple Interest Receivables held by the trust assuming that the payment on each receivable was received on its respective due date over

(2) all payments received during that monthly period on all Simple Interest Receivables held by the trust to the extent allocable to interest.

      “Simple Interest Receivables” means receivables which provide for the allocation of payments between finance charges and principal based on the actual date on which a payment is received.
      “Strip Certificates” means one or more classes of certificates entitled to disproportionate, nominal or no distributions of Certificate Balance or interest.
      “Strip Notes” means one or more classes of notes entitled to disproportionate, nominal or no distributions of principal or interest.
      “Tax Counsel” means Kirkland & Ellis LLP, as special tax counsel to the depositor.
      “Tax Non-Entity” means a trust in which all of the certificates of that trust which are owned by the depositor, and the depositor and the servicer agree to treat the trust as a division of the depositor and hence disregarded as a separate entity for purposes of federal, state and local income and franchise taxes.
      “Tax Non-Entity Certificates” means certificates issued by a Tax Non-Entity. References to a holder of these certificates shall be to the beneficial owner thereof.
      “Tax Partnership” means a trust in which the depositor, the servicer and the applicable holders agree to treat certificates, including Strip Certificates, and Strip Notes as equity interests in a partnership for purposes of federal, state and local income and franchise taxes.
      “Tax Trust” means a trust in which the depositor, the servicer and the applicable certificateholders agree to treat the certificates of the trust as equity interests in a grantor trust for purposes of federal, state and local income and franchise taxes.
      “Transfer and Servicing Agreements” means, for each trust, the Pooling and Servicing Agreement, the Trust Sale and Servicing Agreement, the trust agreement and the administration agreement.
      “Trust Certificates” means certificates issued by a Tax Trust. References to a holder of these certificates shall be to the beneficial owner thereof.
      “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.
      “Trust Sale and Servicing Agreement” means, for each trust, the Trust Sale and Servicing Agreement, dated as of the closing date, among the servicer, the depositor and the trust, as amended and supplemented from time to time.
      “Warranty Payment” means, for a Warranty Receivable:

(1) in the case of a Scheduled Interest Receivable, the sum of:

(A) all remaining Scheduled Payments on that receivable, plus all past due Scheduled Payments for which a Scheduled Interest Advance has not been made, plus all outstanding Scheduled Interest Advances on that receivable, plus

(B) an amount equal to any reimbursements of outstanding Scheduled Interest Advances made to the servicer for that such receivable from the proceeds of other receivables,

minus the sum of:

(A) the rebate that would be payable to the obligor on that receivable were the obligor to prepay that receivable in full on that day, and

(B) any Liquidation Proceeds for that receivable previously received, to the extent applied to reduce the Principal Balance of that receivable, or

(2) in the case of a Simple Interest Receivable, the Amount Financed minus the sum of:

(A) that portion of all payments received on or prior to the last day of the prior monthly period allocable to principal, and

(B) any Liquidation Proceeds for that receivable, to the extent applied to reduce the Principal Balance of that receivable.
      “Warranty Receivable” means a receivable which must be repurchased by either the trust or GMAC as a result of a breach of a representation or warranty for that receivable which materially and adversely affects the interests of any securityholder in that receivable.

          No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor, the servicer or the underwriters. This prospectus supplement and the prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus supplement or the prospectus.

          Until the expiration of the 90 days after the date of this prospectus supplement, all dealers effecting transactions in the notes whether or not participating in this distribution, may be required to deliver a prospectus supplement and the associated prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters for their unsold allotments or subscriptions.

Capital Auto Receivables
Asset Trust 2007-2
Issuing Entity
$2,549,364,000
Asset Backed Notes, Class A
Capital Auto Receivables LLC
Depositor
GMAC LLC
Sponsor and Servicer

PROSPECTUS SUPPLEMENT

Calyon Securities (USA)
Citi
HSBC
JPMorgan
BMO Capital Markets
CIBC World Markets
Comerica Securities
Lloyds TSB Corporate Markets
RBC Capital Markets